UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549
SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.          )
Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☑	Preliminary Proxy Statement	☐	Confidential, For Use of the Com-
☐	Definitive Proxy Statement		mission Only (as permitted by
☐	Definitive Additional Materials		Rule 14a-6(e)(2))
☐	Soliciting Material Pursuant to § 240.14a-12
Doral Financial Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
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(1)	Title of each class of securities to which transaction applies:

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(3)	Per unit price of other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of the transaction:

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(4)	Date Filed:

          , 2007

Dear Shareholder:

You are cordially invited to attend the annual meeting of shareholders of Doral Financial Corporation (“Doral Financial”). This year the meeting will be held on the third floor of the Doral Financial Plaza Building located at 1451 F.D. Roosevelt Avenue, San Juan, Puerto Rico on          , 2007. The meeting will begin promptly at          , local time.

The meeting is being held for the purpose of approving a proposed $610 million investment in Doral Financial by Doral Holdings Delaware, LLC (“Holdings”), a holding company formed by various private equity and other investors, and other annual meeting matters described in the attached proxy statement. The investment, at a price of $0.63 per share, will result in a significant recapitalization of Doral Financial and in Holdings’ owning approximately 90% of the shares of common stock that will be outstanding following the issuance. The investment and certain other transactions that are conditions to the investment are expected to provide Doral Financial with the liquidity and capital needed to repay its $625 million senior floating rate notes due July 20, 2007 (the “Notes”) at maturity, to settle certain pending litigation and to pay transaction expenses. Shareholders should be aware: If the proposed transaction is not completed, Doral Financial will likely be unable to repay the Notes at maturity. Doral Financial’s inability to repay the Notes at maturity would have a material adverse effect on the company’s financial condition and would likely cause Doral Financial to seek protection under applicable bankruptcy laws, which likely would result in the elimination of all value for its outstanding common stock. In addition, if the proposed transaction is not completed, Doral Financial’s banking regulators could take actions to protect the interests of depositors, which actions could have a material adverse effect on the value that Doral Financial may realize on its investment in Doral Bank Puerto Rico and other subsidiaries.

Certain shareholders, who collectively own approximately 10.7% of the outstanding shares of common stock of Doral Financial, have agreed to vote, subject to customary conditions, in favor of the transaction.

The Board of Directors of Doral Financial has determined that the transaction is fair to its common shareholders and in the best interests of Doral Financial. The Board reached its decision having carefully considered numerous factors described in the accompanying proxy statement, including that the alternative of seeking protection under the bankruptcy laws likely would result in the elimination of all value for its outstanding common stock.

The transaction has been unanimously approved by the independent members of Doral Financial’s Board of Directors.

The transaction contemplated by the agreement between Doral Financial and Holdings cannot be completed unless various conditions are satisfied, including obtaining shareholder and certain regulatory approvals, receipt by Holdings of the full amount of needed equity commitments and court approval of the proposed settlement of certain pending litigation. Subject to the satisfaction of those conditions, Doral Financial currently anticipates that the closing of the transaction will occur prior to the July 20, 2007 maturity of the Notes, although Doral Financial cannot control such timing or be certain that the necessary approvals will be obtained.

Only shareholders of record as of the close of business on          , 2007 are entitled to notice of, and to vote at, the annual meeting or any adjournments. A list of these shareholders will be available for inspection for a period of ten days prior to the annual meeting at the office of Doral Financial on the ninth floor of the Doral Financial Plaza Building, 1451 F.D. Roosevelt Avenue, San Juan, Puerto Rico, and will also be available for inspection at the meeting itself.

Shareholders are urged to review carefully the enclosed proxy statement and complete, sign and return your proxy card in the envelope provided, even if you plan to attend the meeting. YOUR VOTE IS IMPORTANT. The prompt return of your proxy card will ensure that your vote is counted. Since certain needed approvals require the affirmative vote of a majority of Doral Financial’s outstanding shares, the failure to vote will have the same effect as a “no” vote. Please note that sending us your proxy will not prevent you from voting in person at the meeting if you so desire.

We appreciate your support.

Sincerely,

Dennis G. Buchert
Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On          , 2007

The annual meeting of shareholders of Doral Financial Corporation (“Doral Financial”) will be held on the third floor of the Doral Financial Plaza Building, 1451 F.D. Roosevelt Avenue, San Juan, Puerto Rico on           , 2007, beginning at           , local time, to vote on the following matters as described in the accompanying proxy statement:

1. The private issuance of 968,253,968 shares of our common stock (representing approximately 90% of the shares of common stock that will be outstanding following the issuance) for an aggregate purchase price of $610 million (or $0.63 per share) (the “Issuance”) to Doral Holdings Delaware, LLC (“Holdings”), a holding company formed by various private equity and other investors pursuant to a Stock Purchase Agreement, dated May 16, 2007 (the “Stock Purchase Agreement”), which is attached as Annex A to the accompanying proxy statement;

2. A proposal to authorize and approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our capital stock from 540,000,000 to 1,990,000,000 and the number of authorized shares of our common stock from 500,000,000 to 1,950,000,000;

3. A proposal to authorize and approve an amendment to our Restated Certificate of Incorporation to decrease the par value of our common stock from $1.00 to $.01 per share;

4. A proposal to authorize and approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our outstanding common stock of 1-for-20 following the Issuance, together with a corresponding reduction in the number of authorized shares of our common stock and capital stock;

5. The election of ten directors of Doral Financial;

6. The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007;

7. The adjournment or postponement of the annual meeting to permit further solicitation of proxies, if necessary or advisable; and

8. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

The Issuance will not be consummated unless Proposals 1, 2 and 3 are all approved by shareholders, so shareholders who wish to approve Proposal 1 should also vote to approve Proposals 2 and 3.

The text of the proposed amendments to our Restated Certificate of Incorporation described in Proposals 2, 3 and 4 is attached as Annex B to the accompanying proxy statement.

Only shareholders of record as of the close of business on          , 2007 are entitled to notice of, and to vote at, the annual meeting or any adjournments thereof. A list of these shareholders will be available for inspection for a period of ten days prior to the annual meeting at the office of Doral Financial at the ninth floor of the Doral Financial Plaza Building, 1451 F.D. Roosevelt Avenue, San Juan, Puerto Rico, and will also be available for inspection at the meeting itself.

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. SINCE CERTAIN NEEDED APPROVALS REQUIRE THE AFFIRMATIVE VOTE OF A MAJORITY OF OUR OUTSTANDING SHARES, THE FAILURE TO VOTE WILL HAVE THE SAME EFFECT AS A “NO” VOTE.  WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, PLEASE SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT AS PROMPTLY AS POSSIBLE IN THE ENCLOSED STAMPED ENVELOPE.

By order of our Board of Directors,

Enrique R. Ubarri-Baragaño
Secretary

Dated:          , 2007

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Page

PROPOSAL 4 — AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK OF 1-FOR-20, TOGETHER WITH A CORRESPONDING REDUCTION IN THE NUMBER OF AUTHORIZED SHARES OF OUR COMMON STOCK AND CAPITAL STOCK	70
Effect of Reverse Stock Split and Authorized Stock Reduction	71
Treatment of Fractional Shares	72
Effect of the Reverse Stock Split on Options, Restricted Stock Units and Preferred Shares	72
Exchange of Stock Certificates	72
Accounting Consequences	73
Material Tax Consequences	73
No Appraisal Rights	74
Required Vote	74
Vote Recommendation	74
PROPOSAL 5 — ELECTION OF DIRECTORS AND RELATED MATTERS	74
Election of Directors	74
Required Vote	76
Vote Recommendation	76
Corporate Governance	76
Corporate Governance Guidelines	76
Board Independence	77
Directors’ Meetings	77
Indemnification of Directors	77
Executive Sessions	78
Board Committees	78
Certain Relationships and Related Transactions	81
Executive Officers Who Are Not Directors	82
Section 16(a) Beneficial Ownership Reporting Compliance	82
PROPOSAL 6 — RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	94
Required Vote	95
Vote Recommendation	95
OTHER MATTERS	95
SHAREHOLDER PROPOSALS AND NOMINATIONS	95
INCORPORATION BY REFERENCE	96

Annexes
Annex A — Stock Purchase Agreement	A-1
Annex B — Amendments to Restated Certificate of Incorporation	B-1
Annex C — Fairness Opinion of Rothschild Inc.	C-1
Annex D — Form of Securityholders and Registration Rights Agreement	D-1
Annex E — Voting Agreement	E-1

ii

CERTAIN FREQUENTLY USED TERMS

“Bear Stearns” means Bear, Stearns & Co. Inc.

“Board” means the Board of Directors of Doral Financial.

“BSMB” means Bear Stearns Merchant Banking.

“Doral Financial,” “the company” or “we,” “us” or “our” refers to Doral Financial Corporation and, where context so requires, its subsidiaries.

“FDIC” means the Federal Deposit Insurance Corporation.

“Holdings” means Doral Holdings Delaware, LLC.

“Investors” means the investors in Parent, which are expected to include investment partnerships managed by or affiliated with BSMB; funds managed by each of Perry Capital, LLC, Marathon Asset Management, LLC and Tennenbaum Capital Partners, LLC; and a member of the D.E. Shaw group.

“Issuance” means the transactions contemplated by the Stock Purchase Agreement, including without limitation the issuance of the Shares on the terms contemplated therein and the amendment of our Restated Certificate of Incorporation.

“noteholders” means holders of Notes.

“Notes” mean the senior floating rate notes due July 20, 2007 of Doral Financial.

“NYSE” means the New York Stock Exchange.

“Parent” means Doral Holdings, L.P., which holds a 99.5% membership interest in Holdings.

“Parent GP” means Doral GP, Ltd, the sole general partner of Parent.

“Rothschild” means Rothschild Inc.

“shareholders” means the holders of shares of common stock of Doral Financial, unless the context requires otherwise.

“Shares” means the 968,253,968 newly issued shares of common stock of Doral Financial to be issued and sold to Holdings pursuant to the Stock Purchase Agreement.

“Stock Purchase Agreement” means the Stock Purchase Agreement dated as of May 16, 2007 among Doral Financial, Holdings and (to the extent provided therein) Parent, as it may be amended.

iii

Doral Financial Corporation
1451 F.D. Roosevelt Avenue
San Juan, Puerto Rico 00920-2717

PROXY STATEMENT

This proxy statement contains information related to the annual meeting of shareholders of Doral Financial Corporation to be held on the third floor of the Doral Financial Plaza Building, 1451 F.D. Roosevelt Avenue, San Juan, Puerto Rico on           , 2007, beginning at          , local time, and any postponements or adjournments thereof. Doral Financial anticipates that this proxy statement and the accompanying form of the proxy will be mailed to shareholders commencing on or about           , 2007.

General Questions About the Annual Meeting

Who is soliciting my vote?

The Board of Directors of Doral Financial is soliciting your vote at the annual meeting.

What am I being asked to vote on at the Annual Meeting?

You will be asked to vote upon:

1. The Issuance of the Shares (representing approximately 90% of the shares of common stock that will be outstanding following the Issuance) for an aggregate purchase price of $610 million (or $0.63 per share) to Holdings pursuant to the Stock Purchase Agreement;

2. A proposal to authorize and approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our capital stock from 540,000,000 to 1,990,000,000 and the number of authorized shares of our common stock from 500,000,000 to 1,950,000,000;

3. A proposal to authorize and approve an amendment to our Restated Certificate of Incorporation to decrease the par value of our common stock from $1.00 to $.01 per share;

4. A proposal to authorize and approve an amendment to our Restated Certificate of Incorporation to effect a reverse stock split of our outstanding common stock of 1-for-20, together with a corresponding reduction in the number of authorized shares of our common stock and capital stock;

5. The election of ten directors of Doral Financial;

6. The ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2007;

7. The adjournment or postponement of the annual meeting to permit further solicitation of proxies, if necessary or advisable; and

8. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

The text of the proposed amendments to our Restated Certificate of Incorporation described in Proposals 2, 3 and 4 is attached as Annex B to this proxy statement.

The Issuance will not be consummated unless Proposals 1, 2 and 3 are all approved by shareholders, so shareholders who wish to approve Proposal 1 should also vote to approve Proposals 2 and 3.

Who is entitled to vote?

Only shareholders of record at the close of business on the record date,           , 2007, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment thereof. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

Please note that if you hold your shares in “street name” (that is, through a broker, bank or other nominee), you will need to bring appropriate documentation from your broker, bank or other nominee to personally vote at the meeting.

What are the Board’s recommendations?

Unless you give other instructions on your proxy card, the persons named as proxy holders on the proxy card will vote in accordance with the recommendations of our Board of Directors. The Board’s recommendation for each proposal is set forth below.

Issuance of Shares (page ).	The Board has approved this action and recommends a vote ‘‘FOR” this proposal.

Amendment to our Restated Certificate of Incorporation to Increase the Number of Authorized Shares of our Capital Stock and Common Stock (page ).	The Board has approved this amendment and recommends a vote ‘‘FOR” this proposal.

Amendment to our Restated Certificate of Incorporation to Decrease the Par Value of our Common Shares (page ).	The Board has approved this amendment and recommends a vote “FOR” this proposal.

Amendment to our Restated Certificate of Incorporation to Effect a 1-for-20 Reverse Stock Split, together with a Corresponding Reduction in the Number of Authorized Shares of our Common Stock and Capital Stock (page ).	The Board has approved this amendment and recommends a vote “FOR” this proposal.

Election of Directors (page ).	The Board recommends a vote “FOR” each of these directors.

The Ratification of Selection of Auditor (page ).	The Board recommends a vote ‘‘FOR” this proposal.

Adjournment or Postponement of the Annual Meeting to Permit Further Solicitation of Proxies (page ).	The Board recommends a vote “FOR” this proposal.

With respect to any other matter that properly comes before the meeting, the proxy holders will vote as recommended by our Board of Directors or, if no recommendation is given, in their own discretion.

What constitutes a quorum for the Annual Meeting?

The presence at the meeting, in person or by proxy, of the holders of a majority of the shares of common stock outstanding on the record date will constitute a quorum, permitting the meeting to conduct its business. As of the record date,            shares of our common stock were outstanding. Proxies received but marked as abstentions and broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining the presence of a quorum. A “broker non-vote” occurs when a broker, bank or other nominee indicates on the proxy card that it does not have discretionary authority to vote on a particular matter.

How do I vote?

If you complete and properly sign the accompanying proxy card and return it to Doral Financial, it will be voted as you direct. If you are a registered shareholder of record and attend the meeting, you may deliver your completed proxy card in person. Alternatively, in lieu of signing the accompanying proxy card and returning it to Doral Financial, registered shareholders can vote their shares over the Internet, or by calling a specially designated telephone number. These Internet and telephone voting procedures are designed to authenticate shareholders’ identities, to allow shareholders to provide their voting instructions and to confirm that their instructions have been recorded properly. Specific instructions for shareholders of record who wish to use the Internet or telephone voting procedures are set forth on the enclosed proxy card. A proxy may be revoked at any time prior to the voting at the meeting by submitting a later dated proxy (including a proxy via the Internet or by telephone) or by giving timely written notice of such revocation to the Secretary of Doral Financial.

“Street name” shareholders who wish to vote at the meeting will need to obtain a proxy from the broker, bank or other nominee that holds their shares. Street name holders of record may vote by telephone or the Internet if their banks or brokers make those methods available. If that is the case, each bank or broker will enclose instructions with the proxy statement.

Can I change my vote after I return my proxy card?

Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised by filing with the Secretary of Doral Financial either a notice of revocation or a duly executed proxy, bearing a later date. The powers of the proxy holders with respect to your proxy will be suspended if you attend the meeting in person and so request, although attendance at the meeting will not by itself revoke a previously granted proxy.

What vote is required to approve each item?

Increase in Authorized Shares, Decrease in Par Value of Common Shares and Reverse Stock Split.  The affirmative vote of a majority of the outstanding shares of common stock is required for approval of amendments to our Restated Certificate of Incorporation to effect each of these actions. Since abstentions and broker non-votes will not be voted for these proposals, they will have the same legal effect as a negative vote. Additionally, the failure to vote will have the same effect as a “no.”

Election of Directors.  The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will have no legal effect on the election of directors.

Issuance of Shares, Ratification of Auditor and Adjournment or Postponement of the Meeting.  The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on these items is required for approval. Abstentions will not be voted for any such matter. Accordingly, abstentions will have the same legal effect as a negative vote. Broker non-votes will not be counted in determining the number of shares necessary for approval.

Who will bear the costs of soliciting proxies for the Annual Meeting?

We will bear the cost of soliciting proxies for the annual meeting. In addition to the use of the mails, proxies may be solicited personally or by telephone. We have retained Innisfree M+A, Inc. to assist in the distribution of proxy materials and the solicitation of votes for approximately $100,000 (including reimbursement of reasonable out-of-pocket expenses). Our directors, officers and employees may also solicit proxies but will not receive any additional compensation for their services. Proxies and proxy material will also be distributed at our expense by brokers, nominees, custodians and other similar parties.

SUMMARY OF THE ISSUANCE

This summary highlights selected information contained in this proxy statement but does not contain all of the information that may be important to your voting decision regarding the Issuance. You should carefully read the entire proxy statement, including the attached annexes and the documents incorporated by reference into this document, for a more complete understanding of the Issuance.

Proposals Relating to the Issuance (pages   ,   and  )

The proposed transaction will result in a significant recapitalization of Doral Financial. The Issuance and certain other transactions that are conditions to the Issuance are expected to provide us with the liquidity and capital needed to repay the Notes at maturity on July 20, 2007, to settle certain pending litigation and to pay transaction expenses. If the proposed transaction is not completed as a result of our failure to obtain the necessary shareholder approvals or for any other reason, we will likely be unable to repay the Notes at maturity. Our inability to do so would have a material adverse effect on our financial condition and would likely cause us to seek protection under applicable bankruptcy laws, which likely would result in the elimination of all value for our outstanding common stock. In addition, if the proposed transaction is not completed, our banking regulators could take actions to protect the interests of our depositors, which actions could have a material adverse effect on the value that Doral Financial may realize on its investment in Doral Bank Puerto Rico (“Doral Bank PR”) and other subsidiaries and consequently on the value for our outstanding common stock.

In conjunction with the proposed transaction, shareholders are being asked to vote upon the following proposals:

1. The private issuance of the Shares for an aggregate purchase price of $610 million (or $0.63 per share), pursuant to the Stock Purchase Agreement;

2. A proposal to authorize and approve an amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of our capital stock from 540,000,000 to 1,990,000,000 and the number of authorized shares of our common stock from 500,000,000 to 1,950,000,000; and

3. A proposal to authorize and approve amendments to our Restated Certificate of Incorporation to decrease the par value of our common stock from $1.00 to $.01 per share.

The Issuance will not be consummated unless these three proposals are all approved by shareholders, so shareholders who wish to approve Proposal 1 should also vote to approve Proposals 2 and 3.

Parties to the Issuance (page   )

Doral Financial Corporation

Doral Financial is a diversified financial services company engaged in banking (including thrift operations), mortgage banking, insurance agency activities and institutional securities operations. Doral Financial’s activities are principally conducted in Puerto Rico. As of December 31, 2006, Doral Financial had consolidated assets of approximately $11.9 billion and consolidated stockholders’ equity of approximately $903.4 million.

Doral Holdings Delaware, LLC

Holdings is a new limited liability company formed by the investors for the purpose of acquiring and holding the Shares. It will be 99.5%-owned and controlled by Doral Holdings L.P. (“Parent”), a new limited partnership formed by the investors for purposes of this investment. As of May 23, 2007, investment partnerships managed by or affiliated with BSMB; funds managed by each of Perry Capital, LLC, Marathon Asset Management, LLC and Tennenbaum Capital Partners, LLC; a member of the D.E. Shaw group; and other private investment firms had committed to purchase an aggregate of $415 million of limited partnership interests in Parent at or prior to the Issuance ($      million as of          , 2007). The funds will be contributed to Holdings and used to pay the purchase price for the Shares.

Parent will be managed by its sole general partner, Doral GP LLC (“Parent GP”). Parent GP will have a five-member board of directors, and each of the five investors named above will have the right to designate one director to the Board.

Purpose and Effects of the Issuance (page   )

Pursuant to the Stock Purchase Agreement, we will issue, and Holdings will purchase, the Shares. See “Proposal 1 — Issuance of Shares of Common Stock — Terms of the Stock Purchase Agreement.” The estimated cash proceeds to us from the Issuance will be $610 million. We intend to use such proceeds, together with cash proceeds from certain other transactions that are conditions to the Issuance and that are described below under “Other Sources of Required Cash,” to repay the Notes at maturity, to fund the settlement of our consolidated securities class action and shareholder derivative litigation (as described below under Proposal 1 — Issuance of Shares of Common Stock — Settlement of Securities Class Action and Shareholder Derivative Litigation”) and to pay transaction expenses.

If the Issuance is completed, Holdings will hold securities representing approximately 90% of the voting power of all of our shareholders at the time of investment and, pursuant to the Securityholders and Registration Rights Agreement, will have the right to designate all members of our Board of Directors for election.

Recommendation of the Board and Reasons for the Issuance (page   )

After careful consideration, our Board of Directors has determined that the Issuance is fair to our common shareholders and in the best interests of Doral Financial. Our Board of Directors, based in part on the recommendation of the Transaction Committee of our Board, unanimously approved the Issuance (with Mr. Glen Wakeman abstaining) and recommends that shareholders vote in favor of the Issuance (Proposal 1), as well as the amendments to our Restated Certificate of Incorporation (Proposals 2 and 3), which are conditions to the Issuance. In making this determination, our Board considered, and in making its recommendation the Transaction Committee considered, a number of factors that supported the decision to approve the Issuance, including the following:

•	the fact that the Issuance would permit the continued viability of Doral Financial and provide our shareholders with the opportunity to continue to participate in the future earnings and potential growth of what would then constitute a recapitalized company;

•	our imminent need for funds to repay the Notes at maturity on July 20, 2007;

•	the process followed by our Board, with the assistance of Bear Stearns, our financial advisor, to solicit proposals from financial investors and strategic buyers believed to be the most likely and appropriate candidates with whom to pursue a recapitalization or acquisition of the company and the absence of any more favorable proposals resulting from that process, all as described under “Proposal 1 — Issuance of Shares of Common Stock — Background to the Issuance”;

•	the belief, after discussions between our financial advisors and certain holders of Notes and their advisors, that any alternative transaction involving the noteholders would be unlikely to leave existing shareholders with any meaningful continuing equity interest;

•	the probability that, given our ongoing liquidity and capital needs, in the absence of the Issuance or a similar transaction we would be forced to seek protection under applicable bankruptcy laws and the likelihood that such action would result in the elimination of all value of our common stock;

•	the possibility that, if we did not enter into an agreement for a recapitalization or similar transaction sufficiently in advance of the maturity of the Notes on July 20, 2007 to provide adequate time to obtain the necessary shareholder and regulatory approvals and to consummate such a transaction prior to such maturity, our banking regulators could take actions to protect the interests of our depositors, which likely would result in the elimination of all value for our outstanding common stock;

•	the opinion of Rothschild, the independent financial advisor to the Transaction Committee of our Board, addressed to our Board that, as of May 15, 2007, the date of the opinion, and subject to the assumptions, limitations and qualifications stated in that opinion, the consideration to be received by us for the Shares pursuant to the Stock Purchase Agreement was fair, from a financial point of view, to our common shareholders, together with the analyses performed by Rothschild in connection with the preparation of its opinion and presented by Rothschild to the Board (see “Proposal 1 — Issuance of Shares of Common Stock — Opinion of Financial Advisor” and Annex C to this proxy statement);

•	the advice of Rothschild, the independent financial advisor to the Transaction Committee of our Board, that the capital raising process conducted by the company’s financial advisor, Bear Stearns, was appropriately designed to maximize the opportunity to obtain the most favorable proposal reasonably available; and

•	various other considerations described below under “Proposal 1 — Issuance of Shares of Common Stock — Recommendation of the Board and Reasons for the Issuance.”

The Board also considered a number of negative factors, which are also set forth below under “Proposal 1 — Issuance of Shares of Common Stock — Recommendation of the Board and Reasons for the Issuance,” which our Board believes are substantially outweighed by the potential benefits of the Issuance.

Effect of the Issuance Not Being Completed (page   )

In the event that the Issuance is not consummated for any reason, our liquidity position, financial condition and business would be materially adversely affected. Although we would attempt to enter into an alternative transaction that would provide us with the liquidity and capital needed to manage our business, based upon the process that we recently conducted in evaluating our alternatives we believe that it is unlikely that we would be able to enter into such a transaction prior to the July 20, 2007 maturity of the Notes, if at all, and this likely would result in the elimination of all value for our outstanding common stock.

Specifically, we believe that in the event of a failure to complete the Issuance:

•	We would likely be unable to repay the Notes at maturity on July 20, 2007;

•	We would likely need to seek protection under applicable bankruptcy and insolvency laws;

•	Our banking regulators could take actions to protect the interests of our depositors;

•	The settlement of our consolidated securities class action and shareholder derivative litigation would likely be terminated; and

•	The negative publicity that would result if action by banking regulators were taken or perceived as likely could cause a loss of confidence of our existing and potential customers and depositors.

Opinion of Financial Advisor (page   )

On May 15, 2007, Rothschild, which acted as financial advisor to the Transaction Committee of our Board in connection with the Issuance, delivered its oral opinion to our Board, which was subsequently confirmed by delivery of a written opinion, dated as of such date, that, as of that date and based upon and subject to the factors and assumptions set forth in the written opinion, the consideration to be received by us for the Shares is fair, from a financial point of view, to our common shareholders.

The full text of Rothschild’s written opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken by it in connection with the opinion, is attached as Annex C to this proxy statement. Rothschild provided its opinion for the information and the assistance of our Board in connection with its consideration of the transaction. The opinion is not a recommendation as to how any shareholder should vote with respect to the Issuance.

Governance Following the Issuance (page   )

Following the Issuance, our Board of Directors is expected to have 11 members, consisting of nine individuals designated by the Investors, the current non-executive Chairman of our Board of Directors (Mr. Dennis Buchert) and our Chief Executive Officer (Mr. Glen Wakeman). We expect that all of our other current directors will resign as of the Issuance. Thereafter, as long as Holdings owns a majority of our shares of common stock, it will have the power to select all directors. If in the future Holdings owns between 4.99% and 50% of the outstanding shares of our common stock, Holdings will be entitled to proportionate representation on the board, and on each committee and the board of each significant subsidiary, but in no event less than one director. Under the New York Stock Exchange (the “NYSE”) rules, as long as our shares remain listed on the NYSE, we will be required to have at least three independent members on our Board to form our audit committee.

Additional Interests of Directors and Officers in the Issuance (page   )

When considering the recommendation by our Board, you should be aware that a number of our directors and executive officers may have interests in the transaction that are different from, or in addition to, the interests of our other shareholders. Our Board was aware of these interests and considered them, among other matters, in adopting and approving the Issuance. Such interests relate to, or arise from, among other things:

•	the fact that several executive officers have employment agreements that provide for cash severance payments, the continuation of medical benefits and the immediate vesting of certain welfare benefits and perquisites in the event of a termination of such executive officer’s employment either by us “Without Cause” or by the executive officer for “Good Reason” following the Issuance;

•	the fact that Holdings has agreed that it will cause Doral Financial and its subsidiaries to honor, in accordance with their terms, all existing employment agreements and severance, retention and bonus agreements that were entered into pursuant to certain Doral Financial plans, between Doral Financial or any of its subsidiaries and any of their officers, directors or employees;

•	the fact that Holdings has agreed that it will cause Doral Financial to honor all existing rights to indemnification and advancement of expenses of the current and former directors and officers of the company relating to liability for acts or omissions occurring prior to the Issuance;

•	the fact that Holdings has agreed that it will cause Doral Financial to maintain officers’ and directors’ liability insurance in an amount of coverage at least as favorable as was in place on the date of the Stock Purchase Agreement, provided that Doral Financial shall not be required to expend annually more than 350% of the most recent annual premium paid; and

•	the fact that five members of our Board of Directors are named defendants in certain shareholder lawsuits, the settlement of which is conditioned upon consummation of the Issuance or a similar transaction.

Regulatory Approvals (page   )

Completion of the Issuance is subject to various regulatory approvals, including the approval of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) for Holdings, Parent and Parent GP to become bank holding companies under the U.S. Bank Holding Company Act, and the approval of the Office of the Commissioner of Financial Institutions of the Commonwealth of Puerto Rico (the “Puerto Rico Commissioner”) for Holdings, Parent and Parent GP to acquire control of Doral Financial and indirectly of Doral Bank PR pursuant to the Puerto Rico Banking Law, the Puerto Rico Mortgage Banking Law and the Puerto Rico International Banking Center Law. In addition, completion of the issuance is subject to receipt of certain non-control and other confirmations from the Federal Reserve Board and the Puerto Rico Commissioner.

The parties have completed, or will complete in the near future, the filing with regulatory authorities of all applications and notices required in order to complete the Issuance.

Although we believe the parties should be able to obtain the necessary regulatory approvals in a timely manner, we cannot be certain when or if they will be received.

Conditions to Closing (page   )

Consummation of the Issuance depends on the satisfaction or waiver of a number of conditions, including, among others, the following:

•	with respect to either party, approval by our shareholders of Proposals 1, 2 and 3 set forth in this proxy statement;

•	with respect to either party, the representations and warranties of the other party being true and correct (without giving effect to any materiality or material adverse effect qualifications set forth therein) as of the closing date as though made on or as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except (in the case of most of the representations and warranties) for failures of representations and warranties to be true and correct that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect;

•	with respect to either party, specified required filings, consents, approvals, permits and authorizations having been made and obtained from the applicable banking regulators, and all applicable related waiting periods having expired. (Holdings’ obligation to consummate the Issuance also is conditioned on the required consents, approvals, permits and authorizations not containing or imposing any condition or restriction that Holdings determines, in its reasonable good faith judgment, is materially and unreasonably burdensome or would reduce the benefits of its investment in Doral Financial to such a degree that Holdings would not have entered into the Stock Purchase Agreement had such condition or restriction been known to it at the time of the signing of the Stock Purchase Agreement);

•	with respect to Holdings, the receipt of written confirmation from the Federal Reserve Board that none of BSMB’s parent company or certain other principal investors in Parent would be deemed to control Holdings or Doral Financial (and similar confirmations from the Puerto Rico Commissioner under Puerto Rico law), and that none of BSMB’s parent company or any affiliate thereof would cease to be entitled to its existing “grandfather” exemption set forth in Section 4(f)(1) of the Bank Holding Company Act;

•	with respect to either party, no judgment, order, writ, decision, settlement, stipulation, decree or injunction or statute, law, code, ordinance, rule or regulation of any governmental entity directing that the Issuance not be consummated or that has the effect of rendering it unlawful to consummate the Issuance;

•	with respect to Holdings, there not being any action by any governmental entity pending against any of the parties seeking to restrain or prohibit the Issuance;

•	with respect to Holdings, the entry of an order or orders of the U.S. District Court for the Southern District of New York approving the settlement of the consolidated securities class action and shareholder derivative litigation on substantially the terms specified in the settlement agreement, dated April 27, 2007, without a stay or reversal on appeal or other proceeding and without the occurrence of certain events that would entitle us to a termination right pursuant to the settlement agreement;

•	with respect to Holdings, none of the following developments with respect to us in the U.S. Attorney’s criminal inquiry relating to the restatement of our previously issued financial statements (or any substantially similar federal criminal investigation) having occurred: (a) notification (whether oral or written) that we, any of our subsidiaries or any of our or our subsidiaries’ current officers or directors (i) is a target of the investigation or (ii) is a subject of the investigation and a determination by Holdings (in its sole good faith judgment) that such development would reasonably be expected to materially and adversely affect us and our subsidiaries, taken as a whole or (b) indictment (or threat of imminent indictment) of us, any of our subsidiaries or any of our or subsidiaries’ current officers or directors;

•	with respect to Holdings, the Shares having been approved for listing on the NYSE;

•	with respect to Holdings, Holdings or Parent obtaining additional equity commitments of at least $215 million (in addition to the approximately $415 million in commitments received at signing on May 16, 2007). (Holdings and Parent had obtained additional equity commitments aggregating to approximately $ million as of , 2007.);

•	with respect to Holdings, the receipt of, or the receipt of final regulatory approvals to receive within one day after the closing of the transaction, at least $150 million from the transfer of Doral Financial’s portfolio of mortgage servicing rights to Doral Bank PR and from a dividend distribution from Doral Bank, FSB following consummation of the previously announced sale of its New York branches; and

•	with respect to Holdings, Doral Financial having received specified written confirmations from the Department of the Treasury of Puerto Rico relating to the deferred tax agreement between Doral Financial and the Department of the Treasury of Puerto Rico.

No Solicitation of Alternative Transaction (page   )

We have agreed that neither we nor our subsidiaries will, directly or indirectly through any of our or our subsidiaries’ officers, directors, employees, accountants or other agents or representatives, do any of the following:

•	solicit, initiate or knowingly facilitate the initiation of or encourage (including by providing information) any inquiries, proposals or offers with respect to, or the making or completion of, a “competing proposal” (as defined below under “Proposal 1 — Issuance of Shares of Common Stock — Terms of the Stock Purchase Agreement — No Solicitation of Alternative Transaction”);

•	engage or participate in any negotiations regarding, or furnish or cause to be furnished to any person any non-public information relating to us or any of our subsidiaries in connection with, or have any discussions with any person relating to, an actual or proposed competing proposal, or otherwise knowingly encourage or facilitate any effort or attempt to make or implement, any competing proposal;

•	engage in discussions with any person with respect to any competing proposal;

•	approve, endorse or recommend or propose publicly to approve, endorse or recommend any competing proposal;

•	approve, endorse or recommend, or publicly announce an intention to approve, endorse or recommend, or enter into, any letter of intent or similar document or any agreement or commitment providing for or relating to any competing proposal or requiring us to abandon, terminate or fail to consummate the Issuance or breach our obligations under the Stock Purchase Agreement; or

•	amend, terminate, waive or fail to enforce, or grant any consent under, any confidentiality, standstill or similar agreement with a third party.

Notwithstanding the limitations set forth above, if we receive an unsolicited competing proposal that does not result from or arise in connection with a breach of the limitations set forth above and that constitutes a “superior proposal” (as defined below under “Proposal 1 — Issuance of Shares of Common Stock — Terms of the Stock Purchase Agreement — No Solicitation of Alternative Transaction”) or that our Board of Directors determines, in good faith after consultation with our outside legal and financial advisors, could reasonably be expected to result in a superior proposal after we enter into a confidentiality agreement with and furnish non-public information to, or engage in discussions or negotiations with, the third party making the proposal, we will be entitled to enter into such confidentiality agreement and furnish non-public information to or engage in negotiations with such third party, provided that we provide written notice to Holdings of such superior proposal or such determination of the Board of Directors, and promptly provide to Holdings an executed copy of such confidentiality agreement and provide or make available to Holdings any non-public information concerning us or any of our subsidiaries that is provided to the person making such competing proposal or its representatives which was not previously provided or made available to Holdings.

If, prior to the receipt of shareholder approval of the Issuance and related matters, and prior to the expiration date referred to in the following sentence, our Board of Directors changes its recommendation that our shareholders vote to approve Proposals 1, 2 and 3 in accordance with the Stock Purchase Agreement, the Board of Directors may concurrently terminate the Stock Purchase Agreement and enter into an agreement with respect to a superior proposal, provided that we first provide Holdings with an opportunity to match the competing proposal and, if it does not, we pay Holdings a $25 million termination fee. This termination right will expire on the later of June 12, 2007 and the date on which the condition that Holdings or Parent obtain at least $215 million in additional equity commitments (as described above under “Conditions to Closing”) has been satisfied.

Termination of Stock Purchase Agreement (page   )

The Stock Purchase Agreement may be terminated at any time prior to the closing:

•	by mutual written consent of us and Holdings;

•	by us or Holdings if:

•	any governmental entity that must grant any of certain required regulatory approvals has denied the approval and the denial has become final and non-appealable;

•	any governmental entity has issued a final, non-appealable order enjoining or prohibiting any of the transactions contemplated by the Stock Purchase Agreement or, in the case of termination by Holdings, certain other transaction agreements;

•	the closing of the Issuance has not occurred on or before September 30, 2007, unless the failure is due to the failure of the party seeking to terminate the Stock Purchase Agreement to perform its agreements;

•	the non-terminating party has breached any of the covenants, agreements, representations or warranties made by it in the Stock Purchase Agreement (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the Stock Purchase Agreement), and the breach: (a) fails to be cured within 30 days following written notice to the breaching party, or by its nature cannot be cured prior to the closing and (b) would entitle the non-breaching party to refrain from consummating the Issuance; or

•	Proposals 1, 2 and 3 are not approved upon a vote taken at the annual meeting or at any adjournment or postponement thereof;

•	by Holdings if:

•	(a) Bear Stearns, Holdings or any of certain other specified investors receives final written notice from the Federal Reserve Board or the Puerto Rico Commissioner that it will not grant certain required written confirmations or (b) any of the regulatory approvals regarding the sale of Doral Financial’s New York branches and related dividend and the transfer of mortgage servicing rights is denied by final action;

•	(a) our Board of Directors fails to recommend in this proxy statement and at the annual meeting the approval of Proposals 1, 2 and 3 or shall have effected a change in recommendation (or shall have resolved to do so), whether or not permitted by the Stock Purchase Agreement, (b) we have materially breached our obligation to call and hold the annual meeting or (c) we have breached our obligations under the non-solicitation provision of the Stock Purchase Agreement in any material respect;

•	any governmental entity which must grant any approval in order for Doral Financial to receive at least $150 million from the transfer of Doral Financial’s portfolio of mortgage servicing rights to

Doral Bank PR and from a dividend distribution from Doral Bank, FSB following consummation of the previously announced sale of its New York branches has denied such approval and such denial has become final and nonappealable;

•	there is a final non-appealable judgment of the U.S. District Court for the Southern District of New York disapproving the settlement of our consolidated securities class action and shareholder derivative litigation on substantially the terms set forth in the settlement agreement, dated April 27, 2007;

•	we or any of our significant subsidiaries (a) pursuant to or within the meaning of any bankruptcy law: (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it; or (iv) makes a general assignment for the benefit of our creditors; or (b) takes, under any foreign laws relating to insolvency, any action comparable to the actions set forth in clause (a);

•	a court of competent jurisdiction enters an order under any bankruptcy law that: (a) is for relief against us or any of our significant subsidiaries in an involuntary case; (b) appoints a custodian of us or any of our significant subsidiaries; (c) orders the winding up or liquidation of us or any of our significant subsidiaries; or (d) grants similar relief under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days; or

•	(a) the Federal Deposit Insurance Corporation (the “FDIC”) (or other competent governmental entity having regulatory authority) appoints, under any applicable federal, state or local banking law or bankruptcy law, a custodian for Doral Bank PR or Doral Bank, FSB or for all or substantially all of the assets of either bank, or (b) Doral Bank PR or Doral Bank, FSB files with the FDIC (or other competent governmental entity having regulatory authority over Doral Bank PR or Doral Bank, FSB) a notice of voluntary liquidation or other similar action under any applicable federal, state or local banking law, bankruptcy law or other similar law.

•	by us if:

•	$215 million in additional equity commitments have not been received by Holdings or Parent by June 12, 2007; or

•	prior to receipt of shareholder approval of the Issuance and related matters, and prior to later of June 12, 2007 and the date on which the condition that Holdings or Parent obtain at least $215 million in additional equity commitments has been satisfied, our Board of Directors changes its recommendation of the Issuance in response to a superior proposal, in accordance with the terms of the Stock Purchase Agreement, and concurrently therewith, elects to enter into a definitive agreement with respect to such superior proposal.

Consequences of Termination of Stock Purchase Agreement (page   )

We have agreed to pay a termination fee of $25 million if we terminate the Stock Purchase Agreement to accept a superior proposal. We also have agreed to pay a termination fee of $25 million (less any previously paid expenses of Holdings) if:

•	the Stock Purchase Agreement is terminated as a result of any of the following:

•	termination of the Stock Purchase Agreement by Holdings if:

•	we willfully breach any representation, warranty, covenant or agreement under the Stock Purchase Agreement;

•	we fail to recommend to shareholders the approval of the Issuance;

•	our Board of Directors changes its recommendation of the Issuance; or

•	we fail to call and hold the annual meeting,

•	termination of the Stock Purchase Agreement by either us or Holdings if:

any of Proposals 1, 2 or 3 fails to be approved upon a vote taken at the annual meeting or at any adjournment or postponement thereof; or

the closing of the Issuance and the vote of our shareholders contemplated by the Stock Purchase Agreement at the annual meeting fail to occur by September 30, 2007; and

•	termination of the Stock Purchase Agreement by us or Holdings pursuant to any other termination right provided in the Stock Purchase Agreement at a time when the Stock Purchase Agreement was terminable as a result of the occurrence of any termination event; and

•	in the case of any such termination a “triggering competing proposal” (as defined below under “Proposal 1 — Issuance of Shares of Common Stock — Terms of the Stock Purchase Agreement — Consequences of Termination of Stock Purchase Agreement”) has been publicly announced or otherwise communicated or made known to our senior management or Board of Directors at any time after the date of the Stock Purchase Agreement but prior to the termination of the agreement; and

•	within one year following such termination (or, under certain circumstances, longer), we or any of our subsidiaries enters into a definitive agreement with respect to, or consummates, a “qualifying competing proposal” (as defined below under “Proposal 1 — Issuance of Shares of Common Stock — Terms of the Stock Purchase Agreement — Consequences of Termination of Stock Purchase Agreement”).

Liability Cap (Page   )

In no event will we be entitled to monetary damages in excess of $25 million for all losses and damages arising from or in connection with breaches by Parent and Holdings of their obligations under the Stock Purchase Agreement.

Specific Performance (Page   )

Holdings will be entitled to specific performance of the terms of the Stock Purchase Agreement. We will not be entitled to specific performance of the Stock Purchase Agreement.

Limited Guaranty (Page   )

In connection with the Stock Purchase Agreement, Doral Financial and investment partnerships managed by or affiliated with BSMB; funds managed by each of Perry Capital, LLC, Marathon Asset Management, LLC and Tennenbaum Capital Partners, LLC; and a member of the D.E. Shaw group (the “Guarantors”) entered into a limited guaranty agreement, pursuant to which, among other things, each of the Guarantors is guaranteeing payment of their respective pro rata portion of Holdings’ or Parent’s payment obligations in respect of damages incurred by Doral Financial arising directly from any breach by Holdings or Parent of their respective obligations under the Stock Purchase Agreement. The maximum aggregate liability of the Guarantors is $25 million, and the maximum liability of each Guarantor is its pro rata share of the aggregate $25 million limit. The limited guarantee is Doral Financial’s sole recourse against each Guarantor.

Beneficial Ownership of Shares (page   )

As of          , 2007, approximately  % of our common shares were held by our directors and executive officers, and           shares were held by the Investors, taken as a whole.

Terms of the Voting Agreement (page   )

Our directors Edgar Cullman, Jr. and John Ernst, certain members of their families and certain affiliated trusts for their and their families’ benefit have entered into a Voting Agreement with Holdings, under which they have agreed to vote the shares of common stock held by them in favor of each of the Proposals 1, 2, 3 and 4 set forth in this proxy statement and against conflicting proposals. These signatories collectively have voting control over approximately 10.7% of our outstanding shares of common stock.

Terms of the Securityholders and Registration Rights Agreement (page   )

Pursuant to the Securityholders and Registration Rights Agreement, we will grant Holdings and its transferees demand and piggyback registration rights, as well as, under certain circumstances, certain anti-dilution protections. Holdings, in turn, will agree not to engage in a “going private” transaction with Doral Financial unless it is either approved by Doral Financial’s disinterested directors or by a majority of Doral Financial’s unaffiliated shareholders and will grant Doral Financial’s public shareholders certain “tag-along” rights, permitting public shareholders to participate in certain transactions pursuant to which Holdings or Parent sells a majority interest in Doral Financial.

The Securityholders and Registration Rights Agreement also includes certain provisions related to corporate governance following the transaction, which are described below in “Proposal 1 — Issuance of Shares of Common Stock — Governance Following the Issuance.”

Settlement of Securities Class Action and Shareholder Derivative Litigation (page   )

On April 27, 2007, we entered into an agreement to settle all claims in the consolidated securities class action and shareholder derivative litigation filed against us following the announcement in April 2005 of the need to restate our financial statements for the period from 2000 to 2004. The settlement is subject to notice and approval from the U.S. District Court for the Southern District of New York.

Under the terms of the settlement agreement and a concurrent agreement entered into by our insurers and our current and former directors and officers, we and our insurers will pay an aggregate of $129 million, of which insurers will pay approximately $34 million. In addition, one or more individual defendants will pay an aggregate of $1 million (in cash or Doral Financial stock). As part of the settlement, we also agreed to adopt certain corporate governance enhancements.

Our payment obligations under the settlement agreement are subject to the closing and funding of one or more transactions through which we obtain outside financing to meet our liquidity and capital needs, including repayment of the Notes, payment of the amounts due under the settlement agreement and certain other working capital and contractual needs. Either side may terminate the settlement agreement if we have not raised the necessary funding by September 30, 2007 or if the settlement has not been fully funded within 30 days from the receipt of such funding.

Other Sources of Required Cash

The Issuance is conditioned upon the receipt of final regulatory approvals to receive, within one day after the closing of the transaction, at least $150 million from the transfer of Doral Financial’s portfolio of mortgage servicing rights to Doral Bank PR and from a dividend distribution from Doral Bank, FSB following consummation of the previously announced sale of its New York branches.

No Appraisal Rights

Under Puerto Rico law, shareholders are not entitled to any appraisal or dissenters’ rights with respect to the Issuance or the matters to be presented at the annual meeting.

CAPITALIZATION

The following table sets forth our capitalization as of December 31, 2006 on an actual basis and on an adjusted basis to give effect to the Issuance (including the payment of transaction costs) and the repayment of the Notes, the increase in authorized shares of common stock and the decrease in the par value of the common stock. This table should be read in conjunction with our consolidated financial statements and the related notes and other information incorporated by reference into this proxy statement. See “Incorporation by Reference.”

	December 31, 2006
	Actual	As Adjusted
	(Unaudited)
	(Dollars in thousands)

Short-term Borrowings
Short-term portion of loans payable	$70,296	$70,296
Short-term portion of notes payable	637,075	12,075
Short-term portion of securities sold under agreements to repurchase	493,687	493,687
Short-term portion of advances from the Federal Home Loan Bank	267,000	267,000

Total short-term borrowings	$1,468,058	$843,058

Long-term Borrowings
Long-term portion of loans payable	$374,147	$374,147
Long-term portion of notes payable	286,838	286,838
Long-term portion of securities sold under agreements to repurchase	3,405,678	3,405,678
Long-term portion of advances from the Federal Home Loan Bank	767,500	767,500

Total long-term borrowings	$4,834,163	$4,834,163

Stockholders’ Equity
Preferred stock, $1 par value; 40,000,000 shares authorized; 9,015,000 shares issued and outstanding in 2006, at aggregate liquidation preferred value:
Perpetual noncumulative nonconvertible preferred stock (Series A, B and C)	$228,250	$228,250
Perpetual cumulative convertible preferred stock	345,000	345,000
Common stock, $1.00 par value ($0.01 par value, as adjusted), 500,000,000 shares authorized (1,950,000,000 shares, as adjusted); 107,948,236 shares issued and outstanding (1,076,202,204 shares, as adjusted)	107,948	10,762
Paid-in capital	166,495	833,681
Legal surplus	23,596	23,596
Retained earnings	139,051	139,051
Accumulated other comprehensive loss, net of income tax benefit	(106,936)	(106,936)

Total stockholders’ equity	$903,404	$1,473,404

RISK FACTORS

You should carefully consider the risk factors to shareholders described below, as well as all other information contained in this proxy statement, before deciding how to vote on the proposals related to the Issuance set forth in this proxy statement.

Risk if Issuance is not Consummated

Our failure to consummate the Issuance would likely have a material adverse effect on our financial condition, would likely cause us to seek protection under applicable bankruptcy laws, could result in intervention by our banking regulators and could affect the settlement of the litigation.

If the Issuance is not consummated for any reason, we will likely be unable to repay the Notes at maturity on July 20, 2007. Our inability to do so would have a material adverse effect on our financial condition and would likely cause us to seek protection under applicable bankruptcy laws, which likely would result in the elimination of all value for our outstanding common stock. In addition, if the Issuance is not consummated, our banking regulators could take actions to protect the interests of our depositors, which actions could have a material adverse effect on the value that we may realize on our investment in Doral Bank PR and other subsidiaries and consequently on the value for our outstanding common stock.

Furthermore, pursuant to our agreement to settle all claims under the consolidated securities class action and shareholder derivative litigation filed against us following the announcement of the restatement of our financial statements in 2005, the plaintiffs to such actions will be entitled to terminate the agreement if we are unable to consummate the Issuance or an alternative transaction by September 30, 2007.

Risks if Issuance is Consummated

The Issuance will significantly dilute the interests of our existing shareholders.

Our current shareholders own 100% of our outstanding common shares. Upon the consummation of the Issuance, our existing shareholders will be diluted and only own approximately 10% of our outstanding common shares, with Holdings owning approximately 90% of our outstanding common shares. Also, our pro forma book value per share as of December 31, 2006, after giving effect to the Issuance, the settlement of the pending consolidated securities class action and shareholder derivative litigation and the payment of transaction costs, would decrease from approximately $3.08 per share to approximately $0.84 per share.

Upon the issuance of the Shares, Holdings will own a controlling block of our common shares and will have the ability to appoint all members of our Board of Directors and approve other shareholder actions without the agreement or consent of any other shareholder.

Upon the consummation of the Issuance, Holdings will hold securities representing approximately 90% of the voting power of all of our shareholders and will have the ability to appoint at closing and thereafter to elect all members of our Board of Directors. As a result, Holdings (and its assignees) will have the ability to determine matters requiring shareholder approval, including the election and removal of directors, business combinations, changes of control and sales of all or substantially all of our assets. See “Proposal 1 — Issuance of Shares of Common Stock — Governance Following the Issuance.”

Substantial sales of shares of our common stock, or the availability of such shares for sale, could cause the price of the shares of our common stock to decrease.

Subject to applicable securities laws, the Shares will be eligible for sale immediately following the Issuance. Holdings and its transferees will also be entitled to demand registration rights beginning six months following the Issuance. Following the Issuance, the market price of our shares of common stock could drop significantly if the Investors sell their shares or if the market perceives that they intend to sell them.

FORWARD-LOOKING STATEMENTS

This proxy statement contains forward-looking statements. These “forward-looking statements” are identified by the use of words or phrases such as “would be,” “will allow,” “intends to,” “will likely result,” “are expected to,” “will continue,” “is anticipated,” “estimate,” “project” or similar expressions.

We caution readers not to place undue reliance on any of these forward-looking statements since they speak only as of the date made and represent our expectations of future conditions or results and are not guarantees of future performance. Forward-looking statements involve inherent risks and uncertainties. A number of important factors could cause actual results to differ materially from those contained in any forward-looking statement. Such factors include, but are not limited to, the following:

•	our ability to consummate the Issuance (including obtaining shareholder and regulatory approvals, additional equity commitments and settlement of our shareholder litigation) and realize the benefits of such transaction;

•	the impact on our financial condition of a failure to complete the Issuance or the final settlement of the ongoing shareholder litigation against us;

•	potential adverse developments from ongoing enforcement actions by bank regulatory agencies;

•	risk associated with recent losses and their adverse impact on our capital position;

•	risks associated with our contingent obligations regarding recourse arrangements and representations and warranties in connection with our loan sales;

•	risks arising from the downgrades and potential further downgrades in the credit ratings of our securities;

•	risks associated with the potential impact of fluctuating interest rates on our net interest margin resulting from the current mismatch in our assets and liabilities;

•	our ability to attract new clients and retain existing clients;

•	our ability to retain and attract key employees;

•	our ability to successfully implement new business strategies;

•	our ability to derive sufficient income to realize the benefits of our deferred tax asset;

•	potential adverse developments in the credit quality of our loan portfolio;

•	risks associated with the effects of global, national and regional economic and political conditions, including with respect to fluctuations in interest rates;

•	risks arising from worsening economic conditions in Puerto Rico;

•	potential adverse developments in connection with the grand jury investigation by the U.S. Attorney’s Office for the Southern District of New York;

•	risks associated with our inability to prepare and timely file financial statements;

•	risks arising from material weaknesses in our internal control over financial reporting; and

•	developments from changes in the regulatory and legal environment for financial services companies in Puerto Rico and the United States.

We do not undertake and specifically disclaim any obligation to update any forward-looking statements to reflect occurrences or unanticipated events or circumstances after the date of those statements, except as required by applicable law.

PROPOSAL 1

ISSUANCE OF SHARES OF COMMON STOCK

Purpose and Effects of the Issuance

Pursuant to the Stock Purchase Agreement, we will issue, and Holdings will purchase, 968,253,968 newly issued shares (the “Shares”) of our common stock. See “Terms of the Stock Purchase Agreement.” The estimated cash proceeds to us from the Issuance will be $610 million. We intend to use such proceeds, together with cash proceeds from certain other transactions that are conditions to the Issuance, to repay the Notes at maturity on July 20, 2007, to fund the settlement of the consolidated securities class action and shareholder derivative litigation (as described below) and to pay transaction expenses.

If the Issuance is completed, Holdings will hold securities representing approximately 90% of the voting power of all of our shareholders immediately following the Issuance and, pursuant to the Securityholders and Registration Rights Agreement, will have the right to designate all members of our Board of Directors for election.

Parties to the Issuance

Doral Financial

Doral Financial is a diversified financial services company engaged in banking (including thrift operations), mortgage banking, insurance agency activities and institutional securities operations. Doral Financial’s activities are principally conducted in Puerto Rico. As of December 31, 2006, Doral Financial had consolidated assets of approximately $11.9 billion and consolidated stockholders’ equity of approximately $903.4 million.

Holdings

Holdings is a new limited liability company formed by the investors for the purpose of acquiring and holding the Shares. It will be 99.5%-owned and controlled by Parent, a new limited partnership formed by the investors for purposes of this investment. As of May 23,2007, investment partnerships managed by or affiliated with BSMB; funds managed by each of Perry Capital, LLC, Marathon Asset Management, LLC and Tennenbaum Capital Partners, LLC; a member of the D.E. Shaw group; and other private investment firms had committed to purchase an aggregate of $415 million of limited partnership interests in Parent at or prior to the Issuance ($      million as of          , 2007). The funds will be contributed to Holdings and used to pay the purchase price for the Shares.

Parent will be managed by its sole general partner, Parent GP. Parent GP will have a five-member board of directors, and each of the five investors named above will have the right to designate one director to the Board. Information about each of these five investors is provided below:

BSMB

The merchant banking group within Bear Stearns is a leading institutional private equity firm that looks for opportunities to work with experienced management teams and provide capital and investment expertise to help companies grow and become leaders within their respective industries. BSMB invests primarily in the retail, financial services, consumer products and packaging sectors, including corporate orphans, industry consolidations, special situations and restructurings as well as growth opportunities.

Perry Capital

Perry Capital, LLC, an alternative investment firm formed in 1988, manages over $13.5 billion allocated across the public equity, private equity, real estate, and credit markets. The firm has offices in New York, London, and Hong Kong focused on a broad array of industries.

Marathon Asset Management

Marathon Asset Management, LLC is a leading asset management company with $9.5 billion in capital under management and $20 billion in assets. Founded in 1998, Marathon Asset Management, LLC is a registered investment adviser with the Securities and Exchange Commission.

D.E. Shaw Group

D. E. Shaw Laminar Portfolios, L.L.C. (including its subsidiaries, “Laminar Portfolios”), a Delaware limited liability company, is a member of the D.E. Shaw group, which is a global investment and technology development firm. Laminar Portfolios focuses primarily on credit opportunity-related investment strategies.

Tennenbaum Capital Partners

Tennenbaum Capital Partners, LLC, founded in 1996, is a leading private investment firm with over $7 billion in assets under management and committed capital.

Reasons for Needing Shareholder Approval

Because the number of shares of common stock to be issued in the Issuance will exceed 20% of the number of shares of common stock currently outstanding and because the Issuance will result in a change of control of Doral Financial, shareholder approval of the Issuance is required under NYSE rules applicable to Doral Financial as an NYSE-listed issuer.

In addition, pursuant to Puerto Rico corporate law, we are required to obtain shareholder approval to adopt the proposed amendments to our Restated Certificate of Incorporation (Proposals 2 and 3), which are conditions to the Issuance.

Recommendation of the Board and Reasons for the Issuance

After careful consideration, our Board of Directors has determined that the Issuance is fair to our common shareholders and in the best interests of Doral Financial. Our Board of Directors, based in part on the recommendation of the Transaction Committee of our Board, unanimously approved the Issuance (with Mr. Glen Wakeman abstaining) and recommends that shareholders vote in favor of the Issuance (Proposal 1), as well as the amendments to our Restated Certificate of Incorporation (Proposals 2 and 3), which are conditions to the Issuance. In making this determination, our Board considered, and in making its recommendation the Transaction Committee considered, a number of factors that supported the decision to approve the Issuance, including the following:

•	the fact that the Issuance would permit the continued viability of Doral Financial and provide our shareholders with the opportunity to continue to participate in the future earnings and potential growth of what would then constitute a recapitalized company;

•	our imminent need for funds to repay the Notes at maturity on July 20, 2007;

•	the process followed by our Board, with the assistance of Bear Stearns, our financial advisor, to solicit proposals from financial investors and strategic buyers believed to be the most likely and appropriate candidates with whom to pursue a recapitalization or acquisition of the company and the absence of any more favorable proposals resulting from that process, all as described under “Background to the Issuance”;

•	the belief, after discussions between our financial advisors and certain holders of Notes and their advisors, that any alternative transaction involving the noteholders would be unlikely to leave existing shareholders with any meaningful continuing equity interest;

•	the probability that, given our ongoing liquidity and capital needs, in the absence of the Issuance or a similar transaction we would be forced to seek protection under applicable bankruptcy laws and the likelihood that such action would result in the elimination of all value of our common stock;

•	the possibility that, if we did not enter into an agreement for a recapitalization or similar transaction sufficiently in advance of the maturity of the Notes on July 20, 2007 to provide adequate time to obtain the necessary shareholder and regulatory approvals and to consummate such a transaction prior to such maturity, our banking regulators could take actions to protect the interests of our depositors, including requiring the immediate sale of Doral Bank PR or some or all of its assets and liabilities, which actions could have a material adverse effect on the value that Doral Financial may realize on its investment in Doral Bank PR and other subsidiaries and consequently on value for our outstanding common stock;

•	the belief that the Issuance would preserve the company as an independent public company, with an improved capital structure and liquidity, permitting us to retain key members of management and permitting our management to pursue its business plan, which our Board believes has the possibility of creating additional shareholder value for our common shareholders (including our existing common shareholders as well as Holdings);

•	the opinion of Rothschild, the independent financial advisor to the Transaction Committee of our Board, addressed to our Board that, as of May 15, 2007, the date of the opinion, and subject to the assumptions, limitations and qualifications stated in that opinion, the consideration to be received by us for the Shares pursuant to the Stock Purchase Agreement was fair, from a financial point of view, to our common shareholders, together with the analyses performed by Rothschild in connection with the preparation of its opinion and presented by Rothschild to the Board (see “Opinion of Financial Advisor” and Annex C to this proxy statement);

•	the advice of Rothschild, the independent financial advisor to the Transaction Committee of our Board, that the capital raising process conducted by the company’s financial advisor, Bear Stearns, was appropriately designed to maximize the opportunity to obtain the most favorable proposal reasonably available;

•	the belief, based on the advice of our counsel, that the regulatory approvals required to be obtained in connection with the Issuance could reasonably be expected to be obtained on a timely basis;

•	the belief, based on the advice of Bear Stearns and Rothschild, that there is a reasonable likelihood that Holdings or Parent would be able to obtain the necessary additional equity commitments on a timely basis;

•	the belief that, after extensive negotiations with the investors and their representatives, we have obtained the highest price for the Shares that the investors are willing to pay;

•	the fact that the terms and conditions of the Stock Purchase Agreement are the product of arms’-length negotiations between the investors and their representatives and our representatives, as reviewed by our Board with its advisors, and include provisions allowing us, under certain limited circumstances, to terminate the Stock Purchase Agreement in the event we receive a superior third-party acquisition proposal, as more fully described below under “Terms of the Stock Purchase Agreement — Termination of the Stock Purchase Agreement”;

•	provisions in the Securityholders and Registration Rights Agreement (a) to allow the public shareholders to participate in any sale by Holdings of a majority of its shares of Doral Financial and (b) to require that any “going-private” transaction by Holdings be approved either by a majority of independent directors of Doral Financial or by a majority of the outstanding shares that are not beneficially owned by Holdings;

•	our cease-and-desist orders, which have limited our operating and financial flexibility, and the potential that the Issuance could eventually permit the lifting of such orders;

•	the fact that consummation of the Issuance would enable us to consummate the agreed settlement of our consolidated securities class action and shareholder derivative litigation;

•	the fact that the settlement of our consolidated securities class action and shareholder derivative litigation is conditioned upon the consummation of the Issuance or an alternative transaction by September 30, 2007 and risk that, if the Issuance is not consummated or an alternative transaction is not completed by such time, the settlement agreement will cease to be binding on the plaintiffs; and

•	the belief, based on the advice of Bear Stearns and our former additional financial advisor, that we would not be able to raise sufficient debt financing to meet our liquidity needs from traditional sources and on acceptable terms, if at all, as a result of the downgrade of our credit ratings, the pending securities class action and shareholder derivative litigation, restrictions on our ability to obtain liquidity from Doral Bank PR and our reduced earnings outlook.

In the course of its deliberations, the Board also considered a variety of risks and other potentially negative factors, including the following:

•	the shares of our common stock to be issued to Holdings will represent approximately 90% of the shares of common stock that will be outstanding following the Issuance leaving our existing common shareholders with only 10% of our outstanding shares of common stock and voting power, and control of the management of Doral Financial will be in the hands of a limited number of investors, with only one of our independent directors and our Chief Executive Officer continuing as directors;

•	the pro forma fully converted book value per share as of December 31, 2006, after giving effect to the Issuance, the settlement of the pending consolidated securities class action and shareholder derivative litigation and the payment of transaction costs, would decrease from approximately $3.08 per share to approximately $0.84 per share;

•	the purchase price of the Shares is $0.63 per share, representing an approximate 50.4% discount to the closing price of $1.27 on May 14, 2007, the last trading day prior to the day on which our Board approved the transaction;

•	the Issuance might not be completed in a timely manner or at all due to the failure to timely meet one of the conditions precedent in the Stock Purchase Agreement;

•	the fact that our financial advisor, Bear Stearns, and one of the lead sponsors of the Issuance, BSMB, are affiliated companies;

•	the interests of our officers and directors in the transaction as described under “Additional Interests of Directors and Officers in the Issuance”;

•	the Stock Purchase Agreement’s restrictions on our ability to solicit or engage in discussions or negotiations regarding alternative transactions, subject to specified exceptions, and the requirement that we pay a termination fee to the investors of $25 million in order to accept a superior proposal and in certain other circumstances, which fee could discourage a competing proposal to acquire or invest in us that might be more advantageous to our shareholders;

•	the fact that, upon the signing of the Stock Purchase Agreement, Holdings and Parent would only have obtained from investors commitments to invest a portion of the total $630 million contemplated and that Holdings’ obligation to consummate the Issuance would be subject to the obtaining of additional equity commitments in order that there will be a total of $630 million committed;

•	the Stock Purchase Agreement’s restrictions on the conduct of our business prior to the completion of the Issuance, requiring us to conduct our business in the ordinary course, subject to specific limitations, which may delay or prevent us from undertaking business opportunities that may arise pending completion of the Issuance; and

•	the fact that, in the event of a breach of Holdings’ obligation to consummate the Issuance, Holdings’ (and the investors’) liability will be limited to $25 million.

Our Board believes that the various risks related to the Issuance are substantially outweighed by the potential benefits of the Issuance.

The foregoing discussion of the information and factors our Board considered is not intended to be exhaustive but includes all material factors our Board considered. In view of the variety of factors considered in connection with our Board’s evaluation of the Issuance, our Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors and considered all factors as a whole in reaching a decision.

Effect of the Issuance Not Being Completed

In the event that the Issuance is not consummated for any reason, our liquidity position, financial condition and business would be materially adversely affected. Although we would attempt to enter into an alternative transaction that would provide us with the liquidity and capital needed to manage our business, based upon the process that we recently conducted in evaluating our alternatives, we believe that it is unlikely that we would be able to enter into such a transaction prior to the July 20, 2007 maturity of the Notes, if at all, and this likely would result in the elimination of all value for our outstanding common stock.

Specifically, we believe that in the event of a failure to complete the Issuance:

•	We would likely be unable to repay the Notes at maturity on July 20, 2007;

•	We would likely need to seek protection under applicable bankruptcy and insolvency laws;

•	Our banking regulators could take actions to protect the interests of our depositors;

•	The settlement of our consolidated securities class action and shareholder derivative litigation would likely be terminated; and

•	The negative publicity that would result if action by banking regulators were taken or perceived as likely could cause a loss of confidence of our existing and potential customers and depositors.

Bankruptcy filings by us would be complex and expensive. While we may be able to restructure or sell our business and emerge from such bankruptcy proceedings, we cannot predict the costs of, or amount of time we would spend in, bankruptcy. Bankruptcy proceedings, or the potential for such proceedings, might lead our banking regulators to take actions to protect the interests of our depositors, might otherwise disrupt our business and create additional concerns for our employees, customers and depositors and likely would result in the elimination of all value for our outstanding common stock.

Background to the Issuance

This section is intended to provide a description of the events leading to our Board’s decision to approve the Issuance. A detailed discussion and analysis of our operating results for 2006, which is referenced below, can be found in our annual report on Form 10-K for 2006, which is being furnished to shareholders with this proxy statement.

Restatement of our Financial Statements

In April 2005, we determined that our previously filed interim unaudited and annual audited financial statements for the periods from January 1, 2000 through December 31, 2004 should no longer be relied upon and that our financial statements for some or all of the periods included therein should be restated. We announced the need for the restatement after concluding that it was necessary to correct the methodology used to determine the fair value of our portfolio of floating rate interest-only strips.

The announcement of our need to restate our financial statements resulted in various legal, financial and operational challenges, which have taken considerable effort, time and expense to address. Following our announcement of the need to restate our financial statements, the credit ratings of our debt were downgraded and our traditional funding sources, including the local financial institutions market for the sale of non-conforming mortgage loans and the unsecured bank and public debt markets, became inaccessible to us. In conjunction with the restatement, we identified various material weaknesses in our internal controls over financial reporting, which contributed to our inability to file timely annual and quarterly reports with the U.S. Securities and Exchange Commission (“SEC”).

In conjunction with the announcement of our need to restate our prior financial statements, the SEC launched a formal investigation into the matters surrounding the restatement, the U.S. Attorney’s Office for the Southern District of New York issued a grand jury document subpoena and our shareholders initiated numerous private lawsuits against us, including purported class action and shareholder derivative litigation. In February 2006, we received a notification from the Office of Thrift Supervision (“OTS”), directing Doral Bank, FSB, our New York-based savings bank, until further notice, not to pay any dividend, extend credit to Doral Financial, purchase assets or enter into similar transactions, without the prior written consent of the OTS and, in March 2006, we and our principal Puerto Rico banking subsidiary, Doral Bank PR, entered into consent orders with the Federal Reserve Board, the FDIC and the Puerto Rico Commissioner that prohibit Doral Bank PR from paying dividends to us and prohibit us from paying dividends to our common and preferred shareholders, without obtaining prior written approval from the FDIC and Federal Reserve.

We have spent substantial time and effort in addressing the issues and concerns raised by these consent orders.

Following our announcement of the need to restate our prior financial statements, we dedicated significant resources to the preparation and filing of our amended Annual Report on Form 10-K for the fiscal year ended December 31, 2004, and our subsequent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which had been delayed as a result of the restatement. In response to the restatement, an independent investigation relating to our company was undertaken by Latham & Watkins LLP (“Latham”), outside counsel to the independent directors and the Audit Committee of our Board of Directors, and we took steps to address the material weaknesses in our internal control over financial reporting, enhance our corporate governance, attract and retain new senior management and implement a new process to improve our interest rate risk management practices.

Liquidity

As further described in our annual report on Form 10-K for 2006, which is being furnished to shareholders with this proxy statement, our capital resources and financing costs have been adversely affected by a number of factors associated with the restatement process, including:

•	the downgrade of our credit ratings;
•	our inability to access the capital markets;

•	the decision of a substantial majority of our unsecured creditors not to renew committed credit facilities;

•	our inability to sell non-conforming mortgage loans in the local market and reliance on sales in the U.S. secondary markets, which have stricter underwriting requirements;

•	legal, accounting and other professional expenses associated with the ongoing legacy and transformation process, which amounted to an average of $2.4 million per month during 2006;

•	regulatory consent orders that prohibit our banking subsidiaries from paying dividends to the holding company, without prior regulatory approval; and

•	the settlement of the SEC’s investigation of Doral Financial, which required the payment of a $25 million civil penalty in February 2007.

In addition, the liquidity of the holding company has been adversely affected by an increased demand for loan repurchases pursuant to recourse or representation and warranty obligations. During 2006, we repurchased approximately $142.5 million in mortgage loans pursuant to existing recourse obligations. We were also required to substitute collateral of approximately $32.2 million in mortgage loans under a secured commercial facility for failure to meet collateral eligibility requirements. In addition, certain institutions have approached us alleging violations of representations and warranties relating to documentation issues (primarily loan file deficiencies) involving mortgage loans sold to these institutions. We are working with these financial institutions to review the claims and to correct alleged documentation deficiencies, which relate primarily to loan file deficiencies. While the parties are currently cooperating with us and we will seek to minimize required repurchases, if any, by correcting flaws, no assurance can be given that any required repurchase will not adversely affect our liquidity.

As a result of the losses incurred during 2006, our leverage ratio fell below the minimum threshold for the holding company to classify as “well-capitalized.” As a result, Federal National Mortgage Association (“FNMA”) may terminate us as an approved seller because we no longer meet the standards for being “well capitalized.” While we are in discussions with FNMA to avoid such action, no assurance can be given that FNMA will not terminate our status as an approved seller, which could have a material adverse effect on our ability to consummate the Issuance.

We will need significant outside financing during 2007, principally for the payment of our $625 million of Notes that mature on July 20, 2007 and of amounts required under the settlement agreement dated April 27, 2007 in respect of the consolidated securities class action and shareholder derivative litigation brought against us following the announcement of the restatement of our financial statements in 2005.

Recapitalization

In the third quarter of 2006, we installed a new senior management team, which was charged with building our business and analyzing and addressing our liquidity needs, in particular the refinancing of the Notes. In October 2006, our management reviewed our financial position and prepared and presented a preliminary assessment of our financial situation. Management’s analysis identified a misalignment of cash flow and debt service obligations at the holding company level. At that time, management estimated that, as a result of the liquidity constraints affecting the holding company, the holding company could not service more than approximately $180 million in debt at the projected interest rates for new debt. Management estimated that we would need to raise approximately $500 million in equity to close the projected funding gap, as well as additional funds for the potential settlement of the pending shareholder lawsuits and to comply with outstanding recourse and other contingent loan repurchase arrangements.

In November 2006, after obtaining and reviewing proposals from a number of investment banking firms, we engaged Bear Stearns and another financial advisor to advise us on the refinancing of the Notes. Under the terms of the agreements entered into with Bear Stearns and the other financial advisor, Bear Stearns agreed to advise us on an equity offering or merger or sale transaction and the other financial advisor agreed to advise us principally on a high-yield debt transaction and also render an opinion regarding the fairness, from a financial point of view, of any equity offering or strategic transaction pursued. Both firms were also to provide advice and recommendations regarding the restructuring of our balance sheet. Also in early November, we engaged Credit Suisse Securities (USA) LLC to advise us on the possible sale by Doral Bank, FSB of its New York banking branches as another source of liquidity. Management considered that the operations of Doral Bank, FSB were not strategic to its future operations and plans and that a sale of the New York branches would provide Doral Financial with a cost effective source of liquidity.

During the week of November 20, 2006, representatives of Bear Stearns contacted 16 private equity investors believed to have experience investing in financial institutions. During the week of November 27, 2006, 14 of these investors participated in an initial due diligence meeting with management where discussions were held on the basis of publicly available information.

On December 12, 2006, at a meeting of our Board of Directors, which was also attended by certain members of management, representatives of law firms Cleary Gottlieb Steen & Hamilton LLP (“Cleary Gottlieb”) and Pietrantoni Méndez & Alvarez LLP (“PMA”), as counsel to the company, and Latham, as counsel to the independent members of our Board, representatives of Bear Stearns and our other financial advisor presented their recommendations regarding the recapitalization. At the time, based on certain preliminary assumptions regarding the costs of a potential settlement of the securities class action and shareholder derivative litigation and recourse and other loan repurchase contingencies, our financial advisors estimated (and our management concurred) that our outside liquidity needs for 2007 would likely be at least $800 million, but that amounts would ultimately be determined in discussions with investors and in light of future developments and analysis.

At the meeting, our Board discussed with the financial advisors the expected mix between debt and equity of any new funding, and Bear Stearns advised the Board that it was likely that equity would be the predominant form of a new financing, but that the mix would ultimately be determined in discussions with potential investors. Our Board further discussed with the advisors that, due to the shareholder and regulatory approval processes, the goal should be to execute definitive agreements for a transaction during the first quarter of 2007 and that the resolution of the securities class action and shareholder derivative litigation was a likely condition to the company’s ability to effect any transaction that would satisfy its liquidity needs. The Board then proceeded to discuss with the advisors the process to source and determine the interest of potential investors, particularly with respect to the timing for approaching strategic buyers. After a series of discussions, the Board authorized management to allow the previously identified private equity investors, following execution of confidentiality agreements, to have access to confidential information. In making this determination, our Board determined, after considering the views of Bear Stearns, that (a) the capital-raising process should initially focus on private equity firms as potential investors since they were most likely to have the ability to accommodate the proposed timetable and most willing to dedicate resources to a potential transaction with the company despite the ongoing litigation, (b) the risk that private equity firms may be deterred from pursuing an investment if they perceived that the company was conducting an auction process involving strategic buyers, at least in the initial stages of the due diligence process, and (c) the likelihood that strategic buyers would not be interested in pursuing a transaction, at least before we resolved the litigation, based on the following factors: (i) the absence of any inquiries from potential strategic buyers subsequent to our announcement that we had engaged financial advisors to explore capital-raising alternatives, (ii) the problems in the Puerto Rico banking industry and the status of the mortgage industry generally, and (iii) the perceived lack of a clear strategic fit between Doral Financial and potential strategic buyers. Due to the large number of prospective private equity investors, the relatively limited amount of capital that any single investor (unless such investor was, or was prepared to become, a registered bank holding company) could invest in Doral Financial or in an entity formed to invest in Doral Financial due to legal and banking regulations, and the complex legal, financial and regulatory issues involved with any possible transaction with us, our Board also authorized the reimbursement of the fees of one set of lawyers, accountants and other advisors to be engaged to advise all prospective private equity investors.

At the same meeting, representatives of Cleary Gottlieb, Latham and PMA described the fiduciary duties owed by directors under the circumstances. At the request of our Chief Executive Officer, they also provided advice regarding the conduct of management during the transaction and advised that management should refrain from entering into discussions with any potential investor about future employment or compensation arrangements, at least until after we had reached an agreement in principle regarding the economics of a transaction with such investor. Following counsel’s presentation, our chief executive officer confirmed that he had not had any such discussion and it was agreed that he and other members of management would not have such discussions without prior Board approval.

On December 21, 2006, during a meeting of our Board of Directors, which was also attended by certain members of management and representatives of Cleary Gottlieb, PMA and Latham, our independent directors met in an executive session, at which only representatives of Latham were present, to discuss the roles and responsibilities of the independent directors in connection with the capital-raising process. At this executive session, Latham described the fiduciary duties owed by the independent directors under the circumstances. The independent directors also formed a transaction committee composed exclusively of independent directors (the “Transaction Committee”) to provide supervisory oversight of the capital-raising process, and independent directors Messrs. Dennis Buchert, Edgar Cullman Jr., Adolfo Marzol, Manuel Peña-Morros and John Ward, III were named to the Transaction Committee, with Mr. Ward as Chairman.

When the executive session ended and the Board meeting resumed, representatives of Bear Stearns and our other financial advisor were separately invited to join the meeting so that each advisor could outline its views regarding the process, timing and approach to a potential transaction. Following these presentations, there was discussion of the need to ensure that all alternatives were pursued on an accelerated schedule, including through the identification of financial institutions having possible interest in pursuing a strategic transaction. The independent directors expressed concern that Bear Stearns’ fee arrangement, which provided for a percentage-based fee in the case of a capital raise but a flat fee in the case of a sale to a strategic buyer, could be construed to provide greater incentive to Bear Stearns to pursue a transaction with private equity investors than with a strategic buyer and it was agreed that the terms of the engagement should be renegotiated to eliminate the inconsistency. The Board determined that potential strategic buyers should be included in the process on a timetable designed to be adequate to fully explore that alternative while also attempting to minimize the risk of jeopardizing the process with the private equity investors.

On December 27, 2006, at a meeting of the Transaction Committee, which was also attended by management and Latham, the Transaction Committee unanimously approved a process by which it would identify potential strategic buyers and work with Bear Stearns to contact the potential strategic buyers.

Prior to the filing of our Form 10-Q for the nine-month period ending September 30, 2006 and the concurrent earnings release announcing the financial statements contained therein, Mr. Ward, then Chairman of our Board of Directors, expressed concerns about the inclusion in the earnings release of the statement to be contained in our Form 10-Q regarding the possible dilutive effects of the capital-raising process on existing shareholders, which he believed unnecessarily highlighted a risk that might not occur given that our Board intended to explore the possibility of other strategic alternatives that might not result in significant dilution. The language in the earnings release was reviewed by members of our Audit Committee, management and outside counsel. Following such review and taking into account Mr. Ward’s views, Mr. Buchert, the Chairman of the Audit Committee of our Board of Directors, satisfied himself that the text of the press release contained appropriate disclosure and approved the press release pursuant to the procedures previously established by the Committee, and the Form 10-Q was filed and the press release was issued on December 29, 2006.

Following the filing of our third quarter earnings release and Form 10-Q, Mr. Ward provided notice to the other directors that, effective January 2, 2007, he would resign as a director, stating that he held different views as to the best process to be followed to meet our capital and liquidity needs and to maximize shareholder value. He further expressed concern that our financial advisors would favor a private equity transaction and not aggressively pursue a strategic transaction as a result of what he described as the substantial time and effort already committed to pursuing a private equity transaction.

At a meeting of our Board of Directors held on January 2, 2007, Mr. Ward explained the reasons for his resignation. Mr. Ward subsequently left the meeting and the Board considered Mr. Ward’s comments and discussed them among themselves and with Cleary Gottlieb, PMA and Latham. Following the discussion, the Board of Directors unanimously elected Board member Mr. Buchert as the new Chairman of the Board and Chairman of the Transaction Committee. On January 23, 2006, Mr. Harold Vicente became a member of the Transaction Committee.

During January and February 2007, the Transaction Committee held seven meetings, portions of some of which were also attended by management, advisors and other members of our Board of Directors, at which the committee focused on the process for soliciting interest among the following four groups of investors: (a) private equity firms, (b) strategic buyers, (c) private investment funds and (d) current holders of Notes (the “noteholders”). The Transaction Committee also considered the possibility of attempting to conduct a public issuance of securities or a rights offering, but ultimately determined that each would be too complex under the circumstances and incompatible with the required timetable and insufficient on a stand-alone basis to adequately address our liquidity and capital needs.

During the first week of January 2007, 13 private equity firms (all of which had attended the initial due diligence meeting with management in November), having executed confidentiality agreements, attended meetings with management and began to access diligence materials

Beginning on January 16, 2007, representatives of Bear Stearns and the company contacted a group of eight financial institutions selected by the Transaction Committee, after consultation with management and Bear Stearns, as most likely to be interested in acquiring the company, of which three expressed preliminary interest and a willingness to enter into a confidentiality agreement to initiate meetings with management and access diligence materials. Two of these institutions quickly decided not to proceed and the other ultimately signed a confidentiality agreement and conducted limited diligence but expressed interest only in acquiring certain operations and not in engaging in a strategic transaction that would satisfy the company’s liquidity and capital needs.

Following discussion and negotiation during the last week of December and the first two weeks of January, on January 18, 2007, an amended engagement letter was entered into with Bear Stearns to eliminate the perceived inconsistency described above with respect to the fee structure. The amended letter provides for fees of $5 million, payable upon the amendment of the engagement letter, $5 million, payable upon the signing of a definitive agreement with investors regarding a recapitalization or strategic transaction, and $17 million, payable upon the closing of the transaction, and customary expense reimbursement and indemnification arrangements.

During the third week of January 2007, out of 13 private equity firms that had entered into confidentiality agreements and been requested to submit initial indications of interest, five firms expressed preliminary interest in pursuing a transaction, five firms indicated that they were not currently interested but that they might be willing to join a transaction led by another party and three indicated that they were not interested in participating in a transaction at all. Of those firms that expressed preliminary interest in participating in a transaction, we received initial, non-binding indications of interest, each subject to various conditions, from two (private equity investors A and B) and a joint proposal from two others (private equity investors C and D), proposing to invest (a) between $200 to $250 million (in the case of private equity investor A), (b) up to $500 million (in the case of private equity investor B) and (c) up to $650 million (in the case of private equity investors C and D). An additional private equity firm stated that it was interested in pursuing a transaction but unable to provide an economic proposal at that time. Representatives of Bear Stearns had various follow-up conversations with all five investors, which led Bear Stearns to advise the Transaction Committee that it anticipated that any ultimate proposals received from these five prospective investors would likely contemplate only minimal retained equity by current shareholders.

On January 19, 2007, at a meeting of the Transaction Committee, which was also attended by management and representatives of Bear Stearns, Credit Suisse, Cleary Gottlieb, PMA and Latham, representatives of Bear Stearns stated that Bear Stearns Merchant Banking (“BSMB”), an affiliate of Bear Stearns, might be interested in exploring a potential transaction. Representatives of Bear Stearns assured the Transaction Committee that it had procedures in place to avoid BSMB’s obtaining sensitive information regarding the company or the process that was not made available to other potential investors. After consideration of Bear Stearns’ presentation and advice from counsel, the committee authorized Bear Stearns to contact BSMB to discuss a possible transaction. At the same meeting, Bear Stearns reported on contacts it had received from private investment funds interested in exploring a possible investment in Doral Financial and, after consideration, the committee authorized Bear Stearns to discuss a possible transaction with a number of private investment funds. In addition, representatives of Bear Stearns informed the committee that certain holders of Notes had approached them about the possibility of engaging in discussions with the company, and Credit Suisse Securities (USA) LLC made a presentation to the committee regarding the status of the process for the sale of the New York branches. At the meeting, the Transaction Committee also discussed the reasons why it was unlikely that banks and other financial institutions would be interested in pursuing a strategic transaction involving the company.

During the week of January 22, 2007, representatives of Bear Stearns contacted (a) 12 private investment funds regarding a possible investment, of which seven funds including a member of the D.E. Shaw group and funds managed by each of Marathon Asset Management, LLC and Perry Capital, LLC, entered into confidentiality agreements to initiate meetings with management and access diligence materials and (b) three noteholders holding between $220 million and $260 million of Notes, each of which expressed an interest in entering into confidentiality agreements, subject to further negotiation. During the same week, representatives of Bear Stearns also contacted a private equity firm (“private equity investor E”) that had recently expressed interest in exploring an investment, which also signed a confidentiality agreement to initiate meetings with management and access diligence materials. BSMB and private equity investor E attended the same management presentation, after which they began discussions about a possible co-investment.

During early January 2007, our other financial advisor expressed a desire to expand its role and become the independent financial advisor to the Transaction Committee. During the first week of February 2007, the Transaction Committee decided to engage its own financial advisor and interviewed various candidates. The Transaction Committee ultimately decided to retain Rothschild to advise the committee during the course of the negotiations and to deliver its opinion with respect to the fairness, from a financial point of view, of any transaction. In light of the engagement of Rothschild and the unlikelihood that we would recapitalize the company in any significant part through a high-yield debt transaction, our other financial advisor subsequently notified us of its decision to resign from its engagement.

On February 5, 2007, we received a letter from BSMB and private equity investor E indicating their initial interest in sponsoring an investor group that would agree to invest $800 million in newly issued shares of Doral Financial in exchange for an 82% interest in our common equity. The indication of interest was based on our balance sheet at September 30, 2006 and various assumptions and subject to confirmatory diligence and further analysis of our balance sheet. In the letter, BSMB and private equity investor E indicated their willingness in connection with the investment to organize a holding company that would become a bank holding company under the Bank Holding Company Act, which would facilitate the making of the necessary funding in the company. Due to ownership limitations imposed by banking regulations (in the case of BSMB) and financial considerations (in the case of private equity investor E) neither BSMB nor private equity investor E could commit to make a sufficient investment to satisfy the company’s liquidity needs, and a syndicate of investors would have to be organized by them to provide the necessary investment.

On February 5 and 6, 2007, we received initial indications of interest from two private investment funds (fund investor 1 and fund investor 2, respectively). In their proposals, these investors expressed an interest in investing up to $250 million (in the case of fund investor 1) and $100 million (in the case of fund investor 2), in each case as part of a larger group, on economic terms competitive with those proposed by BSMB and private equity investor E.

On February 7, 2007, at a meeting of the Transaction Committee, which was also attended by management and representatives of Bear Stearns, Credit Suisse, Rothschild, Cleary Gottlieb, PMA and Latham, representatives of Bear Stearns presented to the Transaction Committee the three proposals described above. The Transaction Committee, after receiving advice from Bear Stearns and Rothschild, decided that the company should concentrate its efforts on two fronts, pursuing a commitment to a transaction from BSMB and private equity investor E and initiating discussions with the noteholders about an alternative transaction. This decision was made based on a number of factors, including: (a) the limited time to consummate a transaction before the maturity of the Notes on July 20, 2007, (b) the fact that timing and management resources available did not allow for due diligence by multiple prospective lead investors, and (c) that noteholders were likely to be a potential source of a transaction given their existing investment in the company and desire to protect their investment.

The Transaction Committee believed that the proposal submitted by BSMB and private equity investor E was the most favorable proposal received for various reasons including that: (a) of all of the investors then expressing interest in investing in the company, BSMB and private equity investor E together were the most experienced investors within the financial services sector and most familiar with investing in financial institutions and regulated entities, (b) the Transaction Committee, based on advice from the financial advisors, had a higher level of confidence in their ability to structure, syndicate and complete the transaction than it did in the other prospective investors, and (c) the proposal contemplated a relatively simple structure in which they were willing to commit to a larger percentage of any transaction than other prospective investors.

Beginning the week of February 12, 2007, BSMB and private equity investor E began a new phase of diligence at our offices in Puerto Rico.

At meetings during late February and March 2007, representatives of Bear Stearns updated the Transaction Committee on the diligence process being undertaken by BSMB and private equity investor E and the status of the process for contacting additional potential investors that would complete the investor pool necessary to provide us with sufficient funding. During these meetings, the committee directed representatives of Bear Stearns to contact certain holders of significant positions of Notes to continue negotiations of confidentiality agreements that had been ongoing since late January. At that time, the Transaction Committee authorized the limited reimbursement of fees and expenses of the noteholders’ advisors.

On March 13, 2007, two noteholders holding approximately $200 million of Notes executed confidentiality agreements to initiate discussions with management and access diligence materials.

On March 15, 2007, we announced that Doral Bank, FSB, our wholly owned New York City-based subsidiary, had entered into a definitive agreement to sell its 11 existing New York City branches. We estimate that, after giving effect to the sale, there would be approximately $50 million of excess cash at Doral Bank, FSB, which, subject to the receipt of regulatory approval, could be distributed to Doral Financial.

On March 16, 2007, we received a preliminary term sheet from BSMB and private equity investor E without specifying the price per share proposed to be paid or the percentage of shares to be owned by the holding company to be formed by the investors. Cleary Gottlieb, as counsel to the company, after consulting with the Chairman of our Board of Directors, our Chief Executive Officer, our financial advisors and counsel to the Transaction Committee, held discussions and negotiations with Simpson Thacher & Bartlett LLP (“Simpson Thacher”), counsel to the investors, as to the non-price terms. Following and as a product of those negotiations, we received a revised term sheet on March 24, 2007, which proposed that the holding company pay $0.80 per share or a total of $775 million and own 90% of the company’s common equity leaving our existing shareholders with 10% of the common equity, and in which, in response to our request, the investors acknowledged their willingness to discuss a possible post-closing rights offering that would provide our existing common shareholders with an opportunity to invest additional amounts in the company following a recapitalization.

At a meeting held on March 26, 2007, the Transaction Committee, with all other members of the Board and representatives of Bear Stearns, Rothschild, Cleary Gottlieb, PMA and Latham present, discussed the principal terms of the revised term sheet presented by BSMB and private equity investor E, including the reduction in the common equity interest of the company to be retained by our existing shareholders following the Issuance, from the 18% contemplated in the February 5, 2007 indication of interest to the 10% then proposed. After deliberations, the Transaction Committee asked Bear Stearns and Cleary Gottlieb to pursue further discussions with the investors and their counsel. During the meeting, representatives of Bear Stearns informed our Board that the two noteholders with whom the company had entered into confidentiality agreements had indicated that their main interest in continuing their due diligence on the company was to prepare for the eventuality that any other transaction did not prove feasible and that the company should assume that any transaction involving the noteholders would not leave existing shareholders with any meaningful continuing equity interest and would be difficult to carry out given that we would need a very high level of participation from noteholders to consummate a transaction that adequately addressed our liquidity needs, that conducting a registered offering to reach all noteholders would not likely be feasible in light of the required timetable and that noteholders would likely be reluctant to accept securities that were junior in rank to those held by our preferred shareholders. In addition, Bear Stearns informed the committee that an alternative deal with new investors was unlikely at that point in time.

During the week of March 26, 2007, Cleary Gottlieb held additional discussions and negotiations with counsel to the investors as to the non-price terms and Bear Stearns held additional discussions and negotiations with BSMB as to the price terms. Following these discussions and negotiations, on March 31, 2007, we received a revised term sheet from BSMB, which included an increase in the price per share of common stock offered from $0.80 per share contemplated in the preceding version of the term sheet to $0.90 per share then proposed, representing an increase from 10% to 11% in retained common equity by our existing common shareholders, and left open the possibility of a post-closing rights offering. On the basis of the revised term sheet, the Transaction Committee authorized BSMB to begin syndication of the potential transaction to other potential investors.

On April 11, 2007, the Transaction Committee held a meeting, which was also attended by certain other members of the Board, management and representatives of Bear Stearns, Rothschild, Cleary Gottlieb, PMA and Latham, at which representatives of Bear Stearns provided an update on the syndication effort being carried out by BSMB and reported that BSMB was in discussions with a number of sophisticated investors and that certain of such investors had expressed initial interest, subject to additional diligence, in pursuing the transaction, while others, including private equity investor E, were of the view that, as proposed, the transaction would not provide sufficiently attractive returns to investors.

Also on April 11, 2007, BSMB, through its counsel, Simpson Thacher, delivered a draft stock purchase agreement to us, through Cleary Gottlieb, for review and negotiation. Following the delivery of the draft stock purchase agreement, Cleary Gottlieb, with input from PMA, Latham and us, prepared a revised draft of the agreement, which it delivered to Simpson Thacher on April 17, 2007. On April 30, 2007, Simpson Thacher, with the input of BSMB, delivered a revised draft stock purchase agreement to us, through Cleary Gottlieb, for further review and negotiation. Cleary Gottlieb, with input from PMA, Latham and us, prepared a revised draft of the agreement, which it delivered to Simpson Thacher on May 3, 2007.

During the last two weeks of April, prospective investors continued their diligence efforts and active discussions with BSMB to provide a substantial portion of the total capital to be invested by Holdings. On April 26, 2007, representatives of Bear Stearns reported to the Chairman of the Transaction Committee and representatives of Rothschild that, as a result of requirements being imposed by prospective co-investors as a condition to their participation in the transaction, it was such representatives’ understanding that (a) any offer made by the investors would likely entail a smaller investment (of $625 million) in exchange for the same equity interest (of approximately 89%) previously proposed, at an implied price of $0.72 per share and (b) the investors would likely require that such a transaction be conditioned upon receipt of at least $150 million in the aggregate from the transfer of mortgage servicing rights from Doral Financial to Doral Bank PR and the distribution of excess capital by Doral Bank, FSB to Doral Financial following the consummation of the sale by Doral Bank, FSB of its New York banking branches.

On May 3, 2007, at a meeting of the Transaction Committee, which was also attended by certain other members of the Board and, for certain portions, by management and advisors, representatives of Bear Stearns confirmed, based on a conversation with BSMB, that any final offer from BSMB would likely involve a $625 million investment but also explained that recent financial performance and other due diligence matters had led the investors to determine that they would likely require a larger equity interest (97.5%) than previously proposed, at an implied price of $0.15 per share. In conjunction with this proposal, the investors had reaffirmed to Bear Stearns the expectation that the transaction would be subject to the conditions described above and also would commit to permit us to conduct a $30 million rights offering following the transaction. Following the meeting, the Transaction Committee instructed Bear Stearns to take the following steps: (a) to request that BSMB materially improve the economic terms of its proposal and finalize the proposal, so that it was capable of being signed and approved, on an expedited basis and (b) to explore possible alternative transactions with the noteholders. Subsequent to the meeting, Bear Stearns and our management worked to do a detailed walk-through of our financial performance for the investors to highlight and explain certain unusual non-recurring items.

During the second week of May, Bear Stearns informed the company that the investors were prepared to proceed with negotiations on the basis of a final proposal to invest approximately $610 million in the company, in exchange for a 90% equity interest, at an implied price per share of $0.63. Given the interest in executing a transaction as soon as practicable, it was expected that the investors would commit to provide funding of at least $350 million at the time of execution of the agreement and would seek to obtain commitments from other interested parties as promptly as practicable following execution of the agreement. As previously discussed, the investment would be conditioned on the company receiving at least $150 million in the aggregate from the transfer of mortgage servicing rights from Doral Financial to Doral Bank PR and the distribution of excess capital by Doral Bank, FSB to Doral Financial following the consummation of the sale by Doral Bank, FSB of its New York banking branches. In consideration of the higher purchase price per share paid on the revised terms, however, the investors withdrew the provision that would permit the company to conduct a rights offering following the closing of the transaction. Through counsel, the parties continued negotiations of the draft stock purchase agreement, a draft securityholders and registration rights agreement and ancillary documentation.

On May 15, 2007, our Board of Directors, with all members present, met to consider the investors’ final economic proposal and the final terms of the proposed stock purchase agreement and related agreements. At the beginning of the meeting, Mr. Glen Wakeman, our Chief Executive Officer, explained that although he did not have any existing arrangements with the prospective investors regarding his employment with the company, in view of the expectation that he would continue in his role of Chief Executive Officer following the transaction and that the transaction would make more certain the compensation payments paid and due to be paid to him under his employment agreement and the company’s 2007 key employee incentive plan, he had determined that it was prudent to abstain from voting on the transaction. Mr. Wakeman nevertheless advised our Board that he believed that the transaction was in the best interests of the company and our common shareholders. Following Mr. Wakeman’s presentation, representatives of Bear Stearns provided an overview of the financial terms of the investors’ final offer and management presented an overview of our liquidity and capital needs. Representatives from Cleary Gottlieb described the material terms of the stock purchase agreement and other transaction documents to be entered into in connection with the Issuance, and a representative of Latham described the duties owed by directors under the circumstances. Representatives of Rothschild provided a financial analysis of the transaction and rendered Rothschild’s oral opinion, subsequently confirmed in writing, that, as of May 15, 2007 and based upon and subject to the various considerations set forth in the opinion, the consideration to be received in the Issuance was fair from a financial point of view to our common shareholders.

Following these presentations, our Board discussed the proposed transaction and posed various questions to our management and legal and financial advisors regarding the terms of the transaction and the possibility of entering into an alternative transaction. In its deliberations, the Board also weighed, among other things, the benefits of the proposed transaction against the advantages and disadvantages of refraining from proceeding with it, including that the alternative of seeking protection under the bankruptcy laws likely would result in the elimination of all value for our outstanding common stock. The independent members of our Board then met in an executive session with Latham and Rothschild present, after which the Transaction Committee, with other independent directors present, considered and approved and recommended that our Board approve the Issuance. Based on the reasons set forth above under “— Recommendation of the Board and Reasons for the Issuance” and the recommendation of the Transaction Committee, our Board determined that the transaction was fair to Doral Financial and our common shareholders, and unanimously approved the Issuance (with Mr. Wakeman abstaining). In conjunction with its approval of the Issuance, our Board instructed our management to finalize and execute final documentation. The Board also authorized management, which had confirmed that it had not had any discussions with the investors regarding the terms of any future employment, to hold such discussions.

After the meeting adjourned, our legal advisors continued to negotiate the final documentation and the investors continued to work to finalize the initial equity commitments. Final transaction agreements and equity commitments in an amount of approximately $415 million were executed late in the evening of May 16, 2007 and we announced the transaction early in the morning of May 17, 2007.

Opinion of Financial Advisor

The Transaction Committee of the Board selected, and Doral Financial retained, Rothschild to render a fairness opinion in connection with the proposed Issuance. The Transaction Committee selected Rothschild based on its reputation, experience and expertise as independent investment bankers. As part of its investment banking business, Rothschild regularly engages in the valuation of businesses and their securities in connection with mergers and acquisitions, restructurings, recapitalizations, private placements and other transactions.

On May 15, 2007, at a meeting of the Board of Directors of Doral Financial held to evaluate the proposed Issuance, Rothschild orally delivered to the Transaction Committee and the Board its opinion, which was subsequently confirmed in writing and dated May 15, 2007, that, as of that date and based on and subject to the assumptions, limitations and qualifications stated in its written opinion, the consideration to be received by Doral Financial for the Shares is fair, from a financial point of view, to the common shareholders of Doral Financial.

The type and amount of consideration to be received by Doral Financial for the proposed Issuance was determined through negotiation between Doral Financial and the investors, and the decision to approve the proposed Issuance and related transactions was solely that of Doral Financial and its Board and Transaction Committee. In connection with the opinion, Rothschild was not authorized by Doral Financial, its Board or the Transaction Committee of the Board to conduct, nor has Rothschild conducted, any solicitation of third-party indications of interest for any investment in, or the acquisition of, Doral Financial, or any other alternative transaction, but Rothschild has discussed and reviewed the solicitation process undertaken by Bear Stearns, Doral Financial’s financial advisor.

No other instructions or limitations were imposed by the Transaction Committee or the Board on Rothschild with respect to the investigations made or procedures followed by Rothschild in rendering its opinion.

The full text of Rothschild’s written opinion, dated May 15, 2007, which describes the assumptions made, procedures followed, matters considered and limitations on the review undertaken, is attached to this proxy statement as Annex C. We encourage you to read this opinion in its entirety. Rothschild’s opinion, provided for the information of the Transaction Committee and the Board in connection with their evaluation of the Issuance, is limited to the fairness, from a financial point of view, to the common shareholders of Doral Financial, of the consideration to be received by Doral Financial for the Shares and does not address any other aspect of the Issuance or any related transaction. Rothschild’s opinion is not intended to and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to any matters relating to the Issuance or any related transactions. Rothschild’s opinion does not address the relative merits of the Issuance and alternative business strategies that might exist for Doral Financial, except to the extent reflected in the liquidation analysis summarized below, nor does it address any other transaction that Doral Financial has considered or may consider or the decision of Doral Financial or its Board or Transaction Committee to proceed with the Issuance and related transactions. Rothschild has consented to the inclusion of its opinion and the disclosures contained under the heading “Opinion of Financial Advisor” in this proxy statement.

In arriving at its opinion, Rothschild, among other things:

•	Reviewed a draft of the Stock Purchase Agreement dated May 14, 2007, drafts dated May 12, 2007 of the form of the Limited Guaranty, to be entered into by certain of the investors and certain related agreements (collectively, the “Related Agreements”);

•	Discussed the proposed Issuance with the management and the Board and Doral Financial’s advisors and other representatives;

•	Reviewed certain publicly available business and financial information relating to Doral Financial;

•	Reviewed certain audited and unaudited financial statements of Doral Financial, and certain other financial and operating data, including financial forecasts relating to Doral Financial, provided to or discussed with Rothschild by the management of Doral Financial;

•	Held discussions with the management of Doral Financial regarding the past and current operations and financial condition and prospects of Doral Financial;

•	Performed a liquidation analysis of Doral Financial;

•	Compared the historical and projected financial performance of Doral Financial with that of certain publicly traded companies that Rothschild deemed to be generally relevant in evaluating Doral Financial;

•	Reviewed, to the extent publicly available, the financial terms of certain public transactions that Rothschild deemed to be generally relevant in evaluating the Issuance; and

•	Considered such other factors and information, and conducted such other analyses, as Rothschild deemed appropriate.

In rendering its opinion, Rothschild did not assume any obligation independently to verify any of the financial or other information utilized, reviewed or considered by it in formulating its opinion and relied on such information, including all information that was publicly available to Rothschild or provided to Rothschild by Doral Financial, as being accurate and complete in all material respects. In addition, with Doral Financial’s consent, Rothschild relied upon management’s valuation of the loan and investment securities portfolio held at Doral Financial, without independent verification, and assumed, and was advised, that such valuations were reasonably and accurately prepared in good faith on bases reflecting the best available estimates and judgments of the management of Doral Financial. Rothschild was advised, and assumed, that the financial forecasts and other information and operating data for Doral Financial provided to or discussed with Rothschild by management of Doral Financial, were reasonably and accurately prepared in good faith on bases reflecting the best available estimates and judgments of the management of Doral Financial as to the future financial performance of Doral Financial assuming that Doral Financial is able to continue as a going concern. In that regard, Rothschild assumed that (a) such forecasts will be achieved in the amounts and at the times contemplated thereby if Doral Financial continues as a going concern, except that Rothschild has made certain adjustments for first quarter of 2007 results, the sale of Doral FSB and inclusion of certain other expenses related to the Issuance, in each case based upon guidance from and discussion with management (as so adjusted, the “Financial Forecasts”) and (b) all material assets and liabilities (contingent or otherwise) of Doral Financial are as set forth in Doral Financial’s financial statements or other information made available to Rothschild. Rothschild expresses no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. With respect to tax and regulatory matters, Rothschild relied, with Doral Financial’s consent, on the advice of counsel, experts and advisors to Doral Financial.

Rothschild assumed that there had not occurred any material change in the assets, financial condition, results of operations, business or prospects of Doral Financial since the dates on which the most recent financial statements or other financial and business information relating to Doral Financial were made available to Rothschild. Rothschild further assumed that the representations and warranties of the parties in the Stock Purchase Agreement and the Related Agreements were true and correct as of the date of the Stock Purchase Agreement and will be true and correct as of the Closing, that each of the parties to the Stock Purchase Agreement and the Related Agreements will perform all of the covenants and agreements to be performed by it under the Stock Purchase Agreement and the Related Agreements, that the Issuance and related transactions will be consummated in all material respects in accordance with the terms and conditions described in the Stock Purchase Agreement, the Related Agreements and related documents without any waiver, delay, amendment or modification thereof, that all governmental, regulatory or other consents and approvals necessary for the consummation of the Issuance and related transactions will be obtained without any adverse effect on Doral Financial, and that the definitive Stock Purchase Agreement and the definitive Related Agreements would not materially vary from the drafts thereof reviewed by Rothschild. Rothschild has not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of Doral Financial. Rothschild has also assumed that as a result of the Issuance, the Notes would be repaid at their maturity on July 20, 2007, in accordance with their terms, and that Doral Financial would not seek protection under applicable bankruptcy or insolvency laws. Rothschild’s opinion was based on economic, monetary, market and other conditions as in effect on, and the information made available to Rothschild as of, May 11, 2007. Accordingly, although subsequent developments may affect Rothschild’s opinion, Rothschild has not assumed any obligation to update, revise or reaffirm its opinion unless such an update is specifically requested by Doral Financial. In each case, Rothschild made all of the assumptions described in the foregoing paragraphs with Doral Financial’s consent.

In preparing its opinion, Rothschild performed a variety of financial and comparative analyses, including those described below. The summary of these analyses is not a comprehensive description of all analyses and factors considered by Rothschild. The preparation of a fairness opinion is a complex analytical process that involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances and, therefore, a fairness opinion is not readily susceptible to summary description. Rothschild believes that its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on information presented in tabular format, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

Rothschild employed several analytical methodologies and no one method of analysis should be regarded as critical to the overall conclusion reached by Rothschild. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. The conclusion reached by Rothschild is based on all analyses and factors taken as a whole and also on application of Rothschild’s experience and judgment, which conclusion may involve significant elements of subjective judgment and qualitative analysis. Rothschild therefore gives no opinion as to the value or merit standing alone of any one or more parts of the analyses it performed. In its analyses, Rothschild considered industry performance, general business, economic, market and financial conditions and other matters existing as of the date of its opinion, many of which are beyond the control of Doral Financial. No company, transaction or business used in those analyses as a comparison is identical to Doral Financial or the proposed Issuance, and an evaluation of those analyses is not entirely mathematical. Rather, the analyses involve complex considerations and judgments concerning financial and operating characteristics and other factors that could affect the acquisition, public trading or other values of the companies, business segments or transactions analyzed.

The estimates contained in Rothschild’s analyses and the valuation ranges resulting from any particular analysis are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those suggested by its analyses. In addition, analyses relating to the value of businesses or securities do not necessarily purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold. Accordingly, Rothschild’s analyses and estimates are inherently subject to substantial uncertainty.

Rothschild’s opinion and analyses were only one of many factors considered by the Transaction Committee and the Board in their evaluation of the Issuance and should not be viewed as determinative of the views of the Transaction Committee, the Board or management with respect to the proposed Issuance or the consideration to be received by Doral Financial for the Shares.

The following is a summary of the material financial analyses performed by Rothschild in connection with the rendering of its opinion, dated May 15, 2007, to the Board.

The financial analyses summarized below include information presented in tabular format. In order to fully understand Rothschild’s financial analyses, the tables must be read together with the text of each summary.

In connection with its opinion, Rothschild considered the consequences to Doral Financial of the Issuance not being completed. If Doral Financial does not have sufficient resources to repay the Notes on July 20, 2007, management believes that the banking regulators could take actions to protect the interests of Doral Financial’s depositors, which could lead Doral Financial’s banking regulators to take action to require the immediate sale of Doral Bank PR or some or all of its assets and liabilities and to the liquidation of Doral Financial.

In connection with Rothschild’s opinion that, as of May 15, 2007, the consideration to received by Doral Financial for the Shares is fair, from a financial point of view, to the common shareholders of Doral Financial, Rothschild performed (a) a liquidation analysis of Doral Financial (the “Liquidation Analysis”) and (b) an evaluation of the proposed Issuance to determine the common equity value per share on a pro forma basis by assuming the consummation of the Issuance and the repayment of the Notes (the “Post-Issuance Valuation”). Rothschild performed the Liquidation Analysis to determine the liquidation value of Doral Financial in the event that Doral Bank PR were seized by the banking regulators and Doral Financial filed for protection under Chapter 11 of the Bankruptcy Code if the Issuance did not occur. Rothschild performed the Post Issuance Valuation since the common equity value per share after the Issuance based on the Doral Financial’s expected growth, profitability, and capital position on a pro forma basis may be different than the $0.63 per share Issuance price. While Rothschild also performed an evaluation of Doral Financial based on a theoretical intrinsic methodology, which assumed that the Notes were not maturing on July 20, 2007 and remained outstanding (the “Intrinsic Valuation”) and which led to a per share value that was higher than the per share liquidation value, Rothschild did not consider the Intrinsic Valuation when rendering its opinion because it is based on highly unrealistic assumptions that the Notes will remain outstanding and that Doral Financial will not liquidate or seek protection under applicable bankruptcy or insolvency laws, and, accordingly, it is not summarized below.

Liquidation Analysis

Rothschild performed a liquidation analysis utilizing its best estimates of values that could be achieved if the assets of Doral Financial were sold over a period of time in a bankruptcy liquidation. As is customary for this type of analysis, it is based on numerous assumptions and estimates made by Rothschild and management rather than independent third-party appraisals. Accordingly, there can be no assurance that the values reflected in Rothschild’s liquidation analysis of Doral Financial would be realized if a liquidation were conducted, and actual results and proceeds could vary materially from those reflected in the liquidation analysis shown below. Rothschild reviewed each of Doral Financial’s banking subsidiaries, loan and investment securities portfolios, mortgage operations and its insurance agency and estimated the proceeds which could be recovered in a bankruptcy sale, which would include significant involvement by the regulators. Rothschild also estimated the cost to conduct such liquidation. The estimated proceeds would then be utilized to pay the liabilities (including the Notes) and the preferred stock of Doral Financial in order to calculate the residual value, if any, that would remain after repaying the preferred stock. The allocation of asset sale proceeds to specific classes of liabilities was performed based on Doral Financial’s best estimate of priorities that would exist in a liquidation. The liquidation analysis was based on December 31, 2006 actual balance sheet figures adjusted by Rothschild and management to reflect estimated changes expected to occur through July 20, 2007. The liquidation analysis determined that in the most probable case scenario (as of July 20, 2007), if a liquidation were to occur, a range of between $(323.8) million and $192.9 million would be available after paying all liabilities, preferred stock and liquidation expenses. The residual value, if any, could then be shared among the shareholders and the plaintiffs in the consolidated securities class action and shareholder derivative litigation. Rothschild could not estimate how much of the residual value, if any, would be allocated among the plaintiffs and Doral Financial’s common shareholders since Rothschild assumed that the settlement agreement, as described herein, would not be in effect under a liquidation. Assuming no payment to the plaintiffs, the residual value per share would range between ($3.00) and $1.79. Assuming a $95 million payment to plaintiffs, as contemplated by the current settlement agreement, the residual value per share to the common shareholders would range between ($3.88) and $0.91.

The following estimates in the table below are subject to numerous uncertainties, many of which are beyond Doral Financial’s control. The sale of non-cash assets may result in proceeds that are lower or greater than the estimates, and the amounts required to satisfy liabilities and pay ongoing expenses may be lower or greater than these estimates.

Liquidation value ($ millions)

	Valuation Estimate
	Low	High

Banking subsidiaries:
Doral Bank Puerto Rico	$605	$818
Doral Bank F.S.B.	60	60
Mortgage operations:
Net asset value	478	534
Servicing portfolio	—	158
Origination franchise	7	62
Insurance agency	18	53

Gross proceeds from liquidation	1,169	1,685
Senior unsecured debt	(874)	(874)
Preferred shareholders	(573)	(573)
Liquidation expenses	(45)	(45)

Residual value to the common shareholders and plaintiffs	($324)	$193
Per share value before settlement cost(1)	($3.00)	$1.79
Settlement cost	$(0.88)	$(0.88)

Per share value after settlement cost(2)	($3.88)	$0.91

Notes:

(1)	Assumes no payment to the plaintiffs

(2)	Assumes no $95 million payment to plaintiffs in the consolidated securities class action and shareholder derivative litigation, as contemplated by the settlement agreement dated April 27, 2007

Liquidation Value of the Banking Subsidiaries:

Rothschild conducted a valuation of the Doral Bank PR utilizing several methodologies, including selected public companies analysis, regression analysis, and discounted cash flow analysis. Rothschild also conducted a precedent transaction analysis but did not rely on this methodology when establishing a valuation range because the precedent transactions generally reflected higher multiples typically paid for companies that are more profitable than Doral Bank PR, that operate in more attractive markets and that have not been a target of bank regulatory action to protect depositors’ interests. Additionally, the lack of any interest from strategic buyers for Doral Bank PR during the capital raising process also indicated that the high multiples paid in precedent transactions were not comparable.

Based on these methodologies, Rothschild determined that the liquidation value of Doral Bank PR was $605 million to $818 million.

The valuation of Doral Bank, FSB was based on the expected $60 million of after-tax proceeds from the sale to New York Community Bank and subsequent liquidation of retained assets.

Doral Bank PR — Selected Public Companies Analysis

Rothschild performed a selected public companies analysis in order to derive an aggregate liquidation value range for Doral Bank PR, from the market value and trading multiples of other publicly traded companies. Using publicly available information concerning historical and projected financial performance, including published historical financial information and earnings estimates reported by third party services, including the Institutional Brokers Estimate System (“IBES”), SNL Financial (“SNL”) and Capital IQ, Inc. (“CapIQ”), Rothschild analyzed the market values and trading multiples of Doral Bank PR and selected publicly traded companies with lines of business, operating and financial characteristics generally similar to those of Doral Bank PR. The selected comparable companies universe included publicly traded Puerto Rican banks and U.S. regional banks and thrifts with assets greater than $5 billion and less than $20 billion (the “Comparable Companies”). All multiples were based on closing stock prices as of May 11, 2007. Estimated financial data for the selected companies was based on publicly available research analysts’ estimates and estimated financial data and for Doral Bank PR was based on the Financial Forecasts. Rothschild reviewed the equity values of Comparable Companies as multiples of (a) book value, (b) tangible book value, (c) 2008 estimated earnings per share and (d) 2009 estimated earnings per share. Rothschild applied the median multiple for each of these metrics to corresponding financial data of Doral Bank PR in order to derive an aggregate liquidation value range. Rothschild adjusted Doral Bank PR’s metrics to exclude the transfer of the mortgage operations as contemplated under the Issuance and the mortgage operations are valued separately in the liquidation analysis. In addition, Rothschild, with the assistance of management, made a number of assumptions regarding the downsizing of Doral Bank PR’s balance sheet given the bank’s large investment securities portfolio and took into account the bank’s excess capital when conducting its valuation. Rothschild determined the amount of excess capital by comparing Doral Bank PR’s leverage ratio, after the adjustments discussed above, relative to the median leverage ratio of the Puerto Rican bank peers. This analysis indicated the following:

Comparable Company Valuation of Doral Bank — PR ($ millions)

			Puerto						Doral Bank
	Regional		Rican				Selected		Puerto Rico		Implied
Price to:	Banks		Banks		Thrifts		Multiple		Metric		Valuation

Price to book(x)	1.9	x	1.5	x	1.3	x	1.5	x	$575		$793	(3)
Price to tangible book(x)	2.9	x	1.5	x	1.3	x	1.5	x	$575	(1)	$793	(3)
2008 EPS	14.5	x	12.3	x	9.7	x	12.3	x	$50	(2)	$620
2009 EPS	12.7	x	11.6	x	6.6	x	11.6	x	$52	(2)	$605

Selected valuation range											$605 - $793

Notes

(1)	Projected book value as of June 30, 2007 before transfer of mortgage servicing rights.

(2)	Per the Company’s business plan after backing out the transfer of the Comapny’s mortgage operations.

(3)	Multiple of equity based on 7.5% equity to asset ratio with access capital added back to calculate total value and downsizing of Doral Bank PR balance sheet.

Doral Bank PR — Selected Precedent Transactions Analysis

Rothschild performed a selected precedent transactions analysis in order to derive an aggregate liquidation value range for Doral Bank PR, from transaction value multiples in merger and acquisition transactions involving publicly traded U.S. banks and U.S. thrifts with between $5 billion and $20 billion in assets (the “Precedent Transactions”). Using publicly available information, Rothschild analyzed the transaction value multiples paid in the selected transactions involving companies with business operations that generally reflected similar characteristics to Doral Bank PR’s business although none of these transactions involved companies operating in Puerto Rico. Rothschild compared transaction values in the selected transactions as multiples of (a) forward 12 month estimated earnings, (b) book value, (c) tangible book value and (d) core deposit premium, defined as price less tangible book value as a percentage of total deposits less certificates of deposit (“CD’s”) greater than $100,000. Rothschild used the average of the regional banks and thrifts median for each of these metrics, which it then applied to corresponding financial data of Doral Bank PR in order to derive an aggregate liquidation value range. In addition, Rothschild valued Doral Bank PR based on the median core deposit premium paid in large branch sales (defined as branch sales with total core deposits of over $500 million) since 2004. This analysis indicated the following:

Precedent Transaction Valuation of Doral Bank — PR ($ millions)

	Median Multiples				Selected		Puerto Rico	Implied Doral
	Regional		Thrifts		Multiple		Metric	Value

Whole bank transactions:
Price to book	2.7	x	2.0	x	2.4	x	$575	$1,141(1)
Price to tangible book	3.4	x	2.7	x	2.4	x	$575	$1,161(1)
Price to estimated net income	17.4	x	15.7	x	16.6	x	$50	$835
Core deposit premium	26.5%		28.9%		28.9%		$2,135(2)	$1,191
Branch divestitures
Core deposit premium	18%		—		18%		$2,135	$959

Selected valuation range								$835 - $1,191

Notes:

(1)	Multiple of equity based on 7.5% equity to asset ratio with excess capital added back to calculate total value

(2)	Total deposits as of December 31, 2007 of $2.7 billion less $657mm of CDs over $100,000 divided by pro forma shares outstanding

As described above, Rothschild did not rely on the precedent transactions analysis to estimate a valuation range because these transactions were deemed not to be comparable to Doral Bank PR’s situation, particularly in light of the lack of strategic interest in Doral Bank PR shown during the marketing process carried out by Bear Stearns, the company’s financial advisor.

Doral Bank PR — Discounted Cash Flow Analysis

Rothschild performed a discounted cash flow analysis of Doral Bank PR assuming two types of acquirers: (a) strategic buyers that would be expected to realize synergies from a transaction and use a 10% to 11% cost of equity to value cash flows from Doral Bank PR and (b) financial buyers who are expected to employ much higher discount rates to value Doral Bank PR. Rothschild assumed that a strategic buyer would realize synergies equivalent to 20% of Doral Bank PR’s non-interest expenses and would incur a restructuring charge equivalent to 150% of after-tax fully phased-in synergies. Rothschild calculated the estimated present value of dividends to common shareholders to be paid by Doral Bank PR over the second half of fiscal year 2007 through 2010 utilizing the Financial Forecasts provided to Rothschild by Doral Financial’s management adjusted to exclude the mortgage operations, to include the balance sheet downsizing described above and a leverage ratio of 7.5%. Rothschild then calculated an estimated range of terminal values for Doral Bank PR by utilizing price to estimated forward 12 month earnings multiples ranging from 11.0x to 13.0x and an estimated range of terminal values to book value for Doral Bank PR ranging from 1.3x to 1.7x. This analysis indicated the following implied liquidation value range for Doral Bank PR:

Doral Bank — PR’s value per share per business plan

Strategic buyer:

		Price to Forward Net Income						Price to Book Value
		11.0x	11.5x	12.0x	12.5x	13.0x		1.3x	1.4x	1.5x	1.6x	1.7x

Cost of equity	10.0%	$700	$728	$755	$783	$811	10.0%	$646	$689	$731	$774	$816
	10.5%	$690	$717	$744	$771	$799	10.5%	$637	$679	$720	$762	$804
	11.0%	$680	$707	$733	$760	$787	11.0%	$628	$669	$710	$751	$792

Financial buyer:

		Price to Forward Net Income						Price to Book Value
		11.0x	11.5x	12.0x	12.5x	13.0x		1.3x	1.4x	1.5x	1.6x	1.7x

Cost of equity	17.5%	$488	$508	$528	$548	$569	17.5%	$464	$498	$531	$565	$599
	20.0%	$455	$474	$492	$511	$530	20.0%	$432	$463	$494	$526	$557
	22.5%	$425	$442	$460	$477	$495	22.5%	$402	$431	$460	$490	$519

Doral Bank PR — Regression Analysis

Rothschild performed a regression analysis of the correlation between (1) the ratio of stock market price (based on May 11, 2007 market prices) to December 31, 2007 estimated book value per share and (2) estimated return on average common equity based on 2007 earnings estimates for Comparable Companies. This regression analysis produced an R-squared value of 82%, indicating a high degree of correlation between ROE and price-to-book value. Based on management’s projected ROE of 8.0% for 2007, this analysis yielded an implied price to book multiple at which Doral Bank PR might trade of 1.2x, and implied an aggregate liquidation value of $697 million.

Valuation of the Mortgage Operations:

Rothschild, after discussions with management, performed the liquidation value of Doral Financial’s mortgage operations by determining (a) the value of the mortgage operation’s assets, excluding the value of the servicing portfolio, less the liabilities of the business (the “Net Asset Value”), (b) the value of the mortgage servicing portfolio, (c) the value of the mortgage origination platform, and (d) the value of the insurance agency, which business is closely affiliated with the mortgage operations.

Net Asset Value

Rothschild, determined the valuation range of the net assets of the mortgage operations by applying valuation adjustments to the assets and liabilities as of December 31, 2006, adjusted by Rothschild and management for any expected changes up to the maturity date of the Notes. After discussions with Doral Financial’s management, Rothschild arrived at a range of $478 million to $534 million for the Net Asset Value of the mortgage operations as shown in the table below.

Net Asset Value — PR Mortgage Operations ($ millions)

		Valuation Range
Balance Sheet Items	Book Value(1)	Low	High

Cash and cash equivalents	$75	$75	$75
Investment securities	401	392	392
Residential mortgages	622	610	622
Mortgages with document compliance issues	278	237	264
Recourse loans	13	10	12
Construction loans	38	33	38
Commercial mortgages	31	29	31
Criticized loans	8	5	6
Receivables and servicing advances	44	43	44
Accrued interest receivable	10	10	10
Property, plant & equipment	13	1	3
Real estate held for sale	32	25	28
Other assets(2)	147	22	22

Total assets	1,711	1,492	1,548

Fed funds & repos	(263)	(263)	(263)
Loans payable	(444)	(444)	(444)
Bear Stearns liquidity line	(82)	(82)	(82)
Recourse liability	(9)	(9)	(9)
Other liabilities	(344)	(215)	(215)

Total liabilities	(1,143)	(1,014)	(1,014)

Net asset value of mortgage operations	$569	$478	$534

Notes

(1)	Estimated as of July 2007

(2)	Includes deferred taxes

Value of the Mortgage Servicing Portfolio

Rothschild determined the valuation range for Doral Financial’s servicing portfolio based on two scenarios: (a) Doral Financial has sought bankruptcy protection and no longer qualifies as a service provider resulting in a transfer of the servicing portfolio to another provider and (b) Doral Financial has the opportunity to sell its servicing portfolio. In the first scenario Doral Financial would not realize any value for its servicing portfolio. Under the sale scenario, Rothschild assumed Doral Financial could sell the portfolio for $158 million, a 10% discount to it current book value, which was based on discussions with management as to the likely sales price. However, as described above under “Background to the Issuance — Liquidity,” as a result of the losses incurred during 2006, Doral Financial’s leverage ratio fell below the minimum threshold for the holding company to classify as “well-capitalized” and as a result, under its agreement with FNMA, FNMA may terminate it as an approved seller. While Doral Financial is in discussions with FNMA to avoid such action, no assurance can be given that FNMA will not terminate Doral Financial’s status as an approved seller.

Value of the Mortgage Origination Platform

Rothschild determined the valuation of the mortgage origination platform based on recent precedent transactions in the United States and the trading multiples of mortgage companies in the United States. Utilizing these valuation methods, Rothschild determined the valuation range to be $7.4 million to $61.9 million. Rothschild noted that acquirers in recent precedent transactions have paid little, if any, premium for non-prime mortgage origination platforms. Furthermore, Rothschild concluded that the mortgage banking industry continues to experience a difficult operating environment and strategic interest in Puerto Rico was limited.

Value of the Insurance Agency

Rothschild valued the insurance agency based on trading multiples of comparable companies and on the recent prices of insurance contracts sales in Puerto Rico based on guidance from management. Rothschild determined the valuation range to be $18.4 million to $53.1 million utilizing these valuation methodologies.

Post Issuance Valuation of Doral Financial Common Stock

Rothschild valued Doral Financial’s common stock on a pro forma basis by assuming the consummation of the Issuance and repayment of the Notes. Rothschild utilized several methodologies to conduct its Post Issuance Valuation of Doral Financial, including selected public companies analysis, discounted cash flow analysis and regression analysis. Rothschild conducted a precedent transaction analysis, but given Doral Financial’s situation, it did not rely on this methodology, because the precedent transactions generally reflected higher multiples typically paid for companies that are more profitable than Doral Financial, that operate in more attractive markets and that bring more significant synergies to a combination.

Selected Public Companies Analysis

Rothschild performed a selected public companies analysis in order to derive the Post Issuance Value from the market value and trading multiples of other publicly traded companies. Using publicly available information concerning historical and projected financial performance, including published historical financial information and earnings estimates reported by third party services, including IBES, SNL CapIQ, Rothschild analyzed the market values and trading multiples of Doral Financial and selected publicly traded companies with lines of business, operating and financial characteristics generally similar to those of Doral Financial.

Rothschild utilized the trading multiples of the Comparable Companies based on closing stock prices as of May 11, 2007. Estimated financial data for the selected companies was based on publicly available research analysts’ estimates and estimated financial data and for Doral Financial based on the Financial Forecasts by Doral Financial’s management. Rothschild reviewed the equity values of Comparable Companies as multiples of (a) book value, (b) tangible book value, (c) 2008 estimated earnings per share and (d) 2009 estimated earnings per share. Rothschild applied the median multiple for each of these metrics to corresponding financial data of Doral Financial in order to derive an implied common equity value per share range. This analysis indicated the following:

Doral Financial’s Post Issuance valuation per share

		Puerto
	Regional	Rican		Selected	Doral		Implied
Price to:	Bank	Banks	Thrifts	Multiple	Metric		Valuation

Price to 2007 book(x)	1.9x	1.5x	1.3x	1.5x	$0.76	(1)	$1.13
Price to 2007 tangible book(x)	2.9x	1.5x	1.7x	1.5x	$0.75	(1)	$1.13
2008 EPS(x)	14.5x	12.3x	9.7x	12.3x	$0.03		$0.36
2009 EPS(x)	12.7x	11.6x	6.5x	11.6x	$0.04		$0.49

Selected valuation range							$0.36-$1.13

Notes

(1) Pro forma as of June 30, 2007

Selected Precedent Transactions Analysis

Rothschild performed a selected precedent transactions analysis in order to derive a Post Issuance Value per share range from transaction value multiples in the Precedent Transactions. Using publicly available information, Rothschild analyzed the transaction value multiples paid in the selected transactions involving companies with business operations that generally reflected similar characteristics to Doral Financial’s business (although none of these transactions involved companies operating in Puerto Rico). Rothschild compared transaction values in the selected transactions as multiples of (a) price to forward 12 months estimated earnings, (b) price to estimated book value after the Issuance, (c) price to estimated tangible book value after the Issuance and (d) core deposit premium, defined as price less tangible book value as a percentage of total deposits less CD’s greater than $100,000. Rothschild used the average of the regional banks and thrifts median multiple for each of these metrics, which it then applied to corresponding financial data of Doral Financial in order to derive an implied common equity value per share. This analysis indicated the following:

Doral Financial’s Post Issuance valuation per share

	Median Multiples
	Regional				Selected		Doral		Implied
	Banks		Thrifts		Multiple		Metric		Value

Price to 2008 estimated earnings	17.4	x	15.7	x	16.6	x	$0.03		$0.48
Price to 2007 book	2.7	x	2.0	x	2.4	x	$0.76		$1.79
Price to tangible book	3.4	x	2.7	x	3.0	x	$0.75		$2.29
Core deposit premium	26.5%		28.9%		27.7%		$1.89	(1)	$1.28	(2)

Selected valuation range									$0.48 -$2.29

Notes:

(1) Total deposits as of December 31, 2007 of $2.7 billion $657mm of CDs over $100,000 divided by pro forma shares outstanding

(2) Includes tangible book value per share of $0.75 as of June 30, 2007

Rothschild did not rely on the selected precedent transactions analysis to estimate the Post Issuance Valuation range because the precedent transactions generally reflected higher multiples typically paid for companies that are more profitable that Doral Financial, that operate in more attractive markets and that bring more significant synergies to a combination. Additionally, the lack of any interest from strategic buyers within the marketing process carried out by Bear Stearns, the company’s financial advisor, suggested these transaction multiples were not appropriate.

Discounted Cash Flow Analysis

Rothschild performed a discounted cash flow analysis of Doral Financial to determine the Post Issuance Valuation per share. Rothschild calculated the estimated present value of dividends to common shareholders to be paid by the recapitalized Doral Financial over the second half of fiscal year 2007 through 2010 utilizing the Financial Forecasts. Rothschild then calculated an estimated range of terminal values for Doral Financial utilizing the price to earnings and price to book valuation methodology under two scenarios: (a) the Financial Forecasts and (b) the Financial Forecasts assuming Doral Financial’s excess capital earns a 10% after-tax return. Rothschild determined the amount of excess capital by comparing Doral Financial’s leverage ratio to the median leverage ratio of the Puerto Rican bank peers. Rothschild then calculated an estimated range of terminal values for Doral Financial by utilizing price to latest twelve month earnings multiples ranging from 14.0x to 16.0x and an estimated range of terminal values to book value for Doral Financial ranging from 1.3x to 1.7x. This analysis indicated the following implied common equity value per share range for Doral Financial:

Doral Financial’s Post Issuance value per share per business plan

	LTM Terminal Value to Earnings					Terminal Value to Book Value
Cost of Equity	14.0x	14.5x	15.0x	15.5x	16.0x	1.3x	1.4x	1.5x	1.6x	1.7X

10.00%	$0.59	$0.61	$0.63	$0.65	$0.67	$0.86	$0.92	$0.99	$1.05	$1.11
10.50%	$0.58	$0.60	$0.62	$0.64	$0.66	$0.85	$0.91	$0.97	$1.04	$1.10
11.00%	$0.57	$0.59	$0.61	$0.63	$0.65	$0.83	$0.90	$0.96	$1.02	$1.08

Doral Financial’s Post Issuance value per share assuming leveraging of excess captial by 2010

	LTM Terminal Value to Earnings					Terminal Value to Book Value
Cost of Equity	14.0x	14.5x	15.0x	15.5x	16.0x	1.3x	1.4x	1.5x	1.6X	1.7x

10.00%	$0.86	$0.89	$0.92	$0.95	$0.98	$0.88	$0.94	$1.00	$1.07	$1.13
10.50%	$0.85	$0.88	$0.90	$0.93	$0.96	$0.87	$0.93	$0.99	$1.05	$1.11
11.00%	$0.83	$0.86	$0.89	$0.92	$0.95	$0.85	$0.91	$0.97	$1.03	$1.10

Regression Analysis

Rothschild performed a regression analysis of the correlation between (1) the ratio of price (based on May 11, 2007 market prices) to December 31, 2007 estimated book value per share and (2) estimated return on average common equity based on 2008 earnings estimates for Comparable Companies. This regression analysis produced an R-squared value of 84% indicating a high degree of correlation between ROE and price-to-book value. Based on management’s projected ROE of 3.6% for 2008, this analysis yielded an implied price to book multiple at which Doral Financial might trade of 0.5x, and implied a common equity value of approximately $0.42 per share for Doral’s common equity value per share.

Summary

Based on the above, Rothschild determined that the Post Issuance Valuation per share assuming consummation of the Issuance is $0.36 to $1.13. Rothschild noted the consideration to be received by Doral Financial for the Shares was the most attractive alternative for common shareholders received from either potential financial or strategic investors and compared favorably to a potential liquidation of Doral Financial.

Miscellaneous

Under the terms of its engagement, Doral Financial has agreed to pay Rothschild for its financial advisory services a monthly advisory fee of $100,000 and a fee for rendering an opinion with respect to any proposed transaction of $2 million. The aggregate fee payable to Rothschild as of the end of May is estimated to be approximately $2.4 million. Doral Financial has also agreed to reimburse Rothschild for reasonable expenses incurred by Rothschild in performing its services, including reasonable fees and expenses of its legal counsel, and to indemnify Rothschild and related persons against liabilities, including liabilities under the federal securities laws, arising out of its engagement. The terms of Rothschild’s fee arrangements were negotiated at arm’s length between the Transaction Committee and Rothschild.

While Rothschild is not currently engaged on any other advisory assignments with Doral Financial, Holdings or Bear Stearns Merchant Banking or any other person that, as of the date of this proxy statement, has committed to invest in Doral Holdings, or any of their respective affiliates (collectively, the “Buyer Companies”), nor, according to Rothschild’s records, has Rothschild served as financial advisor to Doral Financial, Holdings or any of the Buyer Companies on any assignments within the past two years, Rothschild in the past provided financial advisory services to related parties of certain of the Buyer Companies and received and may continue to receive customary fees for such services. In addition, Rothschild or its affiliates may, in the future, provide financial advisory or other services to Holdings, including the Buyer Companies and/or their respective affiliates and may receive fees for such services. In the ordinary course of business, Rothschild and its affiliates may trade the securities of Doral Financial, Holdings or any of the Buyer Companies for Rothschild and/or their own accounts or for the accounts of customers and may, therefore, at any time hold a long or short position in such securities. Rothschild and its affiliates also may maintain relationships with Doral Financial, the Holdings and their respective affiliates or related parties and any of the Buyer Companies.

Governance Following the Issuance

Following the Issuance, our Board of Directors is expected to have 11 members, consisting of nine individuals designated by the investors and, to the extent that they are willing to continue to serve, the current non-executive Chairman of our Board of Directors (Mr. Dennis Buchert) and our Chief Executive Officer (Mr. Glen Wakeman). Five of the investors in Parent GP will each have the right to designate a member of its board of directors and those five directors will also serve on our Board of Directors. At the closing of the transaction, we will enter into an agreement with four of the five directors, pursuant to which we will agree to pay an annual fee of $125,000 to each of the entities that appointed the four directors, in consideration for services provided by the directors. This fee will be in lieu of any directors’ fees that would otherwise be payable to the four directors. We will not enter into such an agreement with the director appointed by BSMB. For fees to be payable to BSMB and its affiliates, please see “Terms of the Advisory Services Agreement”

Thereafter, consummation of the Issuance, pursuant to the Securityholders and Registration Rights Agreement, as long as Holdings owns a majority of our shares of common stock, it will have the power to select all directors. If in the future Holdings owns between 4.99% and 50% of the outstanding shares of our common stock, Holdings will be entitled to proportionate representation on the board, and on each committee and the board of each significant subsidiary, but in no event less than one director. Under the NYSE rules, as long as our shares remain listed on the NYSE, we will be required to have at least three independent members on our Board to form our audit committee.

Additional Interests of Directors and Officers in the Issuance

When considering the recommendation by our Board, you should be aware that a number of our directors and executive officers may have interests in the transaction that are different from, or in addition to, the interests of our other shareholders. Our Board was aware of these interests and considered them, among other matters, in adopting and approving the Issuance. Such interests relate to, or arise from, among other things:

•	the fact that several executive officers have employment agreements that provide for cash severance payments, the continuation of medical benefits and the immediate vesting of certain welfare benefits and perquisites in the event of a termination of such executive officer’s employment either by us “Without Cause” or by the executive officer for “Good Reason” following the Issuance;

•	the fact that Holdings has agreed that it will cause Doral Financial and its subsidiaries to honor, in accordance with their terms, all existing employment agreements and severance, retention and bonus agreements that were entered into pursuant to certain Doral Financial plans, between Doral Financial or any of its subsidiaries and any of their officers, directors or employees;

•	the fact that Holdings has agreed that it will cause Doral Financial to honor all existing rights to indemnification and advancement of expenses of the current and former directors and officers, of the company relating to liability for acts or omissions occurring prior to the Issuance;

•	the fact that Holdings has agreed that it will cause Doral Financial to maintain officers’ and directors’ liability insurance in an amount of coverage at least as favorable as was in place on the date of the Stock Purchase Agreement, provided that Doral Financial shall not be required to expend annually more than 350% of the most recent annual premium paid; and

•	the fact that five members of our Board of Directors are named defendants in certain shareholder lawsuits, the settlement of which is conditioned upon consummation of the Issuance or a similar transaction.

All these additional interests are described below, to the extent material, and, except as described below, such persons have, to our knowledge, no material interest in the transaction apart from those of our shareholders generally.

Employment Agreements

Our executive officers have entered into employment agreements with us, many of which contain change of control provisions. Completion of the Issuance would constitute a change of control under these agreements.

Each of the employment agreements with Messrs. Glen Wakeman, Calixto García-Vélez, Marangal Domingo, Enrique Ubarri-Baragaño and Gerardo Leiva and Mses. Lesbia Blanco and Olga Mayoral-Wilson provides that in the event during the employment period, we terminate the executive’s employment “Without Cause” (as defined under the agreements) or the executive terminates his or her employment for “Good Reason,” in both cases upon or within two (2) years immediately following a change in control, we must pay or provide to the executive the following amounts and benefits:

•	an amount equal to the executive’s unpaid annual base salary for services through the date of termination;

•	(a) an amount equal to three times the sum of annual base salary plus target bonus in the case of Mr. Wakeman, (b) an amount equal to the sum of the annual base salary plus target bonus due for the remainder of his agreement or 18 months, whichever is greater, in the case of Mr. Domingo and (c) for the other executives, an amount equal to two times the sum of annual base salary and bonus during the preceding year (if the termination occurs during the first year of employment, $2,200,000 in the case of Mr. García-Vélez, $960,000 in the case of Ms. Mayoral-Wilson, $1,280,000 in the case of Mr. Ubarri-Baragaño and Ms. Blanco and $1,440,000 in the case of Mr. Leiva);

•	continued participation until the third anniversary for Mr. Wakeman and second anniversary in the case of the other executives of the date of termination in all company medical and dental coverage in which the executive and his eligible dependents were participating immediately prior to the date of termination;

•	as long as the executive uses such services prior to the first anniversary of the date of termination, up to $20,000 in the case of Mr. Wakeman ($25,000 in the case of the other executives) in outplacement services;

•	payment of other amounts, entitlements or benefits, if any, in accordance with the applicable plans, programs, arrangements or other agreements of Doral Financial; and

•	in the case of Mr. Wakeman, payment of the funds remaining, if any, in an escrow fund designed to compensate Mr. Wakeman for the loss of substantial pension opportunities with his prior employer and as an additional inducement for Mr. Wakeman to assume the career risks associated with accepting his current position at the company, in which Doral Financial previously deposited $6,000,000, payable to Mr. Wakeman in sixteen quarterly installments of $375,000 (adjusted for investment results) for as long as he is employed by Doral Financial.

In addition, following a change of control occurring on or after the second anniversary of Mr. Wakeman’s commencement of employment, if any payment or benefit that is due to Mr. Wakeman from Doral Financial is subject to excise tax under Section 4999 of the United States Internal Revenue Code (the “golden parachute tax”), he is entitled a full tax “gross-up” unless the total value of all such payments and benefits (as measured for golden parachute tax purposes) exceeds the taxable threshold by ten percent or less, in which event the payments and benefits shall instead be reduced so as to fall below the taxable threshold. The “gross-up” payment obligations would not be triggered by the Issuance.

Any of Messrs. Wakeman, García-Vélez, Domingo, Ubarri-Baragaño and Leiva and Mses. Blanco and Mayoral-Wilson will have “Good Reason” to terminate his or her employment following the Issuance if there is:

•	a reduction in the executive’s then-current annual base salary or target bonus opportunity;

•	a material diminution in the executive’s positions, duties or authorities in his or her current position, including, without limitation, removing him or her from such positions; provided, that Good Reason shall also exist if at any time following a change in control involving an entity of smaller or similar size to Doral Financial (measured on the basis of assets), the executive does not hold the positions set forth above at the ultimate parent entity resulting from such change in control;

•	a change in the reporting structure requiring the executive to report to someone other than the Board, in the case of Mr. Wakeman, and the chief executive officer or the Board, in the case of the other executives;

•	in the case of Mr. Wakeman, failure to elect or reelect the executive as a member of the Board;

•	other than in the case of Mr. Wakeman, the executive’s principal work location is moved more than twenty-five (25) miles from San Juan, Puerto Rico; or

•	the failure of any successor to all or substantially all of Doral Financial’s assets to assume the executive’s employment agreement, whether in writing or by operation of law.

The Issuance will not, in and of itself, constitute a material diminution in the executive’s positions, duties or authorities for purposes of the definition of Good Reason.

The following table sets forth the estimated benefit of the severance payments provided for in each executive officer’s employment agreement to which such executive will be entitled if his or her employment is terminated by Doral Financial without cause or by the executive for Good Reason in the circumstances described above following a change of control, such as the Issuance. The chart assumes that the Issuance is consummated on July 18, 2007, and does not include any estimate concerning the value of the continued welfare coverage and reimbursement for outplacement services.

Name	Payment

Glen Wakeman	$7,500,000
Calixto García-Vélez	2,200,000
Marangal Domingo	1,200,000
Enrique Ubarri-Baragaño	1,280,000
Gerardo Leiva	1,440,000
Lesbia Blanco	1,280,000
Olga Mayoral-Wilson	$960,000

Equity-Based Incentive Compensation

Under the Doral Financial Corporation Omnibus Incentive Plan, upon the consummation of the Issuance, each outstanding option will become fully exercisable. Pursuant to the Omnibus Incentive Plan, our Compensation Committee may provide for the cancellation of each unexercised outstanding option effective as of the consummation of the Issuance in exchange for a cash payment per share based upon the price per share paid by Holdings in the Issuance, minus the applicable exercise price of such option. Pursuant to the Stock Purchase Agreement, we agreed to provide for the cancellation of each option that is unexercised as of the consummation of the Issuance. The exercise price of each outstanding option is greater than the per share price Holdings will pay in the Issuance. As a result, we do not expect to make any payments to our option holders in connection with the cancellation of their awards.

Under the 1997 Employee Option Plan, upon the occurrence of the Issuance, all options then outstanding under the 1997 Employee Option Plan become immediately exercisable. Based on the per share price that will be paid by Holdings in the Issuance, all of the options that are outstanding under this plan will be “out of the money.” Upon the consummation of the Issuance, all outstanding options under the 1997 Employee Option Plan will, to the extent not previously exercised, terminate and cease to be outstanding.

Upon consummation of the Issuance, Mr. Wakeman’s initial restricted stock unit grant will vest in full.

Directors’ and Officers’ Indemnification and Insurance

Holdings has agreed that it will cause Doral Financial to honor all existing rights to indemnification and advancement of expenses of the current and former directors, officers, employees and agents of the company relating to liability for acts or omissions occurring prior to the Issuance.

Holdings has also agreed to cause Doral Financial, for a period of six years after closing, to maintain officers’ and directors’ liability insurance in an amount of coverage at least as favorable as was in place on the date of the Stock Purchase Agreement (or in certain cases, at closing), provided that (a) Doral Financial shall not be required to expend annually more than 350% of the most recent annual premium paid and (b) if the annual premiums of such insurance coverage exceed such amount, Doral Financial shall obtain a policy with the greatest coverage available for a cost not exceeding that amount.

Continuation of Employee Benefits

Following the completion of the Issuance, Holdings will cause Doral Financial and its subsidiaries to honor, in accordance with their terms, all existing employment agreements and severance, retention and bonus agreements that were entered into pursuant to certain Doral Financial plans, between Doral Financial or any of its subsidiaries and any of their officers, directors or employees. In addition, Holdings will cause Doral Financial and its subsidiaries to maintain, for a period of one year following completion of the Issuance, for their employees (as of the date on which the Issuance is completed, but excluding those employees who have entered into or will enter into an individual employment agreement with Doral Financial or any of its subsidiaries) an annual rate of base salary or wages, cash incentive compensation opportunities, severance protections and retirement and welfare benefits which are substantially comparable in the aggregate to the annual rate of base salary or wages, cash incentive compensation opportunities, severance protections and retirement and welfare benefits, in the aggregate, maintained for and provided to such employees as a group immediately prior to the completion of the Issuance. However, nothing in the Stock Purchase Agreement shall be construed as an amendment to any employee benefit plan or prevent the amendment or termination of any employee benefit plan or interfere with the right or obligation of Doral Financial or any subsidiary thereof to make such changes as are necessary to conform with applicable law so long as the foregoing obligations are satisfied. Nothing in the applicable provision of the Stock Purchase Agreement shall limit the right of Holdings, Doral Financial or any of their subsidiaries to terminate the employment of any employee at any time, subject to any existing agreement.

Regulatory Approvals

Federal Reserve Board

Completion of the Issuance is subject to prior approval by the U.S. Federal Reserve Board for Holdings, Parent and Parent GP to become bank holding companies under Section 3 of the U.S. Bank Holding Company Act, as amended (referred to as the BHCA). The BHCA prohibits the Federal Reserve Board from approving a transaction under Section 3 of the BHCA if (a) it would result in a monopoly or be in furtherance of any combination or conspiracy to monopolize or to attempt to monopolize the business of banking in any part of the United States or (b) its effect in any section of the country would be substantially to lessen competition or to tend to create a monopoly, or if it would in any other respect result in a restraint of trade, unless the Federal Reserve Board finds that the anti-competitive effects of the transaction are clearly outweighed by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. The application by Holdings, Parent and Parent GP for Federal Reserve Board approval will also include a request for approval under Section 4 of the BHCA to acquire indirectly certain nonbank subsidiaries of Doral Financial.

Section 3 of the BHCA requires the Federal Reserve Board, when considering the transaction, to consider the financial and managerial resources of the parties, the effect of the transaction on the convenience and needs of the communities to be served, and the institutions’ effectiveness in combating money laundering activities. We expect that, as part of its consideration of these factors, the Federal Reserve Board will consider the regulatory status of the depository institution subsidiaries of Doral Financial, including legal and regulatory compliance and the adequacy of the capital levels of the parties and the resulting institution.

Under the Community Reinvestment Act of 1977, as amended, the Federal Reserve Board will take into account the records of performance of the insured depository institution subsidiaries of Doral Financial in meeting the credit needs of the communities served by such institutions, including low- and moderate-income neighborhoods. Each of the depository institution subsidiaries of Doral Financial has received either an outstanding or a satisfactory rating in its most recent Community Reinvestment Act examination from its federal regulator.

The Federal Reserve Board will furnish notice and a copy of the application for approval of the transaction to the Office of the Puerto Rico Commissioner, which will have 30 days to submit its views and recommendations to the Federal Reserve Board. The Federal Reserve Board is required to hold a public hearing in the event it receives a written recommendation of disapproval of the application from the Puerto Rico Commissioner within this 30-day period. Furthermore, applicable federal law provides for the publication of notice and opportunity for public comment on the application. The Federal Reserve Board frequently receives comments and protests from community groups and others and may, in its discretion, choose to hold public hearings or a meeting on the application. Any hearing or meeting or comments provided by third parties could prolong the period during which the application is under review by the Federal Reserve Board.

The Issuance may not be completed until the 30th day after the Federal Reserve Board has approved the transaction, which may be reduced to 15 days by the Federal Reserve Board with the concurrence of the Attorney General of the United States. During this period, the United States Department of Justice may comment adversely on the transaction or challenge the transaction on antitrust grounds. The commencement of an antitrust action would stay the effectiveness of the Federal Reserve Board’s approval unless a court specifically orders otherwise.

Under the BHCA, the Federal Reserve Board has discretion to shorten or eliminate certain of the time periods described above, including the public notice periods and the post-approval waiting period if, among other things, it determines that it must act immediately on the application in order to prevent the probable failure of a bank or bank holding company, or if it determines that an emergency exists requiring expeditious action.

Puerto Rico Commissioner

Completion of the Issuance is subject to prior approval by the Puerto Rico Commissioner for Holdings to obtain control of Doral Financial. Section 12 of the Puerto Rico Banking Law of 1933, as amended (the “Banking Law”), requires that the Puerto Rico Commissioner approve any change of control involving a bank organized under the Banking Law. The Banking Law requires that the Puerto Rico Commissioner be informed not less than 60 days prior to any transfer of voting stock of a Puerto Rico bank that results in any person owning, directly or indirectly, more than 5% of the outstanding voting stock of the bank. For the purposes of Section 12 of the Banking Law, the term “control” means the power to, directly or indirectly, direct or influence decisively the administration or the norms of the bank.

On September 24, 1997, the Puerto Rico Commissioner made the determination in connection with a reorganization of Doral Financial that a change in control in Doral Financial resulting from Holdings owning approximately 90% of the outstanding voting common shares of Doral Financial after the Issuance will result in a change of control of Doral Bank PR.

Pursuant to the Banking Law, as soon as the Puerto Rico Commissioner receives notice of a proposed transaction that may result in a change of control of a bank, the Puerto Rico Commissioner has the duty to make the investigations it deems necessary to review the transaction. As part of its investigation, the Puerto Rico Commissioner will consider: (a) the experience and moral and financial accountability of the buyer, assignee or acquirer; (b) whether such experience and moral and financial accountability guarantee the effective functioning of the bank; (c) whether the transfer of the control of the bank jeopardizes the interests of the depositors, creditors or stockholders of the bank, and (d) the public interest, if any, involved in the transfer of control. The Puerto Rico Commissioner will authorize the transfer of control of the bank if the results of his investigations are in his judgment satisfactory. The determination of the Puerto Rico Commissioner is final and unreviewable.

The provisions of the Puerto Rico Mortgage Banking Institutions Law (the “Mortgage Banking Law”) also require the prior approval of the Puerto Rico Commissioner for the acquisition of control of any mortgage banking institution licensed under the Mortgage Banking Law. For purposes of the Mortgage Banking Law, the term “control” means the power to direct or influence decisively, directly or indirectly, the management or policies of a mortgage banking institution. Pursuant to Section 5 of the Mortgage Banking Law, upon receipt of notice of a proposed transaction that may result in a change of control, the Puerto Rico Commissioner is obligated to make such inquiries as it deems necessary to review the transaction. Under the Mortgage Banking Law, the determination of the Puerto Rico Commissioner whether or not to authorize a proposed change of control is final and non appealable.

In addition, under the Puerto Rico International Banking Center Law (the “International Banking Center Law”), a direct or indirect change of control involving an international banking entity, such as Doral International, Inc. (“Doral International”), also requires the prior approval of the Puerto Rico Commissioner.

The Issuance may not be completed until the Puerto Rico Commissioner has approved the transaction in accordance with the provisions of the Banking Law, the Mortgage Banking Law and the International Banking Law.

Other Notices and Approvals

Completion of the Issuance is also subject to our receipt of final regulatory approvals to receive, within one day after the closing of the transaction, at least $150 million from the transfer of Doral Financial’s portfolio of mortgage servicing rights to Doral Bank PR and from a dividend distribution from Doral Bank, FSB following consummation of the previously announced sale of its New York branches. The transfer of Doral Financial’s mortgage servicing rights to Doral Bank PR requires prior approval of the FDIC under an FDIC cease and desist order issued to Doral Bank PR on March 16, 2006 and may require the prior approval of the Federal Reserve Board for exemption from the quantitative limits of Section 23A of the Federal Reserve Act. The sale of Doral Bank PR’s New York branches is subject to the prior approval of the OTS under OTS regulations, approval of the FDIC pursuant to the Bank Merger Act, and approval of the Superintendent of Banks of New York State under the New York Banking Law. The planned dividend distribution from Doral Bank, FSB to Doral Financial is subject to the prior approval of the OTS pursuant to OTS regulations, a notification to Doral Bank, FSB from the OTS dated February 9, 2006, and a consent order between Doral Financial and the Federal Reserve Board dated March 16, 2006.

Approvals also will be required from and notices will be required to be given to certain other regulatory authorities in connection with the change in control as a result of the Issuance, including with respect to broker-dealer and insurance businesses that are controlled by Doral Financial.

* * *

We cannot assure you that all of the regulatory approvals described above will be obtained and, if obtained, we cannot assure you as to the timing of such approvals, our ability to obtain the approvals on satisfactory terms or the absence of litigation challenging such approvals. We also cannot assure you that the Department of Justice will not attempt to challenge the transaction on antitrust grounds or for other reasons and, if such a challenge is made, we cannot assure you as to its result. The parties’ obligation to complete the Issuance is conditioned upon the receipt of all required regulatory approvals. See “Terms of the Stock Purchase Agreement — Conditions to Closing.”

We are not aware of any material governmental approvals or actions that are required for completion of the transaction other than those described above. It is presently contemplated that if any such additional governmental approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Terms of the Stock Purchase Agreement

The following summary describes selected material provisions of the Stock Purchase Agreement and is qualified by reference to the Stock Purchase Agreement, which is attached to this proxy statement as Annex A. This summary may not contain all of the information about the Stock Purchase Agreement that is important to you. You are encouraged to carefully read the Stock Purchase Agreement in its entirety.

Sale and Purchase of the Shares

Holdings will purchase at the closing the shares of our common stock that will represent approximately 90% of the shares of common stock that will be outstanding following the Issuance, for an aggregate purchase price of $610 million. The purchase price per share will be $0.63, subject to appropriate adjustment in the event that, subsequent to the date of the Stock Purchase Agreement but prior to closing, the outstanding shares of our common stock have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other similar changes to our capitalization.

Closing

The closing of the Issuance will take place on the second Business Day after the satisfaction or waiver of the conditions set forth in the Stock Purchase Agreement (other than those conditions that by their terms are to be satisfied at the closing but subject to the satisfaction of those conditions at the closing), or at any other time or place as we and Holdings mutually agree.

Conditions to Closing

Consummation of the Issuance depends on the satisfaction or waiver of a number of conditions, including, among others, the following:

•	with respect to either party, approval by our shareholders of Proposals 1, 2 and 3 set forth in this proxy statement;

•	with respect to either party, the representations and warranties of the other party being true and correct (without giving effect to any materiality or material adverse effect qualifications set forth therein) as of the closing date as though made on or as of such date (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date), except (in the case of most of the representations and warranties) for failures of representations and warranties to be true and correct that, individually or in the aggregate, would not reasonably be expected to have a material adverse effect;

•	with respect to either party, specified required filings, consents, approvals, permits and authorizations having been made and obtained from the applicable banking regulators, and all applicable related waiting periods having expired. (Holdings’ obligation to consummate the Issuance also is conditioned on the required consents, approvals, permits and authorizations not containing or imposing any condition or restriction that Holdings determines, in its reasonable good faith judgment, is materially and unreasonably burdensome or would reduce the benefits of its investment in Doral Financial to such a degree that Holdings would not have entered into the Stock Purchase Agreement had such condition or restriction been known to it at the time of the signing of the Stock Purchase Agreement);

•	with respect to Holdings, the receipt of written confirmation from the Federal Reserve Board that none of BSMB’s parent company or certain other principal investors in Parent would be deemed to control Holdings or Doral Financial (and similar confirmations from the Puerto Rico Commissioner under Puerto Rico law), and that none of BSMB’s parent company or any affiliate thereof would cease to be entitled to its existing “grandfather” exemption set forth in Section 4(f)(1) of the Bank Holding Company Act;

•	with respect to either party, no judgment, order, writ, decision, settlement, stipulation, decree or injunction or statute, law, code, ordinance, rule or regulation of any governmental entity directing that the Issuance not be consummated or that has the effect of rendering it unlawful to consummate the Issuance;

•	with respect to Holdings, there not being any action by any governmental entity pending against any of the parties seeking to restrain or prohibit the Issuance;

•	with respect to Holdings, the entry of an order or orders of the U.S. District Court for the Southern District of New York approving the settlement of the consolidated securities class action and shareholder derivative litigation on substantially the terms specified in the settlement agreement, dated April 27, 2007, without a stay or reversal on appeal or other proceeding and without the occurrence of certain events that would entitle us to a termination right pursuant to the settlement agreement;

•	with respect to Holdings, none of the following developments with respect to us in the U.S. Attorney’s criminal inquiry relating to the restatement of our previously issued financial statements (or any substantially similar federal criminal investigation) having occurred: (a) notification (whether oral or written) that we, any of our subsidiaries or any of our or our subsidiaries’ current officers or directors (i) is a target of the investigation or (ii) is a subject of the investigation and a determination by Holdings (in its sole good faith judgment) that such development would reasonably be expected to materially and adversely affect us and our subsidiaries, taken as a whole or (b) indictment (or threat of imminent indictment) of us, any of our subsidiaries or any of our or subsidiaries’ current officers or directors;

•	with respect to Holdings, the Shares having been approved for listing on the NYSE;

•	with respect to Holdings, Holdings or Parent obtaining additional equity commitments of at least $215 million (in addition to the approximately $415 million in commitments received at signing on May 16, 2007). (Holdings and Parent had obtained additional equity commitments aggregating to approximately $ million as of , 2007.);

•	with respect to Holdings, the receipt of, or the receipt of final regulatory approvals to receive within one day after the closing of the transaction, at least $150 million from the transfer of Doral Financial’s portfolio of mortgage servicing rights to Doral Bank PR and from a dividend distribution from Doral Bank, FSB following consummation of the previously announced sale of its New York branches; and

•	with respect to Holdings, Doral Financial having received specified written confirmations from the Department of the Treasury of Puerto Rico relating to the deferred tax agreement between Doral Financial and the Department of the Treasury of Puerto Rico.

Covenants

We and Holdings have each undertaken in the Stock Purchase Agreement to perform certain covenants. The principal covenants are as follows:

Conduct of Business and Company Forbearances

We have agreed to restrictions on our activities until the earlier of the closing of the Issuance or the termination of the Stock Purchase Agreement. In general, subject to certain exceptions, we are required (a) to conduct our business in the ordinary course consistent with past practice, (b) to use reasonable efforts to preserve intact our current business organization and rights, to keep available the service of our current officers and key employees and to preserve our relationships with customers, suppliers, governmental entities and others having business dealings with us to the end that our goodwill and ongoing business shall be unimpaired and (c) to refrain from taking any action that could reasonably be expected to materially adversely affect or materially delay the receipt of any approvals of any governmental entity required to consummate the Issuance or materially adversely affect or materially delay the Issuance or the related transactions.

Subject to certain exceptions, we have agreed to specific restrictions that prohibit us or our subsidiaries from taking the following actions without the prior written consent of Holdings:

•	adjusting, splitting, combining or reclassifying any of our capital stock (other than pursuant to Proposal 4);

•	declaring, setting aside, setting a record date for or paying any dividend or other distribution or payment to our shareholders;

•	issuing or committing to issue any additional shares of capital stock or voting debt or securities convertible into or exercisable or exchangeable for, rights, warrants or options to acquire the same;

•	entering into a new line of business or changing our lending, investment, risk or asset-liability management or other material banking or operating policies in any material respect;

•	selling, leasing, transferring, mortgaging, encumbering or otherwise disposing of any of our assets or properties to any person, outside of the ordinary course of business consistent with past practice;

•	acquiring or investing in any other person (by merger, consolidation, asset purchase or acquisition of stock or assets or other business combinations, joint ventures, partnerships or other organizations or the making of capital contributions) or acquiring the debt, property or assets in or from any person other than any of our wholly owned subsidiaries;

•	entering into, renewing, extending or terminating any lease, license, contract or other agreement contract that calls for aggregate annual payments of $500,000 or more or making material amendments or granting material waivers to any such lease, license, contract or other agreement;

•	increasing the compensation or benefits of any of our employees, except in the ordinary course of business consistent with past practice;

•	granting any severance or termination pay to any company employee except pursuant to the terms of any plan in effect on the date of the Stock Purchase Agreement;

•	making any loan or advancing any money to any company employee;

•	granting any waiver or consent under any employee benefit plan;

•	making capital expenditures exceeding $250,000 per project or related series of projects or $1 million in the aggregate, other than capital expenditures that have already been budgeted;

•	making an application for the opening, relocating or closing of any, or opening, relocating or closing any branch office, loan production or servicing facility;

•	making or acquiring certain loan or issuing a commitment (or renew or extend an existing commitment) to make certain loans;

•	incurring certain indebtedness for borrowed money, guaranteeing, endorsing or assuming responsibility for, the obligations of any person other than any of our wholly-owned subsidiaries (other than the endorsement of checks and other negotiable instruments in the normal process of collection) or redeeming, repurchasing, prepaying, defeasing, or canceling, or modifying in any material respect the terms of, certain indebtedness for borrowed money, other than deposit liabilities, FHLB advances and reverse repurchase agreements in each case in the ordinary course of business consistent with past practice or in accordance with the terms of the applicable instrument as in effect on the date of the Stock Purchase Agreement;

•	settling any action involving monetary damages or other payments in excess of $250,000 (except as contemplated by the settlement agreement, dated April 27, 2007), agreeing or consenting to the issuance of any order restricting or otherwise affecting our business or operations, or release or dismiss any material claim against any other person;

•	amend our certificate of incorporation, bylaws or similar governing documents, or enter into a plan of consolidation, merger, share exchange, reorganization or complete or partial liquidation with any Person (other than consolidations, mergers or reorganizations solely among our wholly-owned subsidiaries), or a letter of intent or agreement in principle with respect thereto;

•	materially changing our investment securities portfolio policy, or the manner in which the portfolio is classified or reported;

•	making any material changes in our policies and practices with respect to (a) underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service Loans or (b) our hedging practices and policies;

•	making any changes in our accounting methods or method of tax accounting, practices or policies, except as may be required under law or GAAP, in each case as approved in writing by our independent public accountants;

•	entering into any securitizations of any loans or creating any special purpose funding or variable interest entity other than in the ordinary course of business consistent with past practice;

•	introducing any material new products or services, any material marketing campaigns or any material new sales compensation or incentive programs or arrangements;

•	making or changing any tax election, filing any amended tax returns, settling or compromising any of our material tax liabilities or those of our subsidiaries, agreeing to an extension or waiver of the statute of limitations with respect to the assessment or determination of taxes of the company or any of our subsidiaries, entering into any closing agreement with respect to any tax or surrender any right to claim a tax refund; or

•	agreeing or making any commitment to take any of the prohibited actions described above.

Shareholders’ Meeting

We have agreed to cause a meeting of our shareholders to be called and held as promptly as reasonably practicable for the purpose of voting on the approval of the Issuance and the amendments to our certificate of incorporation and to solicit proxies from our shareholders to obtain the requisite vote on these matters. We have also agreed that, subject to fiduciary duties under applicable law, our Board of Directors will recommend to our shareholders the approval of the Issuance and the amendments to our certificate of incorporation and will not withdraw, amend or modify, in a manner adverse to Holdings, its recommendation. Any such withdrawal, amendment or modification would give the investors the right to terminate the Stock Purchase Agreement and entitle them to receive a termination fee. See “Termination of Stock Purchase Agreement” and “Consequences of Termination of Stock Purchase Agreement.”

Reasonable Best Efforts to Close

Generally, each party has agreed to use their reasonable best efforts to take or cause to be taken all actions as are necessary, proper or advisable to consummate the Issuance at the earliest practicable date, including the obtaining of any necessary governmental or third-party approvals.

No Solicitation of Alternative Transaction

Except as described below and subject to certain other limited exceptions, we have agreed that neither we nor our subsidiaries will, directly or indirectly through any of our or our subsidiaries’ officers, directors, employees, accountants or other agents or representatives, do any of the following:

•	solicit, initiate or knowingly facilitate the initiation of or encourage (including by providing information) any inquiries, proposals or offers with respect to, or the making or completion of, a “competing proposal” (as defined below);

•	engage or participate in any negotiations regarding, or furnish or cause to be furnished to any person any non-public information relating to us or any of our subsidiaries in connection with, or have any discussions with any person relating to, an actual or proposed competing proposal, or otherwise knowingly encourage or facilitate any effort or attempt to make or implement, any competing proposal;

•	engage in discussions with any person with respect to any competing proposal;

•	approve, endorse or recommend or propose publicly to approve, endorse or recommend any competing proposal;

•	approve, endorse or recommend, or publicly announce an intention to approve, endorse or recommend, or enter into, any letter of intent or similar document or any agreement or commitment providing for or relating to any competing proposal or requiring us to abandon, terminate or fail to consummate the Issuance or breach our obligations under the Stock Purchase Agreement; or

•	amend, terminate, waive or fail to enforce, or grant any consent under, any confidentiality, standstill or similar agreement with a third party.

Notwithstanding the limitations set forth above, if we receive an unsolicited competing proposal that does not result from or arise in connection with a breach of the limitations set forth above and that constitutes a “superior proposal” (as defined below) or that our Board of Directors determines, in good faith after consultation with our outside legal and financial advisors, could reasonably be expected to result in a superior proposal after we enter into a confidentiality agreement with and furnish non-public information to, or engage in discussions or negotiations with, the third party making the proposal, we will be entitled to enter into such confidentiality agreement and furnish non-public information to or engage in negotiations with such third party, provided that we provide written notice to Holdings of such superior proposal or such determination of the Board of Directors, and promptly provide to Holdings an executed copy of such confidentiality agreement and provide or make available to Holdings any non-public information concerning us or any of our subsidiaries that is provided to the person making such competing proposal or its representatives which was not previously provided or made available to Holdings.

We have agreed that, as promptly as practicable after the receipt by us of a competing proposal, any request for non-public information relating to us or our subsidiaries other than requests for information that would not reasonably be expected to relate to or result in a competing proposal, or any inquiry or request for discussions or negotiations regarding a competing proposal, and in any case within 24 hours after the receipt thereof, we will provide oral and written notice to Holdings of the identity of the third party making the competing proposal or indication, inquiry or request and the material terms or any such competing proposal or indication, inquiry or request.

Neither our Board of Directors nor any committee thereof shall withdraw, qualify or modify its recommendation of the Issuance in a manner adverse to Holdings, or publicly propose to do so, or take any other action or make any other public statement in connection with the annual meeting or otherwise that is inconsistent with our recommendation of the Issuance or approve or recommend or publicly propose to approve or recommend, any competing proposal. Notwithstanding the foregoing and the limitations described above, if, prior to receipt of shareholder approval of Proposals 1, 2 and 3, our Board of Directors determines in good faith, after consultation with our outside legal and financial advisors, that failure to withdraw, qualify or modify our recommendation of the Issuance would be reasonably likely to constitute a breach by our Board of Directors of its fiduciary duties under applicable law, our Board of Directors will be entitled to make a change in its recommendation, provided that it has first provided to Holdings the notice prescribed in the Stock Purchase Agreement at least five business days prior to taking such action and the opportunity, if requested by Holdings, to enter into good faith negotiations to amend the Stock Purchase Agreement in such a manner that any competing proposal no longer is a superior proposal.

If, prior to the receipt of shareholder approval of the Issuance and related matters, and prior to the expiration date referred to in the following sentence, our Board of Directors changes its recommendation that our shareholders vote to approve Proposals 1, 2 and 3 in accordance with the Stock Purchase Agreement, the Board of Directors may concurrently terminate the Stock Purchase Agreement and enter into an agreement with respect to a superior proposal, provided that we first provide Holdings with an opportunity to match the competing proposal and, if it does not, we pay Holdings a $25 million termination fee. This termination right will expire on the later of June 12, 2007 and the date on which the condition that Holdings or Parent obtain at least $215 million in additional equity commitments (as described above under “Conditions to Closing”) has been satisfied.

As used on this proxy statement, “competing proposal” means any inquiry, proposal or offer from any person other than Holdings or any of its subsidiaries involving, in a single transaction or a series of transactions, (a) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation, or similar transaction involving Doral Financial or any of its “significant subsidiaries” (as defined in applicable SEC rules), (b) the issuance by Doral or any of its significant subsidiaries of securities representing 20% or more of its outstanding voting securities (including upon the conversion, exercise or exchange of securities convertible into or exercisable or exchangeable for such voting securities) or (c) the acquisition in any manner, directly or indirectly, of (i) 20% or more of the outstanding voting securities of Doral Financial or any of its significant subsidiaries (including through the acquisition of securities convertible into or exercisable or exchangeable for such voting securities), (ii) 20% or more of the consolidated total assets of Doral Financial and its Subsidiaries, taken as a whole or (iii) one or more businesses or divisions that constitute 20% or more of the revenues or net income of Doral Financial and its subsidiaries, taken as a whole.

As used on this proxy statement, “superior proposal” means a bona fide written competing proposal not solicited or initiated in violation of the non-solicitation covenant in the Stock Purchase Agreement that (i) relates to (x) the issuance by Doral Financial of securities representing more than 50% of its outstanding voting securities (including upon the conversion, exercise or exchange of securities convertible into or exercisable or exchangeable for such voting securities) or (y) the acquisition by any person of any of (A) more than 50% of our outstanding common stock, by tender or exchange offer, merger or otherwise or (B) all or substantially all of the consolidated total assets of Doral Financial and its subsidiaries, (ii) is not subject to any financing contingency or qualification and provides for the repayment or refinancing in full of the Notes upon their scheduled maturity date as of the date of the Stock Purchase Agreement, (iii) is otherwise on terms that the Board of Directors of Doral Financial determines in good faith, after consultation with Doral Financial’s financial and legal advisors and taking into account all the terms and conditions of such proposal and the Stock Purchase Agreement, are more favorable to Doral Financial, its shareholders and any other constituency of Doral Financial to which our Board of Directors then determines it owes fiduciary duties under applicable law than the transactions contemplated by the Stock Purchase Agreement and (iv) is, in the reasonable judgment of our Board of Directors, reasonably capable of being completed on its stated terms, taking into account all financial, regulatory, legal and other aspects of such inquiry, proposal or offer.

Regulatory Approvals

We and Holdings have agreed to cooperate with each other and use reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and governmental entities as are necessary or advisable to consummate the Issuance and to comply with the terms and conditions of such permits, consents, approvals and authorizations of all such third parties and governmental entities.

Litigation

We have agreed to give Holdings the opportunity to participate in but not control the defense and/or settlement of the securities class action and shareholder derivative litigation described in “— Settlement of Securities Class Action and Shareholder Derivative Litigation” and any litigation against us or any of our directors relating to or arising from the Issuance and we have agreed that no settlement of any litigation (including the securities class action and shareholder derivative litigation, other than as contemplated in the existing settlement agreement with respect thereto) shall be agreed to or effected without Holdings’ prior written consent.

Financing

Holdings and Parent have agreed to use commercially reasonable efforts to obtain at least $215 million in additional equity commitments on or prior to June 12, 2007 or as soon as possible thereafter, and to use their reasonable best efforts to cause the parties to any equity commitments to comply with the terms thereof in order to consummate the Issuance prior to September 30, 2007 (including by taking reasonable enforcement action). Holdings and Parent also have agreed to use commercially reasonable efforts to obtain alternative financing in the event any of the equity commitments were to become unavailable, to consult with Doral Financial regarding the process of obtaining additional equity commitments and to keep Doral Financial reasonably apprised of material developments relating to the additional equity commitments.

Representations and Warranties

The Stock Purchase Agreement contains representations and warranties made by us to Holdings and representations and warranties made by Holdings to us. The assertions embodied in those representations and warranties were made solely for purposes of the Stock Purchase Agreement and may be subject to important qualifications and limitations agreed by the parties in connection with negotiating its terms. Moreover, some of those representations and warranties may not be accurate or complete as of any particular date because they are subject to a contractual standard of materiality or material adverse effect different from that generally applicable to public disclosures to shareholders or used for the purpose of allocating risk between the parties to the Stock Purchase Agreement rather than establishing matters of fact. For the foregoing reasons, you should not rely on the representations and warranties contained in the merger agreement as statements of factual information.

In the Stock Purchase Agreement, we and Holdings each made representations and warranties relating to, among other things:

•	corporate organization and existence;

•	corporate power and authority to enter into and perform its obligations under, and enforceability of, the Stock Purchase Agreement;

•	the absence of conflicts with or defaults under contracts and applicable laws and judgments;

•	required regulatory filings and consents and approvals of governmental entities; and

•	brokers’ fees.

In the Stock Purchase Agreement, Holdings also made representations and warranties relating to certain securities law matters, certain litigation matters, the equity commitments and the limited guaranty, the absence of any person owning more than 25% of Parent or any subsidiaries of Holdings and Holdings’ operations.

In the Stock Purchase Agreement, we also made representations and warranties relating to, among other things:

•	good standing and qualification of our company to do business;

•	our subsidiaries;

•	capitalization;

•	the absence of conflicts with or defaults under organizational documents;

•	documents filed with the SEC;

•	undisclosed liabilities;

•	absence of certain changes or events since December 31, 2006;

•	title to properties and assets;

•	compliance with law;

•	agreements with regulatory authorities;

•	litigation;

•	certain contracts;

•	insurance;

•	tax matters;

•	environmental and safety laws;

•	intellectual property;

•	employees and compliance with the Employee Retirement Income Securities Act of 1974, as amended, and other employee benefit matters;

•	board and requisite shareholder approvals;

•	opinion of our financial advisor;

•	loan matters;

•	interest rate risk management instruments;

•	transactions with affiliates;

•	valid offering; and

•	state takeover statutes and the absence of a rights plan.

Many of our representations and warranties are qualified by a material adverse effect standard. For purposes of the Stock Purchase Agreement, “material adverse effect” is defined to mean a material adverse effect on the business, operations, properties, assets, liabilities, financial condition or results of operations of Doral Financial and its subsidiaries, taken as a whole, or the ability of Doral Financial to consummate the Issuance. “Material Adverse Effect” excludes any effect the cause of which is (a) any future change in laws or rules or published governmental interpretations thereof or in U.S. GAAP or regulatory accounting requirements, in any such case applicable to banking organizations generally, (b) the pendency or the announcement of the transactions contemplated by the Stock Purchase Agreement (including any halt in trading of shares of common stock on the NYSE as a result of a drop in price per share of our common stock below $1.05), (c) the performance of obligations required by the Stock Purchase Agreement or consented to in writing by the Purchaser, (d) factors generally affecting the banking industry as a whole, (e) any changes in general economic or political conditions or changes affecting the securities, credit or financial markets in general (including any disruptions thereof and any changes in interest rates in general) in the United States and Puerto Rico, and (f) acts of war or terrorism (other than any such acts that cause any damage or destruction to or render unusable any facility or property of Doral Financial or any of its subsidiaries or that render any such facilities or properties inaccessible), provided that the effect of such changes, effects, circumstances or developments described in clauses (d), (e) or (f) would not be excluded to the extent of the disproportionate impact, if any, they have on Doral Financial and its subsidiaries (relative to other banking organizations in the United States and Puerto Rico).

Termination of Stock Purchase Agreement

The Stock Purchase Agreement may be terminated at any time prior to the closing:

•	by mutual written consent of us and Holdings;

•	by us or Holdings if:

•	any governmental entity that must grant any of certain required regulatory approvals has denied the approval and the denial has become final and non-appealable;

•	any governmental entity has issued a final, non-appealable order enjoining or prohibiting any of the transactions contemplated by the Stock Purchase Agreement or, in the case of termination by Holdings, certain other transaction agreements;

•	the closing of the Issuance has not occurred on or before September 30, 2007, unless the failure is due to the failure of the party seeking to terminate the Stock Purchase Agreement to perform its agreements;

•	the non-terminating party has breached any of the covenants, agreements, representations or warranties made by it in the Stock Purchase Agreement (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained in the Stock Purchase Agreement), and the breach: (a) fails to be cured within 30 days following written notice to the breaching party, or by its nature cannot be cured prior to the closing and (b) would entitle the non-breaching party to refrain from consummating the Issuance; or

•	Proposals 1, 2 and 3 are not approved upon a vote taken at the annual meeting or at any adjournment or postponement thereof;

•	by Holdings if:

•	(a) Bear Stearns, Holdings or any of certain other specified investors receives final written notice from the Federal Reserve Board or the Puerto Rico Commissioner that it will not grant certain required written confirmations or (b) any of the regulatory approvals regarding the sale of Doral Financial’s New York branches and related dividend and the transfer of mortgage servicing rights is denied by final action;

•	(a) our Board of Directors fails to recommend in this proxy statement and at the annual meeting the approval of Proposals 1, 2 and 3 or shall have effected a change in recommendation (or shall have resolved to do so), whether or not permitted by the Stock Purchase Agreement, (b) we have materially breached our obligation to call and hold the annual meeting or (c) we have breached our obligations under the non-solicitation provision of the Stock Purchase Agreement in any material respect;

•	any governmental entity which must grant any approval in order for Doral Financial to receive at least $150 million from the transfer of Doral Financial’s portfolio of mortgage servicing rights to Doral Bank PR and from a dividend distribution from Doral Bank, FSB following consummation of the previously announced sale of its New York branches has denied such approval and such denial has become final and nonappealable;

•	there is a final non-appealable judgment of the U.S. District Court for the Southern District of New York disapproving the settlement of our consolidated securities class action and shareholder derivative litigation on substantially the terms set forth in the settlement agreement, dated April 27, 2007;

•	we or any of our significant subsidiaries (a) pursuant to or within the meaning of any bankruptcy law: (i) commences a voluntary case; (ii) consents to the entry of an order for relief against it in an involuntary case; (iii) consents to the appointment of a custodian of it; or (iv) makes a general assignment for the benefit of our creditors; or (b) takes, under any foreign laws relating to insolvency, any action comparable to the actions set forth in clause (a);

•	a court of competent jurisdiction enters an order under any bankruptcy law that: (a) is for relief against us or any of our significant subsidiaries in an involuntary case; (b) appoints a custodian of us or any of our significant subsidiaries; (c) orders the winding up or liquidation of us or any of our significant subsidiaries; or (d) grants similar relief under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days; or

•	(a) the FDIC (or other competent governmental entity having regulatory authority) appoints, under any applicable federal, state or local banking law or bankruptcy law, a custodian for Doral Bank PR or Doral Bank, FSB or for all or substantially all of the assets of either bank, or (b) Doral Bank PR or Doral Bank, FSB files with the FDIC (or other competent governmental entity having regulatory authority over Doral Bank PR or Doral Bank, FSB) a notice of voluntary liquidation or other similar action under any applicable federal, state or local banking law, bankruptcy law or other similar law.

•	by us if:

•	$215 million in additional equity commitments have not been received by Holdings or Parent by June 12, 2007; or

•	prior to the receipt of shareholder approval of the Issuance and related matters, and prior to later of June 12, 2007 and the date on which the condition that Holdings or Parent obtain at least $215 million in additional equity commitments has been satisfied, our Board of Directors changes its recommendation of the Issuance in response to a superior proposal, in accordance with the terms of the Stock Purchase Agreement, and concurrently therewith, elects to enter into a definitive agreement with respect to such superior proposal.

Consequences of Termination of Stock Purchase Agreement

We have agreed to pay a termination fee of $25 million if we terminate the Stock Purchase Agreement to accept a superior proposal. We also have agreed to pay a termination fee of $25 million (less any previously paid expenses of Holdings as described below) if:

•	the Stock Purchase Agreement is terminated as a result of the occurrence of any “termination event” (as defined below);

•	in any such case a “triggering competing proposal” (as defined below) has been publicly announced or otherwise communicated or made known to senior management or our Board of Directors (or any person has publicly announced, communicated or made known an intention, whether or not conditional on the termination of the Stock Purchase Agreement, to make a triggering competing proposal) at any time after the date of the Stock Purchase Agreement but prior to the termination of the agreement; and

•	within one year following such termination (or, under certain circumstances, longer) we or any of our subsidiaries enters into a definitive agreement with respect to, or consummates, a “qualifying competing proposal.”

Each of the following events will constitute a “termination event”:

•	termination of the Stock Purchase Agreement by Holdings if:

•	we willfully breach any representation, warranty, covenant or agreement under the Stock Purchase Agreement;

•	we fail to recommend to shareholders the approval of the Issuance;

•	our Board of Directors changes its recommendation of the Issuance; or

•	we fail to call and hold the annual meeting in accordance with the Stock Purchase Agreement; or

•	termination of the Stock Purchase Agreement by either us or Holdings if:

•	any of Proposals 1, 2 or 3 fails to be approved upon a vote taken at the annual meeting or at any adjournment or postponement thereof; or

•	the closing of the Issuance and the vote of our shareholders contemplated by the Stock Purchase Agreement at the annual meeting fail to occur by September 30, 2007.

“Triggering competing proposal” means a “competing proposal” (as defined above in “No Solicitation of Alternative Transaction”), provided that (i) references to “20%” in the definition of “competing proposal” shall be deemed to be references to “33%”, (ii) such competing proposal allows for the repayment, refinancing, extension, amendment or restructuring of all of the 2007 Notes and (iii) a competing proposal that would result in the reorganization or liquidation of Doral Financial in which holders of common shares do not receive any value for their shares or the placement of Doral Bank PR in receivership by the FDIC shall not constitute a triggering competing proposal.

“Qualifying competing proposal” means a triggering competing proposal other than a one-time extension of maturity of (or forbearance of the right to receive payment at maturity, or of any other related enforcement rights, under) the Notes for a period of six months or less in which no such holder receives capital stock in or contributes cash to Doral Financial.

We will be obligated to reimburse Holdings for all expenses reasonably incurred by or on Holdings’ behalf in connection with the transactions contemplated by the Stock Purchase Agreement, including all reasonable expenses of counsel, accountants, investment bankers, experts and other consultants retained by Holdings, its limited partners and their respective affiliates, in connection with the Issuance (and not already paid or reimbursed by us) in the following circumstances in the case of that the Stock Purchase Agreement is terminated:

•	by either us or Holdings if Proposals 1, 2 and 3 are not approved upon a vote taken at the annual meeting or at any adjournment or postponement thereof; and

•	by Holdings if:

•	we have breached any of the covenants, agreements, representations or warranties made by us in the Stock Purchase Agreement (provided that Holdings is not then in material breach of any representation, warranty, covenant or other agreement contained in the Stock Purchase Agreement), and the breach: (a) fails to be cured within 30 days following written notice to us, or by its nature cannot be cured prior to the closing and (b) would entitle Holdings to refrain from consummating the Issuance;

•	(a) our Board of Directors fails to recommend in this proxy statement and at the annual meeting the approval of Proposals 1, 2 and 3 or if our Board of Directors changes its recommendation of the Issuance in response to a superior proposal, in accordance with the terms of the Stock Purchase Agreement (or has resolved to do so), whether or not permitted by the Stock Purchase Agreement, (b) we have materially breached our obligation to call, give notice of, convene and hold the annual meeting in accordance with the Stock Purchase Agreement or (c) we have breached our obligations under the non-solicitation provision of the Stock Purchase Agreement in any material respect;

•	there is a final non-appealable judgment of the U.S. District Court for the Southern District of New York disapproving settlement on substantially the terms set forth in the settlement agreement, dated April 27, 2007;

•	we or any of our significant subsidiaries (a) pursuant to or within the meaning of any bankruptcy law: (i) commences a voluntary case; (ii) consents to the entry of an order for relief in an involuntary case; (iii) consents to the appointment of a custodian of it; or (iv) makes a general assignment for the benefit of our creditors; or (b) takes, under any foreign laws relating to insolvency, any action comparable to the actions set forth in clause (a);

•	a court of competent jurisdiction enters an order under any bankruptcy law that: (a) is for relief against us or any of our significant subsidiaries in an involuntary case; (b) appoints a custodian of us or any of our significant subsidiaries; (c) orders the winding up or liquidation of us or any of our significant subsidiaries; or (d) grants similar relief under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days; or

•	(a) the FDIC (or other competent governmental entity having regulatory authority) appoints, under any applicable federal, state or local banking law or bankruptcy law, a custodian for Doral Bank PR or Doral Bank, FSB or for all or substantially all of the assets of either bank, or (b) Doral Bank PR or Doral Bank, FSB files with the FDIC (or other competent governmental entity having regulatory authority over Doral Bank PR or Doral Bank, FSB) a notice of voluntary liquidation or other similar action under any applicable federal, state or local banking law, bankruptcy law or other similar law.

•	by us or Holdings pursuant to any other termination right provided in the Stock Purchase Agreement at a time when the Stock Purchase Agreement was terminable as a result of any of the circumstances and by the party described in the preceding bullet points.

Liability Cap

In no event will we be entitled to monetary damages in excess of $25 million for all losses and damages arising from or in connection with breaches by Parent and Holdings of their obligations under the Stock Purchase Agreement.

Specific Performance

Holdings would be entitled to specific performance of the terms of the Stock Purchase Agreement. Doral Financial would not be entitled to specific performance of the terms of the Stock Purchase Agreement.

Terms of the Limited Guaranty

In connection with the Stock Purchase Agreement, Doral Financial and investment partnerships managed by or affiliated with BSMB, funds managed by each of Perry Capital, LLC, Marathon Asset Management, LLC and Tennenbaum Capital Partners, LLC; and a member of the D.E. Shaw group (the “Guarantors”) entered into a limited guaranty agreement, pursuant to which, among other things, each of the Guarantors is guaranteeing payment of their respective pro rata portion of Holdings’ or Parent’s payment obligations in respect of damages incurred by Doral Financial arising directly from any breach by Holdings or Parent of their respective obligations under the Stock Purchase Agreement. The maximum aggregate liability of the Guarantors is $25 million, and the maximum liability of each Guarantor is its pro rata share of the aggregate $25 million limit. The limited guaranty will terminate as of the earliest to occur of (a) consummation of the Issuance, (b) the termination of the Stock Purchase Agreement in accordance with its terms by mutual consent of the parties and (c) sixty (60) days after any other termination of the Stock Purchase Agreement, provided that the limited guaranty will not terminate as to any claim for which notice has been given to the respective guarantor prior to such termination until final resolution of such claim. The limited guarantee is Doral Financial’s sole recourse against each Guarantor.

Terms of the Securityholders and Registration Rights Agreement

The following summary describes selected material provisions of the Securityholders and Registration Rights Agreement and is qualified by reference to the form of Securityholders and Registration Rights Agreement, which is attached to this proxy statement as Annex D. This summary may not contain all of the information about the Securityholders and Registration Rights Agreement that is important to you. You are encouraged to carefully read the Securityholders and Registration Rights Agreement in its entirety.

Share Ownership and Transfer

Going Private Protection

Holdings will agree that it (and its affiliates) will not engage in a “going private” transaction unless the transaction is approved by either (a) the disinterested directors (if any) on our Board of Directors or (b) a majority of common shareholders that are not affiliated with Holdings. Whether or not the transaction is structured to require disinterested director approval, the disinterested directors will be authorized to retain advisors.

Tag-Along Rights

We and Holdings will agree that, as long as Holdings owns a majority of our shares of common stock, if Holdings transfers to any third party, in one or a series of related transactions, a majority of our shares of common stock, then the transaction would be required to provide for or permit our public shareholders to participate on the same terms, on a pro rata basis. Our public shareholders will similarly have this right to participate in such a transaction if a majority interest in Holdings is so transferred while it still owned a majority of our common stock, with the price per share to be the price implied by the price being paid for Holdings’ equity, taking into account Holdings’ equity structure and other assets and liabilities.

“Top-Up” Rights

We and Holdings will agree that, as long as Holdings owns at least 25% of our shares of common stock, if we at any time issue shares of our common stock for financings, acquisitions or otherwise (other than pursuant to the exercise of employee stock options, stock appreciation rights or similar instruments), Holdings will have the option to purchase for cash from us a sufficient number of shares of common stock at the same purchase price as the price for additional shares to be issued so that, after the issuance of such shares, Holdings will maintain its ownership percentage in Doral Financial.

We and Holdings have also agreed that, as long as Holdings owns at least 25% of our shares of common stock, if we at any time issue options (other than employee stock options, stock appreciation rights or similar instruments) or warrants that are exercisable for, or debt or equity securities that are convertible into or exchangeable or exercisable for, shares of our common stock, we will offer Holdings the opportunity to purchase for cash a sufficient number of such securities at the same purchase price as the price for such securities to be issued so that, after the issuance of such securities, Holdings will maintain its ownership percentage in Doral Financial.

Share Repurchases

If any time that Holdings owns at least 25% but less than 60% of our shares of common stock, we issue restricted shares of common stock or shares of common stock upon exercise of options, stock appreciation rights or similar instruments granted to our directors, officers, employees, consultants or others, and the shares of Common Stock so issued exceed 2.5% of outstanding shares of common stock (either alone or together with prior issuances for which repurchases have not been carried out), we will be required to use our best efforts to effect open-market repurchases to allow Holdings to maintain its pre-issuance ownership percentage.

Corporate Governance

Following the Issuance, our Board of Directors is expected to have 11 members, consisting of nine individuals designated by the investors and, to the extent that they are willing to continue to serve, the current non-executive Chairman of our Board of Directors (Mr. Dennis Buchert) and our Chief Executive Officer (Mr. Glen Wakeman). We expect that all of our other current directors will resign as of the Issuance. Thereafter, pursuant to the Securityholders and Registration Rights Agreement, as long as Holdings owns a majority of our shares of common stock, it will have the power to select all directors. Furthermore, if in the future Holdings owns between 4.99% and 50% of the outstanding shares of our common stock, Holdings will be entitled to proportionate representation on the board, and on each committee and the board of each significant subsidiary, but in no event less than one director.

For further information regarding governance of Doral Financial following the issuance, please see “Governance Following the Issuance.”

Registration Rights

Demand Registration Rights

Pursuant to the Securityholders and Registration Rights Agreement, we will grant Holdings and its transferees demand registration rights. We have agreed to use our reasonable best efforts to file, as promptly as reasonably practicable, but not later than 30 days (or, if we are not then eligible to use Form S-3, 90 days) after our receipt of a demand notice. Notwithstanding the foregoing, we will not be required to effect a demand registration unless the aggregate gross proceeds resulting from such demand registration could reasonably be expected to equal or exceed $25,000,000 or relates to at least 5% of the then-outstanding shares of our common stock. We will not be obligated to effect any demand registration within 90 days after the effective date of the previous demand registration statement or previous statement under which a piggyback registration was available, as described below.

In exercising their registration rights, Holdings and its transferees may request a shelf registration. To the extent that we are eligible to use Form S-3, we have agreed to use our reasonable best efforts to keep any shelf registration continuously effective for one year following the effective date thereof.

We may postpone for a reasonable period of time, not to exceed 60 days (a “Blackout Period”), the filing or effectiveness of a registration statement, or suspend the use of a shelf registration statement, if we furnish a certificate signed by both our Chief Executive Officer and Chief Financial Officer, certifying that, in the good faith judgment of our Board of Directors, such registration, offering or use would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing or would require us to make an “Adverse Disclosure.” “Adverse Disclosure” means the disclosure of any material transaction that has not been, and is not otherwise required to be, disclosed to the public, and the premature disclosure of which would be materially detrimental to Doral Financial or would materially interfere with any material financing, acquisition, corporate reorganization or merger or other transaction involving Doral Financial.

Piggyback Registration Rights

Pursuant to the Securityholders and Registration Rights Agreement, we will grant Holdings and its transferees demand registration rights, pursuant to which they will be entitled to request that we include any and all of the unregistered Shares in any registration statement filed by us with respect to an offering of our shares of common stock, other than any registration statements for acquisitions and employee benefit or dividend reinvestment plans.

Other Provisions

The Securityholders and Registration Rights Agreement includes customary provisions with respect to selection of underwriters, opinions of counsel and auditors, registration expenses, indemnification and other customary provisions.

Terms of the Voting Agreement

The following summary describes selected material provisions of the Voting Agreement and is qualified by reference to the Voting Agreement, which is attached to this proxy statement as Annex E. This summary may not contain all of the information about the Voting Agreement that is important to you. You are encouraged to carefully read the Voting Agreement in its entirety.

In connection with the transactions contemplated by the Stock Purchase Agreement, Holdings and our directors Edgar Cullman, Jr. and John Ernst, certain members of their families and certain affiliated trusts for their and their families’ benefit (the “Voting Shareholders”) entered into a Voting Agreement with respect to the shares of common stock of Doral Financial beneficially owned by them (the “Subject Shares”). Pursuant to the Voting Agreement, the Voting Shareholders have agreed to vote in favor of the Issuance at any meeting of our shareholders convened to consider the Issuance. These signatories collectively have voting control over approximately 10.7% of our outstanding shares of common stock.

Under the Voting Agreement, the Voting Shareholders have agreed that, until the first to occur of (a) the Issuance or (b) the termination of the Voting Agreement in accordance with its terms, at any meeting of our shareholders, or in connection with any action by written consent of the holders of our share of common stock, it will vote (or cause to be voted) its Subject Shares or act by written consent with respect to its Subject Shares (i) in favor of Proposals 1, 2, 3 and 4 set forth in this proxy statement and (ii) against any of the following: (A) any action, proposal, transaction or agreement that would reasonably be expected to result in a breach by us of any covenant, representation or warranty or any other obligation or agreement in the Stock Purchase Agreement or of any of the Voting Shareholders, in such agreement; or (B) any competing proposal (as defined above in “No Solicitation of Alternative Transaction”) or other action, agreement or transaction that is intended, or could reasonable be expected, to materially impede or interfere with, delay, postpone, discourage or adversely affect the transactions contemplated by the Stock Purchase Agreement or Voting Agreement or the performance by such shareholder of his or her obligations under the Voting Agreement, including, in each case except to the extent contemplated in the Stock Purchase Agreement or consented to in writing by Holdings: (v) any extraordinary corporate transaction, such as a merger, consolidation or other business combination, involving us or our subsidiaries; (w) a sale, lease or transfer of a material amount of our assets or those of any of our subsidiaries or a reorganization, recapitalization or liquidation of us or any of our subsidiaries; (x) an election of new members of our Board of Directors, other than nominees who were serving as members of our Board of Directors as of May 16, 2007; (y) any material change in our present capitalization or dividend policies or any amendment or other change to our Restated Certificate of Incorporation or bylaws; or (x) any other material change in our corporate structure or business, except, in any of these cases, as necessary for any such shareholder to fulfill his duty as a member of our Board of Directors.

The Voting Agreement will terminate on the earliest of (a) the closing of the Issuance, (b) the termination of the Stock Purchase Agreement in accordance with its terms, (c) the date upon which an amendment to any term of the Stock Purchase Agreement that is materially adverse to the Voting Shareholders, including a decrease in the price of $0.63 to be paid per share of common stock purchased by Holdings or reduction in the aggregate purchase price paid by Holdings pursuant to the Stock Purchase Agreement, is effected, (d) June 26, 2007, unless all of the equity commitments have been received by the principal member of Holdings, and (e) September 30, 2007. In addition, each of the Voting Shareholders may elect to terminate the Voting Agreement as to such shareholder’s shares at any time during which we may terminate the Stock Purchase Agreement to accept a superior proposal if we receive a competing proposal (as defined above) and our Board of Directors receives a written opinion of Rothschild stating that such competing proposal constitutes a superior proposal (as defined above).

Except as contemplated by the Voting Agreement, each Voting Shareholder has agreed, during the term of the Voting Agreement, not to: (a) transfer any of his or her Subject Shares or any interest therein, (b) enter into any agreement, arrangement or understanding with any person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, such Voting Shareholder’s representations, warranties, covenants and obligations under the Voting Agreement, or (c) take any action that would restrict or otherwise affect such shareholder’s legal power, authority and right to comply with and perform such shareholder’s covenants and obligations under the Voting Agreement.

Terms of the Advisory Services Agreement

Upon, and as a condition to the consummation of, the Issuance, we will enter into an advisory services agreement with Bear Stearns Merchant Manager III, (Cayman), L.P. (the “Advisor”), an affiliate of BSMB, pursuant to which the Advisor will provide certain financial and administrative services to us in exchange for an annual fee and the reimbursement of out-of-pocket expenses. The agreement will have a term of five years. The annual fee (payable in advance on August 31 of each year, except for the fee in respect of the first twelve-month period which is payable at closing) for the period from July 1, 2007 to June 30, 2008 would equal $1.5 million, and would increase by $500,000 during each twelve-month period thereafter. Notwithstanding the foregoing, the fee for the last three twelve-month periods is capped at an amount equal to three percent of our consolidated pre-tax income for the preceding twelve-month period. Pursuant to this agreement, we would also reimburse the reasonable out-of-pocket expenses of Holdings, Parent and Parent GP, to the extent related to its investment in the company, including but not limited to reasonable and documented legal and accounting expenses, regulatory compliance costs, the costs of insurance, all partner reporting and other administrative expenses. The agreement may be terminated by us at any time upon 60 days’ prior notice and would terminate automatically if Holdings ceased to own 25% or more of the company’s ordinary shares. In the event of early termination, we would be required to pay the Advisor all fees that would otherwise be payable under the agreement through the second anniversary of termination.

Settlement of Securities Class Action and Shareholder Derivative Litigation

On April 27, 2007, we entered into an agreement to settle all claims in the consolidated securities class action and shareholder derivative litigation filed against us following the announcement in April 2005 of the need to restate our financial statements for the period from 2000 to 2004. The settlement is subject to notice and approval from the U.S. District Court for the Southern District of New York.

Under the terms of the settlement agreement and a concurrent agreement entered into by our insurers and our current and former directors and officers, we and our insurers will pay an aggregate of $129 million, of which insurers will pay approximately $34 million. In addition, one or more individual defendants will pay an aggregate of $1 million (in cash or Doral Financial stock). As part of the settlement, we also agreed to adopt certain corporate governance enhancements.

Our payment obligations under the settlement agreement are subject to the closing and funding of one or more transactions through which we obtain outside financing during 2007 to meet our liquidity and capital needs, including the Notes, payment of the amounts due under the settlement agreement and certain other working capital and contractual needs. Either side may terminate the settlement agreement if we have not raised the necessary funding by September 30, 2007 or if the settlement has not been fully funded within 30 days from the receipt of such funding.

As a result of this settlement agreement, we established a litigation reserve and recorded a charge to our full-year financial results for 2006 of $95.0 million.

The parties to the settlement agreement will seek final court approval of the settlement before the maturity of the Notes, but no assurance can be given that it will receive final court approval by that date.

Certain Litigation Concerning the Issuance

On May 21, 2007, a complaint challenging the Issuance captioned Augenbaum v. Doral Financial Corporation, et al. was filed in the Supreme Court of the State of New York (County of New York). The named plaintiff seeks to maintain the action on behalf of a putative class consisting of all common shareholders of Doral Financial. The defendants are Doral Financial, Holdings, BSMB and each of Doral’s current directors. The complaint alleges that the Issuance unfairly favors the interests of the directors of Doral Financial over the interests of the public common shareholders by using proceeds of the Issuance to pay the settlement of the securities litigation and shareholder derivative actions described above under “Settlement of Securities Class Action and Shareholder Derivative Litigation,” that the price to be paid for the Shares in the Issuance is inadequate relative to the closing price on the day before the Issuance was announced, that the timing of the Issuance was manipulated to allow Holdings and BSMB to capture unfairly the potential future value in Doral Financial equity, that the directors have breached fiduciary duties to value the shares being sold and to consider and promote alternative transactions at a higher price and that Holdings and BSMB aided and abetted any such breach of fiduciary duties. Plaintiff seeks class action certification, preliminary and permanent injunctions to prevent consummation of the Issuance and unspecified monetary damages and costs. Although the litigation is at an early stage and Doral Financial has not yet been served, Doral Financial believes the lawsuit is without merit and will vigorously defend against it.

Certain Relationships Between Doral Financial and the Investors

We have been advised that, as of May 23, 2007, a total of approximately 3.7% of our outstanding shares of common stock were held by certain investors in Parent and their affiliates.

Pursuant to an engagement letter, dated November 1, 2006, as amended, Bear Stearns, an affiliate of BSMB, has acted as financial advisor to Doral Financial in connection with the Issuance. For fees payable to Bear Stearns pursuant to its engagement, please see “Transaction Fees” below. An affiliate of Bear Stearns and BSMB is also currently a lender to Doral Financial under a repurchase facility secured by mortgage loans under which Doral Financial has borrowed approximately $82 million.

In addition, some of the investors in parent or their affiliates have provided or may, in the future, provide financial advisory, commercial lending or other services to Doral Financial and have received or may, in the future, receive fees for providing such services. In the ordinary course of business, the investors in parent and their affiliates may trade the securities of Doral Financial or Holdings for their own account or for the accounts of their customers and may, therefore, at any time hold a long or short position in such securities.

Transaction Fees

Pursuant to the terms of Bear Stearns’ engagement as our financial advisor, we agreed to pay Bear Stearns $5 million payable upon execution of its engagement letter, $5 million payable upon execution of the Stock Purchase Agreement and $17 million payable upon consummation of the Issuance. In addition, we have agreed to reimburse for reasonable out-of-pocket expenses incurred by Bear Stearns in connection with its engagement and the transactions contemplated by the Stock Purchase Agreement. We have agreed to indemnify Bear Stearns against certain liabilities arising out of or in connection with Bear Stearns’ engagement.

Under the terms of its engagement as financial advisor the Transaction Committee of our Board of Directors, we have agreed to pay Rothschild for its financial advisory services a monthly advisory fee of $100,000 and a fee for rendering an opinion with respect to any proposed transaction of $2 million. We have also agreed to reimburse Rothschild for reasonable out-of-pocket expenses incurred by Rothschild in performing its services, including reasonable fees and expenses of its legal counsel. We have agreed to indemnify Rothschild and related persons against certain liabilities arising out of or in connection with Rothschild’s engagement.

Pursuant to the Stock Purchase Agreement and a related fee letter, we have agreed to pay all reasonable expenses of counsel, accountants, investment bankers, experts and other consultants retained by Holdings, Parent, Parent’s limited partners and their respective affiliates in connection with the Issuance.

Certain Projections

Doral Financial does not as a matter of course make public forecasts as to future revenues, earnings or other financial information. Doral Financial did, however, prepare certain projections that it provided to prospective investors in connection with their evaluation of a possible investment in the company. We have provided below a summary of these projections and other financial information to give our shareholders access to certain nonpublic information furnished to investors that may be material. The inclusion of this information should not be regarded as an indication that management, our Board of Directors, or any recipient of this information considered, or now considers, it to be a reliable prediction of future results. The projections and other information set forth below are included in this document solely because such information was provided to various potential investors in Doral Financial, including the Investors.

The projections summarized below were not prepared by Doral Financial with a view to public disclosure or compliance with published guidelines of the U.S. Securities and Exchange Commission or the American Institute of Certified Public Accountants regarding prospective financial information. In addition, the projections were not prepared with the assistance of or reviewed, compiled or examined by independent accountants. While prepared with numerical specificity, the projections were not prepared in the ordinary course and the projections reflect numerous estimates and hypothetical assumptions, all made by Doral Financial, with respect to industry performance, general business, economic, market, interest rate and financial conditions and other matters, which may not be accurate, may not be realized, and are inherently subject to significant business, economic and competitive uncertainties and contingencies, all of which are difficult to predict and many of which are beyond Doral Financial’s control. Generally, the further out the period to which forecasts relate, the more unreliable those forecasts become due to the difficulty in making accurate predictions of future events. Accordingly, there can be no assurance that the assumptions made in preparing the projections set forth below will prove to be accurate, and actual results may be materially different from those contained in the projections set forth below.

In light of the uncertainties inherent in forward-looking information of any kind, we caution against undue reliance on this information. The inclusion of this information should not be regarded as an indication that anyone who received this information considered it a reliable predictor of future events, and this information should not be relied on as such. While we have prepared these projections with numerical specificity and have provided them to certain prospective investors in connection with a proposed transaction, we have not made any representation to any person that the projections will be met. We do not intend to update or revise such projections to reflect circumstances existing after the date they were prepared or to reflect the occurrence of future events, unless required by law.

Set forth below is a summary of the projections furnished to BSMB in January 2007, as subsequently adjusted to reflect the consummation of the Issuance.

	Year ended December 31,
Income Statement	2007		2008	2009	2010
	(in millions of U.S. dollars, except percentages)

Net interest income after provision for loan and lease losses	$160.6		$153.6	$168.6	$182.10
Non-interest income	(67.3	)(1)	83.1	92.7	101.4
Non-interest expense	(190.6	)(2)	(148.3)	(155.3)	(162.5)
Net income (before payment of preferred dividends)	(77.9)		70.7	84.8	96.8
Return on Equity	(18.2)%		4.1%	5.5%	6.4%

(1)	Includes estimated losses of approximately $142 million (of which approximately $106 million was reflected in the company’s balance sheet as of December 31, 2006 as part of accumulated other comprehensive loss) in respect of possible sales of securities and disposition of related liabilities following the Issuance related to the restructuring of our balance sheet.

(2)	Includes approximately $35 million in estimated professional expenses related to the resolution of legacy issues related to the restatement of our financial statements for the periods from January 1, 2000 through December 31, 2004 and the company’s recapitalization efforts.

In preparing the above financial projections, we assumed the implementation of our new business plan focused on transforming Doral into a more traditional community banking institution, offering a broader range of products and services. In particular, we assumed growth in our loan portfolio, driven primarily by commercial and consumer loan production, to approximately $8 billion by 2010, as well as growth in deposits, to approximately $2.9 billion by 2010. In addition, we assumed that our annual mortgage loan production would grow throughout the period, to approximately $2 billion for 2010, and that the Puerto Rico residential mortgage market would grow on average by approximately 5% per year during this four-year period. These projections also assume that we open two new bank branches between 2007 and 2010, and that we experience growth in insurance revenues of about 80% during that period. In preparing the above financial projections, Doral Financial also made a number of assumptions relating to the economy of Puerto Rico, its growth rate, interest rates and other factors that may affect the accuracy of these financial projections. In particular, we assumed that the interest rate yield curve would remain flat throughout the period (i.e., no significant differences between short- and long-term interest rates, as has been the case in recent periods).

However, these projections do not reflect certain events, facts and circumstances following the date that they were furnished to BSMB, principally the expected sale of the branches of Doral Bank, FSB, the annual advisory fee payable by Doral Financial to the Advisor (as defined above under “Terms of the Advisory Services Agreement”) pursuant to the Advisory Services Agreement and actual results for the first quarter of 2007. If the projections set forth above were adjusted to reflect these items, projected net income (loss) before payment of dividends on preferred stock would decrease by approximately $40 to $60 million for 2007 and by approximately $5 to $6 million each year thereafter, as compared to the corresponding figures set forth in the table above.

In addition, following initial discussions with, and in response to various questions from, BSMB and other potential investors, in February 2007, we prepared and furnished to the investors a different set of projections based on an aggressive growth scenario and assuming an alternative future interest rate environment. The principal differences between those projections and the projections summarized in the table above relate to four issues: (a) more aggressive operational assumptions, i.e. significantly higher levels of mortgage, consumer and commercial loan production and deposit growth, (b) a different assumption regarding future interest rates, (c) a different assumption regarding the size of the capital increase (those projections assumed the issuance of common equity for approximately $800 million, instead of $610 million in connection with the Issuance) and (d) a different assumption regarding the amount of leverage at the company. In particular, those projections assumed that our annual mortgage loan production reaches $3.2 billion during 2010 and our deposit base reaches $3.3 billion by 2010, and that we open 10 new bank branches between 2007 and 2010. As compared to the projections summarized in the table above, those projections assumed that we sell a higher percentage of our mortgage loan production in the secondary market and that our insurance revenues grow at a significantly higher rate. In addition, those projections assumed a steepening of the yield curve (i.e., a decrease in short-term rates and an increase in long-term interest rates of about 50 basis points each) during the period, which would result in increased margins on loan sales and lower mortgage loan prepayment speeds. Those projections also assumed an increase of $5 billion on the level of investment securities (and corresponding borrowings) on our balance sheet throughout the period. Using those alternative projections, we would record net income before payment of dividends on preferred stock of $115 million for 2008, $159 million for 2009 and $205 million for 2010.

Required Vote

The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote is required for the issuance of the Shares. Abstentions will not be voted for any such matter. Accordingly, abstentions will have the same legal effect as a negative vote. Broker non-votes will not be counted in determining the number of shares necessary for approval.

Vote Recommendation

The Board has approved and recommends a vote “FOR” this proposal.

Security Ownership of Management, Directors and Principal Holders

The following table shows, as of April 16, 2007, the amount of our common stock beneficially owned (unless otherwise indicated in the footnotes) by each director, nominee for director, executive officer named in the Summary Compensation Table and each of holder of 5% or more of our common stock, and by all of our directors and executive officers as a group. The information is based on reports filed with the SEC and information provided by the persons named below. No director, nominee or executive officer owned shares of our preferred stock as of such date.

	Amount and Nature
	of Beneficial	Percent
Name of Beneficial Owner	Ownership(1)(2)	of Class

Directors
Dennis G. Buchert	—	**
Edgar M. Cullman, Jr.(3)	11,565,299	10.7%
John L. Ernst(4)	11,565,299	10.7%
Peter A. Hoffman	1,800	**
John B. Hughes	—	**
Efraim M. Kier	18,780	**
Adolfo Marzol	—	**
Manuel Peña-Morros	1,000	**
Harold D. Vicente	33,525	**
Management
Glen R. Wakeman	150,000	**
Lesbia Blanco	—	**
Marangal I. Domingo	—	**
Calixto García-Vélez	—	**
Gerardo Leiva	—	**
Olga Mayoral-Wilson	—	**
César A. Ortiz	—	**
Enrique R. Ubarri-Baragaño	—	**
All directors, nominees and executive officers as a group, consisting of 17 persons, including those named above	11,770,404	10.9%

	Amount and Nature
	of Beneficial	Percent
Name of Beneficial Owner	Ownership(1)(2)	of Class

Other Principal Holders
Edgar M. Cullman(3)	11,565,299	10.7%
641 Lexington Avenue New York, N.Y 10022
Louise B. Cullman(3)	11,565,299	10.7%
641 Lexington Avenue New York, NY 10022
Susan R. Cullman(3)	11,565,299	10.7%
641 Lexington Avenue New York, NY 10022
Frederick M. Danziger(3)	11,565,299	10.7%
641 Lexington Avenue New York, NY 10022
Lucy C. Danziger(3)	11,565,299	10.7%
641 Lexington Avenue New York, NY 10022
Cullman and Ernst Group(4)	11,565,299	10.7%
641 Lexington Avenue New York, NY 10022
Select Equity Group, Inc.(5)	5,630,965	5.22%
Select Offshore Advisors, LLC George S. Loening 380 Lafayette Street, 6th Floor New York, New York 10003

** Represents less than 1% of Doral Financial’s outstanding common stock.

(1) Except as noted in the footnotes below, the information is based on the SEC’s definition of “beneficial ownership,” which is broader than ownership in the usual sense. For example, under SEC rules you beneficially own stock not only if you hold it directly, but also if you indirectly (through a relationship, a position as a director or trustee or a contract or an understanding) have or share the power to vote the stock or to sell it, or if you have the right to acquire it within 60 days. Where more than one person shares investment and voting power in the same shares or if such shares are owned by any member of the Cullman and Ernst Group, such shares are shown more than once. Such shares are reflected only once, however, in the total for all directors and officers as a group.

Certain of the persons named in the table disclaim beneficial ownership of some of the shares included in the table as follows:

•	Edgar M. Cullman, Jr. — 5,036,888 shares in which he holds shared investment and/or voting power and 6,187,313 shares in which he holds no investment or voting power other than the understanding referred to in footnote(4).

•	John Ernst — 1,128,438 shares in which he holds shared investment and/or voting power and 10,334,810 shares in which he holds no investment or voting power other than the understanding referred to in footnote(4).

•	Edgar M. Cullman — 5,467,091 shares in which he holds shared investment and/or voting power and 5,786,899 shares in which he holds no investment and/or voting power other than the understanding referred to in footnote(4).

•	Louise B. Cullman — 4,417,637 shares in which she holds shared investment and/or voting power and 6,811,397 shares in which she holds no investment or voting power other than the understanding referred to in footnote(4).

•	Susan R. Cullman — 5,102,608 shares in which she holds shared investment and/or voting power and 6,173,881 shares in which she holds no investment or voting power other than the understanding referred to in footnote(4).

•	Frederick M. Danziger — 887,112 shares in which he holds shared investment and/or voting power and 10,598,536 shares in which he holds no investment or voting power other than the understanding referred to in footnote(4).

•	Lucy C. Danziger — 5,450,462 shares in which she holds shared investment and/or voting power and 5,722,679 shares over which she holds no investment or voting power other than the understanding referred to in footnote(4).

(2) Includes 100,000 shares of Mr. Glen R. Wakeman that could be purchased by exercise of stock options exercisable at April 16, 2007 or within 60 days after that date under Doral Financial’s stock option plan.

(3) Member of the Cullman and Ernst Group. Edgar M. Cullman is the father of Edgar M. Cullman, Jr., Susan R. Cullman and Lucy C. Danziger, the husband of Louise B. Cullman, and the uncle of John L. Ernst. Lucy C. Danziger is the wife of Frederick M. Danziger.

(4) As of June 22, 2006, a group consisting of Edgar M. Cullman, his son Edgar M. Cullman, Jr., a director of Doral Financial, direct members of their families and trusts for their benefit, Mr. John L. Ernst, also a director of Doral Financial, his sister and direct members of their families and trusts for their benefit owned an aggregate of 11,565,299 shares of common stock or approximately 10.7% of the outstanding common stock. Among others, Messrs. Cullman and Cullman, Jr. and their wives, Mr. Ernst and to a lesser extent Mr. Danziger (who is a member of the Cullman and Ernst Group), hold investment and voting power or shared investment and voting power over such shares. Mr. Danziger is the brother-in-law of Mr. Edgar M. Cullman, Jr. and a former director of Doral Financial. A Schedule 13D filed with the SEC on behalf of the Cullman and Ernst Group states that there is no formal agreement governing the group’s holding and voting of such shares, other than the Voting Agreement described above under “Proposal 1 — Issuance of Shares of Common Stock — Terms of the Voting Agreement,” but that there is an informal understanding that the persons and trusts included in the group will hold and vote together the shares owned by each of them in each case subject to any applicable fiduciary responsibilities.

(5) Based on information contained in a Schedule 13G filed with the SEC jointly by Select Equity Group, Inc. (“Select”), Select Offshore Advisors, LLC (“Select Offshore”) and George S. Loening, Select and Select Offshore are the beneficial owners of 5,630,965 shares or approximately 5.22% of the outstanding common stock of Doral Financial. According to the Schedule 13G, as President and controlling shareholder of Select and the Manager of Select Offshore, Mr. Loening has the power to vote and to direct the voting of and the power to dispose and direct the disposition of the shares owned by Select and Select Offshore.

PROPOSAL 2

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE
THE NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK AND COMMON STOCK

On May 15, 2007, our Board of Directors adopted a resolution to amend our Restated Certificate of Incorporation to increase the number of authorized shares of our capital stock from 540,000,000 to 1,990,000,000 and the number of authorized shares of our common stock from 500,000,000 to 1,950,000,000. Our Board strongly recommends the approval by our shareholders of this amendment. If this proposal is approved by our shareholders, the amendment will be carried out even if the Issuance is not consummated.

The adoption of Proposals 2 and 3 is a condition to the Issuance, so shareholders who wish to approve Proposal 1 should also vote to approve Proposals 2 and 3.

Our Restated Certificate of Incorporation presently authorizes the issuance of 540,000,000 shares of capital stock, divided into 500,000,000 shares of common stock, $1.00 par value per share, and 40,000,000 shares of preferred stock, $1.00 par value per share. As of May 23, 2007, 107,948,236 shares of common stock and 9,015,000 shares of preferred stock were issued and outstanding. Also, on that date, 40,020,700 shares of common stock were committed for issuance upon exercise of stock options or issuance pursuant to our 1997 Employee Stock Option Plan and Omnibus Incentive Plan and 8,674,128 shares of common stock were reserved for the conversion of preferred stock into common stock.

Our Board of Directors adopted this amendment to accommodate the issuance of shares of our common stock that are issuable to Holdings pursuant to the Stock Purchase Agreement and for such other corporate purposes as may be deemed appropriate by the Board. The additional shares of common stock to be authorized by adoption of the amendment would have rights identical to the shares of common stock currently outstanding. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock, except for effects incidental to increasing the number of shares of our common stock outstanding, such as dilution of the earnings per share and voting power of current holders of common stock. If the amendment is adopted, it will become effective upon the filing of a Certificate of Amendment to our Restated Certificate of Incorporation with the Puerto Rico Department of State. It is anticipated that the appropriate filing to effect the increase in authorized share capital will be made as soon as practicable following approval of this proposal. The full text of the proposed amendment to our Restated Certificate of Incorporation is set forth in Annex B to this proxy statement.

Effect of the Increase of our Authorized Share Capital

If this proposed amendment to our Restated Certificate of Incorporation is adopted, Proposals 1 and 3 are also approved and the Issuance is consummated, 968,253,968 shares of common stock will be issued to Holdings and the additional authorized shares of common stock will be available for issuance at the discretion of the Board for any corporate purpose, including, among other things, stock splits, stock dividends, public or private stock offerings or acquisitions, without further action by the shareholders, except as may be required by applicable laws or regulations, or the rules of the NYSE. If this proposed amendment is approved by shareholders and adopted but the Issuance is not consummated, all shares authorized by the amendment will be available for issuance. Although, other than in connection with the Issuance, we do not have any specific plans or commitments for the issuance of the additional shares of capital stock for which authorization is solicited, our Board believes that it would be desirable for the shareholders to authorize such additional shares at this time so that we are prepared to meet possible future needs for such shares without delay.

No Appraisal Rights

Under applicable Puerto Rico law, our shareholders are not entitled to appraisal rights with respect to this proposed amendment to our Restated Certificate of Incorporation to effect the increase in our authorized shares of capital and common stock.

Required Vote

The affirmative vote of a majority of the outstanding shares of common stock is required for the proposed amendment to our Restated Certificate of Incorporation to increase the number of authorized shares of common stock. Since abstentions and broker non-votes will not be voted for these proposals, they will have the same legal effect as a negative vote. Additionally, the failure to vote will have the same effect as a “no”

Vote Recommendation

The Board has approved this amendment to our Restated Certificate of Incorporation and recommends a vote “FOR” this proposal.

PROPOSAL 3

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO DECREASE
THE PAR VALUE OF OUR SHARES OF COMMON STOCK

On May 15, 2007, our Board of Directors adopted a resolution to amend our Restated Certificate of Incorporation to decrease the par value of our shares of common stock from $1.00 to $.01 per share. Our

Board strongly recommends the approval by our shareholders of this amendment. If this proposal is approved by our shareholders, the amendment will be carried out even if the Issuance is not consummated.

The adoption of Proposals 2 and 3 is a condition to the Issuance, so shareholders who wish to approve Proposal 1 should also vote to approve Proposals 2 and 3.

Our Restated Certificate of Incorporation currently establishes the par value of our shares of common stock at $1.00. The proposed decrease in par value is necessary to permit us to issue to Holdings fully paid and non-assessable shares of common stock at a price lower than $1.00 per share and will help us to ensure that all issued and outstanding shares of common stock are designated as fully paid and non-assessable, since for accounting purposes the required consideration for such designation will be reduced from $1.00 to $.01. The amendment will also provide us additional flexibility with respect to our capital accounts under Puerto Rico law.

If the amendment is adopted, it will become effective upon the filing of a Certificate of Amendment to our Restated Certificate of Incorporation with the Puerto Rico Department of State. It is anticipated that the appropriate filing to effect the decrease in the par value of our shares of common stock will be made as soon as practicable following approval of this proposal. The full text of the proposed amendment to our Restated Certificate of Incorporation is set forth in Annex B to this proxy statement.

Effect of the Decrease in Par Value of our Shares of Common Stock

The adoption of the proposal will substantially increase our legal surplus available for dividends, distributions and other corporate purposes. This amendment, if adopted, will not change or affect the number of common shares held by any shareholder. The change in par value will cause technical changes on our balance sheet as to the amounts shown as “common stock” and “additional paid-in capital.”

No Appraisal Rights

Under applicable Puerto Rico law, our shareholders are not entitled to appraisal rights with respect to this proposed amendment to our Restated Certificate of Incorporation to effect the decrease in par value of our shares of common stock.

Required Vote

The affirmative vote of a majority of the outstanding shares of common stock is required for the proposed amendment to our Restated Certificate of Incorporation to decrease the par value of our shares of common stock. Since abstentions and broker non-votes will not be voted for these proposals, they will have the same legal effect as a negative vote. Additionally, the failure to vote will have the same effect as a “no.”

Vote Recommendation

The Board has approved this amendment to our Restated Certificate of Incorporation and recommends a vote “FOR” this proposal.

PROPOSAL 4

AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO EFFECT
A REVERSE STOCK SPLIT OF OUR OUTSTANDING COMMON STOCK OF 1-FOR-20, TOGETHER WITH A CORRESPONDING REDUCTION IN THE NUMBER
OF AUTHORIZED SHARES OF OUR COMMON STOCK AND CAPITAL STOCK

On May 15, 2007, our Board of Directors adopted a resolution to amend our Restated Certificate of Incorporation to effect a reverse stock split of our outstanding common stock of 1-for-20 and a corresponding reduction in our authorized shares of common stock and capital stock. Our Board strongly recommends the approval by our shareholders of this amendment. Adoption of this proposal is not a condition to the Issuance. If this proposal is approved by our shareholders, the amendment will be carried out even if the Issuance is not consummated.

Our Board of Directors believes that it is prudent to amend our Restated Certificate of Incorporation to effect the reverse stock split at this time because it should have the effect of raising the minimum bid price of our common stock on the NYSE, which was $      per share as of          , 2007. If we are unable to maintain a minimum bid of $1.00 for our common stock, our common stock may be delisted from the NYSE.

We cannot assure you, however, that the price of our common stock after the reverse stock split will reflect the 1-for-20 reverse split ratio, that the price per share following the effective time (as defined below) of the reverse stock split will be maintained for any period of time, that the price would remain above the pre-split trading price, or what effect the Issuance may have on the price of our common stock.

If the amendment is adopted, it will become effective upon the filing of a Certificate of Amendment to our Restated Certificate of Incorporation with the Puerto Rico Department of State or at such later date and time specified in the Certificate of Amendment. It is anticipated that the appropriate filing to effect the reverse stock split will be made within 30 days following consummation of the Issuance. We will issue a press release announcing the effective date and time of the reverse stock split before filing the Certificate of Amendment with the Puerto Rico Department of State. The full text of the proposed amendment to our Restated Certificate of Incorporation is set forth in Annex B to this proxy statement.

Effect of Reverse Stock Split and Authorized Stock Reduction

We estimate that, following the reverse stock split, we would have approximately the same number of shareholders and, except for any changes as a result of the treatment of fractional shares, the completion of the reverse stock split would not itself affect any shareholder’s proportionate equity interest in Doral Financial. By way of example, a shareholder who owns a number of shares that, prior to the reverse stock split, represented 1% of our outstanding shares of common stock would continue to own 1% of our outstanding shares of common stock after the reverse stock split.

In connection with the reverse stock split, we would amend our Restated Certificate of Incorporation to reduce correspondingly the number of shares of our authorized capital stock and common stock. The amendment would not proportionately reduce the number of shares of our preferred stock authorized, which will remain at 40,000,000. Depending upon the adoption of Proposal 2 to increase the number of shares of our capital stock and common stock, the 500,000,000 shares of common stock and 540,000,000 shares of capital stock currently authorized would be reduced as follows: (1) if Proposal 2 is adopted, we would have 137,500,000 shares of capital stock authorized and 97,500,000 shares of common stock authorized, and (2) if Proposal No. 2 is not adopted, we would have 65,000,000 shares of capital stock authorized and 25,000,000 shares of common stock authorized.

The table below illustrates the approximate reduction in the outstanding shares of common stock as a result of the reverse stock split, the approximate number of shares that would be issued in the Issuance, the approximate number of shares of common stock that would remain outstanding following the reverse stock split and the consummation of the Issuance, and the approximate number of shares that would remain authorized but unissued following the reverse stock split and the consummation of the Issuance. The following table is based on the 107,948,236 shares of common stock outstanding as of May 23, 2007.

Percentage
Reduction in the
Number of
	Outstanding Shares	Post-Split Shares of	Post-Split Shares to
Shares of Common	of Common Stock as	Common Stock to be	be Authorized But
Stock Outstanding	a Result of the	Outstanding After the	Unissued After the
After the Issuance	Split	Issuance	Issuance

1,076,202,204	95%	53,810,110	43,689,890

Even though there will not be any dilution in the percentage ownership of our current shareholders as a result of the reverse stock split, there will be significant dilution of the percentage ownership of our current shareholders if the Issuance is consummated, as described more fully in “Proposal 1 — Issuance of Shares of Common Stock — Approval of the Issuance.” The table above does not take into account the dilutive effects.

The reverse stock split may increase the number of our shareholders who own “odd lots” of less than 100 shares of our common stock. Brokerage commissions and other costs of transactions in odd lots are generally higher than the costs of transactions of more than 100 shares of common stock.

As discussed below under “Accounting Consequences,” upon the effective date of the reverse stock split, the stated capital on our balance sheet attributable to the common stock will be divided by 20, and the additional paid-in capital will be credited with the amount by which the stated capital is reduced.

Treatment of Fractional Shares

No fractional shares of common stock will be issued as a result of the reverse stock split. Our transfer agent will aggregate fractional shares into whole shares of our common stock and will sell them in the open market at prevailing prices on behalf of holders who otherwise would be entitled to receive fractional share interests. Such persons will then receive a cash payment for the amount of their allocable share of the total sale proceeds. The amount of such payment will depend on the prices at which the aggregated fractional shares are sold by our transfer agent in the open market shortly after the effective time (as defined below). Shareholders holding fewer than 20 shares of our common stock would receive cash for all their shares held before the reverse stock split and would cease to be shareholders of Doral Financial following the reverse stock split.

Effect of the Reverse Stock Split on Options, Restricted Stock Units and Preferred Shares

The number of shares subject to our outstanding common stock options will automatically be reduced in the same ratio as the 1-for-20 reverse split ratio. Accordingly, the per share exercise price of those options will be increased in direct proportion to the reverse stock split ratio, so that the aggregate dollar amount payable for the purchase of the shares of common stock subject to the options will remain unchanged. For example, if an optionee holds options to purchase 1,000 shares at an exercise price of $1.00 per share, on the effectiveness of the 1-for-20 reverse stock split, the number of shares subject to that option would be reduced to 50 shares and the exercise price would be proportionately increased to $20.00 per share. In connection with the reverse stock split, the number of shares of common stock issuable upon exercise or conversion of outstanding stock options will be rounded to the nearest whole share and no cash payment will be made in respect of such rounding.

The conversion rate for holders of our 1,380,000 shares of 4.75% perpetual cumulative convertible preferred stock (the “Convertible Preferred Stock”) will be adjusted proportionately.

Exchange of Stock Certificates

The combination of, and reduction in, the number of our outstanding shares of common stock as a result of the reverse stock split will occur automatically on the date of the filing of a Certificate of Amendment to our Restated Certificate of Incorporation with the Puerto Rico Department of State or such later date and time as specified in the Certificate of Amendment (the “effective time”) without any action on the part of our shareholders and without regard to the date that stock certificates representing the shares prior to the reverse stock split are physically surrendered for new stock certificates.

As soon as practicable after the effective time, transmittal forms will be mailed to each holder of record of certificates for shares of our common stock to be used in forwarding such certificates for surrender and exchange for certificates representing the number of shares of our common stock such shareholder is entitled to receive as a result of the reverse stock split. Our transfer agent will act as exchange agent for purposes of implementing the exchange of the stock certificates. The transmittal forms will be accompanied by instructions specifying other details of the exchange. Upon receipt of such transmittal form, each shareholder should surrender the certificates representing shares of our common stock prior to the reverse stock split in accordance with the applicable instructions. Each holder who surrenders certificates will receive new certificates representing the whole number of shares of our common stock that he or she holds as a result of the reverse stock split, together with any cash payment in lieu of fractional shares from proceeds of the sale of fractional shares by our transfer agent. No new certificates will be issued to a shareholder or cash payments made until the shareholder has surrendered its outstanding certificate(s) together with the properly completed and executed transmittal form to the exchange agent. Shareholders should not send in their stock certificates until they receive a transmittal form from our transfer agent.

Accounting Consequences

The reverse stock split will not affect the par value of a share of our common stock, which would only change if Proposal 3 described above is approved. As a result of the corresponding authorized stock reduction, however, at the effective time of the reverse stock split, the stated capital attributable to common stock on our balance sheet will be reduced by dividing the amount of the stated capital prior to the reverse stock split by 20 (including a retroactive adjustment of prior periods), and the additional paid-in capital will be credited with the amount by which the stated capital is reduced. Reported per share net income or loss (both basic and diluted) and dividends per common share will be higher because there will be fewer shares of common stock outstanding.

Material Tax Consequences

The following discussion summarizes the Puerto Rico and U.S. federal income tax consequences of the proposed reverse stock split. The statements that follow are based on the existing provisions of such statutes and regulations, and judicial decisions and administrative pronouncements, all of which are subject to change (even with retroactive effect). The following discussion does not address tax considerations that may apply to shareholders of Doral Financial that, directly or indirectly, hold interest in Holdings or hold 10% or more of the combined voting power of all classes of shares of Doral Financial.

This discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed reverse stock split. Furthermore, this discussion does not attempt to discuss all income tax consequences to shareholders that may be subject to special income tax treatment under the Puerto Rico Internal Revenue Code of 1994, as amended (the “Puerto Rico Code”), such as special partnerships, corporations of individuals and tax exempt organizations, or under the U.S. Internal Revenue Code of 1986, as amended (the “Code”), such as controlled foreign corporations, passive foreign investments companies and personal holding companies.

In addition, Doral Financial has not and will not seek a ruling from the Internal Revenue Service or from the Puerto Rico Treasury Department regarding the U.S. federal and Puerto Rico income tax consequences of the proposed reverse stock split. Therefore, the income tax consequences discussed below are not binding on the Internal Revenue Service and/or the Puerto Rico Treasury Department and there can be no assurance that such income tax consequences, if challenged, would be sustained.

Accordingly, shareholders are advised to consult their own tax advisors for more detailed information regarding the effect of the proposed reverse stock split on them under applicable U.S. federal, State, Puerto Rico, local and foreign income tax laws that may be applicable.

Subject to the above stated, the U.S. federal and Puerto Rico income tax consequences of the proposed reversed stock split may be summarized as follows:

•	The reverse stock split will qualify as a tax-free recapitalization under both the Code and the Puerto Rico Code. Accordingly, except for any cash received in lieu of fractional shares, a shareholder will not recognize any gain or loss for U.S. federal and/or Puerto Rico income tax purposes as a result of the receipt of the post-reverse stock split common stock pursuant to the reverse stock split.

•	The shares of post-reverse split common stock in the hands of a shareholder will have an aggregate basis for computing gain or loss on a subsequent disposition equal to the aggregate basis of the shares of pre-reverse split common stock held by that shareholder immediately prior to the reversed stock split, reduced by the basis allocable to any fractional shares which the shareholder is treated as having sold for cash, as discussed in the fourth bullet point below.

•	A shareholder’s holding period for the post-reverse split common stock will include the holding period of the pre-reverse split common stock exchanged.

•	Shareholders who receive cash for fractional shares will be treated for U.S. federal and Puerto Rico income tax purposes as having sold their fractional shares and will recognize gain or loss in an amount equal to the difference between the cash received and the portion of their basis for the pre-reverse split common stock allocated to the fractional shares. Such gain or loss will be a capital gain or loss if the stock was held as a capital asset, and such gain or loss will be long-term gain or loss to the extent that the shareholder’s holding period exceeds 12 months for U.S. federal income tax purposes and 6 months for Puerto Rico income tax purposes.

•	Shareholders who do not hold fractional shares and only receive post-reverse split common stock for their pre-reverse split common stock pursuant to the reverse stock split should not recognize any gain or loss for U.S. federal and/or Puerto Rico income tax purposes as a result of the reverse stock split.

•	Any gain or loss from the sale of fractional shares as discussed above realized by a shareholder that is not a resident of Puerto Rico will not be subject to income taxation in Puerto Rico and any gain or loss from the sale of fractional shares realized by a shareholder that is a bona-fide resident of Puerto Rico for the entire taxable year within the meaning of Sections 933 and 937 of the Code will not be subject to U.S. federal income taxation.

•	U.S. federal and Puerto Rico information reporting requirements will apply with respect to the cash proceeds to be received by the non-corporate shareholders in lieu of fractional shares and U.S. federal backup withholding (currently at the rate of 28%) will apply to such reportable amounts if said non-corporate shareholder fails to furnish a proper taxpayer identification number, to certify that such holders are not subject to U.S. federal backup withholding, or to otherwise comply with the applicable requirements of the U.S. federal backup withholding rules.

No Appraisal Rights

Under applicable Puerto Rico law, our shareholders are not entitled to appraisal rights with respect to the proposed amendment to our Restated Certificate of Incorporation to effect the reverse stock split.

Required Vote

The affirmative vote of a majority of the outstanding shares of common stock is required for this proposed amendment to our Restated Certificate of Incorporation to effect the reverse stock split. Since abstentions and broker non-votes will not be voted for these proposals, they will have the same legal effect as a negative vote. Additionally, the failure to vote will have the same effect as a “no.”

Vote Recommendation

The Board has approved this amendment to our Restated Certificate of Incorporation and recommends a vote “FOR” this proposal.

PROPOSAL 5

ELECTION OF DIRECTORS AND RELATED MATTERS

Election of Directors

Our bylaws provide that our Board of Directors shall consist of not fewer than five nor more than 11 directors as shall be fixed from time to time by our Board of Directors. The number of members of our Board of Directors has been fixed at eleven. At the annual meeting, ten directors are to be elected. There is currently one vacancy, which is expected to be filled following consummation of the Issuance. Our Board of Directors has proposed the nominees listed below for election as directors to serve until the 2008 annual meeting or until their successors are duly elected and qualified, including in connection with the Issuance as described in this proxy statement.

Unless otherwise specified in the accompanying form of proxy, proxies solicited hereby will be voted for the election of the nominees listed below. Each of the nominees has agreed to serve until the next annual meeting of shareholders. If any of them should become unable to serve as a director, our Board of Directors may designate a substitute nominee. In that case, the proxies shall be voted for a substitute nominee or nominees to be designated by our Board of Directors. If no substitute nominees are available, the size of our Board of Directors will be reduced.

There are no arrangements or understandings between us and any person pursuant to which such person has been elected a director, except for Mr. Wakeman’s employment agreement with us.

The following table sets forth as of April 30, 2007, certain information with respect to each nominee for director.

		Director
Name	Principal Occupation and Other Information	Since

Dennis G. Buchert	Chairman of the Board of Directors of Doral Financial since January 2007. Chairman of the Audit Committee of Doral Financial since January 2007. Chief Executive Officer of Crédit Agricole Indosuez from (2003 — 2004); President and Chief Executive Officer of IBJ Whitehall Bank & Trust Company, N.Y. from (1997 — 2002); Executive Vice President of IBJ Whitehall Bank & Trust Company, N.Y. from (1994 — 1997). Age 60.	2006
Edgar M. Cullman, Jr(1)	Managing Member of Culbro LLC, a private equity group in the consumer products field, since April 2005; President and Chief Executive Officer of General Cigar Holdings, Inc. from December 1996 to April 2005. Age 61.	1988
John L. Ernst(1)	Chairman of the Board and President of Bloomingdale Properties, Inc., since September 1984. Age 66.	1989
Peter A. Hoffman	Director HGH Associates (Financial Consulting) since April 2003; Self-employed consultant from June 2002 to March 2003; Partner with Deloitte & Touche LLP from 1975 to 2002; Director of Doral Bank, FSB from April 2003 to July 2006. Age 67.	2004
John B. Hughes	Partner of The Markgraf Group, Ltd., a real estate company in New York City, since January 2006; Vice President — Risk Management of the American Express Company from January 2002 to September 2005; Vice President and Assistant Treasurer, American Express International Bank from 1995 to 2001; Director of Doral Bank, FSB from October 2000 to December 2002. Age 51.	2002
Efraim Kier	President and Chief Executive Officer of A&M Holdings, Inc., San Juan, Puerto Rico (real estate development) since 1962. Age 77.	1998
Adolfo Marzol	Manager Member of Marzol Enterprises, LLC, a mortgage advisory services firm, since September 2006; Interim Chief Risk Officer of the Federal National Mortgage Association (‘‘Fannie Mae”) from January 2005 to October 2005; Senior Vice President, Corporate Strategy of Fannie Mae from September 2004 to December 2004; Executive Vice President and Chief Credit Officer of Fannie Mae from July 1998 to September 2004; Senior Vice President, Single Family Marketing of Fannie Mae from July 1996 to July 1998. Age 46.	2006
Manuel Peña-Morros	President and member of the Board of Directors of Banco León, S.A (previously knows as Banco Nacional de Crédito) since June 2003; Member of the Board of Directors of VISA Latin America and Caribbean since August 2003; Executive Vice President and General Manager of Banco Profesional, S.A. (2001 — 2003); Executive Vice President and Chief Operating Officer of Credicorp Financial Group, Inc. since 1999. Senior Vice President, General Manager and Regional Director for the Caribbean and Central American Region of the Chase Manhattan Bank — Puerto Rico (1996 — 1998); Senior Vice President and Country Manager of The Chase Manhattan Bank — Mexico (1988 — 1996); Vice President and Country Manager of The Chase Manhattan Bank — Colombia (1988 — 1996). Age 61.	2006
Harold D. Vicente	Attorney in private practice with the law firm of Vicente & Cuebas, San Juan, Puerto Rico, for more than the past five years. Age 61.	2000
Glen R. Wakeman	President, Chief Executive Officer and member of the Board of Directors of Doral Financial since August 15, 2006; President and Chief Operating Officer of Doral Financial from May 2006 to August 2006; Chief Executive Officer of General Electric Consumer Finance Latin America (1999 — 2006). Age 47.	2006

(1)  Edgar M. Cullman, Jr. and John L. Ernst are cousins.

Messrs. Buchert, Hoffman, Peña-Morros, Vicente and Wakeman also currently serve on the Board of Directors of Doral Bank PR.

Required Vote

The affirmative vote of a plurality of the votes cast at the meeting is required for the election of directors. A properly executed proxy marked “WITHHOLD AUTHORITY” with respect to the election of one or more directors will not be voted with respect to the director or directors indicated, although it will be counted for purposes of determining whether there is a quorum. Abstentions and broker non-votes will have no legal effect on the election of directors.

Vote Recommendation

The Board recommends a vote “FOR” each of these directors.

Directors to be Designated After Closing of the Issuance

Following the Issuance, our Board of Directors is expected to have 11 members, consisting of nine individuals designated by the Investors, and, to the extent that they are willing to continue to serve, the current non-executive Chairman of our Board of Directors (Mr. Dennis Buchert) and our Chief Executive Officer (Mr. Glen Wakeman).

Corporate Governance

Our affairs are managed by, or are under the direction of, our Board of Directors pursuant to the General Corporations Law of the Commonwealth of Puerto Rico and our bylaws. Members of our Board of Directors are kept informed of our business through discussions with the Chairman, with the President, the Chief Financial Officer, our internal auditor and with other key members of management, by reviewing materials provided to them and by participating in meetings of our Board of Directors and its committees.

Corporate Governance Guidelines

We have adopted a set of Corporate Governance Guidelines and a Code of Business Conduct and Ethics that our Board of Directors believes are the appropriate corporate governance policies and practices for Doral Financial. In addition, we have adopted an Information Disclosure Policy, as well as comprehensive written charters for each of our board committees and have committed increased resources to our internal audit department. Copies of our Corporate Governance Guidelines and Code of Business Conduct and Ethics as well as the written charters of our Board committees and the Information Disclosure Policy may be found on our website at www.doralfinancial.com. A written copy of these documents may be obtained by requesting them from our General Counsel at 1451 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717.

Our Board of Directors has adopted several procedures by which shareholders and employees, as well as other interested parties, can send communications to our Board of Directors or report possible legal or ethical violations. Anyone wishing report possible legal or ethical violations may do so by mail to 1451 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920, Attention: General Counsel, or through EthicsPoint, a third-party anonymous and confidential reporting website (www.ethicspoint.com) and telephone hotline (1-866-393-6725).

Shareholders and employees, as well as other interested parties, may also direct their communications to our non-management directors to either of the following addresses:

     Doral Financial Corporation
     1451 F.D. Roosevelt Avenue
     San Juan, Puerto Rico 00920
     Attention: Chairman of the Audit Committee

Board Independence

Our Board of Directors is composed of a majority of directors who qualify as independent directors (“independent directors”) pursuant to the rules adopted by the New York Stock Exchange. Currently, nine out of the ten members of our Board of Directors are independent directors. Our Board structure includes audit, compensation, risk policy, corporate governance and nominating, special litigation and transaction committees consisting entirely of independent directors.

In determining independence, our Board of Directors has affirmatively determined whether directors have a “material relationship” with us. When assessing the “materiality” of a director’s relationship with us, our Board of Directors considers all relevant facts and circumstances, not merely from the director’s standpoint, but from that of the persons or organizations with which the director has an affiliation. If a person or organization affiliated with a director provides to or receives services from us, our Board of Directors considers the frequency or regularity of the services, whether the services are being carried out at arm’s length in the ordinary course of business and whether the services are being provided substantially on the same terms to us as those prevailing at the time from unrelated parties for comparable transactions. Material relationships can include commercial, banking, consulting, legal, accounting, charitable and familial relationships. Independence means (a) not being, or having an immediate family member who is, one of our present or former executive officers; (b) not personally receiving or having an immediate family member who receives more than $100,000 per year in direct compensation from us other than director and committee fees and pension or other forms of deferred compensation for prior service; (c) not being employed, or having an immediate family member employed, as an executive officer of another company where any of our current executives serves on that company’s compensation committee; (d) not being employed by or affiliated with or having an immediate family member employed by or affiliated with any of our present or former internal or external auditors within the three previous years; and (e) not being a director who is an executive officer or employee, or whose immediate family member is an executive officer, of a company that makes payments to or receives payments from us for property or services in an amount which exceeds the greater of $1 million, or 2% of our or the other person’s consolidated gross revenues.

With respect to Mr. Cullman, Jr. the Board specifically considered the fact that he was a member of a shareholder group that owned approximately 10.7% of the outstanding common stock of Doral Financial. The Board believes that this level of ownership did not impair his independence for the following reasons. First, Mr. Cullman, Jr. disclaims beneficial ownership of all but 341,098 shares held by the group. Second, Mr. Cullman, Jr. has never been involved in the day-to-day management of Doral Financial.

Applying these standards, our Board of Directors has determined that the following directors (constituting a majority of our Board) are independent — Dennis G. Buchert, Edgar M. Cullman, Jr., John L. Ernst, Peter A. Hoffman, John B. Hughes, Efraim Kier, Adolfo Marzol, Manuel Peña-Morros and Harold D. Vicente.

Directors’ Meetings

Our Board of Directors held 26 meetings during the year ended December 31, 2006. Each director, other than Efraim Kier (who attended more than 71%), attended at least 75% of the total number of meetings of the Board and of all committees on which he or she served during such period.

All directors, except for Efraim Kier, attended last year’s annual meeting. While we encourage directors to attend annual meetings we have not adopted a formal policy requiring that directors attend annual meetings. As a practical matter, however, directors are expected to attend, because we regularly schedule a Board of Directors meeting following our annual meeting.

Indemnification of Directors

We have obtained directors’ and officers’ liability insurance for our directors and officers. Our Restated Certificate of Incorporation contains a provision that exempts directors from personal liability for monetary damages to us or our shareholders for violations of the duty of care, to the fullest extent permitted by the Puerto Rico General Corporations Law. We have also agreed to indemnify its directors and officers for certain liabilities to the fullest extent permitted by Puerto Rico law.

Executive Sessions

Our independent directors meet regularly in executive sessions without management. Our Board has not appointed a lead independent director. Instead, the Chairman of our Board generally presides over executive sessions.

Board Committees

Our Board of Directors has standing Audit, Compensation, Corporate Governance and Nominating, and Risk Policy committees. Current copies of the charters of each of these committees may be found on our website at www.doralfinancial.com and will be provided to shareholders upon written request to our General Counsel at 1451 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717.

Our Audit Committee met 38 times, the Compensation Committee met six times, the Risk Policy Committee met seven times and the Corporate Governance and Nominating Committee met two times during 2006.

Audit Committee

The members of our Audit Committee are Messrs. Buchert (Chairman), Marzol, Cullman Jr., Hoffman and Vicente. Our Board of Directors has determined that all members of our Audit Committee meet the New York Stock Exchange’s standards for independence. Our Board of Directors has also determined that each member is financially literate and has designated Mr. Hoffman as “audit committee financial expert” as such term is defined in the SEC rules adopted pursuant to the Sarbanes-Oxley Act of 2002. Under New York Stock Exchange rules, audit committee members may not receive any advisory or consulting fees for services to Doral Financial.

Report of the Audit Committee

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other filing of Doral Financial under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Doral Financial specifically incorporates this Report by reference therein.

The Audit Committee of our Board of Directors operates under a written charter, which was last reviewed by the full Board on January 23, 2004. The complete text of the charter, as amended and restated, which reflects the standards set forth in SEC regulations and New York Stock Exchange listed company manual, is available through the Corporate Governance page of our website at www.doralfinancial.com and will be provided to shareholders upon written request.

The role of the Audit Committee is to assist our Board of Directors in its oversight of Doral Financial’s financial reporting process. As set forth in the charter, Doral Financial’s management is responsible for the preparation, presentation and integrity of Doral Financial’s financial statements, and for Doral Financial’s accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The outside auditors are responsible for auditing Doral Financial’s financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.

Management is responsible for the financial reporting process, the system of internal controls, including internal control over financial reporting, and procedures designed to ensure compliance with accounting standards and applicable laws and regulations. PricewaterhouseCoopers LLP, Doral Financial’s independent registered public accounting firm is responsible for the integrated audit of the consolidated financial statements and internal control over financial reporting. The Audit Committee’s responsibility is to monitor and oversee these processes and procedures. The Audit Committee also reviewed with management and PricewaterhouseCoopers LLP management’s assessment of the Company’s internal control over financial reporting and provided oversight to management during the process. In addition, the Audit Committee provided oversight and reviewed with management the Company’s completed, current and planned initiatives to remediate material weaknesses in Doral Financial’s internal control over financial reporting. In performing its functions, the Audit Committee met in periodic executive sessions with management, the internal auditors and the independent registered public accounting firm.

In the performance of its oversight function, the Audit Committee has considered and discussed the audited financial statements with management and the independent registered public accounting firm. The Audit Committee has also discussed with the outside auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement of Auditing Standards No. 90, and by the Sarbanes-Oxley Act of 2002. Finally, the Committee discussed with PricewaterhouseCoopers LLP matters related to their independence and has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by Independence Standard Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, and considered whether any other non-audit services provided by PricewaterhouseCoopers LLP are compatible with maintaining the auditor’s independence.

The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including with respect to auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent registered public accounting firm.

Accordingly, the Audit Committee’s oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions referred to above do not assure that the audit of Doral Financial’s financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with accounting principles generally accepted in the United States or that Doral Financial’s auditors are in fact “independent.”

Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above and in the charter, the Audit Committee recommended to our Board that the audited financial statements of Doral Financial be included in Doral Financial’s Annual Report on Form 10-K for the year ended December 31, 2006 filed with the Securities and Exchange Commission.

     Members of the Audit Committee

     Dennis G. Buchert (Chairman)
     Adolfo Marzol
     Edgar M. Cullman, Jr.
     Peter A. Hoffman
     Harold D. Vicente

     Dated: May 21, 2007

Corporate Governance and Nominating Committee

The functions of our Corporate Governance and Nominating Committee include: making recommendations to our Board of Directors as to the size of our Board of Directors, recommending to our Board of Directors nominees for election as directors and making recommendations to our Board of Directors from time to time as to matters of corporate governance. The current members of the Corporate Governance and Nominating Committee are Messrs. Cullman, Jr. (Chairman), Kier, Buchert and Marzol, each of whom has been determined to be independent by our Board of Directors.

Our Corporate Governance and Nominating Committee has not established any specific, minimum qualifications that the Committee believes must be met by a committee-recommended nominee for a position on Doral Financial’s Board of Directors. The Committee instead considers a variety of factors, including judgment, skill, diversity, experience with businesses and other organizations of comparable size, the interplay of the candidate’s experience with the experience of other Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.

Our Corporate Governance and Nominating Committee generally identifies qualified candidates on the basis of recommendations made by existing independent directors or management. In the past, it has also evaluated prospective candidates that serve as independent directors on the Board of Directors of our federal savings bank subsidiary. The Committee and the Board’s policy is to evaluate potential nominees for election in the same manner regardless of whether the nominee is recommended by shareholders, by a non-management Board member or by our management. The Committee will consider potential nominees from all of these sources, develop information from a variety of sources regarding the potential nominee, evaluate the potential nominee’s qualifications and make a decision whether to nominate any potential nominees to the Board.

Our Corporate Governance and Nominating Committee will consider qualified candidates suggested by shareholders upon written submission by a shareholder in writing to the Corporate Secretary of the names of such nominees, together with their qualifications for service and evidence of their willingness to serve. Shareholder nominations to the Board must be made by not more than 180 days and not less than 90 days in advance of the anniversary date of the immediately preceding annual meeting in accordance with provisions our bylaws. Our bylaws contain certain additional information requirements related to shareholder nominations. You can obtain a copy of our bylaws by writing to our Corporate Secretary at 1451 F.D. Roosevelt Avenue, San Juan, Puerto Rico 00920-2717.

Compensation Committee

Our Compensation Committee is charged with reviewing our general compensation strategy, reviewing benefit programs, administering our stock option and omnibus plans, approving the compensation of our Chief Executive Officer and approving certain other employment contracts for senior executive officers. The members of our Compensation Committee are Messrs. Ernst (Chairman), Peña-Morros, Hoffman and Hughes, each of whom has been determined to be independent by our Board of Directors.

Risk Policy Committee

Our Risk Policy Committee is responsible for oversight of our Chief Executive Officer’s and senior management’s responsibilities to assess and manage our interest rate risk, market risk and credit risk and is also responsible for the review of our hedging and derivatives activities. The members of the Risk Policy Committee are Messrs. Marzol (Chairman), Hoffman, Hughes and Peña-Morros.

Special Litigation Committee

In response to the number of civil actions filed against us in connection with the restatement, which are described in this Annual Report on Form 10-K, our Board of Directors appointed a Special Litigation Committee of directors to review the matters asserted in the complaints. The Special Litigation Committee was established in July 18, 2005. The members of the Special Litigation Committee are Messrs. Vicente (Chairman), Buchert and Ernst.

Transaction Committee

In connection with the recapitalization and the restructuring of our balance sheet, on December 21, 2006, our Board of Directors appointed a Transaction Committee to provide supervisory oversight of the process. The members of the Transaction Committee are Messrs. Buchert (Chairman), Cullman, Jr., Marzol, Peña-Morros and Vicente.

Certain Relationships and Related Transactions

From time to time, we or our subsidiaries make mortgage loans to persons who purchase homes in residential housing projects developed by Arturo Madero, the spouse of Zoila Levis, the former President of Doral Financial and a former member of our Board of Directors. All such loans have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the same time for comparable transactions for persons purchasing homes in projects developed by unaffiliated persons.

Doral Bank PR and Doral Bank, FSB have had, and expect to have in the future banking transactions in the ordinary course of business with directors and executive officers of Doral Financial as well as their affiliated entities. In particular, Doral Bank PR has made construction loans to development entities controlled by Mr. Madero. All extensions of credit to any of these persons by Doral Bank PR or Doral Bank, FSB have been made in the ordinary course of business on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. As part of a credit analysis, we classified as sub-standard a construction loan extended to a partnership controlled by Mr. Madero with an outstanding balance of $14.9 million and assigned a credit reserve of $5.0 million related to that loan.

Pursuant and subject to our bylaws, we are reimbursing the legal expenses of our current and former officers and directors with respect to the lawsuits and other legal proceedings initiated in connection with the restatement of our financial statements, in advance of their final disposition.

While we have not adopted a written policy with respect to the review, approval or ratification of related person transactions, historically, our practices and procedures to monitor and disclose related person transactions have included:

•	The adoption of a policy requiring prior approval of loans to directors, officers, and immediate family members thereof, in accordance with the requirements of Regulation O,

•	The adoption of an Code of Business Ethics and Conduct, which govern potential conflicts of interest, and

•	The use of annual questionnaires requiring directors and executive officers to report related person transactions to us.

We recognize that transactions with related persons present a heightened risk of actual or perceived conflicts of interest or improper valuation. However, in certain instances, such transactions may be in, or may not be inconsistent with, the best interests of Doral Financial and our shareholders. As such, we are currently evaluating whether the adoption of a written policy relating to the review, approval or ratification of related person transactions is appropriate at this time and whether such a policy should be adopted in the future.

Executive Officers Who Are Not Directors

Our executive officers who do not serve on our Board of Directors are identified below. There are no arrangements or understandings with us pursuant to which any of these executive officers was selected as an officer, except for their employment agreements. None of the executive officers shown below is related to any other director or executive officer of Doral Financial by blood, marriage or adoption.

Name	Principal Occupation and Other Information	Age

Lesbia Blanco	Executive Vice President — Chief Talent & Administration Officer of Doral Financial Corporation since August 15, 2006; Human Resources Director — Worldwide Operations of Ethicon, Johnson & Johnson (2001 — 2006); Human Resources Director for the Americas of The Coca-Cola Company (1999 — 2001).	60
Marangal I. Domingo	Executive Vice President — Chief Financial Officer since November 2006, Member of Board of Directors of Doral Bank PR; Chief Investment Officer and Treasurer, effective September 25, 2006; Executive Vice President, Finance & Strategy at Countrywide Bank, N.A. (2005 — 2006); President and Chief Executive Officer of Downey Financial Corporation (2004 — 2005); Executive Vice President — Capital Markets, Home Loans & Insurance Services Group of Washington Mutual, Inc. (2001 — 2004); Executive Vice President and Chief Financial Officer — Home Loans & Insurance Services Group (1999 — 2001).	46
Calixto García-Velez	Executive Vice President and President of the Consumer Banking Division of Doral Financial since September 4, 2006; Chairman and Chief Executive Officer of Doral Bank Puerto Rico since September 4, 2006; President of Citibank West, FSB (2005 — 2006); President of Citibank Florida (1999 — 2003).	40
Gerardo Leiva	Executive Vice President — Chief Operations Officer of Doral Financial since October, 2006;
	Chief Information Officer and Quality Leader of GE Consumer Finance Mexico, (2004 — 2006); Project Manager Officer of GE Consumer Finance Mexico (2001 — 2004); Senior Project Manager in Compaq Global Services (2000 — 2001); Production Support and Quality Assurance Director for Citibank Latin America Consumer Bank (1994 — 2000)	37
Olga Mayoral-Wilson	Executive Vice President and Corporate Communications Director of Doral Financial Corporation effective September 18, 2006; Senior Vice President and Manager — Public Relations and Communications of Banco Popular de Puerto Rico (2002 to 2006); Associate Managing Director of PLUS Public Relations (1997 — 2002).	56
Frederick C. Teed	Executive Vice President — Banking Operations of Doral Financial since March 1996; Director of Doral Bank and Doral Money, Inc. since 1998 in both cases, Federal Thrift Regulator, Office of Thrift Supervision, Department of the U.S. Treasury, for more than five years prior thereto.	49
César A. Ortiz	Senior Vice President and Chief Accounting Officer of Doral Financial since October 2006; Senior Vice President and Controller of Santander Financial Services, Inc. (2006); Audit Senior Manager — PricewaterhouseCoopers LLP (1996-2006)	32
Enrique R. Ubarri-Baragaño	Executive Vice President and General Counsel of Doral Financial Corporation effective October 2, 2006; Vice President and General Counsel of Triple-S Management Corporation (September 2005 — September 2006); Senior Vice President, General Counsel and Director of Compliance of Santander BanCorp (October 2000 — September 2005).	35

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish to us copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2006, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except for the Initial Statements of Beneficial Ownership of Securities for each of Lesbia Blanco, Calixto García-Vélez, Marangal I. Domingo, Gerardo Leiva, Olga Mayoral-Wilson, César A. Ortiz, Arturo Tous and Glen R. Wakeman.

Compensation Discussion and Analyses

Compensation Committee

Our Compensation Committee is appointed by our Board of Directors to assist our Board in fulfilling its responsibilities relating to compensation of our directors and executive officers. Each of the members of our Compensation Committee is independent as independence is defined under the corporate governance listing standard adopted by the New York Stock Exchange.

Our Compensation Committee is charged with reviewing our general compensation philosophy and strategy, reviewing benefit programs, administering Doral Financial’s stock option and omnibus plans, approving the compensation of the Chief Executive Officer and approving certain other employment contracts for senior executive officers. Our Compensation Committee’s responsibilities are outlined in its written charter, which is available in the “Corporate Governance” section of the “Investor Relations” page of our website at www.doralfinancial.com.

Compensation Philosophy and Objectives

Our compensation policy is to provide our executive officers and managers with a level of pay and benefits that will assure our competitiveness and continued growth. Our ability to hire and retain employees and executives with the requisite skills and experience to develop, expand and execute business opportunities is essential to our success and the increase of shareholder value. Our compensation program is designed to attract, retain and motivate key executives of superior ability who are critical to our future success.

Our Compensation Committee evaluates our performance and compensation to ensure that we maintain the ability to attract highly qualified executives for key positions and that our compensation levels remain competitive relative to the compensation paid to similarly situated executives of our peer group.

To that end, we believe that executive compensation packages provided by us to our executives, including our named executive officers, should be structured to ensure that a significant portion of the executives’ compensation opportunities is directly related to performance as measured against established goals. We seek to achieve this goal by using both short- and long-term incentives that reward individual and institutional performance.

Compensation Committee Interlocks and Insider Participation

None of Directors Ernst, Hughes, Peña-Morros or Hoffman is or was during 2006 an executive officer of Doral Financial. Since January 1, 2006, none of our executive officers has served as a director, executive officer or compensation committee member of another entity that had an executive officer who served as a compensation committee member or director of Doral Financial.

2006 Executive Compensation

During 2006, following the restatement of our prior-period financial statements, we recruited a group of top management professionals with the goal of maximizing the strengths of our franchise for the benefit of customers, employees and stockholders.

In 2006, we recruited Glen R. Wakeman, a 20-year veteran of the General Electric Company with a strong background in global consumer finance, as our Chief Executive Officer. Under the direction of Mr. Wakeman, we commenced the process of strengthening our senior leadership team. During the second half of 2006, we appointed:

•	Calixto Garcia-Velez as Executive Vice President and President of Doral Financial’s Consumer Banking Division and as Chairman and Chief Executive Officer of Doral Bank PR;

•	Marangal I. Domingo as Executive Vice President, Chief Investment Officer, Treasurer and Chief Financial Officer;

•	Enrique R. Ubarri as Executive Vice President and General Counsel;

•	Lesbia Blanco as Executive Vice President and Chief Talent and Administration Officer;

•	Olga Mayoral-Wilson as Executive Vice President and Chief Communications Officer; and

•	Gerardo Leiva as Executive Vice President and Chief Operations Officer.

Chief Executive Officer

During 2005, we undertook the task of searching for a new Chief Executive Officer. To assist in the process, we engaged the firms of Spencer Stuart, a leading executive search consulting firm, and Frederic W. Cook & Co., Inc., a leading executive compensation consulting firm. In May 2006, we announced the appointment of Mr. Wakeman as our President and Chief Operating Officer. Following the filing of our Annual Report on Form 10-K for 2005 on August 15, 2006, Mr. Wakeman was appointed as our Chief Executive Officer and a member of the Board of Directors.

With the assistance of our outside consultants, we developed a total compensation package for Mr. Wakeman designed to provide a level of compensation that accurately reflected Mr. Wakeman’s competence and experience and his ability to have an immediate impact in his role as Chief Executive Office, in light of our business and strategic goals. In developing Mr. Wakeman’s compensation package, we took into consideration Mr. Wakeman’s strong leadership background and record of building multi-product, consumer financial services businesses, as well as Mr. Wakeman’s significant international experience. We also took into consideration the compensation levels of similarly situated executives and the risks inherent to leaving an established career at one of the world’s best-known employers.

The principal terms of Mr. Wakeman’s compensation package include:

•	an annual base salary of $1.0 million;

•	contractually guaranteed cash bonuses of $1.5 million for each of the first two years of employment;

•	a grant of 200,000 restricted stock units; and

•	stock options, vesting annually over four years, to purchase an aggregate of 400,000 shares of our common stock at the closing price on the New York Stock Exchange ($7.60) on Mr. Wakeman’s first day of employment.

Pursuant to his employment agreement, Mr. Wakeman will also receive $6.0 million payable in sixteen quarterly installments of $375,000 (adjusted for investment results) for as long as he is employed by us, from monies deposited by us with an escrow agent. This amount is designed to compensate Mr. Wakeman for the loss of substantial pension opportunities with his prior employer, the General Electric Company, and to serve as an additional inducement for Mr. Wakeman to assume the career risks associated with accepting his current position at Doral Financial.

Other Named Executive Officers

Based on the recommendation of Mr. Wakeman, our Compensation Committee approved compensation packages for other named executives officers designed to attract individuals of the caliber and with the qualifications the Compensation Committee felt were necessary to maximize the potential of our franchise. The principal terms of the compensation packages for these executive officers, included contractually guaranteed cash bonuses for the year ended December 31, 2006, designed to compensate the executives’ lost bonus opportunities with their prior employers, and negotiated signing bonuses to compensate the executives for the risks of leaving established careers and joining Doral Financial. As part of the recruiting process, we also agreed to reimburse our new senior executives for relocation expenses, including temporary living expenses. We also granted these new recruits options to acquire shares of our common stock. The amounts paid by us related to the 2006 guaranteed performance bonus and signing bonus to each of the named executive officers are reflected in the table below:

		Guaranteed 2006
		Performance
Name	Signing Bonus	Bonus

Marangal I. Domingo	$250,000	$300,000
Calixto Garcia-Velez	$550,000	$500,000
Enrique R. Ubarri	$150,000	$240,000
Lesbia Blanco	$150,000	$180,000
Olga Mayoral-Wilson	$100,000	$180,000
Gerardo Leiva	$200,000	$270,000

These payments are included in column (b) of the Summary Compensation Table.

Salaries paid to our named executives are set forth in the 2006 Summary Compensation Table. For 2006, salaries paid to our named executives accounted for the following percentages of their total compensation: Mr. Wakeman (16%), Mr. Domingo (15%), Mr. García-Vélez (13%), Mr. Leiva (13%), Mr. Ubarri (18%), Ms. Blanco (23%) and Ms. Mayoral-Wilson (21%).

Overview of Executive Compensation Components

We have established an executive compensation program consisting of the following principal components:

•	base salary;

•	short-term performance-based incentive compensation;

•	long-term equity incentive compensation;

•	retirement and other fringe benefits; and

•	additional benefits and perquisites.

Our Compensation Committee has broad discretion to review and approve, for our Chief Executive Officer and senior executives officers: (a) the annual base salary level, (b) the short-term incentive opportunity level, (c) the long-term incentive opportunity level, (d) employment agreements, severance arrangements and change in control agreements/provisions, in each case as, when and if appropriate, and (e) any special or supplemental benefits, as our Compensation Committee may deem appropriate.

Base Salary

We provide named executive officers and other employees with a base salary to compensate them for services rendered during the fiscal year. The base salary provides the foundation of the named executive officer’s or employee’s total compensation and is designed to provide the executive’s fixed compensation based on a number of factors including:

•	competitive pay levels relative to the peer group;

•	the executive’s experience and business qualifications; and

•	the executive’s performance and responsibilities.

As described above, the current base salary levels for our named executive officers are established contractually as part of their employment agreements. Base salaries may also be reviewed following promotions and other changes in the executive’s responsibilities.

During 2006, we established pay grades for other executives and salaried positions. Each pay grade has a salary range that is generally commensurate with the employee’s responsibilities and qualifications. Our Compensation Committee expects to review salary grades on an annual basis and make those adjustments that it deems necessary or appropriate to maintain competitiveness.

Performance-Based Incentive Compensation

Short-Term Incentive Compensation

Our short-term incentive compensation provides named executive officers with an opportunity to earn annual cash bonuses based on our achievement of certain pre-established performance goals. Our cash-based annual incentive compensation is designed to align the executive’s goals with our short-term earnings and growth objectives. For 2006, our Compensation Committee established target (and maximum) award opportunities as a percentage of the executive’s base salary. As mentioned above, the 2006 performance bonuses for each of the named executive officers were guaranteed pursuant to the terms of their respective employment agreements, and were meant to compensate the named executive officers for lost bonus opportunities with prior employers.

For 2007, the Compensation Committee established the following targets:

	Annual Cash Bonus
	(Percentage of 2007 Base Salary)
Named Executive Office	Target Award	Maximum Amount

Marangal I. Domingo	100%	N/A
Calixto García-Vélez	100%	200%
Gerardo Leiva	60%	200%
Enrique R. Ubarri	60%	200%
Lesbia Blanco	60%	200%
Olga Mayoral-Wilson	60%	200%

For 2007, our Compensation Committee set the criteria for incentive awards based upon the achievement of financial objectives related to net income and return on equity, with each component accounting for 25% of the incentive opportunity. The remaining 50% of the incentive opportunity is based upon individual performance as measured by the Compensation Committee with the assistance of our Chief Executive Officer and Chief Talent and Administration Officer.

By correlating incentive opportunities to the achievement of net income and return on equity targets, we seek to:

•	increase levels of operating income; and

•	reward the achievement of short-term operating income levels, which Doral Financial believes are significant to strengthen its franchise and successfully implement its business plan.

Long-Term Incentive Compensation

We regard a long-term incentive compensation program as a key retention tool. Accordingly, it granted stock options (and restricted stock units in the case of Mr. Wakeman) to the named executive officers retained in 2006 as an added incentive to join Doral Financial.

While we understand that equity awards should constitute an important component of a total compensation package, we have deemed it advisable to suspend further grants of equity awards until we complete the refinancing of our $625 million floating rate senior notes due July 2007. We are in the process of developing a long-term incentive compensation program designed to align long-term executive compensation of named executive officers and other key employees with the interests of shareholders and to create shareholder value by encouraging and providing for the acquisition of an ownership interest in Doral Financial.

On April 24, 2004, our shareholders approved the Doral Financial Corporation Omnibus Incentive Plan, which we expect will provide the framework to support its long-term executive compensation program. Awards granted under the Doral Financial Omnibus Incentive Plan may include stock options, restricted stock, restricted stock units and performance shares or units, among others.

•	A stock option gives the holder an opportunity to purchase a certain number of shares of our common stock from us at a purchase price per share, which is fixed on the date the option is granted, for a specified period of time in the future, no matter what the market price of the common stock is when the holder exercises the option.

•	Restricted stock is common stock awarded to an executive officer that cannot be transferred and may have to be forfeited if the executive officer does not satisfy the specified vesting requirements.

•	A restricted stock unit gives an executive officer an opportunity to receive a share of our common stock, or at the election of our Compensation Committee, cash or a combination of cash and common stock, at the end of a specified period, that may have to be forfeited if the executive officer does not satisfy the specified vesting requirements.

•	A performance share or unit gives an executive officer an opportunity to receive our common stock, or at the election of the Compensation Committee, cash, or a combination of cash and common stock, to the extent that certain performance goals or other conditions established by our Compensation Committee are satisfied.

Stock option awards are granted by our Compensation Committee based on the executive’s and the company’s performance, as well as other considerations. We have adopted an Employee Equity Award Policy pursuant to which our Board of Directors has delegated to our Compensation Committee the authority to approve equity awards under our equity incentive plans. Under the policy, unless otherwise approved by our Compensation Committee, the grant date of any equity award will be the date of the meeting in which the award is approved and the grant price will be the closing price of our common stock as reported on the New York Stock Exchange on the date of grant. In no event, however, will the date of grant of an equity award precede the date of the meeting. We have not adopted a policy with respect to the timing of the grant of stock-related awards in coordination with the release of material non-public information.

In recent years, options granted by us have vested at a rate of 25% per year over the first four years of the ten-year option term. Prior to the exercise of an option, the holder has no right as a stockholder with respect to the shares underlying such option, including voting rights and the right to receive dividends or dividend equivalents.

New Incentive Plan

On April 24, 2007, we adopted the Doral Financial Corporation Key Employee Incentive Plan (the “Plan”), which we believe is essential to motivate our management and other key employees to commit significant additional time and effort to the implementation and consummation of our turnaround efforts (the “Turnaround”), and to align our goals and targets with their own.

The Plan provides for the creation and establishment of incentive pools based on our overall performance in the following initiatives that are critical to the Turnaround: (a) business development and continuity, (b) regulatory compliance, (c) resolution of legal contingencies, (d) capital raising efforts and (e) the timely filing of our financial reports. Our Compensation Committee will determine our level of achievement in each of these areas and establish monthly bonus pools in each of April, May, June and July under the Plan on the basis of its determinations, taking into account, among other things, our financial condition.

There are approximately 100 participants in the plan, which include each of our named executive officers. Target award opportunities were established for participants, taking into account market compensation levels for similarly situated employees in our peer group and the practices of other companies in turnaround conditions. A participant’s actual award may be greater than or less than his or her suggested target opportunity, subject to the maximum opportunity applicable to that participant of 200% of target and an aggregate cap for all awards of 125% of each pool. Based on these guidelines, the aggregate target incentive award opportunity under the Plan for all performance pools is approximately $3.5 million for the chief executive officer, $875,000 for the chief financial officer, $1.05 million for the chief executive officer of Doral Bank PR, $607,500 for the chief operations officer and $540,000 for the general counsel.

On April 24, 2007, our Compensation Committee approved the payment of the performance pools corresponding to April and May, for an aggregate amount of $10.1 million. Of this aggregate amount, $4.2 million is payable to our Chief Executive Officer, $1.05 million to the Chief Financial Officer, $630,000 to the Chief Executive Officer of Doral Bank PR, $364,500 to our Chief Operating Officer and $486,000 to our General Counsel. The maximum aggregate amount payable under the Plan is $17.0 million.

Stock Ownership Guidelines

While we have not adopted stock ownership guidelines for our directors and senior executive officers, we recognize that such guidelines may be an important tool to better align the interests of directors and executive officers with those of our stockholders. As such, we are currently evaluating whether the adoption of stock ownership guidelines is appropriate at this time and whether they should be adopted in the future.

Retirement and Other Fringe Benefits

All of Doral Financial’s employees in Puerto Rico and on the mainland United States are eligible to participate in the Puerto Rico and United States Retirement and Incentive Savings Plans (the “Retirement and Savings Plans”), respectively.

Under the Retirement and Savings Plans, our employees who are at least 18 years of age and have completed one year of employment with Doral Financial, including the named executive officers, are able to contribute up to 10% of their annual base salary on a pre-tax basis. We match 50% of the employee contributions up to the lesser of 3% of base salary or $4,000. All contributions to the Retirement and Savings Plans, as well as any matching contributions, are fully vested upon contribution.

We also provide our active employees, including named executive officers, with health care benefits, as well as with a life insurance and disability plans.

Perquisites

We provide named executive officers with perquisites and other personal benefits that we believe are reasonable and consistent with our compensation program. Our named executive officers are generally provided with a car allowance. In addition, in connection with the recruiting of our new senior management team, we agreed to reimburse our new senior executives for relocation expenses and certain temporary living expenses in Puerto Rico, as well as commissions, fees and closing costs relating to the sale of their primary residence and fees and expenses associated with purchase of a home in Puerto Rico, including mortgage points and other closing costs, and any U.S. federal, Puerto Rico and other taxes payable by executive on any of the foregoing. In certain cases, we also agreed to pay reasonable legal fees and expenses incurred by our named executive officers in connection with the negotiation and documentation of their respective employment agreements, subject to a cap.

Pursuant to Mr. Wakeman’s employment agreement, he is provided with the use of a company automobile and driver. Mr. Wakeman is also reimbursed for reasonable expenses associated with one club membership in Puerto Rico.

Tax Consideration of Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), provides that compensation paid to a corporation’s chief executive officer or its four other most highly compensated executive officers may not be deducted for federal income tax purposes unless, in general, such compensation is performance based, is established by an independent committee of directors, is objective and the plan or agreement providing for such performance based compensation has been approved in advance by stockholders. Because, as a Puerto Rico corporation, we are not required to pay federal income taxes except on any income related to the conduct of a trade or business in the United States, Section 162(m) should not limit the tax deductions available to us for executive compensation in the near future.

For Puerto Rico income tax purposes, compensation paid to our executive officers may be deducted so long as it is considered an ordinary and necessary expense. It is our Compensation Committee’s intention that all compensation paid to our executive officers be fully deductible by us for Puerto Rico income tax purposes. While unlikely, in certain instances our Compensation Committee may approve compensation that will not be deductible for Puerto Rico income tax purposes in order to ensure competitive levels of compensation for our executive officers.

Establishing Executive Compensation

In structuring our executive compensation program for named executive officers, we take into consideration three key factors:

•	Benchmarking;

•	Executive qualifications; and

•	Risk premium.

These factors provide us with relevant market data and other information that we may consider when making compensation decisions with respect to our named executive officers. We also take into consideration recommendations made by our Chief Executive Officer and other senior executives in establishing compensation for other executive officers and key employees.

We benchmark our total compensation package against a peer group of publicly held banking institutions that have Puerto Rico as their principal market. We believe that these are the companies with which we most closely compete for talent and investment opportunities. These companies include:

Popular, Inc.	Oriental Financial Group Inc.
Santander BanCorp	R&G Financial Corporation
FirstBancorp	W Holding Company, Inc.

Peer group data used by us is generally limited to publicly available data. We use peer group data on a limited basis to analyze the competitiveness of its compensation and to put into perspective our compensation philosophy. In addition, we use this information to assist in the determination of the appropriate mix between the several components of incentive compensation.

In recruiting the most effective management team to implement our new business model, we take into consideration the qualifications and background of our executive officers and design our total compensation package so that it is commensurate with the quality that we expect from our senior management team.

In addition, in light of the significant challenges facing our future and business prospects, we have added a risk premium component to our total compensation package for named executive officers. In particular, our short-term incentive compensation for our named executive officers was contractually guaranteed for our 2006 fiscal year to compensate the named executive officers for lost bonus opportunities with prior employers. We also paid up- front bonuses upon execution of the employment agreements to compensate the named executive officers for the risk of leaving established careers and joining Doral Financial.

Compensation Committee Report

We reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with Doral Financial’s management and, based on such review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation Committee of the Board of Directors

John L. Ernst (Chairman)
Manuel Peña-Morros
Peter A. Hoffman
John B. Hughes

Summary Compensation Table

The following table sets forth the compensation paid or earned by each of the named executive officers for the year ended December 31, 2006.

							Change in
							Pension
							Value and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
Name and Principal		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	($)	($)(1)	($)(2)	($)(3)	($)	($)	($)(4)	($)

Glen R. Wakeman	2006	553,846	1,500,000	175,507	178,497	—	—	1,001,688	3,409,538
Chief Executive Officer
Marangal I. Domingo	2006	115,385	550,000	—	25,215	—	—	61,234	751,834
Executive Vice President and Chief Financial Officer
Lesbia Blanco	2006	103,847	330,000	—	8,567	—	—	—	442,414
Executive Vice President and Chief Talent and Administration Officer
Calixto García-Velez	2006	175,385	1,050,000	—	51,637	—	—	76,019	1,353,041
Executive Vice President Chairman of the Board and Chief Executive Officer of Doral Bank — PR
Gerardo Leiva	2006	77,885	470,000	—	5,650	—	—	50,168	603,703
Executive Vice President and Chief Operations Officer
Olga Mayoral-Wilson	2006	75,000	280,000	—	8,405	—	—	—	363,405
Executive Vice President and Corporate Communications Director
Enrique R. Ubarri-Baragaño	2006	84,616	390,000	—	7,810	—	—	—	482,426
Executive Vice President and Chief Financial Officer
John A. Ward	2006	625,000	250,000	—	221,251	—	—	—	1,096,251
Former Chairman of the Board and Interim Chief Executive Officer
Lidio V. Soriano(5)	2006	895,527	125,300	—	—	—	—	—	1,020,827
Former Executive Vice President and Chief Financial Officer

(1) Bonuses paid to NEO’s include signing bonus and performance bonus. Please refer to “Overview of Executive Compensation — Performance-based incentive compensation” above, for additional information.

(2) This amount represents the expense recognized for accounting purposes in 2006 of restricted stock grants made in 2006 to named executive officers pursuant to the Doral Financial Corporation Omnibus Incentive Plan (the “Omnibus Plan”) as determined in accordance with FAS 123R. Assumptions made in valuing these awards are disclosed in Note 28 to the Consolidated Financial Statements, included in our Form 10-K for our fiscal year ended December 31, 2006, which is being furnished to shareholders with this proxy statement.

(3) These amounts represent the expense recognized for accounting purposes in 2006 of stock options grants made in 2006 to NEO’s, and in the case of Mr. John A. Ward, of stock options grants made in 2005, pursuant to the Omnibus Plan as determined in accordance with FAS 123R. Assumptions made in valuing these awards are disclosed in Note 28 to the Consolidated Financial Statements included in our Form 10-K for our fiscal year ended December 31, 2006, which is being furnished to shareholders with this proxy statement.

(4) These amounts represents additional compensation paid by Doral Financial to NEO’s:

	Mr. Wakeman	Mr. Domingo	Mr. García-Vélez	Mr. Leiva

Moving($)	$39,306	16,670	46,493	13,588
Travel and hotel($)	86,356	—	27,321	13,699
Rent($)	—	42,674	—	13,000
Transportation($)	72,108	1,890	2,205	1,418
Legal services associated with employment negotiations expense($)	50,529	—	—	—
Other($)	753,389	—	—	8,463

(5) Salary amount includes the amount of $480,000 paid to Mr. Soriano pursuant to the transition agreement entered with Doral Financial on November 4, 2006.

Grants of Plan-Based Awards

								All Other	All Other
								Stock	Stock
								Awards:	Awards:	Exercise
		Estimated Possible Payouts						Number	Number of	or Base
		Under Non-Equity Incentive			Estimated Possible Payouts			of Shares	Securities	Price of
		Plan Awards			Under Incentive Plan Awards			of Stock	Underlying	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards
Name	Date	($)	($)(1)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)

Glen R. Wakeman	05/23/06	—	$1,500,000	—	—	—	—	200,000
	05/30/06								400,000	$7.60
Marangal I. Domingo	09/25/06	—	$300,000	—	—	—	—	—	150,000	$6.44
Lesbia Blanco	09/25/06	—	$180,000	—	—	—	—	—	25,000	$6.44
	09/26/06								25,000	$6.75
Calixto García-Vélez	09/01/06	—	$500,000	—	—	—	—	—	300,000	$5.23
Gerardo Leiva	10/16/06	—	$270,000	—	—	—	—	—	50,000	$5.51
Olga Mayoral- Wilson	09/25/06	—	$180,000	—	—	—	—	—	50,000	$6.44
Enrique R. Ubarri-Baragaño	10/02/06	—	$240,000	—	—	—	—	—	50,000	$6.45

(1) The amounts shown in column (c) reflect the guaranteed bonus payments for the fiscal year ended December 31, 2006, pursuant to each executive officer’s employment agreement.

Outstanding Equity Awards at Fiscal Year-End

	Option Awards					Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan
			Equity					Plan	Awards:
			Incentive					Awards:	Market or
			Plan				Market	Number of	Payout Value
			Awards:				Value	Unearned	of Unearned
	Number of	Number of	Number of			Number of	of Shares or	Shares,	Shares,
	Securities	Securities	Securities			Shares or	Units of	Units	Units
	Underlying	Underlying	Underlying			Units of	Stock	or Other	or Other
	Unexercised	Unexercised	Unexercised	Option		Stock That	That	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)	(#)	Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable	Unexercisable(1)	(#)	($)	Date	(#)	($)(2)	(#)	($)

Glen R. Wakeman	—	400,000	—	7.60	05/30/2016	200,000	574,000	—	—
Marangal I. Domingo	—	150,000	—	6.44	09/25/2016	—	—	—	—
Lesbia Blanco	—	25,000	—	6.44	09/25/2016	—	—	—	—
		25,000	—	6.75	09/26/2016
Calixto García-Vélez	—	300,000	—	5.23	09/01/2016	—	—	—	—
Gerardo Leiva	—	50,000	—	5.51	10/16/2016
Olga Mayoral- Wilson	—	50,000	—	6.44	09/25/2016	—	—	—	—
Enrique R. Ubarri-Baragaño	—	50,000	—	6.45	10/02/2016	—	—	—	—
John A. Ward(3)	100,000	—	—	12.76	05/30/2016	—	—	—	—
Lidio V. Soriano	—	—	—	—	—	—	—	—	—

(1) These awards are all time-vesting only and, unless otherwise noted, the remaining vesting dates and numbers of shares scheduled to vest with respect to these stock options are as follows:

Vesting Dates	Mr. Wakeman	Mr. Domingo	Ms. Blanco	Mr. García-Vélez	Mr. Leiva	Ms. Mayoral-Wilson	Mr. Ubarri

Last Business of 2007	100,000	37,500	12,500	75,000	12,500	12,500	12,500
Last Business of 2008	100,000	37,500	12,500	75,000	12,500	12,500	12,500
Last Business of 2009	100,000	37,500	12,500	75,000	12,500	12,500	12,500
Last Business of 2010	100,000	37,500	12,500	75,000	12,500	12,500	12,500

(1) Based on $2.87 per share closing price on December 29, 2006.

(2) Mr. John A. Ward resigned all his position effective 01/02/2007.

Board Compensation

Effective January 1, 2007, our Compensation Committee revised the compensation package for the directors. In considering its determination, the Compensation Committee evaluated data provided by the National Association of Directors and a recent study done by Frederick W. Cook & Co. on director compensation. Under the new compensation package, the compensation for Doral Financial’s non-management directors is as follows:

Committee or Meeting
Position	Retainer	Attendance Fee

Non-Executive Chairman	$250,000 annual retainer(1)	None
Other non-management directors	$60,000 annual retainer	None
Additional compensation for membership in committees	$3,000 monthly retainer per committee(2)	None

(1) Includes compensation for membership in all committees of the Board of Directors.

(2) Transaction Committee members are entitled to receive a $5,000 monthly retainer.

Director Compensation

					Change
					in Pension
				Non-Equity	Value and
	Fees Earned			Incentive	Nonqualified
	or Paid in	Stock	Options	Plan	Deferred	All Other
	Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)	($)	Earnings	($)	($)

Dennis G. Buchert	19,500	—	—	—	—	—	19,500
Edgar M. Cullman, Jr.	62,000	—	—	—	—	—	62,000
John L. Ernst	39,000	—	—	—	—	—	39,000
Peter A. Hoffman	80,000	—	—	—	—	20,750	100,750
John B. Hughes	81,000	—	—	—	—	—	81,000
Efraim Kier	64,000	—	—	—	—	—	64,000
Adolfo Marzol	19,500	—	—	—	—	—	19,500
Manuel Peña-Morros	13,000	—	—	—	—	—	13,000
Harold D. Vicente	83,000	—	—	—	—	—	83,000
Richard F. Bonini(1)	—	—	—	—	—	—	—
Zoila Levis(1)	27,000	—	—	—	—	—	27,000

(1) Mr. Bonini and Ms. Levis ceased to be directors effective October 24, 2006.

Equity Compensation Plan Information

The following table provides information as of December 31, 2006, regarding shares of common stock that may be issued to all of our employees under our 1997 Employee Stock Option Plan and our Omnibus Incentive Plan, our only equity-based compensation plans currently in effect.

Number of
Securities
Remaining
Available for
Future
Issuance
Under Equity
Compensation
		Number of		Plans
		Securities	Weighted-	(Excluding
		to be Issued Upon	Average	Securities
		Exercise of	Exercise Price of	Reflected
		Outstanding	Outstanding	in the Second
	Plan Category	Options	Options	Column)

Equity compensation plans approved by security Holders	1997 Employee Stock Option Plan(1)	22,050	$5.63	-0-
	Omnibus Incentive Plan(2)	1,673,000	$6.46	2,025,000
Equity compensation plans not approved by security Holder	None
Total		1,695,050	$6.45	2,025,000

(1) The 1997 Employee Stock Plan was approved by the shareholders of Doral Financial on April 16, 1998. On April 18, 2001, Doral Financial’s shareholders voted to increase the total number of shares authorized to he issued under the plan to 6,750,000 shares.

(2) The Omnibus Incentive Plan was approved by shareholders of Doral Financial on April 21, 2004.

PROPOSAL 6

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has selected the firm of PricewaterhouseCoopers LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2007. PricewaterhouseCoopers LLP has served as our independent public accountants since 1977. Services provided to us and our subsidiaries by PricewaterhouseCoopers LLP during our 2006 fiscal year included the examination of our consolidated financial statements, limited reviews of quarterly reports, audits of our subsidiaries, audits of benefit plans, services related to filings with the SEC and other regulatory agencies, and consultations on various tax and accounting matters.

Our Audit Committee reviewed all non-audit services rendered by PricewaterhouseCoopers LLP to us and concluded that the provision of such services was compatible with the maintenance of PricewaterhouseCoopers’ independence in the conduct of its auditing functions. Our Audit Committee has adopted a Pre-Approval Policy pursuant to which it has pre-approved various audit related services, including due diligence services and audits of employee benefit plans, as well as tax planning and tax compliance services. In all cases, the extent of pre-approved services is limited by dollar amount. Our Audit Committee intends to periodically review the list of pre-approved services. A copy of our Audit Committee’s Pre-Approval Policy may be found on our website at www.doralfinancial.com.

The aggregate fees billed for professional services by PricewaterhouseCoopers LLP in 2006 and 2005 for the various services provided to Doral Financial were:

Type of Fees	2006	2005

Audit Fees	6,126,500	$5,480,000
Audit-Related Fees	96,000	308,000
Tax Fees	—	100,000
All Other Fees	3,000	2,000

Total	$6,225,500	$5,890,000

In the above table, in accordance with SEC definitions and rules, “audit fees” are fees paid by us to PricewaterhouseCoopers LLP for professional services rendered for the audits of our internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act of 2002 and of the consolidated financial statements included in the Form 10-K and for the review of financial statements included in Form 10-Qs, or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements. For 2006, “audit fees” includes approximately $3.5 million of fees for services rendered in connection with the restatement of our financial statements. “Audit-related fees” are fees billed by PricewaterhouseCoopers LLP for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and consisted of employee benefit plan audits, accounting consultations, SAS 70 engagement and Sarbanes-Oxley Section 404 implementation assistance. “Tax fees” are fees for tax compliance, tax advice and assistance with tax audits. “All other fees” are fees billed by PricewaterhouseCoopers LLP to us for any services not included in the first three categories. During 2006, we paid approximately $3,000 related to the use of an electronic library of authoritative research accounting and SEC literature.

The submission of this proposal to a vote of shareholders is not legally required. If the selection of PricewaterhouseCoopers LLP is not approved, the Audit Committee will reconsider its selection. The affirmative vote of a majority of the shares of common stock represented, in person or by proxy, at the annual meeting is required to adopt this proposal.

A representative of PricewaterhouseCoopers LLP is expected to be present at the annual meeting and will be given an opportunity to make a statement if so desired and to respond to appropriate questions.

Required Vote

The affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote on the item is required for approval. Abstentions will not be voted for any such matter.

Accordingly, abstentions will have the same legal effect as a negative vote. Broker non-votes will not be counted in determining the number of shares necessary for approval.

Vote Recommendation

Our Board of Directors recommends that shareholders vote FOR ratification of the selection of PricewaterhouseCoopers LLP as Doral Financial’s independent registered public accounting firm.

Other Matters

Management knows of no matters that may be brought before the annual meeting or any adjournment thereof other than those described in the accompanying notice of meeting and routine matters incidental to the conduct of the meeting. If any other matter should come before the annual meeting or any adjournment thereof it is the intention of the persons named in the accompanying form of proxy or their substitutes to vote the proxies as recommended by our Board of Directors or, if no recommendation is given, in accordance with their own discretion.

Shareholder Proposals and Nominations

Under Doral Financial’s bylaws, no business may be brought before an annual meeting, including nominations from shareholders, unless it is specified in the notice of the meeting or is otherwise brought before the meeting by or at the direction of the Board or by a shareholder entitled to vote who has delivered written notice to the Corporate Secretary (containing certain information specified in the bylaws about the shareholder and the proposed action) not less than 90 or more than 180 days prior to the first anniversary of the preceding year’s annual meeting. However, if the annual meeting is called on a date that is not within thirty days before or after such anniversary date — that is with respect to the 2008 Annual Meeting of Shareholders between          , 2008 and          , 2008 — notice by a shareholder in order to be timely must be so received not later than the close of business on the fifteenth day following the day on which notice of the date of the annual meeting was mailed or public disclosure of the date of the annual meeting was made, whichever first occurs. In addition, any shareholder who wishes to submit a nomination to the Board must deliver written notice of the nomination within this time period and comply with certain additional information requirements in the bylaws relating to shareholder nominations. These requirements are separate from and in addition to the SEC’s requirements that a shareholder must meet in order to have a shareholder proposal included in Doral Financial’s proxy statement. You can obtain a copy of Doral Financial’s bylaws by writing to the Corporate Secretary at the address set forth on the cover page of this proxy statement.

Shareholder proposals should be directed to the attention of the General Counsel of Doral Financial and otherwise follow the procedure prescribed in SEC Rule l4a-8.

Incorporation by Reference

The following sections from our Annual Report on Form 10-K for the fiscal year ended December 31, 2006, which is being furnished to shareholders with this proxy statement, are hereby incorporated into the proxy statement by this reference:

1A Risk Factors

3  Legal Proceedings

5	Market for the Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities

6  Selected Financial Data

7  Management’s Discussion and Analysis of Financial Condition and Results of Operations

7A  Quantitative and Qualitative Disclosures about Market Risk

8  Financial Statements and Supplementary Data

The above Notice of Annual Meeting and Proxy Statement are sent by order of our Board of Directors of Doral Financial Corporation.

Enrique R. Ubarri-Baragaño
Secretary

Dated:          , 2007

ANNEX A

STOCK PURCHASE AGREEMENT
by and among
DORAL FINANCIAL CORPORATION,
DORAL HOLDINGS DELAWARE, LLC
and
(solely for purposes of Section 5.15)
DORAL HOLDINGS, L.P.
dated as of May 16, 2007

A-i

A-ii

Page
SECTION 8.12 Remedies	55
SECTION 8.13 Counterparts; Execution by Facsimile Signature	56

A-iii

Exhibits
Exhibit A — Form of Securityholders and Registration Rights Agreement

Exhibit B — Form of Advisory Agreement

Exhibit C — Form of Amendment to Certificate of Incorporation

Exhibit D — Form of Deferred Tax Confirmation

A-iv

Index of Principal Terms

Defined Term	Page(s)
2007 Notes	31
Actions	11
Additional Equity Commitments	41
Additional Proceeds	45
Adjustment Factor	1
Advisory Agreement	6
Affiliate	50
Agreement	1
Bankruptcy Law	51
Bear Stearns	44
BHC Act	4
Business Day	51
Change in Recommendation	34
Charter Amendment	20
Closing	2
Closing Date	2
Commissioner	7
Common Stock	1
Company	1
Company Contract	14
Company Disclosure Schedule	3
Company Employees	19
Company Intellectual Property	17
Company Preferred Stock	4
Company Process Agent	53
Company Recommendation	32
Company Regulatory Agreement	12
Company Representatives	30
Company Shareholders Meeting	32
Company Stock Options	5
Company Stock Plans	5
Competing Proposal	36
Confidential Information	30
control	51
Convertible Preferred Stock	4
CRA	12
Current D&O Policies	40
Current Employees	39
Custodian	51
D&O Insurance	40
Deferred Tax Confirmation	45

A-v

Defined Term	Page(s)
Encumbrance	4
Environmental Laws	17
Equity Commitments	41
ERISA	19
ERISA Affiliate	19
Exchange Act	8
Existing Equity Commitments	25
Fannie Mae	22
FDIC	4
Federal Reserve Board	7
Fee Agreements	51
FHLB	4
Freddie Mac	22
GAAP	3
Ginnie Mae	22
Governmental Entity	8
Guarantors	26
HSR Act	7
HUD	22
Indemnification Provisions	39
Indemnitees	39
Intellectual Property	17
Law	7
Limited Guaranty	26
Loans	21
Material Adverse Effect	3
NASD	7
Notice of Superior Proposal	35
NYSE	7
Offering Materials	41
Order	7
Outside Date	50
Parent	1
PBGC	20
Permits	11
Person	51
Plan	18
Pool	22
Pre-Closing Period	26
PRGCL	7
Proxy Statement	32
Purchase Price	1
Purchased Stock	1
Purchaser	1
Purchaser Disclosure Schedule	23
Purchaser Organizational Documents	44

A-vi

Defined Term	Page(s)
Purchaser Related Parties	57
Purchaser Representatives	30
Qualifying Competing Proposal	49
Regulation O	21
Requisite Regulatory Approvals	44
Requisite Shareholder Approvals	21
Reverse Stock Split	27
SEC	7
SEC Reports	8
Securities Act	8
Securityholders Agreement	6
Series A Preferred Stock	4
Series B Preferred Stock	4
Series C Preferred Stock	4
Settlement Agreement	13
Shareholder Litigation	13
Short-Term Maturity Extension	50
Significant Subsidiary	51
Specified Percentage	40
Specified Regulatory Agreements	12
Subsidiary	51
Superior Proposal	36
Takeover Statute	23
Tax Authority	17
Tax Return	16
Taxes	16
Termination Fee	49
Transaction Agreements	6
Triggering Competing Proposal	49
VA	22
Voting Agreement	37
Voting Debt	5

A-vii

STOCK PURCHASE AGREEMENT
          THIS STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of May 16, 2007, by and among Doral Financial Corporation, a corporation organized under the laws of the Commonwealth of Puerto Rico (the “Company”), Doral Holdings Delaware, LLC, a Delaware limited liability company (the “Purchaser”), and (solely for purposes of Section 5.15) Doral Holdings, L.P., a Cayman Islands limited partnership (“Parent”).
RECITALS
          WHEREAS, subject to the terms and conditions set forth in this Agreement, the Company has agreed to sell to the Purchaser and the Purchaser has agreed to purchase from the Company 968,253,968 shares (the “Purchased Stock”) of its common stock (the “Common Stock”), par value (upon the Closing) $0.01 per share; and
          WHEREAS, the parties hereto are entering into this Agreement to provide for the purchase and sale of the Purchased Stock.
          NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:
ARTICLE I
AGREEMENT TO SELL AND PURCHASE
COMMON STOCK
          SECTION 1.1 Sale and Purchase. (a) Subject to the terms and conditions hereof, the Company hereby agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, at the Closing (as defined below), the Purchased Stock for a purchase price of $0.63 per share, or $610,000,000 in the aggregate (such aggregate price, the “Purchase Price”).
          (b) In the event that, subsequent to the date of this Agreement but prior to the Closing, the outstanding shares of Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities through any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other like changes in the Company’s capitalization, (i) the number of shares of Common Stock constituting the Purchased Stock shall be multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately after, and the denominator of which shall be the number of such shares outstanding immediately before, the occurrence of such event (the “Adjustment Factor”), and the resulting number shall from and after the date of such event be the number of shares of Common Stock constituting the Purchased Stock, subject to further adjustment in accordance with this sentence, and (ii) the purchase price per share of Purchased Stock shall be divided by the Adjustment Factor, and the resulting number shall from and after the date of such event be the purchase price per share of Purchased Stock, subject to further adjustment in accordance with this sentence.
ARTICLE II
CLOSING, DELIVERY AND PAYMENT
          SECTION 2.1 Closing. The closing (the “Closing”) of the sale and purchase of the Purchased Stock under this Agreement shall take place on the second Business Day after the satisfaction or waiver of the conditions set forth in Article VI (other than those conditions which by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at the Closing), at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, or at such other time or place within the United States as the Company and the Purchaser may mutually agree (such date, the “Closing Date”). All right, title and interest in or to the Purchased Stock and the Purchase Price shall be transferred from the Company to the Purchaser and from the Purchaser to the Company, respectively, at the place of the Closing.
          SECTION 2.2 Closing Deliveries. (a) At the Closing, subject to the terms and conditions hereof, the Company will deliver to the Purchaser:
             (i) stock certificates evidencing the Purchased Stock, or evidence of issuance of the Purchased Stock in book entry form, in either case free and clear of any Encumbrances (as defined below) (other than those created by the Purchaser), registered in the name of the Purchaser or one or more of its nominees, in form reasonably satisfactory to the Purchaser;
             (ii) a receipt for the Purchase Price; and
             (iii) the duly executed Transaction Agreements, certificates and other documents required to be delivered pursuant to Section 6.1.
          (b) At the Closing, subject to the terms and conditions hereof, the Purchaser shall deliver to the Company:
             (i) the Purchase Price by wire transfer of immediately available funds to an account designated by the Company at least two Business Days prior to the Closing Date;
             (ii) a receipt for the Purchased Stock; and
             (iii) the duly executed Transaction Agreements, certificates and other documents required to be delivered pursuant to Section 6.2.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
          Except (i) as disclosed in (x) the Company’s Annual Report on Form 10-K for the year ended December 31, 2004, as filed on March 15, 2005, and as amended by Amendment No. 1 thereto filed on February 27, 2006, and (y) the SEC Reports filed since June 30, 2006 and prior to the date of this Agreement (other than any such disclosures (x) made solely in the exhibits and schedules thereto, documents incorporated by reference therein, the “Risk Factors” sections thereof or in any section relating to forward-looking statements or (y) included in such filings that are cautionary, predictive or forward-looking in nature) or (ii) as disclosed in the corresponding section of the disclosure schedule provided by the Company to the Purchaser on the date hereof (the “Company Disclosure Schedule”) (it being agreed that, except as otherwise expressly provided in the Company Disclosure Schedule, disclosure of any item in any section of the Company Disclosure Schedule shall be deemed disclosure with respect to any other section to which the relevance of such item is reasonably apparent on its face), the Company represents and warrants to the Purchaser as follows:
          SECTION 3.1 Organization, Good Standing and Qualification of the Company and the Company’s Subsidiaries. The Company and each Subsidiary of the Company is a corporation or other entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation, as the case may be, and has all requisite corporate or other power and authority to own, lease and operate its properties and assets and to carry on its business as currently conducted. The Company and each Subsidiary of the Company is duly qualified and is authorized to do business and is in good standing as a foreign corporation or other entity in all jurisdictions in which the character or location of its activities or of the properties owned or operated by it makes such qualification necessary, except for any such failures to be so qualified, authorized or in good standing, individually or in the aggregate, as would not reasonably be expected to have a Material Adverse Effect. The Company has made available to the Purchaser true, complete and correct copies of its certificate of incorporation and by-laws and the certificate of incorporation and by-laws (or other equivalent organizational documents) of each Subsidiary of the Company, in each case as amended to, and as in effect as of, the date of this Agreement. For purposes of this Agreement, “Material Adverse Effect” shall mean a material adverse effect on (x) the business, operations, properties, assets, liabilities, financial condition or results of operations of the Company and its Subsidiaries, taken as a whole, or (y) the ability of the Company to perform its obligations under this Agreement and the other Transaction Agreements and to consummate the transactions contemplated hereby and thereby on a timely basis; provided, however, that in determining whether a Material Adverse Effect has occurred pursuant to clause (x) above, there shall be excluded any effect the cause of which is (i) any change after the date of this Agreement in laws, rules or regulations of general applicability or published interpretations thereof by Governmental Entities or in U.S. generally accepted accounting principles (“GAAP”) or regulatory accounting requirements, in any such case applicable to banks, savings associations or their holding companies generally, (ii) the pendency or the announcement of the transactions contemplated by this Agreement (including, for the avoidance of doubt, any halt in trading of shares of Common Stock on the NYSE under NYSE Rule 123D(3)), (iii) the performance of obligations required by this Agreement or consented to in writing by the Purchaser, (iv) factors generally affecting the banking industry as a whole, (v) any changes in general economic or political conditions or changes affecting the securities, credit or financial markets in general (including any disruptions thereof and any changes in interest rates in general) in the United States and Puerto Rico, and (vi) acts of war or terrorism (other than any such acts that cause any damage or destruction to or render unusable any facility or property of the Company or any of its Subsidiaries or that render any such facilities or properties inaccessible), provided that the effect of such changes, effects, circumstances or developments described in clauses (iv), (v) or (vi) shall not be excluded to the extent of the disproportionate impact, if any, they have on the Company and its Subsidiaries (relative to other banks, savings associations or their holding companies in the United States and Puerto Rico). The Company is a bank holding company and, as of the date of this Agreement, a financial holding company duly registered under the Bank Holding Company Act of 1956, as amended (the “BHC Act”).
          SECTION 3.2 Company Subsidiaries. (a) The only direct or indirect Subsidiaries of the Company are those listed in Section 3.2 of the Company Disclosure Schedule. All the outstanding shares of capital stock of each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and not subject to any preemptive or similar rights and (other than directors’ qualifying shares, if any) are owned, either directly or indirectly through a wholly-owned Subsidiary, by the Company, free and clear of all Encumbrances. For purposes of this Agreement, “Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease, claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement).
          (b) Except for its ownership of Doral Bank and Doral Bank, FSB, the Company does not own, beneficially or of record, either directly or through its Subsidiaries, any stock or other equity interest in any depository institution (as defined in 12 U.S.C. Section 1813(c)(1)). The deposits of each of Doral Bank and Doral Bank, FSB are insured by the Federal Deposit Insurance Corporation (the “FDIC”) to the fullest extent permitted by law. Each of Doral Bank and Doral Bank, FSB is a member of the Federal Home Loan Bank (“FHLB”) of New York.
          SECTION 3.3 Capitalization. (a) The authorized capital stock of the Company consists of (i) as of the date of this Agreement, 500,000,000 shares of Common Stock, par value $1.00 per share, and as of the Closing Date, 1,950,000,000 shares of Common Stock, par value $0.01 per share, and (ii) 40,000,000 shares of preferred stock, par value $1.00 per share (the “Company Preferred Stock”), of which 1,495,000 have been designated as 7% Noncumulative Monthly Income Preferred Stock, Series A, liquidation preference $50.00 per share (the “Series A Preferred Stock”), 2,000,000 have been designated as 8.35% Noncumulative Monthly Income Preferred Stock, Series B, liquidation preference $25.00 per share (the “Series B Preferred Stock”), 4,140,000 have been designated as 7.25% Noncumulative Monthly Income Preferred Stock, Series C, liquidation preference $25.00 per share (the “Series C Preferred Stock”) and 1,380,000 have been designated as 4.75% Perpetual Cumulative Convertible Preferred Stock, liquidation value $250.00 per share (the “Convertible Preferred Stock”), of which there are, as of the date of this Agreement, 107,948,236 shares of Common Stock outstanding, 1,495,000 shares of Series A Preferred Stock outstanding, 2,000,000 shares of Series B Preferred Stock outstanding, 4,140,000 shares of Series C Preferred Stock outstanding and 1,380,000 shares of Convertible Preferred Stock outstanding. No other shares of Common Stock or Company Preferred Stock are issued or outstanding. As of the date of this Agreement, no shares of Common Stock or Company Preferred Stock were reserved for issuances, except for (i) an aggregate of 20,700 shares of Common Stock reserved for issuance upon exercise of options to purchase shares of Common Stock (the “Company Stock Options”) under the 1997 Employee Option Plan, (ii) an aggregate of 4,000,000 shares of Common Stock reserved for issuance under the Omnibus Incentive Plan (together with the 1997 Employee Option Plan, the “Company Stock Plans”), including (x) an aggregate of 1,650,000 shares of Common Stock reserved for issuance upon exercise of Company Stock Options granted pursuant to the Omnibus Incentive Plan and (y) 200,000 shares of Common Stock reserved for issuance pursuant to restricted stock unit awards granted pursuant to the Omnibus Incentive Plan and (iii) an aggregate of 8,674,128 shares of Common Stock reserved for issuance upon conversion of the Convertible Preferred Stock. All of the issued and outstanding shares of Common Stock and Company Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Section 3.3(a) of the Company Disclosure Schedule contains a list setting forth as of the date of this Agreement all outstanding Company Stock Options and restricted stock units granted pursuant to the Company Stock Plans, the names of the optionees or grantees, the date each such option or grant was granted, the number of shares subject to each such option or restricted stock unit grant, the expiration date of each such option or grant, any vesting schedule with respect to an option or grant which is not yet fully vested, and the price at which each such option or grant may be exercised.
          (b) There are no outstanding bonds, debentures, notes, debt securities or other indebtedness for borrowed money of the Company or any of its Subsidiaries having the right to vote (or convertible into or exercisable or exchangeable for securities having the right to vote) on any matters on which the shareholders of the Company or any of its Subsidiaries may vote (“Voting Debt”). Section 3.3(b) of the Company Disclosure Schedule sets forth a true and complete list of all indebtedness for borrowed money (other than deposit liabilities, advances and loans from the FHLB of New York and sales of securities subject to repurchase, in each case incurred in the ordinary course of business consistent with past practice) of the Company and its Subsidiaries with an unpaid principal amount in excess of $1 million on the date of this Agreement.
          (c) Except as set forth in paragraph (a) above, there are no issued, outstanding or authorized securities (including securities convertible into or exercisable or exchangeable for shares of capital stock or other equity or voting securities) of the Company and (except for the issuance and sale of the Purchased Stock contemplated by this Agreement) there are no options, warrants, calls, rights (including “phantom” stock or stock appreciation rights), commitments, agreements, arrangements or undertakings of any kind to which the Company or any of its Subsidiaries is a party or by which any of them is bound obligating the Company or any of its Subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, additional shares of capital stock or other equity or voting securities of the Company or of any of its Subsidiaries (or securities convertible into or exercisable or exchangeable for shares of capital stock or other equity or voting securities) or obligating the Company or any of its Subsidiaries to issue, grant, extend or enter into any such option, warrant, call, right, commitment, agreement, arrangement or undertaking. Except as set forth in the terms of the Company Preferred Stock as in effect on the date hereof, there are no outstanding contractual obligations, commitments, understandings or arrangements of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire or make any payment in respect of any shares of capital stock or other equity or voting securities of the Company or any of its Subsidiaries or other agreements or arrangements with or among any securityholders of the Company or any of its Subsidiaries with respect to securities of the Company or any of its Subsidiaries. Except as set forth above, there are no agreements or arrangements pursuant to which the Company is or could be required to register shares of Common Stock or other securities of the Company or any of its Subsidiaries under the Securities Act.
          SECTION 3.4 Authority; No Conflict. (a) The Company has all requisite corporate power and authority to execute and deliver this Agreement, the Securityholders and Registration Rights Agreement between the Company and the Purchaser, in substantially the form attached as Exhibit A hereto (the “Securityholders Agreement”), the Advisory Agreement between the Company and Bear Stearns Merchant Manager III (Cayman), L.P. (“BSMM”), substantially in the form attached as Exhibit B hereto (the “Advisory Agreement” and, together with this Agreement and the Securityholders Agreement, the “Transaction Agreements”) and, subject to the receipt of the Requisite Shareholder Approvals in the case of the approval of the Charter Amendment and the issuance of the Purchased Stock pursuant to this Agreement, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the other Transaction Agreements and the consummation of the transactions contemplated hereby and thereby have been duly and validly approved by all necessary corporate and shareholder action of the Company, subject to the receipt of the Requisite Shareholder Approvals in the case of the approval of the Charter Amendment and the issuance of the Purchased Stock pursuant to this Agreement, and no other corporate or shareholder proceedings on the part of the Company are necessary to approve this Agreement or the other Transaction Agreements or to consummate the transactions contemplated hereby or thereby. This Agreement has been, and the other Transaction Agreements when executed will be, duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by the Purchaser or BSMM, as applicable) constitute (or, in the case of the other Transaction Agreements, will constitute when executed and delivered) valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors’ rights and remedies generally.
          (b) The issuance and sale of the Purchased Stock pursuant to this Agreement is not and will not be subject to any preemptive rights, rights of first refusal, subscription or similar rights. The Purchased Stock, when issued in accordance with the terms of this Agreement, will be duly authorized, validly issued, fully paid and nonassessable, and upon delivery to the Purchaser will be free and clear of all Encumbrances (other than those created by the Purchaser).
          (c) Neither the execution and delivery of this Agreement or the other Transaction Agreements by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby, nor compliance by the Company with any of the terms or provisions hereof or thereof, will (i) subject to the receipt of the Requisite Shareholder

Approvals in the case of the approval of the Charter Amendment, violate any provision of the certificate of incorporation or by-laws of the Company or any of the similar governing documents of any of its Subsidiaries or (ii) assuming that the consents and approvals referred to in Section 3.5 are duly obtained, (x) violate any statute, law, code, ordinance, rule or regulation of any Governmental Entity (“Law”), or any judgment, order, writ, decision, settlement, stipulation, decree or injunction (an “Order”) applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Encumbrance upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease or other agreement, instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches, defaults or other events which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
          SECTION 3.5 Consents. Except for (i) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) under the BHC Act and the Office of the Commissioner of Financial Institutions of Puerto Rico (the “Commissioner”) under the Puerto Rico Banking Law and the Puerto Rico Mortgage Institutions Act and the approval of such applications and notices, (ii) approval of the listing of the Purchased Stock on the New York Stock Exchange (“NYSE”), (iii) the filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement in definitive form relating to the meeting of the shareholders of the Company to be held to vote on, among other things, the Charter Amendment and the issuance of the Purchased Stock (the “Proxy Statement”), (iv) the filing of the restated certificate of incorporation of the Company, reflecting the Charter Amendment, with the Secretary of State of the Commonwealth of Puerto Rico pursuant to the Puerto Rico General Corporations Law (the “PRGCL”), (v) the approval of the Charter Amendment and the issuance of the Purchased Stock by the Requisite Shareholder Approvals, (vi) notice to and approval of the National Association of Securities Dealers, Inc., (“NASD”), notice to and approval of the Commissioner under the Mortgage Institutions Act and notice to the Office of the Commissioner of Insurance of Puerto Rico, in each case relating to the indirect change of control of the Subsidiaries of the Company set forth in Section 3.5 (vi) of the Company Disclosure Schedule, (vii) any notices or filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) and the expiration or termination of any applicable waiting periods thereunder, and (viii) the consents and approvals of third parties which are not Governmental Entities, the failure of which to be obtained would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect, no consents or approvals of, or filings or registrations with, any court, administrative agency or commission or other federal, state, local (which, for all purposes of this Agreement, shall include the Commonwealth of Puerto Rico and any subdivision thereof) or foreign governmental authority or instrumentality or self-regulatory organization (each, a “Governmental Entity”) or with any other third party are necessary in connection with (A) the execution and delivery by the Company of this Agreement or the other Transaction Agreements and (B) the consummation by the Company of the transactions contemplated hereby and thereby and the performance by the Company of its obligations hereunder and thereunder. As of the date of this Agreement, the Company does not know of any reason why the approvals and authorizations required by Section 6.1(d)(i) should not be obtained.
          SECTION 3.6 SEC Documents; Other Reports; Internal Controls. (a) The Company has filed with the SEC and made available to the Purchaser (through the SEC’s Electronic Data Gathering Analysis and Retrieval System or otherwise) all forms, reports, schedules, registration statements and other documents required to be filed by the Company with the SEC since January 1, 2004 (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “SEC Reports”). As of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), the SEC Reports complied in all material respects with the requirements of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as the case may be, and the rules and regulations of the SEC thereunder applicable to such SEC Reports, and none of the SEC Reports when filed (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing) contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and there are no outstanding comments from the SEC with respect to any of the SEC Reports. None of the Company’s Subsidiaries is required to file periodic reports with the SEC pursuant to Section 13 or 15(d) of the Exchange Act.
          (b) The Company and each of its Subsidiaries have filed all material forms, reports, schedules and other documents, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2004 with any Governmental Entity (other than SEC Reports) and have paid all material fees and assessments due and payable in connection therewith. Except in connection with the Specified Regulatory Agreements and except for normal examinations conducted by a Governmental Entity in the regular course of the business of the Company and its Subsidiaries, no Governmental Entity has initiated any Action or, to the knowledge of the Company, threatened in writing an investigation into the business or operations of the Company or any of its Subsidiaries since January 1, 2004. Except in connection with the Specified Regulatory Agreements, there is no material unresolved violation or exception by any Governmental Entity (other than the SEC) with respect to any report, form, schedule or other document filed by, or relating to any examinations by any such Governmental Entity of, the Company or any of its Subsidiaries.
          (c) The records, systems, controls, data and information of the Company and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or its Subsidiaries or accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to have a material adverse effect on the system of internal accounting controls described in the following sentence. As and to the extent described in the SEC Reports (or, if amended or superseded by a subsequent filing prior to the date hereof, as and to the extent described in such subsequent filing), the Company and its

Subsidiaries have devised and maintain a system of internal accounting controls sufficient to provide reasonable assurances regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP, including that (i) transactions are executed only in accordance with management’s authorization; (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Company and to maintain accountability for the Company’s assets; (iii) access to the Company’s assets is permitted only in accordance with management’s authorization; (iv) the reporting of the Company’s assets is compared with existing assets at regular intervals; and (v) accounts, notes and other receivables and inventory are recorded accurately, and proper and adequate procedures are implemented to effect the collection thereof on a current and timely basis. The Company (A) has designed disclosure controls and procedures (within the meaning of Rules 13a-15(e) and 15d-15(e) of the Exchange Act) to ensure that material information relating to the Company and its Subsidiaries is made known to the management of the Company by others within those entities as appropriate to allow timely decisions regarding required disclosure and to make the certifications required by the Exchange Act with respect to documents required to be filed by the Company with the SEC, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company’s auditors and the audit committee of the Company’s Board of Directors (1) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s auditors any material weaknesses in internal controls and (2) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. The Company has made available to the Purchaser a summary of any such disclosure made by management to the Company’s auditors and audit committee since January 1, 2004.
          (d) Since January 1, 2004, (i) neither the Company nor any of its Subsidiaries nor, to the knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that the Company or any of its Subsidiaries has engaged in questionable accounting or auditing practices, other than routine recommendations made in letters from the Company’s independent public accountants to the Company’s management, true and complete copies of which letters have been made available to the Purchaser and (ii) no attorney representing the Company or any of its Subsidiaries, whether or not employed by the Company or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the Board of Directors of the Company or any committee thereof or to any director or officer of the Company.
          SECTION 3.7 Financial Statements; Absence of Undisclosed Liabilities. (a) The consolidated financial statements of the Company (including any related notes thereto) included in the SEC Reports complied as to form, as of their respective dates of filing with the SEC (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such subsequent filing), in all material respects, with all applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC), have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be disclosed therein), and fairly present, in all material respects, the consolidated financial position of the Company and its consolidated Subsidiaries and the consolidated results of operations, changes in shareholders’ equity and cash flows of such companies as of the dates and for the periods shown. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.
          (b) Except for (i) those liabilities that are fully reflected or reserved for in the consolidated financial statements of the Company included in its Annual Report on Form 10-K for the year ended December 31, 2006, as filed with the SEC on April 30, 2007 (the “2006 Form 10-K”), (ii) liabilities incurred since December 31, 2006 in the ordinary course of business consistent with past practice and (iii) liabilities that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither the Company nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), other than pursuant to this Agreement and the other Transaction Agreements or the transactions contemplated hereby and thereby.
          SECTION 3.8 Absence of Certain Changes. Since December 31, 2006, (i) no event, change or circumstance has occurred which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect and (ii) neither the Company nor any of its Subsidiaries has taken any action or entered into any transaction, and no event has occurred, that would have required the Purchaser’s consent pursuant to Section 5.2 if such action had been taken, transaction had been entered into or event had occurred, in each case, after the date of this Agreement.
          SECTION 3.9 Title to Properties and Assets; Encumbrances; Condition. (a) The Company and its Subsidiaries have good, valid and marketable title to all material real property owned by them free and clear of all Encumbrances, except Encumbrances for current Taxes not yet due and payable and other standard exceptions commonly found in title policies in the jurisdiction where such real property is located, and such Encumbrances and imperfections of title, if any, as do not materially detract from the value of the properties and do not materially interfere with the present or proposed use of such properties. All real property and fixtures material to the business, operations or financial condition of the Company and its Subsidiaries are in good condition and repair except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
          (b) The Company and its Subsidiaries have good, valid and marketable title to all tangible personal property owned by them, free and clear of all Encumbrances except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
          (c) All leases of real property and all other leases material to the Company and its Subsidiaries under which the Company or a Subsidiary, as lessee, leases personal property are valid and binding in accordance with their respective terms, there is not under such lease any material existing default by the Company or such Subsidiary or, to the knowledge of the Company, any other party thereto, or any event which with notice or lapse of time would constitute such a default, and, in the case of leased premises, the Company or such Subsidiary quietly enjoys the premises provided for in such lease, except in any such case as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
          SECTION 3.10 Compliance with Law; Permits. (a) Except in connection with the matters addressed by the Specified Regulatory Agreements, (i) since January 1, 2004, the Company and each of its Subsidiaries have complied in all material respects with, and have not violated in any material respect, all applicable Laws and Orders and (ii) neither the Company nor any of its Subsidiaries knows of or has received any written notice since January 1, 2004 of any violation of any Law or Order, except in the case of clause (ii) for any such violation that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
          (b) Except as would not reasonably be expected to have a Material Adverse Effect, (i) the Company, each of its Subsidiaries and their respective officers and employees hold, and have, since January 1, 2004, held, all licenses, franchises, permits, orders, consents, approvals, registrations, authorizations, qualifications and filings with and under all federal, state, local or foreign Laws (“Permits”) necessary for the lawful conduct of their respective businesses as they are presently being conducted, (ii) all such Permits are in full force and effect, (iii) the Company and its Subsidiaries have complied in all respects with the terms of the Permits and there are no pending modifications, amendments or revocations of any such Permits, and (iv) there are no pending (or, to the knowledge of the Company, threatened) legal, administrative, regulatory or other suits, actions, claims, audits, assessments, arbitrations or other proceedings or, to the knowledge of the Company, investigations or inquiries (“Actions”) with respect to the possible revocation, cancellation, suspension, limitation or nonrenewal of any Permits, and there has occurred no event which (whether with notice or lapse of time or both) would reasonably be expected to result in or constitute the basis for such a revocation, cancellation, suspension, limitation or nonrenewal thereof. None of the execution and delivery of this Agreement and the other Transaction Agreements, the consummation of the transactions contemplated hereby and thereby or the performance by the Company of its obligations hereunder and thereunder will result in the suspension, revocation, impairment, forfeiture or nonrenewal of any Permit applicable to the Company or any of its Subsidiaries, their respective businesses or operations or any of their respective assets or properties, except where such suspension, revocation, impairment, forfeiture or nonrenewal would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
          (c) The Company and each of its Subsidiaries has administered all accounts for which it acts as a fiduciary, including accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents, applicable federal, state, local and foreign law and regulation and common law, except where the failure to so administer such accounts would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. None of the Company, any of its Subsidiaries, or, to the knowledge of the Company, any director, officer or employee of the Company or of any of its Subsidiaries, has committed any breach of trust or fiduciary duty with respect to any such fiduciary account except for any such breach that would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect. Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, the accountings for each such fiduciary account are true and correct and accurately reflect the assets of such fiduciary account.
          (d) The Company and each of its Subsidiaries is in compliance in all material respects with the applicable provisions of the Community Reinvestment Act of 1977 and the regulations promulgated thereunder (collectively, “CRA”). Doral Bank and Doral Bank, FSB each received CRA ratings of “satisfactory” in their most recently completed exams.
          (e) Section 3.10(e)(i) of the Company Disclosure Schedule sets forth a complete list of all securities exchanges, commodities exchanges, boards of trade, clearing organizations, trade associations and similar organizations in which the Company or any of its Subsidiaries holds membership or has been granted trading privileges. Section 3.10(e)(ii) of the Company Disclosure Schedule sets forth with respect to the Company and its Subsidiaries a complete list of all (i) broker-dealer licenses or registrations and (ii) all licenses and registrations as an investment adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations promulgated thereunder or any similar state, local or foreign laws. Neither the Company nor any of its Subsidiaries is, or is required to be, registered as a futures commission merchant, commodities trading adviser, commodity pool operator or introducing broker under the Commodities Futures Trading Act or any similar state, local or foreign laws.
          SECTION 3.11 Agreements with Regulatory Agencies. Other than (i) the cease and desist order dated March 16, 2006 entered into by the Company with the Federal Reserve Board, (ii) the cease and desist order dated March 16, 2006 entered into by Doral Bank with the FDIC and the Commissioner, (iii) the letter dated February 9, 2006 from the Office of Thrift Supervision to Doral Bank, FSB, (iv) the memorandum of understanding, dated August 23, 2006 entered into by Doral Bank with the Commissioner and the FDIC and (v) the memorandum of understanding dated October 23, 2006 entered into by Doral Bank with the Commissioner and the FDIC, each in the form filed as exhibits to SEC Reports filed prior to the date of this Agreement (the “Specified Regulatory Agreements”), neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other order or directive (other than those generally applicable to businesses such as the business of the Company or any of its Subsidiaries) issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not described above or set forth in the Company Disclosure Schedule, a “Company Regulatory Agreement”), any Governmental Entity that currently restricts or by its terms will in the future restrict the conduct of its business or relates to its capital adequacy, its credit or risk management policies, its dividend policies, its management or its business, nor has the Company or any of its Subsidiaries been advised in writing (or, to the knowledge of the Company, orally) by any Governmental Entity that it is considering issuing or requesting the Company or any Subsidiary to enter into or become bound by any Company Regulatory Agreement.
          SECTION 3.12 Litigation. There are no material Actions pending or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries or any of their respective properties or assets. To the knowledge of the Company, there are no material Actions pending or threatened against any of the past or present executive officers or directors of the Company or any of its Subsidiaries related to their status as an officer or director thereof. Section 3.12 of the Company Disclosure Schedule sets forth a list of all Actions pending or, to the knowledge of the Company, threatened against the Company, any of its Subsidiaries or any of their respective properties or assets as of the date of the Agreement which seek monetary damages in excess of $1 million or the imposition of injunctive or other equitable relief which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business or operations of the Company and its Subsidiaries after the Closing. Neither the Company nor any of its Subsidiaries is a party or subject to the provisions of any material Order of any court or Governmental Entity. Prior to or concurrently with the execution of this Agreement, the Company has entered into a settlement agreement and related agreements, true, correct and complete copies of which have been provided to the Purchaser (collectively, the “Settlement Agreement”), providing for the complete settlement of the class action and derivative litigation set forth in Section 3.12 of the Company Disclosure Schedule under the heading “Specified Shareholder Litigation” (collectively, the “Shareholder Litigation”). Other than the Settlement Agreement, neither the Company nor any of its Subsidiaries is a party to or bound by any contracts, arrangements, commitments or understandings relating to the Shareholder Litigation.
          SECTION 3.13 Certain Contracts. (a) Neither the Company nor any of its Subsidiaries is a party to or is bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed in whole or in part after the date of this Agreement, (ii) which limits the freedom of the Company or any of its Subsidiaries to compete in any line of business, in any geographic area or with any Person, or which requires referrals of business or requires the Company or any of its Subsidiaries to make available investment or business opportunities to any Person on a priority or exclusive basis, (iii) which relates to the incurrence of indebtedness with an unpaid principal amount in excess of $1 million (other than deposit liabilities, advances and loans from the FHLB of New York and sales of securities subject to repurchase, in each case incurred in the ordinary course of business consistent with past practice) by the Company or any of its Subsidiaries, including any sale and leaseback transactions, capitalized leases and other similar financing transactions, (iv) which grants any right of first refusal, right of first offer or similar right with respect to any material assets or properties of the Company or any of its Subsidiaries, (v) which limits the payment of dividends by the Company, Doral Bank or Doral Bank, FSB, or (vi) for a joint venture, partnership, or similar agreement for a business venture involving a sharing of profits or expenses. Each contract, arrangement, commitment or understanding of the type described in this Section 3.13(a), whether or not publicly disclosed in the SEC Reports described in clause (i) of the introductory paragraph of this Article III or set forth in Section 3.13(a) of the Company Disclosure Schedule, is referred to herein as a “Company Contract.” The Company has made available all contracts (including all lease, rental or occupancy agreements or other contracts affecting or relating to the ownership or use of any real or personal property; all agreements for the purchase or sale of mortgage servicing rights; all agreements for the purchase or sale of mortgage Loans (as hereinafter defined) on a wholesale or bulk basis; and all consulting agreements with outside consultants) which involved payments by the Company or any of its Subsidiaries during fiscal year 2006 of more than $1 million or which would reasonably be expected to involve payments during fiscal year 2007 of more than $1 million, other than any such contract that is terminable at will on 60 days or less notice without payment of a penalty in excess of $150,000 and other than any contract entered into on or after the date hereof that is permitted under the provisions of Section 5.2.
          (b) (i) Each Company Contract is valid and binding on the Company or its applicable Subsidiary and is in full force and effect, and, to the knowledge of the Company, is valid and binding on the other parties thereto, (ii) the Company and each of its Subsidiaries and, to the knowledge of the Company, each of the other parties thereto, has in all material respects performed all obligations required to be performed by it to date under each Company Contract, and (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute a material breach or default on the part of the Company or any of its Subsidiaries or, to the knowledge of the Company, any other party thereto, under any such Company Contract, except, in each case, where such invalidity, failure to be binding, failure to so perform or breach or default, individually or in the aggregate, would not have or reasonably be expected to have a Material Adverse Effect.
          SECTION 3.14 Insurance. The Company and its Subsidiaries are insured with reputable and financially sound insurers against such risks and in such amounts as is sufficient to comply with applicable Law, is consistent with industry practice and which the management of the Company reasonably has determined to be prudent. Section 3.14 of the Company Disclosure Schedule contains a true and complete list and summary description (including name of insurer, agent, coverage and expiration date) of all insurance policies in force on the date hereof that are material to the business and assets of the Company and its Subsidiaries (other than insurance policies under which the Company or any Subsidiary thereof is named as a loss payee, insured or additional insured as a result of its position as a secured lender on specific loans and mortgage insurance policies on specific loans or pools of loans). The Company and its Subsidiaries are in material compliance with such insurance policies and are not in default under any of the material terms thereof. Neither the Company nor any Subsidiary thereof has taken any action or failed to take any action which, with notice or the lapse of time, or both, would constitute such a default. None of the execution and delivery of this Agreement and the other Transaction Agreements, the performance by the Company of its obligations hereunder and thereunder or the consummation of the transactions contemplated hereby and thereby will constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the cancellation of or non-compliance with any provisions of, such policies (including any change of control provisions thereof), except for such defaults or other events which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such policy is outstanding and in full force and effect and except for policies insuring against potential liabilities of officers, directors and employees of the Company and its Subsidiaries, the Company or the relevant Subsidiary thereof is the sole beneficiary of such policies. No written notice of cancellation or termination has been received with respect to any such policy. All premiums and other payments due under any such policy have been paid, and all claims thereunder have been filed in due and timely fashion.
          SECTION 3.15 Tax Matters. (a) Each of the Company and its Subsidiaries has (i) duly and timely filed (including pursuant to applicable extensions granted without penalty) all material Tax Returns (as hereinafter defined) required to be filed by it, and such Tax

Returns are true, correct and complete in all material respects, and (ii) paid in full all Taxes due or, where payment is not yet due, made adequate provision in the financial statements of the Company (in accordance with GAAP) for all such Taxes (as hereinafter defined); (y) no material deficiencies for any Taxes have been proposed, asserted or assessed in writing against or with respect to any Taxes due by or Tax Returns of the Company or any of its Subsidiaries; and (z) there are no material Encumbrances for Taxes upon the assets of either the Company or its Subsidiaries except for statutory liens for current Taxes not yet due or Encumbrances for Taxes that are being contested in good faith by appropriate proceedings and for which reserves adequate in accordance with GAAP have been provided.
          (b) Neither the Company nor any of its Subsidiaries (i) is or has ever been a member of an affiliated group (other than a group the common parent of which is the Company) filing a consolidated tax return or (ii) has any material liability for Taxes of any Person arising from the application of Treasury Regulation section 1.1502-6 or any analogous provision of state, local or foreign law, or as a transferee or successor, by contract, or otherwise.
          (c) None of the Company or any of its Subsidiaries is a party to, is bound by or has any obligation under any Tax sharing or Tax indemnity agreement or similar contract or arrangement.
          (d) Except for the Deferred Tax Agreement, no closing agreement pursuant to section 7121 of the Internal Revenue Code of 1986, as amended (the “Code”) (or any similar provision of state, local or foreign law, including Section 6126 of the Puerto Rico Internal Revenue Code of 1994, as amended (the “PR Code”)) has been entered into by or with respect to the Company or any of its Subsidiaries.
          (e) All material Taxes required to be withheld, collected or deposited by or with respect to the Company and each Subsidiary have been timely withheld, collected or deposited as the case may be, and to the extent required, have been paid to the relevant taxing authority.
          (f) Neither the Company nor any of its Subsidiaries has requested or been granted any waiver of any federal, state, local or foreign statute of limitations with respect to, or any extension of a period for the assessment of, any Tax.
          (g) Neither the Company nor any of its Subsidiaries has entered into any transactions that are or would be part of any “reportable transaction” under Sections 6011, 6111, or 6112 of the Code (or any similar provision under any state, local or foreign law).
          (h) The Company has made available to the Purchaser true and correct copies of all income Tax Returns filed by the Company and its Subsidiaries for taxable years 2003-2006.
          (i) No audit of any material Tax Return of the Company or any of its Subsidiaries is pending or being conducted or, to the knowledge of the Company, threatened by a Tax Authority.
          (j) Neither the Company nor any of its Subsidiaries has any requests for material rulings in respect of Taxes pending between the Company or any Subsidiary and any Tax Authority.

          (k) Neither the Company nor any of its Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period ending after the Closing as a result of any (i) change in method of accounting either imposed by a Tax Authority or voluntarily made by the Company or any of its Subsidiaries on or prior to the date hereof, (ii) intercompany transaction or excess loss account described in Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local, or foreign income Tax law) or (iii) installment sale or open transaction disposition made on or prior to the Closing.
          (l) The Company was not a “passive foreign investment company” as defined under Section 1297 of the Code for its 2004, 2005 or 2006 taxable years, as determined for U.S. federal income tax purposes.
          (m) The Company has entered into a closing agreement with the Department of the Treasury of Puerto Rico dated September 26, 2006 (the “Deferred Tax Agreement”) that permits the Company to reduce the income of the Company and/or its Subsidiaries pursuant to the Puerto Rico Internal Revenue Code of 1994, as amended (and any other applicable local Law relating to Taxes), by amortizing on a straight-line basis approximately $890,000,000 of the adjusted Tax basis of interest-only strips over a 15-year amortization period beginning on January 1, 2005 (any such reduction, an “Amortization Deduction”). The Deferred Tax Agreement is in full force and effect and there has been no amendment or modification thereto or waiver thereof.
          (n) For purposes of this Agreement:
     “Taxes” shall mean all federal, state, local, foreign and other taxes, levies, imposts, assessments, impositions or other similar government charges, including, but not limited to income, estimated income, withholding, business, occupation, franchise, license, real property, payroll, personal property, sales, transfer, stamp, use, escheat, employment-related, commercial rent or withholding, net worth, occupancy, premium, gross receipts, profits, windfall profits, deemed profits, license, lease, severance, capital, production, corporation, ad valorem, excise, duty, utility, environmental, value-added, recapture or other taxes, including any interest, penalties, and additions (to the extent applicable) thereto, whether disputed or not;
     “Tax Return” shall mean any return, report, information return, declaration or other document (including any related or supporting information) required to be filed with any taxing authority with respect to Taxes, including all information returns relating to Taxes of third parties, any claims for refunds of Taxes and any amendments, schedules or supplements to any of the foregoing; and
     “Tax Authority” shall mean any domestic, foreign, federal, national, state, county or municipal or other local government, any subdivision, instrumentality, dependency, agency, commission or authority thereof, or any quasi-governmental body exercising any taxing authority or any other authority exercising Tax regulatory authority.

          SECTION 3.16 Environmental and Safety Laws. There are no Actions or remediation activities seeking to impose, or that reasonably would be expected to result in the imposition, on the Company or any of its Subsidiaries of any liability or obligation arising under common law standards relating to environmental protection, human health or safety, or under any Law, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (collectively, the “Environmental Laws”), pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries, other than any such liability or obligation that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. During or, to the knowledge of the Company prior to, the period of (i) its or any of its Subsidiaries’ ownership or operation of any of their respective current properties, (ii) its or any of its Subsidiaries’ participation in the management of any property, or (iii) its or any of its Subsidiaries’ holding of a security interest or other interest in any property, there were no releases or threatened releases of hazardous, toxic, radioactive or dangerous materials or other materials regulated under Environmental Laws in, on, under or affecting any such property, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is subject to any Order by or with any Governmental Entity or third party imposing any liability or obligation pursuant to or under any Environmental Law except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
          SECTION 3.17 Intellectual Property. (a) As used herein, the term “Intellectual Property” shall mean all patents, patent applications, statutory invention registrations, inventions and other industrial property rights; trademarks, service marks, trade names, trade dress, logos, and other source identified, including registrations and applications for the registration thereof; copyrights (including without limitation, computer software programs); Internet domain name registrations; Internet web sites, web content, and registrations and applications for registrations thereof; confidential and proprietary information, including know-how and trade secret rights, technologies, techniques and processes; computer software, programs and databases in any form, all versions, updates, corrections, enhancements, replacements, and modifications thereof, and all documentation related thereto; and rights of privacy, publicity and endorsement, in each case under the laws of any jurisdiction in the world, and including rights under and with respect to all applications, registrations, continuations, divisions, renewals, extensions and reissues of the foregoing. As used herein, “Company Intellectual Property” shall mean the Intellectual Property currently used in connection with the business of the Company or any of its Subsidiaries or owned or held for use by the Company or any of its Subsidiaries.
          (b) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) the Company and/or each of its Subsidiaries owns, or is licensed or otherwise possesses sufficient rights to use such rights as it has in and to all the Company Intellectual Property, (ii) the use of the Company Intellectual Property by the Company and its Subsidiaries does not constitute an infringement or misappropriation of any valid third party Intellectual Property right in existence as of the date hereof, (iii) except for allegations that have since been resolved, neither the Company nor any of its Subsidiaries has received any written notice from any Person alleging that the use of any of the Company Intellectual Property or the operation of the Company’s or its Subsidiaries’ businesses infringes, dilutes (in the case of trademarks), or otherwise violates the Intellectual Property of such Person.

          (c) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) no written claims, charges, or demands are currently pending or, to the knowledge of the Company, threatened by any Person with respect to the Company Intellectual Property and (ii) there are no pending claims by the Company or any Subsidiary alleging or asserting that any third party has violated, misappropriated or infringed any of the Company Intellectual Property.
          (d) The information technology assets of the Company, including without limitation all computer software, hardware, firmware and telecommunications systems, are adequate in all respects for the operation of the Company’s and its Subsidiaries’ businesses as currently conducted, except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
          SECTION 3.18 Employee Matters. (a) There are no material controversies pending or, to the knowledge of the Company, threatened between the Company or any of its Subsidiaries and any current or former employees of the Company or any of its Subsidiaries. There has been no “mass layoff” or “plant closing” as defined by the Worker Adjustment Retraining Notification Act or similar state or local “plant closing” Law with respect to the Company or any of its Subsidiaries since January 1, 2004. Since January 1, 2004, neither the Company nor any of its Subsidiaries has experienced any employee strikes, work stoppages, slowdowns or lockouts. There is no material unfair labor practice complaint against the Company or any of its Subsidiaries pending or, to the knowledge of the Company, threatened before any Governmental Entity, and no pending or, to the knowledge of the Company, threatened arbitration arising out of any collective bargaining agreement.
          (b) The Company has obtained a waiver substantially in the form included in Section 3.18(b) of the Company Disclosure Schedule from each employee of the Company or its Subsidiaries set forth in Section 3.18(b) of the Company Disclosure Schedule relating to such employee’s employment agreement with the Company or its Subsidiaries, as applicable, and each such waiver is in full force and effect.
          SECTION 3.19 Employee Benefit Plans. (a) Section 3.19(a) of the Company Disclosure Schedule contains a true and complete list of each material Plan. For purposes of this Agreement, the term “Plan” shall mean any “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), including multiemployer plans within the meaning of ERISA Section 3(37)), stock purchase, stock option, severance, employment, loan, change-in-control, fringe benefit, collective bargaining, bonus, incentive, deferred compensation and all other employee benefit plans, agreements, programs, policies or other arrangements, whether or not subject to ERISA (including any funding mechanism therefore now in effect or required in the future as a result of the transactions contemplated by this Agreement or otherwise), whether formal or informal, oral or written, legally binding or not, under which any current or former employee, officer, director, consultant or independent contractor of the Company or any of its Subsidiaries (“Company Employees”) has any present or future right to benefits or under which the Company or any of its Subsidiaries has any present or future material liability.

          (b) With respect to each Plan, the Company has made available to the Purchaser a current, accurate and complete copy (or, to the extent no such copy exists, an accurate description) thereof and, to the extent applicable: (i) any related trust agreement or other funding instrument; (ii) the most recent determination letter, if applicable; (iii) any summary plan description and other written communications by the Company or any of its Subsidiaries to Company Employees concerning the extent of the benefits provided under a Plan; (iv) a summary of any proposed amendments or changes anticipated to be made to the Plans at any time within the twelve months immediately following the date hereof and (v) for the three most recent fiscal years (A) the Form 5500 and attached schedules, (B) audited financial statements and (C) actuarial valuation reports.
          (c) (i) Except as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, each Plan has been established and administered in accordance with its terms, and in compliance with the applicable provisions of ERISA, the Code and other applicable laws, rules and regulations; (ii) each Plan which is intended to be qualified within the meaning of Section 401(a) of the Code is so qualified and has received a favorable determination letter as to its qualification, and to the knowledge of the Company, nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause the loss of such qualification; (iii) no event has occurred and no condition exists that would subject the Company or any of its Subsidiaries, either directly or by reason of their affiliation with any “ERISA Affiliate” (defined as any organization which is a member of a controlled group of organizations within the meaning of Sections 414(b), (c), (m) or (o) of the Code), to any material tax, fine, lien, penalty or other liability imposed by ERISA, the Code or other applicable laws, rules and regulations; (iv) for each Plan with respect to which a Form 5500 has been filed, no material change has occurred with respect to the matters covered by the most recent Form since the date thereof, (v) no “reportable event” (as such term is defined in Section 4043 of ERISA), “prohibited transaction” (as such term is defined in Section 406 of ERISA and Section 4975 of the Code) or “accumulated funding deficiency” (as such term is defined in Section 302 of ERISA and Section 412 of the Code (whether or not waived)) has occurred with respect to any Plan; (vi) except as set forth in Section 3.19(c)(vi) of the Company Disclosure Schedule, no Plan provides post-employment welfare (including health, medical or life insurance) benefits and neither the Company nor any of its Subsidiaries have any obligation to provide any such post-employment welfare benefits now or in the future, other than as required by Section 4980B of the Code; (vii) there is no present intention that any Plan be materially amended, suspended or terminated, or otherwise modified to adversely change benefits (or the levels thereof) under any Plan at any time within the twelve months immediately following the date hereof; and (viii) neither the Company nor any ERISA Affiliate has engaged in, or is a successor or parent corporation to an entity that has engaged in, a transaction described in Sections 4069 or 4212(c) of ERISA.
          (d) None of the Plans is a “single employer plan” (within the meaning of Section 3(41) of ERISA) nor a “multiemployer plan” (within the meaning of Section 4001(a)(3) of ERISA) and none of the Company, its Subsidiaries or any ERISA Affiliate has at any time sponsored or contributed to, or has or had any material liability with respect to a single employer plan or a multiemployer plan that remains unsatisfied.
          (e) With respect to any Plan, (i) no Actions (other than routine claims for benefits in the ordinary course of business consistent with past practice) are pending or, to the knowledge of the Company, threatened, (ii) to the knowledge of the Company, no facts or circumstances exist that would reasonably be expected to give rise to any such Actions, (iii) no written or oral communication has been received from the Pension Benefit Guaranty Corporation (the “PBGC”) in respect of any Plan subject to Title IV of ERISA concerning the funded status of any such plan or any transfer of assets and liabilities from any such plan in connection with the transactions contemplated herein and (iv) no administrative investigation, audit or other administrative proceeding by the Department of Labor, the PBGC, the Internal Revenue Service or other Governmental Entities are pending or in progress or, to the knowledge of the Company, threatened (excluding any routine requests for information from the PBGC).
          (f) No Plan exists that would result in the payment to any present or former Company Employee of any money or other property or accelerate or provide any other rights or benefits to any present or former Company Employee as a result of the transactions contemplated by this Agreement. There is no Plan that, individually or collectively, could give, or has given, rise to the payment of any amount that would reasonably be expected to be subject to excise tax under Section 4999 of the Code.
          SECTION 3.20 Board Approval; Requisite Shareholder Approvals. (a) The Board of Directors of the Company, by resolutions duly adopted by unanimous vote of the entire Board of Directors at a meeting duly called and held, has (i) approved this Agreement, the other Transaction Agreements, the issuance and sale of the Purchased Stock as provided herein, the amendment to the certificate of incorporation of the Company in the form attached as Exhibit C hereto (the “Charter Amendment”) and the other transactions contemplated hereby and by the other Transaction Agreements, and determined that such agreements, such amendment and such transactions are fair to and in the best interests of the Company and its shareholders and declared such agreements, such amendment and such transactions to be advisable and (ii) recommended that the shareholders of the Company approve the issuance of the Purchased Stock and adopt the Charter Amendment and directed that such matters be submitted for consideration by the shareholders of the Company at the Company Shareholders Meeting.
          (b) The affirmative vote of (i) the holders of a majority of the outstanding shares of Common Stock to adopt the Charter Amendment and (ii) the holders of a majority of the shares of Common Stock having voting power and present in person or represented by proxy and voting at a meeting at which the holders of a majority of the outstanding Common Stock are present or represented by proxy to approve the issuance of the Purchased Stock pursuant to this Agreement (together, the “Requisite Shareholder Approvals”) are the only votes of the holders of any class or series of capital stock of the Company necessary to approve the transactions contemplated by this Agreement and the other Transaction Agreements.
          SECTION 3.21 Opinion of Financial Advisor. The Company has received the opinion of Rothschild, Inc., dated as of the date of this Agreement, to the effect that, as of such date, the consideration to be paid to the Company in connection with the issuance and sale of the Purchased Stock is fair, from a financial point of view, to the holders of Common Stock.
          SECTION 3.22 Broker’s Fees. Except for Bear, Stearns & Co. Inc. and Rothschild, Inc., neither the Company nor any Subsidiary thereof nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with any of the transactions contemplated by this Agreement. True, correct and complete copies of all agreements with each of Bear, Stearns & Co. Inc. and Rothschild, Inc. have previously been made available to the Purchaser.
          SECTION 3.23 Loan Matters. (a) (i) Section 3.23 of the Company Disclosure Schedule sets forth a list of all extensions of credit (including commitments to extend credit) (“Loans”) by the Company and its Subsidiaries to any directors, executive officers and principal shareholders (as such terms are defined in Regulation O (“Regulation O”) of the Federal Reserve Board (12 C.F.R. Part 215)) of the Company or any of its Subsidiaries; (ii) there are no employee, officer, director or other affiliate Loans on which the borrower is paying a rate other than that reflected in the note or the relevant credit agreement or, except for Loans made by the Company and its Subsidiaries to its employees in accordance with its policies as disclosed in Section 3.23 of the Company Disclosure Schedule, on which the borrower is paying a rate which was below market at the time the Loan was made; and (iii) all such Loans are and were made in compliance in all material respects with all applicable Law.
          (b) All reserves for loan losses shown on the financial statements of the Company included in the 2006 Form 10-K have been calculated in accordance with prudent and customary banking practices and are adequate in all material respects to reflect all known and reasonably anticipated risk of losses inherent in the Loans of the Company and its Subsidiaries. To the knowledge of the Company, no fact exists which would be reasonably likely to require a future material increase in the provision for loan losses reflected in such financial statements in accordance with GAAP. Neither Doral Bank nor Doral Bank, FSB has any Loan exceeding its legal lending limit or any Loan with an unpaid principal amount or unfunded commitment in excess of $1,000,000 which is, or in accordance with applicable regulatory requirements should be, classified as sub-standard, doubtful or a loss, except as set forth in Section 3.23(c) of the Company Disclosure Schedule.
          (c) None of the material agreements pursuant to which the Company or any of its Subsidiaries has sold Loans or pools of Loans or participations in Loans or pools of Loans contains any continuing obligation to repurchase such Loans or interests therein solely on account of a payment default by the obligor on any such Loan, other than (i) customary repurchase obligations pursuant to standard agreements with Fannie Mae or Freddie Mac and (ii) customary repurchase obligations on account of an early payment default.
          (d) Either the Company or one or more of its Subsidiaries is authorized: (i) as a supervised mortgagee by the Department of Housing and Urban Development (“HUD”) to originate and service Title I FHA mortgage Loans; (ii) as a GNMA I and II Issuer by the Government National Mortgage Association (“Ginnie Mae”); (iii) by the Department of Veteran’s Affairs (“VA”) to originate and service VA Loans; (iv) as a seller/servicer by the Federal National Mortgage Association (“Fannie Mae”) and the Federal Home Loan Mortgage Corporation (“Freddie Mac”) to originate and service conventional residential mortgage Loans; and (v) to originate mortgage Loans guaranteed by the Rural Housing Service.
          (e) None of the Company or any of its Subsidiaries is now nor has it been within the past three years subject to any material fine, suspension, settlement or other administrative agreement or sanction by, or any reduction in any loan purchase commitment from, HUD,

Ginnie Mae, the VA, Fannie Mae, Freddie Mac or other investor or Governmental Entity relating to the origination, sale or servicing of mortgage or consumer Loans. The Company has not received any written notice, nor does it have any reason to believe, that Fannie Mae or Freddie Mac propose to materially limit or terminate the underwriting authority of the Company and its Subsidiaries or to materially increase the guarantee fees payable to such investor.
          (f) Each of the Company and its Subsidiaries is in compliance in all material respects with the Truth-In-Lending Act and Regulation Z, the Equal Credit Opportunity Act and Regulation B, the Real Estate Settlement Procedures Act and Regulation X, the Fair Credit Reporting Act, the Fair Debt Collection Practices Act and all HUD, Ginnie Mae, Fannie Mae, Freddie Mac, and other investor and mortgage insurance company requirements relating to the origination, sale and servicing of mortgage and consumer Loans.
          (g) To the knowledge of the Company, each Loan included in a pool of Loans originated, acquired or serviced by the Company or any of its Subsidiaries (a “Pool”) meets all eligibility requirements (including all applicable requirements for obtaining mortgage insurance certificates and loan guaranty certificates) for inclusion in such Pool.
          SECTION 3.24 Interest Rate Risk Management Instruments. (a) Except as would not be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect, (i) all existing interest rate swaps, caps, floors and option agreements and other interest rate risk management arrangements, whether entered into for the account of the Company or any of its Subsidiaries or for the account of a customer of the Company or any of its Subsidiaries, were entered into in the ordinary course of business consistent with past practice and in accordance with prudent banking practice and applicable rules, regulations and policies of all applicable Governmental Entities and with counterparties believed to be financially responsible at the time and are legal, valid and binding obligations of the Company or one of its Subsidiaries and, to the knowledge of the Company, each of the counterparties thereto, and are enforceable in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors’ rights and remedies generally, and are in full force and effect, (ii) the Company or its Subsidiaries and, to the knowledge of the Company, the counterparties thereto, have duly performed their obligations thereunder to the extent that such obligations to perform have accrued, and (iii) to the Company’s knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.
          SECTION 3.25 Transactions with Affiliates. Except (i) for Loans by the Company or any of its Subsidiaries to any directors, executive officers and principal shareholders pursuant to Regulation O and set forth in Section 3.23 of the Company Disclosure Schedule, and (ii) for any arrangement, contract, agreement or transaction which involves aggregate per annum payments by the Company and its Subsidiaries of less than $120,000, there are no contracts or other agreements between the Company or any of its Subsidiaries, on the one hand, and any of its Affiliates (other than the Company or any of its Subsidiaries) or any officer, director or employee of any such Affiliate, on the other hand.

          SECTION 3.26 Valid Offering. Assuming the accuracy of the representations and warranties of the Purchaser contained in Section 4.2, the offer, sale and issuance by the Company of Purchased Stock to the Purchaser will be exempt from the registration requirements of the Securities Act and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state or other local securities laws.
          SECTION 3.27 Takeover Statutes; No Rights Plan. No takeover, anti-takeover, “fair price,” “moratorium,” “control share acquisition” or other similar Law (a “Takeover Statute”) or any anti-takeover provision in the Company’s certificate of incorporation or bylaws is applicable to the transactions contemplated by this Agreement, the other Transaction Agreements or the Voting Agreement or the transactions contemplated thereby. The Company does not have any shareholder rights plan in effect.
ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
          Except as disclosed in the corresponding section of the disclosure schedule provided by the Purchaser to the Company on the date hereof (the “Purchaser Disclosure Schedule”) (it being agreed that disclosure of any item in any section of the Purchaser Disclosure Schedule shall be deemed disclosure with respect to any other section to which the relevance of such item is reasonably apparent on its face), the Purchaser hereby represents and warrants to the Company as follows:
          SECTION 4.1 Organization; Authority; No Conflict. The Purchaser is a limited liability company validly existing and in good standing under the Laws of the State of Delaware. The Purchaser has all requisite power and authority to execute and deliver this Agreement and the Securityholders Agreement, to consummate the transactions contemplated hereby and thereby and to perform its obligations hereunder and thereunder. The execution and delivery of this Agreement and the Securityholders Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Purchaser. This Agreement has been (and the Securityholders Agreement, when executed, will be) duly and validly executed and delivered by the Purchaser and (assuming due authorization, execution and delivery by the Company) constitute (or, in the case of the Securityholders Agreement, will constitute when executed and delivered) legal, valid and binding obligations of the Purchaser, enforceable against it in accordance with their terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency, reorganization, moratorium, or other similar laws relating to creditors’ rights and remedies generally. Neither the execution and delivery of this Agreement or the Securityholders Agreement by the Purchaser nor the consummation by the Purchaser of the transactions contemplated hereby or thereby, nor compliance by the Purchaser with any of the terms or provisions hereof or thereof, will (i) violate any provision of the limited liability company agreement or similar governing documents of the Purchaser or (ii) assuming that the consents and approvals referred to in Section 4.3 are duly obtained, (x) violate any Law or Order applicable to the Purchaser or any of its properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Encumbrance upon any of the respective properties or assets of the Purchaser under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease or other agreement, instrument or obligation to which the Purchaser is a party, or by which it or any of its properties or assets may be bound or affected, except (in the case of clause (ii) above) for such violations, conflicts, breaches, defaults or other events which would not reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Purchaser’s ability to consummate the transactions contemplated by this Agreement or the Securityholders Agreement or to perform its obligations hereunder or thereunder. The Purchaser has delivered to the Company true and complete copies of the Purchaser Organizational Documents.
          SECTION 4.2 Investment Representations. The Purchaser acknowledges (on its own behalf and on behalf of its members and the limited and general partners of Parent, that the Purchased Stock has not been registered under the Securities Act or under any state or local securities laws. The Purchaser (i) is acquiring the Purchased Stock for investment for its own account, not as a nominee or agent, and not with the view to, or for resale in connection with, any distribution thereof, (ii) is an “accredited investor” within the meaning of Regulation D, Rule 501(a), promulgated by the SEC and (iii) acknowledges that the Purchased Stock must be held indefinitely unless the distribution thereof is subsequently registered under the Securities Act or unless an exemption from the registration requirements of the Securities Act is available.
          SECTION 4.3 Consents. (a) Except as set forth in Section 3.5 of the Company Disclosure Schedule and for (i) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act and the Commissioner under the Puerto Rico Banking Law and the Puerto Rico Mortgage Institutions Act and the approval of such applications and notices, (ii) any notices or filings under the HSR Act and the expiration or termination of any applicable waiting periods thereunder, (iii) notice to and approval of the NASD, notice to and approval of the Commissioner under the Mortgage Institutions Act and notice to the Office of the Commissioner of Insurance of Puerto Rico, of the indirect change of control of certain of the Company’s Subsidiaries, (iv) filings required as a result of facts or circumstances solely attributable to the Company, its Subsidiaries, a direct or indirect change of control thereof or the operation of their businesses, and (v) the consents and approvals of third parties which are not Governmental Entities, the failure of which to be obtained would not be reasonably expected to have, individually or in the aggregate, a material adverse effect on the Purchaser’s ability to consummate the transactions contemplated by this Agreement or the Securityholders Agreement or to perform its obligations hereunder or thereunder, no consents or approvals of, or filings or registrations by, the Purchaser, Parent or Doral GP Ltd. with any Governmental Entity or with any other third party are necessary in connection with (A) the execution and delivery by the Purchaser of this Agreement or the Securityholders Agreement and (B) the consummation by the Purchaser of the transactions contemplated hereby and thereby.
          (b) As of the date of this Agreement, neither the Purchaser nor BSMM knows of any reason why the approvals, authorizations, written confirmations and determinations required by Section 6.1(d) should not be obtained.

          SECTION 4.4 Litigation. There is no Action pending or, to the Purchaser’s knowledge, threatened against the Purchaser, Parent or Doral GP Ltd. which would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the ability of the Purchaser to perform its obligations under this Agreement or the Securityholders Agreement and to consummate the transactions contemplated hereby and thereby.
          SECTION 4.5 Financing. The Purchaser has delivered to the Company true and complete copies of the subscription agreements and the related letters listed in Section 4.5 of the Purchaser Disclosure Schedule, dated as of the date of this Agreement (the “Existing Equity Commitments”), pursuant to which the Persons party thereto have committed, subject to the terms thereof, to invest in Parent the cash amounts set forth therein, which represent in the aggregate not less than $415 million. As of the date of this Agreement, the Existing Equity Commitments are in full force and effect, have not been withdrawn or terminated or otherwise amended or modified in any respect, and are legal, valid and binding obligations of Parent and, to the knowledge of the Purchaser, the other parties thereto. There are no other agreements, side letters or arrangements that would permit the Persons party to the Existing Equity Commitments to reduce the cash amounts required to be invested thereby. The only conditions precedent to the obligations of the Persons committing pursuant to the Existing Equity Commitments to make the financing contemplated thereby available to Parent are those contemplated by the terms of the Existing Equity Commitments. The proceeds contemplated by the Existing Equity Commitments and the proceeds anticipated to be committed pursuant to the Additional Equity Commitments or any other alternative financing arrangements are sufficient to fully fund the Purchaser’s obligation to pay the Purchase Price for the purchase of the Purchased Stock pursuant to the terms of this Agreement and subject to the terms and conditions of such Existing Equity Commitments and Additional Equity Commitments.
          SECTION 4.6 No Brokers. The Purchaser has not employed any broker or finder, or incurred any liability for any brokerage or finders’ fees or any similar fees or commissions, in connection with the transactions contemplated by this Agreement and the other Transaction Agreements in the event that the Closing does not occur.
          SECTION 4.7 Parent Company; Subsidiaries. As of the date hereof, the members of the Purchaser and the general partner of Parent are set forth in Section 4.7 of the Purchaser Disclosure Schedule. As of the Closing Date, no Person will own, control or have entered into an agreement to acquire, an interest of 25% or more of the total equity of Parent. The Purchaser does not have any Subsidiaries.
          SECTION 4.8 Limited Guaranty. Concurrently with the execution of this Agreement, the Persons listed on Section 4.8 of the Purchaser Disclosure Schedule (collectively, the “Guarantors”) have delivered to the Company a limited guaranty, dated as of the date hereof, in favor of the Company (the “Limited Guaranty”). The Limited Guaranty is in full force and effect and is the legal, valid and binding obligation of the Guarantors.
          SECTION 4.9 No Other Operations. The Purchaser has not conducted any business and has no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement, the other Transaction Agreements and the Equity Commitments and the transactions contemplated hereby and thereby.

ARTICLE V
COVENANTS
          SECTION 5.1 Conduct of Business Prior to the Closing. Except (w) as otherwise expressly contemplated or permitted by the terms of this Agreement, (x) as set forth in Section 5.1-2 of the Company Disclosure Schedule, (y) as required by applicable Law or (z) with the prior written consent of the Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), during the period from the date of this Agreement to the Closing Date (the “Pre-Closing Period”), the Company shall, and shall cause each of its Subsidiaries to, (i) conduct its business in the ordinary course consistent with past practice, (ii) use reasonable best efforts to preserve intact its current business organizations and its rights and Permits issued by Governmental Entities, keep available the services of its current officers and key employees and preserve its relationships with customers, suppliers, Governmental Entities and others having business dealings with it to the end that its goodwill and ongoing businesses shall be unimpaired and (iii) not take any action that would reasonably be expected to materially adversely affect or materially delay the receipt of any approvals of any Governmental Entity required to consummate the transactions contemplated hereby or by the other Transaction Agreements or materially adversely affect or materially delay the consummation of the transactions contemplated hereby or by the other Transaction Agreements.
          SECTION 5.2 Company Forbearances. Except (i) as otherwise expressly contemplated or permitted by the terms of this Agreement, (ii) as set forth in Section 5.1-2 of the Company Disclosure Schedule or (iii) with the prior written consent of the Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), during the Pre-Closing Period, the Company shall not, and shall not permit any of its Subsidiaries to:
          (a) (i) adjust, split, combine or reclassify any of its capital stock other than in connection with any reverse stock split affecting the Common Stock, the terms of which shall be subject to the prior written consent of the Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed) (a “Reverse Stock Split”); (ii) set any record or payment dates for the payment of any dividends or distributions on its capital stock or make, declare or pay any dividend or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible into or exercisable or exchangeable for any shares of its capital stock or stock appreciation rights or grant any Person any right to acquire any shares of its capital stock, other than, to the extent permitted by the Specified Regulatory Agreements, (A) regular quarterly or monthly cash dividends on the Company Preferred Stock as required by the terms thereof in effect as of the date hereof and with record and payment dates consistent with past practice; (B) dividends paid by any of the Subsidiaries of the Company so long as such dividends are only paid to the Company or any of its other wholly-owned Subsidiaries; and (C) dividends by the Company at a rate not in excess of the rate in effect during the last fiscal quarter preceding the date hereof; provided that no such dividend shall cause Doral Bank or Doral Bank, FSB to cease to qualify as a “well capitalized” institution under the prompt corrective action provisions of the Federal Deposit Insurance Corporation Improvement Act of 1991, as amended, and the applicable regulations thereunder; or (iii) issue or commit to issue any additional shares of capital stock (except pursuant to the exercise of Company Stock Options and restricted stock unit grants outstanding as of the date hereof and disclosed in Section 3.3(a) of the Company Disclosure Schedule or upon conversion of the Convertible Preferred Stock in accordance with its terms), Voting Debt or any securities convertible into or exercisable or exchangeable for, or any rights, warrants or options to acquire, any additional shares of capital stock (including Company Options) or Voting Debt;
          (b) enter into any new line of business or change its lending, investment, risk and asset-liability management and other material banking or operating policies in any material respect, except as required by Law or by policies imposed by a Governmental Entity;
          (c) other than in the ordinary course of business consistent with past practice or as expressly required by the terms of any contracts or agreements in force at the date of this Agreement and set forth in Section 5.2(c) of the Company Disclosure Schedule, sell, lease, transfer, mortgage, encumber or otherwise dispose of any of its assets or properties to any Person (other than to a wholly-owned Subsidiary of the Company and other than disposals of obsolete equipment), provided that any sales of Loans permitted on the basis that they are effected in the ordinary course of business consistent with past practice shall only be permitted if such sales are made on a non-recourse basis;
          (d) make any acquisition of or investment in any other Person, by purchase or other acquisition of stock or other equity interests (other than in a fiduciary capacity in the ordinary course of business consistent with past practice), by merger, consolidation, asset purchase or other business combination, or by formation of any joint venture, partnership or other business organization or by contributions to capital; or make any purchases or other acquisitions of any debt securities, property or assets (including any investments or commitments to invest in real estate or any real estate development project) in or from any Person other than a wholly-owned Subsidiary of the Company, except for (i) foreclosures and other similar acquisitions in connection with debts previously contracted in the ordinary course of business consistent with past practice, (ii) purchases of U.S. government and U.S. government agency securities which are investment grade rated and have a final maturity of five years or less and (iii) transactions that, together with all other such transactions, are not material to the Company, in each case, in the ordinary course of business consistent with past practice;
          (e) enter into, renew, extend or terminate any lease, license, contract or other agreement or arrangement, other than Loans made in accordance with paragraph (i) below or the incurrence of indebtedness for borrowed money in accordance with paragraph (j) below, that calls for aggregate annual payments of $500,000 or more (including the Settlement Agreement), or make any material change in or waive any material provision of any of such leases, licenses, contracts or other agreements or arrangements, other than renewals of such leases, licenses, contracts or other agreements or arrangements for a term of one year or less without material changes to the terms thereof;
          (f) (i) increase the compensation or benefits of any Company Employee (except (x) for increases in salary or wages of Company Employees in the ordinary course of business consistent with past practice, provided that no such increase shall result in an annual adjustment of more than 5% of the aggregate base salary and wages payable by the Company and its Subsidiaries during 2006 and (y) pursuant to the Company’s Key Employee Incentive Plan as described in Section 5.2(f) of the Company Disclosure Schedule; (ii) except as required by Law, grant any severance or termination pay to any Company Employee except pursuant to the terms of any Plan in effect on the date of this Agreement and which was made available to the Purchaser prior to the date of this Agreement and disclosed in Section 3.19(a) of the Company Disclosure Schedule; (iii) loan or advance any money or other property to any Company Employee other than in the ordinary course of business consistent with past practice; (iv) (x) establish, adopt, enter into, amend or terminate, or (y) grant (other than in the ordinary course of business consistent with past practice), any waiver or consent under any Plan (including any waiver referenced in Section 3.18) or any plan, agreement, program, policy, trust, fund or other arrangement that would be a Plan if it were in existence as of the date of this Agreement; or (v) grant any equity or equity-based awards (including Company Stock Options and restricted stock units);
          (g) make or authorize any capital expenditures in excess of (A) $250,000 per project or related series of projects or (B) $1 million in the aggregate, other than expenditures budgeted in the capital expenditure budget made available to the Purchaser prior to the date of this Agreement;
          (h) except as required by Law, make application for the opening, relocation or closing of any, or open, relocate or close any, branch office, loan production or servicing facility;
          (i) except for Loans or commitments for Loans that have previously been approved by the Company prior to the date of this Agreement, (i) make or acquire any Loan or issue a commitment (or renew or extend an existing commitment) for any Loan other than Loans and commitments made or Loans acquired in each case in the ordinary course of business consistent with past practice which have (x) in the case of commercial and commercial real estate Loans, (A) a principal balance not in excess of $15 million and (B) involve aggregate borrowings by the applicable borrower or group of related borrowers not in excess of $30 million, or (y) in the case of any other Loans, a principal balance not in excess of $1 million, without in each such case submitting to the Purchaser, at least four (4) Business Days prior to taking such action, a copy of the Loan write up containing the information customarily submitted to the Company’s Board of Directors or the applicable authorizing or reviewing body for such Loans in connection with obtaining approval for such action; provided that the Company may nevertheless make such Loan or Loan commitment or renewal or extension thereof or such acquisition after providing such notice and obtaining the approval of a majority of the members of its Board of Directors or the applicable authorizing or reviewing body for such Loans; or (ii) take any action that would result in any discretionary releases of collateral or guarantees or otherwise restructure any Loan or commitment for any Loan with a principal balance in excess of the respective amounts set forth in clause (i) above;
          (j) (A) incur any indebtedness for borrowed money, other than (x) deposit liabilities, FHLB advances and reverse repurchase agreements, in each case entered into in the ordinary course of business consistent with past practice and, in the case of reverse repurchase agreements, with a final maturity of five years or less or (y) indebtedness incurred in the ordinary course of business consistent with past practice in order to finance working capital (subject in the case of this clause (y) to an aggregate maximum amount of $150 million), (B) guarantee, endorse or assume responsibility for, the obligations of any Person other than any wholly-owned

Subsidiary of the Company (other than the endorsement of checks and other negotiable instruments in the normal process of collection) or (C) redeem, repurchase, prepay, defease, or cancel, or modify in any material respect the terms of, indebtedness for borrowed money, other than (x) deposit liabilities, FHLB advances and reverse repurchase agreements in each case in the ordinary course of business consistent with past practice or (y) in accordance with the terms of the applicable instrument as in effect on the date hereof or (z) on or after June 15, 2007 (and then only if the Company has a reasonable good faith belief that the Closing will not occur by July 20, 2007 and following consultation with the Purchaser), solely to effect a Short-Term Maturity Extension for the purpose of facilitating the consummation of the transactions contemplated by this Agreement;
          (k) settle any Action involving monetary damages or other payments in excess of $250,000 (except as contemplated by the Settlement Agreement), agree or consent to the issuance of any Order restricting or otherwise affecting its business or operations, or release or dismiss any material claim against any other Person;
          (l) amend its certificate of incorporation, bylaws or similar governing documents (other than in connection with a Reverse Stock Split), or enter into a plan of consolidation, merger, share exchange, reorganization or complete or partial liquidation with any Person (other than consolidations, mergers or reorganizations solely among wholly-owned Subsidiaries of the Company), or a letter of intent or agreement in principle with respect thereto;
          (m) except as required by Law, materially change its investment securities portfolio policy, or the manner in which the portfolio is classified or reported;
          (n) except as required by Law, make any material changes in its policies and practices with respect to (i) underwriting, pricing, originating, acquiring, selling, servicing, or buying or selling rights to service Loans or (ii) its hedging practices and policies;
          (o) make any changes in its accounting methods or method of Tax accounting, practices or policies, except as may be required under Law or GAAP, in each case following consultation with the Company’s independent public accountants;
          (p) enter into any securitizations of any Loans or create any special purpose funding or variable interest entity other than in the ordinary course of business consistent with past practice;
          (q) introduce any material new products or services, any material marketing campaigns or any material new sales compensation or incentive programs or arrangements;
          (r) except as required by Law, make or change any Tax election, file any amended Tax Returns, settle or compromise any material Tax liability of the Company or any of its Subsidiaries, agree to an extension or waiver of the statute of limitations with respect to the assessment or determination of Taxes of the Company or any of its Subsidiaries, enter into any closing agreement with respect to any Tax or surrender any right to claim a Tax refund; or
          (s) agree to, or make any commitment to, take any of the actions prohibited by this Section 5.2.

          SECTION 5.3 Access. (a) During the Pre-Closing Period, the Company shall, and shall cause its Subsidiaries, and its and its Subsidiaries’ officers, directors, employees, accountants and other agents and representatives (collectively, the “Company Representatives”) to (i) afford the directors, officers, employees, partners, members, advisors, agents, and representatives of the Purchaser (collectively, the “Purchaser Representatives”), reasonable access during normal business hours to its properties, offices, branches and other facilities, to the Company Representatives and to all books and records of the Company and its Subsidiaries, (ii) furnish the Purchaser with a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of any federal, state, local or foreign securities, banking, mortgage lending, real estate or consumer finance or protection Law (other than reports or documents which the Company is not permitted to disclose under applicable Law) and all financial, operating and other data and information as the Purchaser may from time to time reasonably request, and (iii) afford the Purchaser the opportunity to discuss the Company’s affairs, finances and accounts with the Company’s officers on a regular basis.
          (b) During the Pre-Closing Period, the Purchaser shall use all non-public information delivered by or on behalf of the Company pursuant to Section 5.3(a) or delivered before the date of this Agreement, and all notes, reports, analyses, compilations, studies, files or other documents or material, whether prepared by the Purchaser or the Purchaser Representatives, to the extent the same are based on, contain or otherwise reflect such information (collectively, the “Confidential Information”), solely in connection with the transactions contemplated by this Agreement and will keep the Confidential Information strictly confidential and shall not, without the Company’s prior written consent, disclose such Confidential Information to any Person, except that Confidential Information (or any portion thereof) may be disclosed to those of the Purchaser Representatives who need to know such Confidential Information in connection with the transactions contemplated by this Agreement and who are advised of the confidential nature of the Confidential Information and obligated to maintain the same in confidence. Notwithstanding the foregoing, the term “Confidential Information” shall not include, and the provisions of this Section 5.3(b) shall not apply to, information that (i) at the time of disclosure or thereafter is generally known by or available to the public (other than as a result of disclosure by the Purchaser or the Purchaser Representatives in violation of this Section 5.3(b)); (ii) was or becomes available to the Purchaser on a non-confidential basis from a Person not otherwise known to the Purchaser to be bound by a confidentiality agreement with the Company or the Company’s Representatives or prohibited from transmitting the information to the Purchaser by a contractual, legal or fiduciary obligation owed to the Company, (iii) was available to the Purchaser or any of the Purchaser Representatives prior to its disclosure by or on behalf of the Company or (iv) has been or is independently conceived or discovered by the Purchaser or the Purchaser Representatives. In the event that the Purchaser or any of the Purchaser Representatives are requested or required to disclose all or any part of the information contained in the Confidential Information pursuant to the terms of a valid and effective subpoena or order issued by a Governmental Entity or pursuant to a civil investigative demand or other similar judicial process, the Purchaser will, to the fullest extent legally permissible, promptly notify the Company of the existence, terms and circumstances surrounding such a request or requirement so that the Company may seek a protective order or other appropriate remedy and consult with the Company on the advisability of taking legally available steps to resist or narrow such request or requirement and use reasonable best efforts, at the Company’s request and expense, to cooperate with the Company if the Company determines to seek a protective order or other remedy. If disclosure of such information is required, the Purchaser or the Purchaser Representatives may disclose any of such information which the Purchaser or the Purchaser Representatives are advised by legal counsel is legally required to be disclosed and the Purchaser will exercise its reasonable best efforts, at the Company’s request and expense, to obtain an order or other reliable assurance that confidential treatment will be accorded to such information. In addition, the Purchaser and the Purchaser Representatives may disclose Confidential Information (x) in the course of inspections, examinations or inquiries by Governmental Entities that have requested or required the inspection of records that contain the Confidential Information and will exercise reasonable efforts to obtain reliable assurances that confidential treatment will be accorded to such information and (y) to the extent that the Company so agrees in writing. The provisions of this Section 5.3(b) (i) shall survive any termination of this Agreement but shall terminate 18 months following the date hereof, and (ii) shall not survive the Closing.
          (c) No investigation by either of the parties or their respective Representatives shall constitute a waiver of or otherwise affect the representations, warranties, covenants or agreements of the other party set forth herein.
          SECTION 5.4 Use of Proceeds. The Company shall use all of the proceeds of the issuance and sale of the Purchased Stock and Additional Proceeds (i) to pay, upon maturity thereof, all outstanding principal and accrued and unpaid interest on the Floating Rate Senior Notes due July 20, 2007 of the Company (the “2007 Notes”), and (ii) to pay the settlement consideration, and to pay or reimburse fees and expenses, in each case pursuant to the terms of the Settlement Agreement.
          SECTION 5.5 Proxy Statement.
          (a) As promptly as reasonably practicable following the date of this Agreement, the Company shall prepare and shall cause to be filed with the SEC a proxy statement (together with any amendments thereof or supplements thereto, the “Proxy Statement”) relating to the meeting of the Company’s shareholders to be held to consider, among other things, the approval of the Charter Amendment and the issuance of the Purchased Stock to the Purchaser and, if so determined by the Company, the Reverse Stock Split (the “Company Shareholders Meeting”). The Company shall include in the Proxy Statement the recommendation of the Board of Directors of the Company in favor of approval of the Charter Amendment and the issuance of the Purchased Stock to the Purchaser (the “Company Recommendation”), except that the Company shall not be obligated to so include the Company Recommendation if the Company has effected a Change in Recommendation in accordance with Section 5.7. None of the information with respect to the Company or its subsidiaries to be included in the Proxy Statement will, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder.

          (b) None of the information with respect to the Purchaser or its Subsidiaries to be included in the Proxy Statement will, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (c) The Company and the Purchaser shall cooperate and consult with each other in the preparation of the Proxy Statement. The Company shall cooperate and provide the Purchaser with a reasonable opportunity to review and comment on the draft of the Proxy Statement (including each amendment or supplement thereto) prior to filing with the SEC. Without limiting the generality of the foregoing, the Purchaser will furnish to the Company the information relating to it required by the Exchange Act and the rules and regulations promulgated thereunder to be set forth in the Proxy Statement. Each of the Company and the Purchaser shall promptly (i) notify the other of the receipt of any comments from the SEC with respect to the Proxy Statement and of any request by the SEC for amendments of, or supplements to, the Proxy Statement, and (ii) provide the other with copies of all filings made with the SEC and correspondence between it and the SEC with respect to the Proxy Statement. Each of the Company and the Purchaser shall use its reasonable best efforts to respond to and resolve all comments from the SEC with respect to the Proxy Statement as promptly as practicable.
          (d) The Company shall mail, as promptly as practicable after filing, the definitive Proxy Statement to the holders of Common Stock as of the record date established for the Company Shareholders Meeting. If at any time prior to the Closing any event or circumstance relating to the Company or the Purchaser or any of their respective Affiliates, officers or directors, should be discovered by the Company or the Purchaser, respectively, which, pursuant to the Exchange Act and the rules and regulations promulgated thereunder should be set forth in an amendment or a supplement to the Proxy Statement, such party shall promptly inform the other. Each of the Purchaser and the Company agrees to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading in any material respect. All documents that each of the Company and the Purchaser is responsible for filing with the SEC in connection with the transactions contemplated hereby will comply as to form in all material respects with the applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder.
          SECTION 5.6 Company Shareholders Meeting. The Company shall, as promptly as reasonably practicable following the date of this Agreement, establish a record date for, duly call, give notice of, convene and hold the Company Shareholders Meeting. At such Company Shareholders Meeting, the Company shall make the Company Recommendation to its shareholders, and the Company shall use all reasonable best efforts to solicit from its shareholders proxies in favor of the approval of the Charter Amendment and the issuance of the Purchased Stock; provided, however, that the Company shall not be obligated to recommend to its shareholders the approval of the Charter Amendment and the issuance of the Purchased Stock at the Company Shareholders Meeting or solicit proxies in favor of such approval to the extent that the Board of Directors of the Company has duly made a Change in Recommendation in accordance with Section 5.7.

          SECTION 5.7 No Solicitation of Competing Proposal.
          (a) From and after the date of this Agreement until the earlier of the Closing and the date, if any, on which this Agreement is terminated pursuant to Section 7.1, the Company agrees that, except as provided in Section 5.7 of the Company Disclosure Schedule, neither it nor any of its Subsidiaries shall, and that it shall direct and use its reasonable best efforts to cause the Company Representatives not to, directly or indirectly: (i) solicit, initiate or knowingly facilitate or encourage (including by providing information) any inquiries, proposals or offers with respect to, or the making or completion of, a Competing Proposal, (ii) engage or participate in any negotiations regarding, or furnish or cause to be furnished to any Person any nonpublic information relating to the Company or any of its Subsidiaries in connection with, or have any discussions with any Person relating to, an actual or proposed Competing Proposal, or otherwise knowingly encourage or facilitate any effort or attempt to make or implement any Competing Proposal, (iii) engage in discussions with any Person with respect to any Competing Proposal, (iv) approve, endorse or recommend or propose publicly to approve, endorse or recommend any Competing Proposal, (v) approve, endorse or recommend, or publicly announce an intention to approve, endorse or recommend, or enter into, any letter of intent or similar document or any agreement or commitment providing for or relating to any Competing Proposal or requiring the Company to abandon, terminate or fail to consummate the transactions contemplated hereby or breach its obligations hereunder, or (vi) amend, terminate, waive or fail to enforce, or grant any consent under, any confidentiality, standstill or similar agreement with a third party. Without limiting the foregoing, it is understood that any violation of the foregoing restrictions by any Subsidiary of the Company or any Company Representative shall be deemed to be a breach of this Section 5.7 by the Company.
          (b) Except as provided in Section 5.7 of the Company Disclosure Schedule, the Company shall, and shall cause each of its Subsidiaries to, and shall direct and use its reasonable best efforts to cause each of the Company Representatives to, immediately cease any existing solicitations, discussions or negotiations with any Person with respect to a Competing Proposal.
          (c) Notwithstanding the limitations set forth in Section 5.7(a) and (b), if after the date of this Agreement the Company receives an unsolicited Competing Proposal which did not result from or arise in connection with a breach of Sections 5.7(a) or 5.7(b), and which (i) constitutes a Superior Proposal or (ii) which the Board of Directors of the Company determines in good faith, after consultation with the Company’s outside legal and financial advisors, could reasonably be expected to result, after the taking of any of the actions referred to in either of clause (x) or (y) below, in a Superior Proposal, the Company may take the following actions: (x) furnishing nonpublic information with respect to the Company and its Subsidiaries to the third party making such Competing Proposal, if, and only if, prior to so furnishing such information, the Company and such third party enter into a confidentiality agreement that is no less restrictive of and no more favorable to such third party than the terms of the confidentiality agreement, dated January 23, 2007, between the Company and Bear Stearns Merchant Manager III, L.P. are to Bear Stearns Merchant Manager III, L.P. and (y) engaging in discussions or negotiations with the third party with respect to the Competing Proposal; provided, however, that as promptly as reasonably practicable following the Company taking such actions as described in clauses (x) or (y) above, the Company shall provide written notice to the Purchaser of such Superior Proposal or the determination of the Board of Directors of the Company as provided for in clause (ii) above, as applicable, and the Company shall promptly provide to the Purchaser an executed copy of such confidentiality agreement and provide or make available to the Purchaser any non-public information concerning the Company or any of its Subsidiaries that is provided to the Person making such Competing Proposal or its representatives which was not previously provided or made available to the Purchaser.
          (d) Neither the Board of Directors of the Company nor any committee thereof shall withdraw, qualify or modify the Company Recommendation in a manner adverse to the Purchaser, or publicly propose to do so, or take any other action or make any other public statement in connection with the Company Shareholders Meeting or otherwise which is inconsistent with the Company Recommendation (any of the foregoing, a “Change in Recommendation”) or approve or recommend or publicly propose to approve or recommend, any Competing Proposal. Notwithstanding the foregoing and the limitations set forth in Section 5.7(a) and (b), if, prior to receipt of the Requisite Shareholder Approvals, the Board of Directors of the Company determines in good faith, after consultation with the Company’s outside legal and financial advisors, that failure to so withdraw, qualify or modify the Company Recommendation would be reasonably likely to constitute a breach by the Board of Directors of the Company of its fiduciary duties under applicable Law, the Board of Directors of the Company may effect a Change in Recommendation; provided, however, that if such Change in Recommendation is the result of a Superior Proposal, (A) the Company shall have first (i) provided five Business Days’ prior written notice (such notice, a “Notice of Superior Proposal”) to the Purchaser that it is prepared to effect a Change in Recommendation in response to a Superior Proposal and specifying the reasons therefor, including the terms and conditions of the Superior Proposal that is the basis of the proposed Change in Recommendation, and the identity of the Person making the proposal (it being understood and agreed that any amendment to the financial terms or any material amendment to any other material term of any such Superior Proposal shall require a new Notice of Superior Proposal and a new five Business Day period), (ii) provided to the Purchaser all non-public information delivered or made available to the Person making any Superior Proposal in connection with such Superior Proposal that was not previously delivered or made available to the Purchaser and (iii) during such five Business Day period, if requested by the Purchaser, engaged in, and caused its financial and legal advisors to engage in, good faith negotiations with the Purchaser to amend this Agreement in such a manner that any Competing Proposal which was determined to be a Superior Proposal no longer is a Superior Proposal and (B) at the end of such five Business Day period, such Competing Proposal has not been withdrawn and continues to constitute a Superior Proposal (taking into account any changes to the terms of this Agreement proposed by the Purchaser following a Notice of Superior Proposal, as a result of the negotiations contemplated by clause (iii) or otherwise).
          (e) Except as provided in Section 5.7 of the Company Disclosure Schedule, the Company promptly (and in any event within 24 hours) shall advise the Purchaser orally and in writing of the receipt of (i) any Competing Proposal or indication or inquiry with respect to or that could reasonably be expected to lead to any Competing Proposal, (ii) any request for non-public information relating to the Company or its Subsidiaries, other than requests for information that could not reasonably be expected to relate to or result in a Competing Proposal, and (iii) any inquiry or request for discussions or negotiations regarding a Competing Proposal, including in each case the identity of the Person making any such Competing Proposal or indication, inquiry or request and the material terms of any such Competing Proposal or indication, inquiry or request (including copies of any document or correspondence evidencing such Competing Proposal or indication, inquiry or request). The Company shall keep the Purchaser informed on a reasonably current basis of any material change to the terms of any such Competing Proposal or indication, inquiry or request.
          (f) Notwithstanding the limitations set forth in Section 5.7(a) and (b), if the Board of Directors of the Company has effected a Change in Recommendation in compliance with the requirements of Section 5.7(d), then the Board of Directors of the Company may, prior to the later of June 12, 2007 and the date on which the condition set forth in Section 6.1(j) is satisfied and concurrently with such Change in Recommendation, cause the Company to enter into a binding written agreement with respect to such Superior Proposal and terminate this Agreement in accordance with Section 7.1(i); provided, however, that the Company shall not terminate this Agreement pursuant to this Section 5.7(f), and any purported termination pursuant to this Section 5.7(f) shall be void and of no force or effect, unless prior to or concurrently with such termination the Company pays the Termination Fee payable pursuant to Section 7.2(c).
          (g) Nothing contained in this Agreement shall prohibit the Company or the Board of Directors of the Company from disclosing to the Company’s shareholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; (or any similar communication to shareholders); provided that any disclosure other than a “stop-look-and-listen” communication to the shareholders of the Company pursuant to Rule 14d-9(f) promulgated under the Exchange Act shall be deemed to be a Change in Recommendation unless the Board of Directors of the Company expressly rejects the applicable Competing Proposal and expressly reaffirms the Company Recommendation contemporaneously with such disclosure.
          (h) As used in this Agreement, “Competing Proposal” shall mean any inquiry, proposal or offer from any Person other than the Purchaser or any of its Subsidiaries involving, in a single transaction or a series of transactions, (i) a merger, reorganization, share exchange, consolidation, business combination, recapitalization, dissolution, liquidation, or similar transaction involving the Company or any of its Significant Subsidiaries, (ii) the issuance by the Company or any of its Significant Subsidiaries of securities representing 20% or more of its outstanding voting securities (including upon the conversion, exercise or exchange of securities convertible into or exercisable or exchangeable for such voting securities) or (iii) the acquisition in any manner, directly or indirectly, of (x) 20% or more of the outstanding voting securities of the Company or any of its Significant Subsidiaries (including through the acquisition of securities convertible into or exercisable or exchangeable for such voting securities), (y) 20% or more of the consolidated total assets of the Company and its Subsidiaries, taken as a whole or (z) one or more businesses or divisions that constitute 20% or more of the revenues or net income of the Company and its Subsidiaries, taken as a whole.
          (i) As used in this agreement, “Superior Proposal” shall mean a bona fide written Competing Proposal not solicited or initiated in violation of Section 5.7(a) or 5.7(b), that (i) relates to (x) the issuance by the Company of securities representing more than 50% of its outstanding voting securities (including upon the conversion, exercise or exchange of securities convertible into or exercisable or exchangeable for such voting securities) or (y) the acquisition by any Person of any of (A) more than 50% of the outstanding Common Stock, by tender or exchange offer, merger or otherwise or (B) all or substantially all of the consolidated total assets of the Company and its Subsidiaries, (ii) is not subject to any financing contingency or qualification and provides for the repayment or refinancing in full of the 2007 Notes upon their scheduled maturity date as of the date of this Agreement, (iii) is otherwise on terms that the Board of Directors of the Company determines in good faith, after consultation with the Company’s financial and legal advisors and taking into account all the terms and conditions of such proposal and this Agreement, are more favorable to the Company, its shareholders and any other constituency of the Company to which the Board of Directors of the Company then determines it owes fiduciary duties under applicable Law than the transactions contemplated by this Agreement and (iv) is, in the reasonable judgment of the Board of Directors of the Company, reasonably capable of being completed on its stated terms, taking into account all financial, regulatory, legal and other aspects of such inquiry, proposal or offer.
          SECTION 5.8 Efforts. (a) Subject to the terms and conditions of this Agreement, each of the Company and the Purchaser shall, and the Company shall cause its Subsidiaries to, use their reasonable best efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to consummate the transactions contemplated by this Agreement and the other Transaction Agreements and (ii) to obtain (and to cooperate with the other party to obtain) any consent, authorization, confirmation, determination, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by the Company, any of its Subsidiaries or the Purchaser, Bear Stearns or any of the members of Doral GP Ltd. listed in Section 6.1(d)(ii) of the Purchaser Disclosure Schedule in connection with the transactions contemplated by this Agreement and the other Transaction Agreements; provided, however, that the Purchaser shall not be required to take any action pursuant to the foregoing sentence if the taking of such action or the obtaining of such consents, authorizations, orders, approvals or exemptions is reasonably likely to result in a condition or restriction having an effect of the type referred to in the last sentence of Section 6.1(d)(i).
          (b) Subject to the terms and conditions of this Agreement (including the proviso in Section 5.8(a)), each of the Company and the Purchaser agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective, as soon as practicable after the date of this Agreement, the transactions contemplated hereby and by the other Transaction Agreements, including using reasonable best efforts to (i) lift or rescind any injunction or restraining order or other Order adversely affecting the ability of the parties to consummate the transactions contemplated hereby or by the other Transaction Agreements, and (ii) defend any litigation seeking to enjoin, prevent or delay the consummation of the transactions contemplated hereby or by the other Transaction Agreements or seeking material damages.
          (c) The Company agrees that as promptly as practicable after the date hereof it shall give stop transfer instructions to the transfer agent for the Common Stock with respect to shares of Common Stock held by the shareholders party to that certain Voting Agreement, dated as of the date hereof (the “Voting Agreement”), by and among the Purchaser and the shareholders of the Company signatories thereto.
          SECTION 5.9 Notification of Certain Matters. (a) During the Pre-Closing Period, the Company shall give prompt notice to the Purchaser of the occurrence or non-occurrence of any event known to the Company the occurrence or non-occurrence of which would reasonably be expected to cause the condition in Section 6.1(a) not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 5.9(a) shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the Purchaser.
          (b) During the Pre-Closing Period, the Purchaser shall give prompt notice to the Company of the occurrence or non-occurrence of any event known to the Purchaser the occurrence or non-occurrence of which would reasonably be expected to cause the condition in Section 6.2(a) not to be satisfied; provided, however, that the delivery of any notice pursuant to this Section 5.9(b) shall not cure any breach of any representation or warranty requiring disclosure of such matter prior to the date of this Agreement or otherwise limit or affect the remedies available hereunder to the Company.
          SECTION 5.10 Regulatory and Other Authorizations; Notices and Consents. (a) Subject to the other provisions of this Agreement (including the proviso in Section 5.8(a)), the parties hereto shall cooperate with each other and use reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement and by the other Transaction Agreements and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties and Governmental Entities.
          (b) Each of the parties hereto shall, upon request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and shareholders or other equity holders (to the extent applicable) and such other matters as may be reasonably necessary or advisable in connection with any statement, filing, notice or application made by or on behalf of the Company, any of its Subsidiaries or the Purchaser to any Governmental Entity in connection with the transactions contemplated by this Agreement.
          (c) The parties hereto shall promptly advise each other upon receiving any communication from any Governmental Entity whose consent or approval is required for consummation of the transactions contemplated by this Agreement which causes such party to believe that there is a reasonable likelihood that any Requisite Regulatory Approval will not be obtained or that the receipt of any such approval will be materially delayed or conditioned.
          SECTION 5.11 Shareholder Litigation. The Company shall give the Purchaser the opportunity to participate in, subject to a customary joint defense agreement, but not control, the defense and/or settlement of the Shareholder Litigation and any litigation against the Company or any of its directors or officers relating to or arising from the transactions contemplated hereby or by the other Transaction Agreements; provided, however, that no settlement of the Shareholder Litigation (other than as contemplated by the Settlement Agreement) or any other such litigation shall be agreed to or effected without the Purchaser’s prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. The Company shall use its reasonable best efforts to take, or cause to be taken, all actions necessary, proper or advisable to satisfy all conditions to, and to finalize as promptly as reasonably practicable, the settlement of the Shareholder Litigation contemplated by the Settlement Agreement.
          SECTION 5.12 Appointment of Directors. Prior to the Closing and effective as of the Closing, the Company shall (i) take all necessary action to cause the Board of Directors of each of the Company, Doral Bank and Doral Bank, FSB to be comprised of eleven directors (or, in the case of the Boards of Directors of Doral Bank and Doral Bank, FSB, such other number specified by the Purchaser) specified by the Purchaser (subject to applicable stock exchange requirements), including the CEO of the Company and Dennis Buchert (assuming each is willing to so serve) (provided that, in the case of the Boards of Directors of Doral Bank and Doral Bank, FSB, such designated directors shall satisfy all requirements of applicable Law), (ii) enter into an agreement with each such designated director (to the extent described in Section 5.12 of the Purchaser Disclosure Schedule) in the form set forth in Section 5.12 of the Purchaser Disclosure Schedule (assuming such designated director is willing to enter into such agreement) and (iii) take any necessary action to amend its bylaws to authorize the transactions contemplated by the agreements referenced in clause (ii).
          SECTION 5.13 Termination of Company Stock Options; Employee Benefits. (a) Prior to the Closing and effective as of the Closing, the Company shall take all necessary action to ensure that all Company Stock Options shall terminate, without any liability to the Purchaser, the Company or any of its Subsidiaries on or after the Closing.
          (b) From and after the Closing, the Purchaser will cause the Company and its Subsidiaries to honor, in accordance with their terms, all existing employment, severance, retention and bonus agreements between the Company or any of its Subsidiaries and any officer, director or employee of the Company or any of its Subsidiaries (as modified pursuant to those certain letter agreements executed by the individuals listed in Section 3.18(b) of the Company Disclosure Schedule that are listed on Annex M of the Company Disclosure Schedule) that are employment agreements or agreements entered into pursuant to the Plans described in Section 3.19(a) of the Company Disclosure Schedule.
          (c) Purchaser shall cause the Company and each of its Subsidiaries, for the period commencing on the Closing Date and ending on the one-year anniversary thereof, to maintain for the Company Employees at the Closing Date (other than those individuals who have entered into or will enter into an individual employment agreement with the Company or any of its Subsidiaries, as to which such agreement shall govern) (the “Current Employees”) annual rate of base salary or wages, cash incentive compensation opportunities, severance protections and retirement and welfare benefits provided under Plans which are substantially comparable in the aggregate to the annual rate of base salary or wages, cash incentive compensation opportunities, severance protections and retirement and welfare benefits, in the aggregate, maintained for and provided to Current Employees as a group immediately prior to the Closing; provided, however, subject to the foregoing, that nothing herein shall be construed as an amendment to any Plan or prevent the amendment or termination of any Plan or interfere with the right or obligation of the Company or any Subsidiary thereof to make such changes as are necessary to conform with applicable Law so long as the foregoing covenant is satisfied. Nothing in this Section 5.13 shall limit the right of the Purchaser, the Company or any of their Subsidiaries to terminate the employment of any Current Employee at any time, subject to any existing agreement.

          (d) The provisions of clauses (b)-(d) of this Section 5.13 are solely for the benefit of the parties to this Agreement, and no current or former employee or any other individual associated therewith shall be regarded for any purpose as a third party beneficiary of clauses (b)-(d) of this Section 5.13 and nothing herein shall be construed as an amendment to any Plan for any purpose.
          SECTION 5.14 Directors’ and Officers’ Indemnification and Insurance.
          (a) The Purchaser agrees that all rights to exculpation and indemnification for acts or omissions occurring at or prior to the Closing, whether asserted or claimed prior to, at or after the Closing (including any matters arising in connection with the transactions contemplated by this Agreement), now existing in favor of the current or former directors or officers of the Company or its Subsidiaries in their capacities as such (the “Indemnitees”) as provided in the respective certificates of incorporation or by-laws (or equivalent organization documents) of the Company and its Subsidiaries or in any agreement set forth in Section 5.14(a) of the Company Disclosure Schedule, in each case as in effect as of the date of this Agreement (the “Indemnification Provisions”), shall survive the Closing and shall continue in full force and effect. Following the Closing, the Purchaser (for so long as it holds a majority of the outstanding voting securities of or otherwise controls the Company) shall cause the Company to indemnify, defend and hold harmless, and advance expenses to, the Indemnitees with respect to all acts or omissions by them in their capacities as such at any time prior to the Closing, to the fullest extent required by the Indemnification Provisions.
          (b) The Purchaser (for so long as it holds a majority of the outstanding voting securities of or otherwise controls the Company) shall cause the Company to provide, for a period of not less than six years after the Closing Date, the Indemnitees who are insured under the Company’s directors’ and officers’ insurance and indemnification policies set forth in Section 5.14(b) of the Company Disclosure Schedule (the “Current D&O Policies”) with insurance coverage under renewals of the Current D&O Policies and/or under separate “tail policies” with insurers reasonably believed by the Purchaser to be reputable and financially sound for events occurring at or prior to the Closing Date (the “D&O Insurance”) that is at least as favorable, in the aggregate, to the Indemnitees than the Current D&O Policies; provided, however, that the Purchaser shall not be required to cause the Company to pay an annual premium for the D&O Insurance in excess of 350% (the “Specified Percentage”) of the last annual premium paid by the Company prior to the date hereof for the Current D&O Policies; provided, further, that if the annual premiums of such insurance coverage exceed such amount, the Purchaser (for so long as it holds a majority of the outstanding voting securities of or otherwise controls the Company) shall cause the Company to obtain a policy with the greatest coverage available for a cost not exceeding such amount.
          (c) The Indemnitees to whom this Section 5.14 applies shall be third party beneficiaries of this Section 5.14. The provisions of this Section 5.14 are intended to be for the benefit of and enforceable by each Indemnitee and his or her successors, heirs or representatives. The indemnification and insurance rights provided for herein shall not be deemed exclusive of any other rights to which an Indemnitee is entitled, whether pursuant to Law, contract or otherwise.

          (d) If the Company or the Purchaser or any of their respective successors or assigns shall (i) consolidate with or merge into any other corporation or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfer all or substantially all of its properties and assets to any individual, corporation or other entity, then, and in each such case, proper provisions shall be made so that the successors and assigns of the Company or the Purchaser, as the case may be, shall assume all of the obligations set forth in this Section 5.14.
          (e) The Purchaser acknowledges that the Company currently is negotiating, and expects to enter into shortly, new directors’ and officers’ insurance and indemnification policies. Promptly thereafter, the Company and the Purchaser shall negotiate in good faith to amend the provisions of Section 5.14(b) to take into account the terms and premiums of such new policies, including adjustment of the Specified Percentage to take into account any increase in the premiums payable for such new policies.
          SECTION 5.15 Financing. (a) Prior to the Closing, the Company shall, and shall cause its Subsidiaries to, and shall use its reasonable best efforts to cause the Company Representatives to, provide all cooperation reasonably requested by the Purchaser in connection with obtaining the Additional Equity Commitments, including (i) participation in a reasonable number of meetings, presentations and due diligence sessions, (ii) assisting with the preparation of materials for offering documents, private placement memoranda and similar documents required in connection with obtaining the Additional Equity Commitments (collectively, “Offering Materials”) and (iii) providing any interim financial information provided to management of the Company and its Subsidiaries in the ordinary course of business. Any Offering Materials which include any information provided by or on behalf of the Company or its Subsidiaries shall include a disclaimer to the effect that the Company and its Subsidiaries and their respective employees have no responsibility for the content of such Offering Materials and disclaim all responsibility therefor other than with respect to information provided by or on behalf of the Company or based on the SEC Reports or other documents filed publicly by the Company or its Subsidiaries.
          (b) The Purchaser and Parent shall use their commercially reasonable efforts to obtain, on or prior to June 12, 2007 or as soon as possible thereafter, but in any event prior to the date specified in Section 7.1(c), binding subscription agreements (or comparable documentation) for the investment in Parent of not less than $215 million in additional equity at or prior to the Closing on terms and conditions comparable to those contained in the Existing Equity Commitments, provided that the Purchaser and Parent shall have sole discretion to determine whether, and in what percentages, to obtain such commitments for Class A, Class B or Class C limited partnership interests of Parent (the “Additional Equity Commitments” and, together with the Existing Equity Commitments, the “Equity Commitments”). The Purchaser and Parent shall use their reasonable best efforts to cause the Persons who are or become party to Equity Commitments to comply with the terms thereof in order to consummate the purchase of the Purchased Stock prior to the date specified in Section 7.1(c) (including by taking reasonable enforcement action to cause such Persons providing such Equity Commitments to fund the amounts contemplated thereby in accordance with the terms thereof). In the event any portion of the financing contemplated by any Equity Commitment becomes unavailable on the terms and conditions contemplated thereby, the Purchaser and Parent shall use their commercially reasonable efforts to obtain alternative financing from alternative sources on terms no less favorable, taken as a whole, to Parent (as determined in the sole good faith judgment of the Purchaser) and the Company as promptly as practicable following the occurrence of such event. The Purchaser and Parent shall consult with the Company regarding the process of obtaining the Additional Equity Commitments, shall keep the Company reasonably apprised of material developments relating to the Additional Equity Commitments and shall provide the Company with executed copies of any Additional Equity Commitments received by Parent or the Purchaser. The Purchaser and Parent shall use their reasonable best efforts to satisfy on a timely basis the conditions that are within their control of the Equity Commitments, or any alternative financing commitments. The Parent shall not amend or alter, or agree to amend or alter, any Equity Commitment in any manner that would materially impair, materially delay or prevent the transactions contemplated by this Agreement without the prior written consent of the Company. Parent will contribute to the Purchaser proceeds of the Equity Commitments received by Parent at Closing, up to the Purchase Price.
          SECTION 5.16 Takeover Statutes(a) . The parties shall use their respective reasonable best efforts (i) to take all action necessary so that no Takeover Statute is or becomes applicable to the issuance and sale of the Purchased Stock to the Purchaser or any of the other transactions contemplated by this Agreement, the other Transaction Agreements or the Voting Agreement and (ii) if any such Takeover Statute is or becomes applicable to any of the foregoing, to take all action necessary so that the issuance and sale of the Purchased Stock to the Purchaser or any of the other transactions contemplated by this Agreement, the other Transaction Agreements and the Voting Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement, the other Transaction Agreements and the Voting Agreement and otherwise to minimize the effect of such Takeover Statute on the issuance and sale of the Purchased Stock to the Purchaser and the other transactions contemplated by this Agreement, the other Transaction Agreements and the Voting Agreement.
          SECTION 5.17 Deferred Tax Confirmation. The parties agree to cooperate in good faith and use their reasonable best efforts to obtain the Deferred Tax Confirmation as promptly as practicable after the date of this Agreement; provided that the Purchaser shall prepare any and all written correspondence with the Department of the Treasury of Puerto Rico with respect to the Deferred Tax Confirmation.
          SECTION 5.18 Stock Exchange Listing. The Company shall use its reasonable best efforts to cause the Purchased Stock to be approved for listing on the NYSE, subject to official notice of issuance, prior to the Closing.
          SECTION 5.19 Public Announcements. The Purchaser and the Company shall consult with each other before issuing any press release or making any other public statement with respect to the transactions contemplated by this Agreement and the other Transaction Agreements, and shall not issue any such press release or make any such other public statement without the other party’s prior consent, provided that the Company may, without the consent of the Purchaser (but after prior consultation, to the extent practicable in the circumstances) make such public disclosures as may be required upon the advice of outside counsel by applicable Law or the rules and regulations of the NYSE. The parties agree that the initial press release or releases to be issued with respect to the transactions contemplated by this

Agreement shall be mutually agreed upon prior to the issuance thereof. In addition, the Company and its Subsidiaries shall in accordance with Law (a) consult with the Purchaser regarding communications with customers, shareholders and employees related to the transactions contemplated hereby, (b) provide the Purchaser with shareholder lists of the Company and (c) allow and facilitate contact by the Purchaser with shareholders of the Company.
ARTICLE VI
CONDITIONS TO CLOSING
          SECTION 6.1 Conditions to the Obligations of the Purchaser. The Purchaser’s obligation to purchase the Purchased Stock at the Closing is subject to the satisfaction (or waiver by the Purchaser), on or prior to the Closing Date, of the following conditions:
          (a) Representations and Warranties; Performance of Obligations. (i) Except as set forth in clause (ii) below, the representations and warranties of the Company contained in this Agreement (without giving effect to any materiality or Material Adverse Effect qualifications set forth therein) shall be true and correct as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date) except where any failures of any such representations and warranties to be so true and correct, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect; and (ii) the representations and warranties set forth in (x) Sections 3.3 and 3.4(a) shall be true and correct in all but de minimis respects and (y) Section 3.8(i) shall be true and correct in all respects. The Company shall have performed in all material respects all of its agreements, obligations, covenants and conditions herein required to be performed or observed by it on or prior to the Closing Date.
          (b) Legal Investment. On the Closing Date, there shall not be in effect any Law or Order directing that the purchase and sale of the Purchased Stock or any of the other transactions contemplated by this Agreement and the other Transaction Agreements not be consummated or which has the effect of rendering it unlawful to consummate such transactions.
          (c) Proceedings and Litigation. (i) No Action by any Governmental Entity shall be pending against any party hereto seeking to restrain or prohibit the purchase and sale of the Purchased Stock or the consummation of any of the other transactions contemplated by this Agreement or the other Transaction Agreements.
     (ii) No event shall have occurred that would give the Company the right to terminate the Settlement Agreement pursuant to paragraph 14 thereof.
     (iii) The U.S. District Court for the Southern District of New York shall have entered an order or orders approving the settlement of the Shareholder Litigation on substantially the terms set forth in the Settlement Agreement, and such order or orders shall be in full force and effect and shall not have been stayed or reversed as a result of an appeal or other proceeding.

     (iv) There shall not have occurred any of the following events or developments with respect to the investigation by the U.S. Attorney’s Office for the Southern District of New York referenced in the SEC Reports (or any other substantially similar federal criminal investigation): (x) notification (whether oral or written) that the Company, any of its Subsidiaries, or any of their respective current officers or directors, is a target of such investigation or such other investigation, (y) notification (whether oral or written) that the Company, any of its Subsidiaries, or any of their respective current officers or directors is a subject of such investigation or such other investigation and a determination by the Purchaser (in its sole good faith judgment) that such development could reasonably be expected to materially and adversely affect the Company and its Subsidiaries, taken as a whole or (z) an indictment (or threat of an imminent indictment) of the Company, any of its Subsidiaries, or any of their respective current officers or directors.
          (d) Regulatory Matters. (i) All approvals, consents, permits and waivers of the Governmental Entities specified in Section 6.1(d)(i) of the Company Disclosure Schedule (collectively, the “Requisite Regulatory Approvals”), shall have been obtained and shall be in full force and effect, and all waiting periods required by Law in connection therewith (including under the HSR Act) shall have expired or been terminated. No such approval, consent, permit or waiver shall contain or impose any condition or restriction that the Purchaser determines, in its reasonable good faith judgment, is materially and unreasonably burdensome or would reduce the benefits of its investment in the Company to such a degree that the Purchaser would not have entered into this Agreement had such condition or restriction been known to it at the date hereof.
     (ii) (A) Each of the Bear Stearns Companies Inc. (“Bear Stearns”) and each of the investors in Doral GP Ltd. listed in Section 6.1(d)(ii) of the Purchaser Disclosure Schedule shall have received written confirmation, satisfactory to it in its reasonable good faith judgment, from the Federal Reserve Board to the effect that neither it, nor any of its Affiliates (which for purposes of this paragraph shall include all “affiliates” as defined in the BHC Act or Regulation Y of the Federal Reserve Board) shall be deemed to “control” Doral GP Ltd., Parent, the Purchaser or any of its Subsidiaries after the Closing (including the Company, Doral Bank and Doral Bank, FSB) for purposes of Sections 3 or 4 of the BHC Act by reason of the purchase of the Purchased Stock by the Purchaser and the consummation of the other transactions contemplated by this Agreement and the other Transaction Agreements or the Purchaser Organizational Documents; (B) Bear Stearns shall have received written confirmation, satisfactory to it in its reasonable good faith judgment, from the Federal Reserve Board that neither it nor any of its Affiliates (which for purposes of this paragraph shall include all “affiliates” as defined in the BHC Act or Regulation Y of the Federal Reserve Board) will cease to be entitled to the exemption set forth in Section 4(f)(1) of the BHC Act by reason of the purchase of the Purchased Stock by the Purchaser and the other transactions contemplated by this Agreement and the other Transaction Agreements or the Purchaser Organizational Documents; and (C) the Purchaser shall have received a written administrative determination, satisfactory to it in its reasonable good faith judgment, from the Commissioner to the effect that the provisions of change in control of Section 12 of the Puerto Rico Banking Law (7 LPRA 39) are only applicable to the direct change in control of Doral Financial Corporation as provided in the Resolution and Basis of Approval In the Matter of Doral Federal Savings Bank (OCIF 97-98-D-CR1) issued by the Commissioner on September 24, 1997, which direct change in control shall be effected by the acquisition of the Purchased Stock by the Purchaser, and therefore the requirements under such change of control provisions do not extend to, and are not applicable to (I) the members of the Purchaser, (II) Parent or any of its limited partners, (III) Doral GP Ltd. or any of its members or (IV) any of their respective successors or assigns. For purposes of this Agreement, “Purchaser Organizational Documents” means the limited liability company agreement of the Purchaser, the limited partnership agreement of Parent, the memorandum and articles of association of the general partner of Parent and the members agreement among the members of the general partner of Parent.
          (e) Board of Directors. The Company shall have taken all actions required by Section 5.12 hereof.
          (f) Requisite Shareholder Approvals. The Requisite Shareholder Approvals shall have been obtained in accordance with the laws of Puerto Rico and the rules and regulations of the NYSE.
          (g) Certificate. The Company shall have delivered to the Purchaser a certificate, executed on behalf of the Company by the Chief Executive Officer of the Company and the Chief Financial Officer of the Company, dated the Closing Date, to the effect that the conditions specified in paragraph (a) have been satisfied.
          (h) Listing Qualification of Purchased Stock. The Purchased Stock shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.
          (i) Other Agreements. The other Transaction Agreements shall have been duly authorized, executed and delivered by the Company.
          (j) Additional Equity Commitments. Parent or the Purchaser shall have received the Additional Equity Commitments (it being agreed that if Parent or the Purchaser receives the Additional Equity Commitments, this condition shall remain satisfied even if any such Additional Equity Commitment subsequently fails to be available for any reason).
          (k) Additional Funding. (i) The sale of Doral Bank, FSB’s New York City branches, substantially on the terms set forth in the Purchase and Assumption Agreement, dated as of March 15, 2007, between Doral Bank FSB and New York Commercial Bank shall have been consummated, (ii) the Company shall have received, or shall have received all regulatory approvals with respect to (subject only to the occurrence of the Closing) and shall have provided the Purchaser with written confirmation of its Chief Executive Officer that it will receive no later than one Business Day following the Closing, at least $150,000,000 in cash, in the aggregate (the “Additional Proceeds”) from (x) the distribution of excess capital by Doral Bank, FSB and (y)

the transfer of mortgage servicing rights from the Company to Doral Bank, and (iii) such Additional Proceeds shall, upon receipt thereof, be available for use as provided in Section 5.4.
          (l) Deferred Tax Confirmation. The Company shall have received written confirmation, reasonably satisfactory to the Purchaser, from the Department of the Treasury of Puerto Rico substantially in the form attached hereto as Exhibit D (the “Deferred Tax Confirmation”) that (i) the Deferred Tax Agreement will remain in full force and effect with respect to the Company and each of its Subsidiaries following the transactions contemplated by this Agreement and any future change of control of the Company, (ii) each Subsidiary of the Company has the right to enforce the Deferred Tax Agreement as if it were a party to such agreement and (iii) the claim or utilization of the Amortization Deductions by the Company or by its Subsidiaries for Puerto Rican income tax purposes will not give rise to the realization or recognition of any income by the Company or by the Subsidiaries.
          SECTION 6.2 Conditions to Obligations of the Company. The Company’s obligation to issue and sell the Purchased Stock at the Closing is subject to the satisfaction (or waiver by the Company), on or prior to the Closing Date, of the following conditions:
          (a) Representations and Warranties; Performance of Obligations. The representations and warranties of the Purchaser set forth in this Agreement shall be true and correct in all material respects as of the Closing Date as though made on and as of such date and time (except to the extent that any such representation and warranty expressly speaks as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date) except where any failures to be so true and correct would not prevent consummation of the transactions contemplated by this Agreement. The Purchaser shall have performed in all material respects all of its agreements, obligations, covenants and conditions herein required to be performed or observed by it on or prior to the Closing Date.
          (b) Legal Investment. On the Closing Date, there shall not be in effect any Law or Order directing that the purchase and sale of the Purchased Stock or any of the other transactions contemplated by this Agreement or the other Transaction Agreements not be consummated or which has the effect of rendering it unlawful to consummate such transactions.
          (c) Regulatory Matters. The Requisite Regulatory Approvals shall have been obtained and shall be in full force and effect, and all waiting periods required by Law in connection therewith (including under the HSR Act) shall have expired or been terminated.
          (d) Requisite Shareholder Approvals. The Requisite Shareholder Approvals shall have been obtained in accordance with the laws of Puerto Rico and the rules and regulations of the NYSE.
          (e) Certificate. The Purchaser shall have delivered to the Company a certificate, executed on behalf of the Purchaser by an authorized signatory thereof, dated the Closing Date, to the effect that the conditions specified in paragraph (a) have been satisfied.
          (f) Other Agreements. The Securityholders Agreement shall have been duly authorized, executed and delivered by the Purchaser.

ARTICLE VII
TERMINATION AND AMENDMENT
          SECTION 7.1 Termination. This Agreement may be terminated at any time prior to the Closing:
          (a) by mutual written consent of the Company and the Purchaser;
          (b) by (i) either the Company or the Purchaser if (x) any Governmental Entity which must grant a Requisite Regulatory Approval has denied such approval and such denial has become final and nonappealable, or (y) any Governmental Entity of competent jurisdiction shall have issued a final, nonappealable Order enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or, in the case of termination by the Purchaser, any of the other Transaction Agreements or (ii) the Purchaser if (x) Bear Stearns, the Purchaser, any of the other investors referred to in Section 6.1(d)(ii), or any of their respective Affiliates receives final written notice from the Federal Reserve Board or the Commissioner that it will not grant any of the written confirmations or determinations described in Section 6.1(d)(ii) or (y) any Governmental Entity which must grant any approval required in order for the condition set forth in Section 6.1(k) to be satisfied has denied such approval and such denial has become final and nonappealable;
          (c) by either the Company or the Purchaser if the Closing shall not have occurred on or before September 30, 2007, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;
          (d) by either the Company or the Purchaser (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein), if the other party shall have breached any of the covenants, agreements, representations or warranties made by such other party herein, and such breach (x) is not cured within 30 days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing and (y) would entitle the non-breaching party not to consummate the transactions contemplated hereby under Article VI hereof;
          (e) by either the Company or the Purchaser if the Requisite Shareholder Approvals shall not have been obtained upon a vote taken thereon at the Company Shareholders Meeting or at any adjournment or postponement thereof;
          (f) by the Purchaser, if (i) the Board of Directors of the Company shall have failed to recommend in the Proxy Statement and at the Company Shareholders Meeting the approval of the issuance of the Purchased Stock and the Charter Amendment by the shareholders of the Company or shall have effected a Change in Recommendation (or shall have resolved to do so), whether or not permitted by this Agreement, (ii) the Company shall have materially breached its obligations under Section 5.6 by failing to call, give notice of, convene and hold the Company Shareholders Meeting in accordance with Section 5.6 or (iii) the Company shall have breached its obligations under Section 5.7 in any material respect;

          (g) by the Purchaser if there is a final non-appealable judgment of the U.S. District Court for the Southern District of New York disapproving settlement of the Shareholder Litigation on substantially the terms set forth in the Settlement Agreement;
          (h) by the Company if the Additional Equity Commitments shall not have been received by June 12, 2007;
          (i) by the Company in accordance with, and subject to the terms and conditions of, Section 5.7(f); or
          (j) by the Purchaser if:
     (i) the Company or a Significant Subsidiary of the Company (x) pursuant to or within the meaning of any Bankruptcy Law: (A) commences a voluntary case; (B) consents to the entry of an order for relief against it in an involuntary case; (C) consents to the appointment of a Custodian of it; or (D) makes a general assignment for the benefit of its creditors; or (y) takes, under any foreign laws relating to insolvency, any action comparable to the actions set forth in clause (x);
     (ii) a court of competent jurisdiction enters an Order under any Bankruptcy Law that: (A) is for relief against the Company or any Significant Subsidiary of the Company in an involuntary case; (B) appoints a Custodian of the Company or any Significant Subsidiary of the Company; or (C) orders the winding up or liquidation of the Company or any Significant Subsidiary of the Company; or (D) grants similar relief under any foreign laws and the order, decree or relief remains unstayed and in effect for 60 days; or
     (iii) (A) the FDIC (or other competent Governmental Entity having regulatory authority over Doral Bank or Doral Bank, FSB) appoints, under any applicable federal, state or local banking Law or Bankruptcy Law, a Custodian for Doral Bank or Doral Bank, FSB or for all or substantially all of the assets of Doral Bank or Doral Bank, FSB, or (B) Doral Bank or Doral Bank, FSB files with the FDIC (or other competent Governmental Entity having regulatory authority over Doral Bank or Doral Bank, FSB) a notice of voluntary liquidation or other similar action under any applicable federal, state or local banking Law, Bankruptcy Law or other similar Law.
          SECTION 7.2 Effect of Termination.
          (a) In the event of termination of this Agreement by either the Company or the Purchaser as provided in Section 7.1, this Agreement shall forthwith become void and have no effect, and none of the Company, the Purchaser, any of their respective officers, directors, or Affiliates (or, in the case of the Purchaser, any of the Purchaser Related Parties) shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that (i) the Limited Guaranty (only to the extent reflected therein) and Section 5.3(b), this Section 7.2, Section 8.10 and Section 8.12 shall survive any termination of this Agreement and (ii) notwithstanding anything to the contrary contained in this Agreement (other than Section 8.12 hereof), neither the Company nor the Purchaser shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.
          (b) In the event that this Agreement is terminated (i) by either the Company or the Purchaser pursuant to Section 7.1(e) or (ii) by the Purchaser pursuant to Section 7.1(d), Section 7.1(f), Section 7.1(g) or Section 7.1(j) (or, in any such case, is terminated pursuant to another paragraph of Section 7.1 at a time when this Agreement was terminable pursuant to one of the foregoing specified provisions and by the party specified above), then the Company shall reimburse the Purchaser for all expenses reasonably incurred by or on its behalf in connection with the transactions contemplated by this Agreement, including all reasonable expenses of counsel, accountants, investment bankers, experts and other consultants retained by the Purchaser, Parent, Parent’s limited partners and their respective Affiliates, in connection with the transactions contemplated hereby (and not theretofore paid or reimbursed by the Company) (the “Purchaser Expenses”) within two Business Days after the receipt by the Company of an invoice therefor; provided that the payment by the Company of such expenses shall not relieve the Company of any subsequent obligation to pay the Termination Fee pursuant to Section 7.2(d), except to the extent expressly provided therein.
          (c) The Company shall pay to or as directed by the Purchaser the sum of $25 million (the “Termination Fee”) prior to or concurrently with, and as a condition to, the termination of this Agreement by the Company pursuant to Section 7.1(i).
          (d) The Company shall pay to or as directed by the Purchaser the Termination Fee, less any Purchaser Expenses theretofore paid to the Purchaser pursuant to Section 7.2(b), upon the execution and delivery by the Company or any of its Subsidiaries of a definitive agreement with respect to, or consummation of, a Qualifying Competing Proposal referred to in clause (iii) below if (i) this Agreement is terminated by (A) the Purchaser pursuant to Section 7.1(d) because of the Company’s willful breach of any representation, warranty, covenant or agreement under this Agreement, (B) by the Purchaser pursuant to Section 7.1(f), (C) by either the Company or the Purchaser pursuant to Section 7.1(e) or (D) by either the Company or the Purchaser pursuant to Section 7.1(c) without a vote of the shareholders of the Company contemplated by this Agreement at the Company Shareholders Meeting having occurred (or, in any such case, is terminated pursuant to another paragraph of Section 7.1 at a time when this Agreement was terminable pursuant to one of the foregoing specified provisions and by the party specified above), (ii) in any such case a Triggering Competing Proposal shall have been publicly announced or otherwise communicated or made known to the senior management or Board of Directors of the Company (or any Person shall have publicly announced, communicated or made known an intention, whether or not conditional on the termination of this Agreement or otherwise, to make a Triggering Competing Proposal) at any time after the date of this Agreement and on or prior to the date of the Company Shareholders Meeting, in the case of clause (i)(C), or the date of termination, in the case of clauses (i)(A), (i)(B) or (i)(D), and (iii) prior to the Outside Date the Company or any of its Subsidiaries enters into a definitive agreement with respect to, or consummates, a Qualifying Competing Proposal. For purposes of this Section 7.2(d), (x) the term “Triggering Competing Proposal” means a Competing Proposal, provided that (I) for purposes of the definition of “Triggering Competing Proposal,” references to 20% in the definition of “Competing Proposal” shall be deemed to be references to “33%”, (II) such Competing Proposal allows for the repayment, refinancing, extension, amendment or restructuring of all of the 2007 Notes (including any transaction that involves the receipt by any holder of 2007 Notes (in its capacity as such) of any shares of capital stock, or any securities or obligations convertible into or exercisable or exchangeable for shares of capital stock, of the Company or any of its Subsidiaries or the contribution by any such holder of cash to the Company or any of its Subsidiaries) and (III) a Competing Proposal that would result in the reorganization or liquidation of the Company pursuant to any Bankruptcy Law in which holders of Common Stock do not receive any value for their shares or the placement of Doral Bank under receivership by the FDIC shall not constitute a Triggering Competing Proposal, (y) a “Qualifying Competing Proposal” means a Triggering Competing Proposal, provided that a Qualifying Competing Proposal shall not include any transaction that involves (in one transaction or a series of related transactions) solely a one-time extension of the maturity of (or a forbearance of the right to demand payment at maturity, or of any other related enforcement rights, under) all or a portion of the 2007 Notes, in any such case for an aggregate of six months or less in which no holder of 2007 Notes (in its capacity as such) receives any shares of capital stock, or any securities or obligations convertible into or exercisable or exchangeable for shares of capital stock, of the Company or any of its Subsidiaries or contributes cash to the Company or any of its Subsidiaries (any such excluded transaction, a “Short-Term Maturity Extension”) (it being understood that if a definitive agreement is executed with respect to a Short-Term Maturity Extension or a Short-Term Maturity Extension is consummated, any other transaction for which a definitive agreement is executed or which is consummated prior to the Outside Date may constitute a Qualifying Competing Proposal) and (z) “Outside Date” means the later of (I) 12 months following a termination of this Agreement as provided in clause (i) of this Section 7.2(d) and (II) if the Company enters into one or more definitive agreements with respect to or consummates a Short-Term Maturity Extension prior to the date which is 12 months following such termination, the date which is one month following the latest date to which the maturity of any of the 2007 Notes is extended in connection with such Short-Term Maturity Extension.
          (e) Any expenses that become payable pursuant to Section 7.2(b) and any Termination Fee or portion thereof that becomes payable pursuant to Section 7.2(c) or Section 7.2(d) shall be paid by wire transfer of immediately available funds to an account designated by the Purchaser in writing to the Company.
          (f) The Company acknowledges that the agreements contained in paragraphs (b), (c) and (d) above are an integral part of the transactions contemplated by this Agreement, that without such agreement by the Company, the Purchaser would not have entered into this Agreement, and that such amounts do not constitute a penalty. If the Company fails to pay any amounts due under paragraph (b), (c) or (d) above within the time periods specified in such paragraphs, the Company shall pay the reasonable costs and expenses (including reasonable legal fees and expenses) incurred by the Purchaser in connection with any action, including the filing of any lawsuit, taken to collect payment of such amounts, together with interest on the amount of any such unpaid amounts at the prime rate of JPMorgan Chase Bank, N.A. from the date such amounts were required to be paid until the date of actual payment.

ARTICLE VIII
MISCELLANEOUS
          SECTION 8.1 Other Definitions; Terms Generally. (a) The following terms as used in this Agreement shall have the following meanings:
     (i) “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person, for so long as such Person remains so associated to the specified Person.
     (ii) “Bankruptcy Law” means Title 11, United States Code, or any similar federal, state, local or foreign law providing for the insolvency, reorganization, receivership, dissolution, winding up or liquidation of a debtor.
     (iii) “Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York, New York or San Juan, Puerto Rico are required or authorized to close.
     (iv) “control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.
     (v) “Custodian” means any receiver, trustee, conservator, assignee, liquidator, custodian or similar official under any Bankruptcy Law or banking Law.
     (vi) Fee Agreements” means those agreements (as they may be amended, modified or supplemented) set forth in Section 8.1 of the Purchaser Disclosure Schedule.
     (vii) “Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any group (within the meaning of Section 13(d)(3) of the Exchange Act) comprised of two or more of the foregoing.
     (viii) “Significant Subsidiary” shall have the meaning ascribed thereto in Rule 1.02 of Regulation S-X promulgated by the SEC.
     (ix) “Subsidiary” means (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by another entity, either directly or indirectly, and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which an entity is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner.
     (x) “to the knowledge of the Company” or similar expressions means the actual knowledge of the senior executive officers of the Company and its Subsidiaries and, without duplication, those executive officers or other employees in charge of environmental, tax, labor, employee benefits or real estate matters, in each case after reasonable investigation and inquiry.
          (b) Terms Generally. The definitions in Section 8.1(a) shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, unless the context expressly provides otherwise. All references herein to Sections, paragraphs, subparagraphs, clauses, Exhibits or Schedules shall be deemed references to Sections, paragraphs, subparagraphs or clauses of, or Exhibits or Schedules to this Agreement, unless the context requires otherwise. Unless otherwise expressly defined, terms defined in this Agreement have the same meanings when used in any Exhibit or Schedule hereto, including the Company Disclosure Schedule and the Purchaser Disclosure Schedule. Unless otherwise specified, the words “this Agreement”, “herein”, “hereof”, “hereto” and “hereunder” and other words of similar import refer to this Agreement as a whole (including the Schedules, Exhibits, the Company Disclosure Schedule and the Purchaser Disclosure Schedule) and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. Any Law defined or referred to herein means such Law as from time to time amended, modified or supplemented, including by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.
          SECTION 8.2 Representations and Warranties. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this agreement shall survive the Closing, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Closing and then only to such extent. Each of the Company and the Purchaser acknowledges and agrees that, except for the representations and warranties expressly set forth in this Agreement (a) no party makes, and has not made, any representations or warranties relating to itself or its businesses or otherwise in connection with the transactions contemplated by this Agreement and (b) no Person has been authorized by any party to make any representation or warranty relating to itself or its businesses or otherwise in connection with the transactions contemplated by this Agreement and, if made, such representation or warranty must not be relied upon as having been authorized by such party.
          SECTION 8.3 Governing Law; Jurisdiction; Waiver of Jury Trial. (a) This Agreement shall be governed in all respects by the laws of the State of New York except, in the case of the Company, to the extent that the PRGCL is mandatorily applicable.

          (b) Each of the Company and the Purchaser hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction and venue of the United States District Court for the Southern District of New York and in the courts hearing appeals therefrom unless no basis for federal jurisdiction exists, in which event each party hereto irrevocably consents to the exclusive jurisdiction and venue of the Supreme Court of the State of New York, New York County, and the courts hearing appeals therefrom, for any action, suit or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Company and the Purchaser irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such action, suit or proceeding, any claim that is not personally subject to the jurisdiction of the aforesaid courts for any reason, other than the failure to serve process in accordance with this Section 8.3, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the action, suit or proceeding in any such court is brought in an inconvenient forum, that the venue of such action, suit or proceeding is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each of the Company and the Purchaser expressly acknowledges that the foregoing waivers are intended to be irrevocable under the laws of the State of New York and of the United States of America; provided that consent by the parties hereto to jurisdiction and service contained in this Section 8.3 is solely for the purpose referred to in this Section 8.3 and shall not be deemed to be a general submission to said courts or in the State of New York other than for such purpose.
          (c) The Company hereby irrevocably designates Doral Bank, FSB, located at 387 Park Avenue South, New York, New York 10016-8810, Attention: Paul Mak (in such capacity, the “Company Process Agent”) its designee, appointee and agent to receive, for and on its behalf, service of process in such jurisdiction in any action, suit or proceeding arising out of or relating to this Agreement and such service shall be deemed complete upon delivery thereof to the Company Process Agent; provided that in the case of any such service upon the Company Process Agent, the party effecting such service shall also deliver a copy thereof to the Company in the manner provided in Section 8.9. In addition, each of the Company and the Purchaser irrevocably consents to the service of process out of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address specified pursuant to Section 8.9, such service of process to be effective upon acknowledgment of receipt of such registered mail.
          (d) Each of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement or the other Transaction Agreements and for any counterclaim therein.
          SECTION 8.4 Successors and Assigns; Assignment; No Third Party Beneficiaries. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto. This Agreement may not be assigned by a party without the prior written consent of the other party (and any purported assignment without such consent shall be void and without effect), except that the Purchaser may assign all or any of its rights and obligations hereunder to any Affiliate or Affiliates, provided that no such assignment shall relieve the Purchaser of its obligations hereunder. Except as otherwise specifically provided in Section 5.14 and Section 8.12, this Agreement is not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder.
          SECTION 8.5 Entire Agreement. This Agreement (including the Exhibits and Schedules hereto, which constitute part of this Agreement as if fully set forth herein), the other Transaction Agreements, the Fee Agreements and the Limited Guaranty constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein and therein. The Fee Agreements shall remain in full force and effect in accordance with their respective terms, but such letter agreement included in the Fee Agreements shall terminate upon the termination of this Agreement, except with respect to fees and expenses accrued on or prior to the date of such termination, with respect to which it shall survive until the payment or reimbursement in full thereof. The Company agrees that any confidentiality agreements between any of the members of the general partner of Parent, or any of their respective Affiliates, shall be terminated effective upon the Closing.
          SECTION 8.6 Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are fulfilled to the extent possible.
          SECTION 8.7 Amendment and Waiver. This Agreement may be amended by the parties hereto (in the case of the Company, by action taken by or on behalf of its Board of Directors) at any time prior to the Closing, whether before or after receipt of the Requisite Shareholder Approvals; provided, however, that, after receipt of the Requisite Shareholder Approvals, no amendment may be made which under applicable Law requires the further approval of the shareholders of the Company without such further approval. This Agreement may not be amended except by an instrument in writing signed by the parties hereto. At any time prior to the Closing, any party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) subject to the requirements of applicable Law, waive compliance with any of the agreements or conditions contained for the benefit of such party contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.
          SECTION 8.8 Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to any party, upon any breach, default or noncompliance by another party under this Agreement or the other Transaction Agreements shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach, default or noncompliance, or any acquiescence therein, or of or in any similar breach, default or noncompliance thereafter occurring. All remedies, either under this Agreement or the other Transaction Agreements, by law, or otherwise afforded to any party, shall be cumulative and not alternative.
          SECTION 8.9 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day or (iii) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the addresses set forth below or such other address or facsimile number as a party may from time to time specify by notice to the other parties hereto:
          If to the Company:
Doral Financial Corporation
1451 Franklin D. Roosevelt Avenue
San Juan, Puerto Rico 00920
Telephone: (787) 474-6381
Fax: (787) 474-6817
Attn: Glen Wakeman
          Enrique Ubarri
          with a copy (which shall not constitute notice) to:
Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, N.Y. 10006
Telephone: (212) 225-2000
Fax: (212) 225-3999
Attn: Victor Lewkow
          Jaime El Koury
          Francisco Cestero
Latham & Watkins LLP
885 Third Avenue
New York, N.Y. 10022
Telephone: (212) 906-1200
Fax: (212) 751-4864
Attn: Barry Bryer
          David Kurzweil

          If to the Purchaser:
Doral Holdings Delaware, LLC
c/o Bear Stearns Merchant Banking
383 Madison Avenue
New York, NY 10179
Telephone: (212) 272-2000
Fax: (212) 881-9516
Attn: David E. King
          Robert Juneja
          with a copy (which shall not constitute notice) to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, N.Y. 10017
Telephone: (212) 455-2000
Fax: (212) 455-2502
Attn: Lee Meyerson
          Ellen Patterson
and
Kirkland & Ellis LLP
153 East 53rd Street
New York, N.Y. 10022
Telephone: (212) 446-4800
Fax: (212) 446-6460
Attn: Michael T. Edsall
          SECTION 8.10 Expenses. Except as provided in Section 7.2 or in the Fee Agreements, all costs and expenses incurred in connection with this Agreement, the other Transaction Agreements and the transactions contemplated hereby and thereby shall be paid by the party incurring such expense.
          SECTION 8.11 Titles and Subtitles. The titles of the sections and subsections of this Agreement are for convenience of reference only and are not to be considered in construing this Agreement.
          SECTION 8.12 Remedies.
          (a) Notwithstanding any other provision of this Agreement or any rights of the Company at law or in equity, the Company agrees that to the extent it has incurred losses or damages in connection with this Agreement or any of the transactions contemplated hereby, the maximum liability of the Purchaser for such losses and damages shall be limited to $25,000,000 and, without duplication, the maximum liability of each Guarantor, directly or indirectly, shall be limited to such Guarantor’s Pro Rata Share (as defined in the Limited Guaranty) of the Maximum Amount (as defined in the Limited Guaranty) in accordance with its express obligations under the Limited Guaranty. In no event shall the Company seek to recover any money damages in excess of $25,000,000 in the aggregate from the Purchaser or the Guarantors in connection therewith. In addition, the Company agrees that no recourse under this Agreement, any documents or instruments delivered in connection with this Agreement, any other Transaction Agreement or any of the transactions contemplated hereby or thereby shall be had against any (x) former, current or future director, officer, employee, partner (limited or general) (other than the Guarantors, solely to the extent expressly provided in the Limited Guaranty), member, manager, shareholder, Affiliate or controlling Person of the Purchaser or (y) former, current or future director, officer, employee, partner (limited or general), member, manager, shareholder, Affiliate or controlling Person of any partner (limited or general) (other than the Guarantors, solely to the extent expressly provided in the Limited Guaranty), member, manager, shareholder, Affiliate or controlling Person of the Purchaser (the “Purchaser Related Parties”) whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Purchaser Related Parties, as such (other than, for the avoidance of doubt, the Guarantors, solely to the extent expressly provided in the Limited Guaranty), for any obligation of Parent or the Purchaser under this Agreement or any documents or instruments delivered in connection with this Agreement, any other Transaction Agreement or any of the transactions contemplated hereby or thereby or for any claim based on, in respect of or by reason of such obligations, documents, instruments or transactions.
          (b) The parties hereto agree that irreparable damage would occur in the event that any provision of this Agreement were not performed by the Company in accordance with the terms hereof and that, prior to the termination of this Agreement pursuant to Section 7.1, the Purchaser shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity. The parties acknowledge that the Company shall not be entitled to an injunction or injunctions to prevent breaches of this Agreement by Parent or the Purchaser or to enforce specifically the terms and provisions of this Agreement and that the Company’s sole and exclusive remedy with respect to any such breach shall be the remedy set forth in Section 8.12(a); provided, however, that the Company shall be entitled to specific performance against the Purchaser to prevent any breach or threatened breach by the Purchaser of Section 5.3(b).
          (c) The Purchaser Related Parties shall be third party beneficiaries of this Section 8.12 and the provisions of this Section 8.12 are intended to be for the benefit of and enforceable by each Purchaser Related Party and his or her successors, heirs or representatives.
          SECTION 8.13 Counterparts; Execution by Facsimile Signature. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

DORAL FINANCIAL CORPORATION

By:

Name: Title:

DORAL HOLDINGS DELAWARE, LLC

By: Doral Holdings, L.P. Its: Managing Member

By: Doral GP Ltd. Its: General Partner

By:

Name: Title:

For purposes of Section 5.15 only:

DORAL HOLDINGS, L.P.

By: Doral GP Ltd. Its: General Partner

By:

Name: Title:
[Stock Purchase Agreement]

ANNEX B
PROPOSED AMENDMENTS TO RESTATED CERTIFICATE OF INCORPORATION TO INCREASE
NUMBER OF AUTHORIZED SHARES OF CAPITAL STOCK AND COMMON STOCK, DECREASE
THE PAR VALUE OF THE COMMON STOCK AND EFFECT A REVERSE STOCK SPLIT OF THE
COMMON STOCK
     1. The first paragraph of Article FOURTH of the Corporation’s Restated Certificate of Incorporation shall be amended as follows:
     “FOURTH: The total number of shares of all classes of stock which the Corporation is authorized to issue is ~~540,000,000~~ 1,990,000,000 (1)shares, consisting of ~~500,000,000~~ 1,950,000,000 (1) shares of Common Stock, ~~$1.00~~ $0.01 (2) par value, and 40,000,000 shares of Serial Preferred Stock, $1.00 par value.”
     2. If the reverse stock split proposal is approved, the Corporation’s Restated Certificate of Incorporation shall be further amended as follows:
     a. By amending the first paragraph of Article Fourth as follows:
     “FOURTH: The total number of shares of all classes of stock which the Corporation is authorized to issue is ~~540,000,000~~ [137,500,000 (1)] [65,000,000 (3)] shares, consisting of ~~500,000,000~~ [97,500,000 (1)] [25,000,000 (3)] shares of Common Stock, [$0.01 (2)] [$1.00 (4)] par value, and 40,000,000 shares of Serial Preferred Stock, $1.00 par value.”
     b. By adding at the end of Article Fourth a new paragraph, which shall read in its entirety as follows:
     “Upon the filing and effectiveness (the “Effective Time”) of this amendment to the Corporation’s Certificate of Incorporation pursuant to the Puerto Rico General Corporations Law of 1995, each 20 shares of the Common Stock (the “Old Common Stock”) issued and outstanding immediately prior to the Effective Time shall be reclassified and combined into one validly issued, fully paid and non-assessable share of the Corporation’s Common Stock, [$0.01 (2)] [$1.00 (4)] par value per share (the “New Common Stock”), without any action by the holder thereof. The Corporation shall not issue fractions of shares of New Common Stock in connection with such reclassification and combination. Any shareholder who, immediately prior to the Effective Time, owns a number of shares of Old Common Stock which is not evenly divisible by 20 shall, with respect to such fractional interest, be entitled to receive cash in lieu of any fractional share of New Common Stock in an amount equal to the net cash proceeds attributable to the sale of such fractional share following the aggregation and sale by the Corporation’s transfer agent of all fractional shares of New Common Stock otherwise issuable. Each certificate that theretofore represented shares of Old Common Stock shall thereafter represent that number of shares of New Common Stock into which shares of Old Common Stock represented by such certificate shall have been reclassified and combined; provided, that each person holding of record a stock certificate or certificates that represented shares of Old Common Stock shall receive, upon surrender of such certificate or certificates, a new certificate or certificates evidencing and representing the number of shares of New Common Stock to which such person is entitled under the foregoing reclassification and combination.”

(1)	Assumes approval of the proposed increase in the number of authorized shares of capital stock and common stock.

(2)	Assumes approval of the proposed decrease in par value of common stock.

(3)	Assumes no approval of the proposed increase in the number of authorized shares of capital stock and common stock.

(4)	Assumed no approval of the proposed decrease in par value of common stock.

ANNEX C
HIGHLY CONFIDENTIAL
May 15, 2007
The Board of Directors
Doral Financial Corporation
1451 F.D. Roosevelt Avenue
San Juan, Puerto Rico 00920-2717
Members of the Board of Directors:
You have requested our opinion (“Opinion”) as to the fairness, from a financial point of view, to the holders of shares of common stock (the “Common Stockholders”), par value $1.00 per share, of Doral Financial Corporation (the “Company”) of the Consideration (as defined below) to be received by the Company pursuant to the terms and subject to the conditions set forth in the Stock Purchase Agreement (the “Agreement”), by and among the Company and Doral Holdings Delaware , LLC (the “Buyer”) (capitalized terms used herein without definition shall have the meanings given them in the Agreement). The Agreement provides for, among other things, the issuance and sale by the Company to the Buyer of 968 million shares of common stock of the Company, par value (upon the Closing) $0.01 per share, for an aggregate amount in cash (the “Consideration”) of $610 million. The actions described in the preceding sentence are referred to herein as the “Transaction”. The terms and conditions of the Transaction are set forth in more detail in the Agreement and the Related Agreements (as defined below).
In arriving at our Opinion, we have, among other things: (i) reviewed a draft of the Agreement dated May 14, 2007, drafts dated May 12, 2007 of the Limited Guaranty, made by Bear Stearns Merchant Banking Partners III (Cayman), L.P., and certain related parties and certain related agreements (collectively, the “Related Agreements”); (ii) discussed the proposed Transaction with the management and Board of Directors of the Company (the “Board”) and the Company’s advisors and other representatives; (iii) reviewed certain publicly available business and financial information relating to the Company; (iv) reviewed certain audited and unaudited financial statements of the Company, and certain other financial and operating data, including financial forecasts relating to the Company, provided to or discussed with us by the management of the Company; (v) held discussions with the management of the Company regarding the past and current operations and financial condition and prospects of the Company; (vi) performed a liquidation analysis of the Company; (vii) compared the historical and projected financial performance of the Company with that of certain publicly traded companies that we deemed to be generally relevant in evaluating the Company; (viii) reviewed, to the extent publicly available, the financial terms of certain public transactions that we deemed to be generally relevant in evaluating the Transaction; and (ix) considered such other factors and information, and conducted such other analyses, as we deemed appropriate.
In rendering our Opinion, we have not assumed any obligation independently to verify any of the financial or other information utilized, reviewed or considered by us in formulating our Opinion and have relied on such information, including all information that was publicly available to us or provided to us by the Company as being accurate and complete in all material respects. In
Rothschild Inc.
1251 Avenue of the Americas
New York, NY 10020
www.rothschild.com

The Board of Directors
Doral Financial Corporation
May 15, 2007
addition, we have, with your consent, relied upon management’s valuation of the loan and investment securities portfolio held at the Company level, without independent verification, and we have assumed and been advised that such valuations have been reasonably and accurately prepared in good faith on bases reflecting the best available estimates and judgments of the management of the Company. With respect to the financial forecasts and other information and operating data for the Company provided to or discussed with us by the management of the Company, we have been advised, and have assumed, that such forecasts and information have been reasonably and accurately prepared in good faith on bases reflecting the best available estimates and judgments of the management of the Company as to the future financial performance of the Company assuming that the Company is able to continue as a going concern. In that regard, except for the financial forecasts of the Company for 2007, which have been adjusted downward based upon guidance from and discussions with management, we have assumed that (i) such forecasts will be achieved in the amounts and at the times contemplated thereby if the Company continues as a going concern, and (ii) all material assets and liabilities (contingent or otherwise) of the Company are as set forth in the Company’s financial statements or other information made available to us. We express no view as to the reasonableness of such forecasts and projections or the assumptions on which they are based. With respect to tax and regulatory matters, we have relied, with your consent, on the advice of counsel, experts and advisors to the Company. We have also assumed that there has not occurred any material change in the assets, financial condition, results of operations, business or prospects of the Company since the dates on which the most recent financial statements or other financial and business information relating to the Company were made available to us. We further have assumed that the representations and warranties of the parties in the Agreement and the Related Agreements are true and correct, that each of the parties to the Agreement and the Related Agreements will perform all of the covenants and agreements to be performed by it under the Agreement and the Related Agreements, that the Transaction and related transactions will be consummated in all material respects in accordance with the terms and conditions described in the Agreement, the Related Agreements and related documents without any waiver, delay, amendment or modification thereof, that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction and related transactions will be obtained without any adverse effect on the Company, and that the definitive Agreement and the definitive Related Agreements will not materially vary from the drafts thereof reviewed by us. We have not assumed responsibility for making an independent evaluation, appraisal or physical inspection of any of the assets or liabilities (contingent or otherwise) of the Company. We have also assumed that as a result of the Transaction the Senior Notes due July 20, 2007 will be repaid at their maturity on July 20, 2007, in accordance with their terms, and that the Company will not seek protection under applicable bankruptcy or insolvency laws. Our Opinion is based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Accordingly, although subsequent developments may affect this Opinion, we have not assumed any obligation to update, revise or reaffirm this Opinion unless such an update is specifically requested by the Company. In each case, we have made the assumptions herein with your consent.

The Board of Directors
Doral Financial Corporation
May 15, 2007
In connection with this Opinion, we were not authorized by the Company or the Board to conduct, nor have we conducted, any solicitation of third party indications of interest for any investment in, or the acquisition of, the Company, or any other alternative transaction, but we have discussed and reviewed the solicitation process undertaken by the Company’s financial advisor. We are serving as financial advisor to the Transaction Committee of the Board of Directors of the Company in connection with the delivery of this Opinion and are entitled to certain fees for our services, a significant portion of which is payable upon delivery of this Opinion. While we are not currently engaged on any other advisory assignments with the Company, the Buyer or Bear Stearns Merchant Banking or any other member of the Buyer group (collectively, the “Buyer Companies”), nor, according to our records, have we served as financial advisor to either the Company, the Buyer or any of the Buyer Companies on any assignments within the past two years, we have in the past provided financial advisory services to related parties of certain of the Buyer Companies and received and may continue to receive customary fees for such services. In addition, we or our affiliates may, in the future, provide financial advisory or other services to the Company, the Buyer and/or their respective affiliates (including the Buyer Companies) and may receive fees for such services. In the ordinary course of business, we and our affiliates may trade the securities of the Company, the Buyer or any of the Buyer Companies for our and/or their own accounts or for the accounts of customers and may, therefore, at any time hold a long or short position in such securities. We and our affiliates also may maintain relationships with the Company, the Buyer and their respective affiliates or related parties and any of the Buyer Companies.
This Opinion is limited to the fairness, from a financial point of view to the Common Stockholders as of the date hereof, of the Consideration to be received by the Company pursuant to the Transaction and does not address any other aspect of the Transaction or related transactions. Our Opinion does not address, and we express no view as to, the merits of the underlying decision by the Company to proceed with or engage in the Transaction and the related transactions or any alternative business strategies that might exist for the Company, the advisability of the Transaction or the contemplated use of the Consideration by the Company, nor does it address any other transaction that the Company has considered or may consider.
This Opinion is provided solely for the benefit and information of the Board in connection with and for the purposes of its evaluation of the Transaction, and is not a recommendation to the Common Stockholders to approve the Transaction or any related transaction,. This Opinion shall not confer rights or remedies upon, any shareholder, creditor or any other person other than the Board and is not to be used or relied upon for any other purpose, except that this Opinion may be reproduced in full, and appropriate references may be made to it, in the Company’s proxy statement to be utilized in connection with the shareholder meeting to be held to vote with respect to the Transaction.
Based upon and subject to the foregoing and other factors we deem relevant in reliance thereon, it is our Opinion that, as of the date hereof, the Consideration to be received by the Company pursuant to the Transaction is fair, from a financial point of view, to the Common Stockholders.

The Board of Directors
Doral Financial Corporation
May 15, 2007
Very truly yours,
Rothschild Inc.

ANNEX D
SECURITYHOLDERS AND
REGISTRATION RIGHTS AGREEMENT
BETWEEN
DORAL HOLDINGS DELAWARE, LLC
AND
DORAL FINANCIAL CORPORATION
Dated as of [___], 2007

- D -i-

Index of Principal Terms

Defined Term	Page(s)
Action	1
Adverse Disclosure	1
Affiliate	2
Agreement	2
Beneficial Ownership	2
Beneficially Own	2
Board	2
Business Day	2
By-Laws	2
Capital Stock	2
Closing	1
Common Stock	1
Company	1
Company Indemnitees	23
Company Process Agent	30
control	2
controlled by	2
Demand Notice	12
Demand Registration	12
Demand Suspension	13
Director	2
Exchange Act	2
Fair Market Value	2
Going Private Transaction	3
Governmental Entity	3
Group	3
Holder Indemnitees	22
Holders	3
Holders’ Representative	3
Holdings	1
Holdings Director	3
Holdings Related Parties	28
indemnified party	23
indemnifying party	23
Inspectors	20
Law	3
Losses	22
Other Securities	3
Ownership Percentage	4
Person	4
Piggyback Notice	14
Piggyback Registration	14
Plan Asset Regulations	4

- D -ii-

Defined Term	Page(s)
PRGCL	27
Pro Rata Amount	4
Prospectus	4
Purchased Stock	1
Qualifying Transaction	4
Records	21
Registrable Securities	4
Registration Statement	5
Rule 144	5
SEC	5
Securities Act	5
Selling Holder	5
Shelf Demand	12
Shelf Period	5
Shelf Registration Statement	5
Shelf Take-Down Notice	15
Shelf Underwritten Offering	15
SPA	1
Stock Purchase	1
Subsidiary	5
Total Voting Power	6
Transfer	6
Transferee	6
Unaffiliated Stockholder Approval	6
under common control with	2
Voting Securities	6

- D -iii-

SECURITYHOLDERS AND
REGISTRATION RIGHTS AGREEMENT
          SECURITYHOLDERS AND REGISTRATION RIGHTS AGREEMENT dated as of [___], 2007, by and between Doral Holdings Delaware, LLC, a Delaware limited liability company (“Holdings”) and Doral Financial Corporation, a corporation organized under the laws of the Commonwealth of Puerto Rico (the “Company”).
          WHEREAS, the Company and Holdings (and, to the extent provided therein, Doral Holdings, L.P.) have entered into a Stock Purchase Agreement, dated as of May 16, 2007 (as amended, supplemented, restated or otherwise modified from time to time, the “SPA”), pursuant to and subject to the terms and conditions of which, among other things, the Company has agreed to sell to Holdings and Holdings has agreed to purchase from the Company (the “Stock Purchase”) [968,253,968] shares (subject to adjustment as provided therein, the “Purchased Stock”) of common stock, par value (upon the Closing) $0.01 per share of the Company (the “Common Stock”);
          WHEREAS, upon the closing of the Stock Purchase (the “Closing”), Holdings will Beneficially Own (as defined herein), directly and/or through its Subsidiaries (as defined herein), approximately 90% of the issued and outstanding Common Stock; and
          WHEREAS, the parties hereto desire to enter into this Agreement to establish certain arrangements with respect to the Common Stock to be Beneficially Owned by Holdings following the Closing, as well as restrictions on certain activities in respect of the Common Stock, corporate governance and other related corporate matters.
          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and obligations hereinafter set forth, the parties hereto hereby agree as follows:
ARTICLE I
DEFINITIONS
          Section 1.1. Certain Defined Terms. Capitalized terms used but not defined herein shall have the meaning described thereto in the SPA. As used herein, the following terms shall have the following meanings:
     “Action” means any legal, administrative, regulatory or other suit, action, claim, audit, assessment, arbitration or other proceeding, investigation or inquiry.
     “Adverse Disclosure” means the disclosure of any material transaction that (x) has not been, and is not otherwise required to be, disclosed to the public, and (y) the premature disclosure of which would be materially detrimental to the Company or would materially interfere with any material financing, acquisition, corporate reorganization or merger or other transaction involving the Company.

     “Affiliate” means, with respect to any Person, any other Person that, directly or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such specified Person, for so long as such Person remains so associated to the specified Person.
     “Agreement” means this Securityholders and Registration Rights Agreement as it may be amended, supplemented, restated or modified from time to time.
     “Beneficial Ownership” by a Person of any securities includes ownership by any Person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares (i) voting power which includes the power to vote, or to direct the voting of, such security; and/or (ii) investment power which includes the power to dispose, or to direct the disposition, of such security; and shall otherwise be interpreted in accordance with the term “beneficial ownership” as defined in Rule 13d-3 adopted by the SEC under the Exchange Act; provided, that for purposes of determining Beneficial Ownership, in no event will Holdings be deemed to Beneficially Own any securities which it has the right to acquire pursuant to this Agreement unless, and then only to the extent that, Holdings shall have actually exercised such right. The term “Beneficially Own” shall have a correlative meaning.
     “Board” means the Board of Directors of the Company.
     “Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York, New York or San Juan, Puerto Rico are required or authorized to close.
     “By-Laws” means the By-Laws of the Company, as amended or supplemented from time to time.
     “Capital Stock” means, with respect to any Person at any time, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of capital stock, partnership interests (whether general or limited) or equivalent ownership interests in or issued by such Person.
     “control” (including the terms “controlled by” and “under common control with”), with respect to the relationship between or among two or more Persons, means the possession, directly or indirectly, of the power to direct or cause the direction of the affairs or management and policies of a Person, whether through the ownership of voting securities, as trustee or executor, by contract or otherwise.
     “Director” means any member of the Board (other than any advisory, honorary or other non-voting member of the Board).
     “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC from time to time thereunder.
     “Fair Market Value” means, as to any securities or other property, the cash price at which a willing seller would sell and a willing buyer would buy such securities or property in an arm’s length negotiated transaction without time constraints. With respect to any securities that are traded on a national securities exchange, Fair Market Value shall mean (i) the arithmetic average of the closing prices of such securities on their principal market for the 10 consecutive trading days immediately preceding the applicable date of determination or (ii) if a determination of value by an investment banking firm is requested by either a majority of the Directors that are disinterested in the applicable transaction or Holdings, the lesser of (x) the value determined pursuant to clause (i) above and (y) the value determined by an investment banking firm of nationally recognized standing selected by a majority of the Directors that are disinterested in the applicable transaction and that is, in the reasonable judgment of a majority of such Directors, independent of the Company and Holdings. The Fair Market Value of any property or assets, other than securities described in the preceding sentence, with an estimated value of less than $5 million shall be determined by the Board (acting through a majority of the Directors that are disinterested in the applicable transaction) in its good faith judgment. The Fair Market Value of all other property or assets not otherwise addressed by the preceding sentences shall be determined by an investment banking firm of nationally recognized standing selected by a majority of the Directors that are disinterested in the applicable transaction and that is, in the reasonable judgment of a majority of such Directors, independent of the Company and Holdings. The fees and expenses of any investment bank retained in accordance with the provisions of this definition shall be paid by the Company. If at any time there are no disinterested directors, any determination that would otherwise be made pursuant to this paragraph by a majority of the disinterested directors shall be made by a majority of the entire Board of Directors).
     “Going Private Transaction” means any transaction that would constitute a “Rule 13e-3 transaction” under paragraph (a)(3) of Rule 13e-3 promulgated under the Exchange Act as in effect on the date of this Agreement.
     “Governmental Entity” means any court, administrative agency or commission or other federal, state, local (which, for all purposes of this Agreement, shall include the Commonwealth of Puerto Rico and any subdivision thereof) or foreign governmental authority or instrumentality or self-regulatory organization.
     “Group” has the meaning assigned to it in Section 13(d)(3) of the Exchange Act.
     “Holders” means Holdings and any Transferee of Registrable Securities.
     “Holders’ Representative” means Holdings or any or any other Holder designated by Holdings as a Holders’ Representative.
     “Holdings Director” means any Director designated for nomination by Holdings and elected or appointed as a Director; provided that the individual then serving (or serving at the time of such nomination) as chief executive officer of the Company shall in no event be considered a Holdings Director.
     “Law” means any applicable statute, law, code, ordinance, rule, regulation or listing requirement of any Governmental Entity.
     “Other Securities” means shares of Common Stock or shares of other Capital Stock which are contractually entitled to registration rights or which the Company is registering pursuant to a registration statement covered by Section 4.2.

     “Ownership Percentage” means, at any time, the quotient, expressed as a percentage, of (i) the Total Voting Power of all Voting Securities Beneficially Owned by Holdings divided by (ii) the Total Voting Power of all Voting Securities then outstanding.
     “Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivisions thereof or any group (within the meaning of Section 13(d)(3) of the Exchange Act) comprised of two or more of the foregoing.
     “Pro Rata Amount” means, as of any date, the number of shares of Common Stock equal to the product of (i) the total number of shares of Common Stock Beneficially Owned by all holders of shares of Common Stock other than Holdings and (ii) the fraction determined by dividing (A) the total number of shares of Common Stock proposed to be Transferred by Holdings pursuant to the applicable transaction (or if the applicable transaction involves the indirect Transfer of shares of Common Stock by means of a Transfer of interests in another Person, the number of shares of Common Stock equal to the product of (x) the total number of shares of Common Stock Beneficially Owned by such Person and (y) the percentage of the total equity interests of such Person proposed to be Transferred pursuant to such transaction) by (B) the total number of shares of Common Stock Beneficially Owned by Holdings.
     “Prospectus” means the prospectus included in any Registration Statement (including a prospectus that discloses information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities (and if applicable, Other Securities) covered by such Registration Statement, any free writing prospectus related thereto, and all other amendments and supplements to such prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such prospectus.
     “Qualifying Transaction” means a securities purchase, tender offer, exchange offer, merger or other business combination transaction involving the acquisition of or offer to acquire, in addition to the securities proposed to be Transferred pursuant to such transaction, shares of Common Stock representing at least the Pro Rata Amount (calculated as of the date that is 3 Business Days prior to execution of the definitive agreement relating to such transaction or, if no such agreement exists, the date that is 3 Business Days prior to consummation of the applicable Transfer) and made proportionately to all holders of Common Stock other than Holdings and at the same price per share of Common Stock that is received by Holdings (or, if the applicable transaction involves the Transfer of interests in another Person, the implied price per share of Common Stock received by the applicable transferor, taking into account the capital structure and other assets and liabilities of the Person the interests of which are the subject of such Transfer).
     “Registrable Securities” means, with respect to the Holders, (i) shares of Common Stock, including shares issued or issuable upon the conversion, exchange or exercise of any security convertible into or exchangeable or exercisable for shares of Common Stock, (ii) any Capital Stock or other securities into which or for which such Common Stock may hereafter be changed, converted or exchanged and (iii) any other shares or securities issued to the Holders in respect of such Common Stock (or such shares or other securities into which or for which such shares are so changed, converted or exchanged) upon any reclassification, share combination, share subdivision, share dividend, share exchange, merger, consolidation or similar transaction or event. As to any particular Registrable Securities, such Registrable Securities shall cease to be Registrable Securities when (i) a registration statement with respect to the sale by the Holder thereof shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (ii) they shall have been distributed to the public in accordance with Rule 144 or (iii) they shall have ceased to be outstanding.
     “Registration Statement” means any registration statement of the Company under the Securities Act which permits the public offering of any of the Registrable Securities (and, if applicable, Other Securities) pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
     “Rule 144” means Rule 144 under the Securities Act.
     “SEC” means the United States Securities and Exchange Commission.
     “Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations promulgated by the SEC from time to time thereunder.
     “Selling Holder” means each Holder of Registrable Securities included in a registration pursuant to Article IV.
     “Shelf Period” means, with respect to any Shelf Registration Statement, a period of 12 months from the date of effectiveness of such Shelf Registration Statement plus the period of time, if any, during which use of such Shelf Registration Statement has been postponed or suspended pursuant to Section 4.1(e) and/or Section 4.5 or such shorter period in which all Registrable Securities included in such Shelf Registration Statement have actually been sold.
     “Shelf Registration Statement” means a Registration Statement of the Company filed with the SEC on Form S-3 (or any successor form or other appropriate form under the Securities Act) for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act covering Registrable Securities.
     “Subsidiary” means, with respect to any Person, (i) any corporation of which a majority of the securities entitled to vote generally in the election of directors thereof, at the time as of which any determination is being made, are owned by such Person, either directly or indirectly, and (ii) any joint venture, general or limited partnership, limited liability company or other legal entity in which such Person is the record or beneficial owner, directly or indirectly, of a majority of the voting interests or the general partner.
     “Total Voting Power” means the total number of votes entitled to be cast by the holders of the outstanding Common Stock and any other securities entitled, in the ordinary course, to vote generally in the election of Directors and not solely upon the occurrence and/or during the continuation of certain specified events.
     “Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, encumber, hypothecate or similarly dispose of, or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, encumbrance, hypothecation or similar disposition.
     “Transferee” means any of (i) the transferee of all or any portion of the Registrable Securities held by Holdings or (ii) the subsequent transferee of all or any portion of the Registrable Securities held by any Transferee; provided, that no Transferee shall be entitled to any benefits of a Transferee hereunder unless such Transferee executes and delivers to the Company an instrument substantially in the form provided as Exhibit A attached hereto.
     “Unaffiliated Stockholder Approval” means approval by the holders of (or, in the case of a tender or exchange offer, the tender of) a majority of the outstanding shares of Common Stock not Beneficially Owned by Holdings.
     “Voting Securities” means at any time shares of any class of Capital Stock or other securities of the Company, which are then entitled to vote generally in the election of Directors and not solely upon the occurrence and/or during the continuation of certain specified events, and any securities convertible into or exercisable or exchangeable for such shares of Capital Stock.
          Section 1.2. Terms Generally. The definitions in Section 1.1 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”, unless the context expressly provides otherwise. All references herein to Sections, paragraphs, subparagraphs, clauses, Exhibits or Schedules shall be deemed references to Sections, paragraphs, subparagraphs or clauses of, or Exhibits or Schedules to this Agreement, unless the context requires otherwise. Unless otherwise expressly defined, terms defined in this Agreement have the same meanings when used in any Exhibit or Schedule hereto. Unless otherwise specified, the words “this Agreement”, “herein”, “hereof”, “hereto” and “hereunder” and other words of similar import refer to this Agreement as a whole (including the Schedules and Exhibits) and not to any particular provision of this Agreement. The term “or” is not exclusive. The word “extent” in the phrase “to the extent” shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”. Unless expressly stated otherwise, any Law defined or referred to herein means such Law as from time to time amended, modified or supplemented, including by succession of comparable successor Laws and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

ARTICLE II
SHARE OWNERSHIP AND TRANSFER
          Section 2.1. Going Private Transactions. Neither Holdings nor any of its Affiliates shall consummate a Going Private Transaction unless the Directors who are disinterested in such transaction (if any) shall have been authorized, at the Company’s expense, to retain independent financial and legal advisors, and either:
          (a) a majority of the Directors who are disinterested in such transaction approve the Going Private Transaction; or
          (b) the Going Private Transaction receives Unaffiliated Stockholder Approval.
          Section 2.2. Stock Purchase Rights. (a) So long as Holdings Beneficially Owns Voting Securities representing at least 25% of the Total Voting Power, if the Company at any time shall propose to issue any shares of Common Stock (whether for financings, acquisitions or otherwise but excluding such issuances pursuant to the exercise of employee stock options, stock appreciation rights or similar instruments of the type covered by Section 2.3), Holdings shall have the option to purchase for cash directly from the Company up to a sufficient number of shares of Common Stock at the same purchase price (including any assumed indebtedness which is part of the purchase price and valuing any non-cash consideration at its Fair Market Value) as the price for the additional shares of Common Stock to be issued so that, after the issuance, Holdings would Beneficially Own the same Ownership Percentage as was Beneficially Owned by Holdings immediately prior to the issuance of such additional shares of Common Stock. The Company shall provide such information, to the extent available, relating to any non-cash consideration as Holdings may reasonably request in order to evaluate any non-cash consideration paid in respect of any such issuance.
          (b) So long as Holdings Beneficially Owns Voting Securities representing at least 25% of the Total Voting Power, in the event that the Company shall propose to issue options (other than employee stock options, stock appreciation rights or similar instruments of the type covered by Section 2.3) or warrants that are exercisable for, or debt or equity securities that are convertible into or exchangeable or exercisable for, shares of Common Stock, the Company shall offer Holdings the opportunity to purchase for cash up to its Ownership Percentage, as of the time of such issuance, of such options, warrants or convertible debt or equity securities at the same purchase price as is offered to the other purchasers thereof. To the extent that Holdings elects to purchase such options, warrants or convertible debt or equity securities, Holdings shall not have the right to purchase pursuant to paragraph (a) above the corresponding number of shares of Common Stock underlying such options, warrants or convertible debt or equity securities in connection with the issuance of such underlying shares of Common Stock.
          (c) The Company shall provide Holdings with at least 20 days prior written notice of any proposed issuance subject to this Section 2.2, and Holdings may exercise its rights under this Section 2.2 by providing written notice to the Company within 15 days after receiving such written notice from the Company (or, if later, 15 days after the receipt by Holdings of notice of the determination of the applicable Fair Market Value in accordance with this Agreement). In the event that, in connection with any proposed issuance by the Company, Holdings gives notice of its intent to exercise its option under this Section 2.2, and it has not purchased the applicable shares of Common Stock, options, warrants or convertible debt or equity securities concurrently with the related issuance of such securities by the Company for reasons not relating primarily to actions or omissions of the Company, Holdings shall be deemed to have waived its rights to purchase such securities under this Section 2.2 with respect to such proposed issuance (but such waiver shall not affect its rights under this Section 2.2 with respect to any future issuance of securities by the Company).
          Section 2.3. Company Share Repurchases. So long as Holdings Beneficially Owns Voting Securities representing less than 60%, but at least 25%, of the Total Voting Power, if the Company shall issue shares of Common Stock (i) upon exercise of any option, warrant, stock appreciation right or other similar instrument granted to its directors, officers, employees, consultants or others, or (ii) in the form of restricted shares or similar instruments, in either case pursuant to any compensation, retention, incentive or similar program or arrangement in effect from time to time, then the Company shall give notice of such issuance to Holdings and shall, at the request of Holdings, unless prohibited by Law, use its reasonable best efforts to repurchase a corresponding number of shares of Common Stock in the open market within 120 days after any such issuance so that the net total number of outstanding shares of Common Stock are not increased by such issuance, provided that the Company shall have no repurchase obligation under this Section 2.3 in the event that the issuances of shares subject hereto, together with any prior issuances contemplated by this Section 2.3 with respect to which the Company has not yet effected repurchases hereunder, do not exceed 2.5% of the outstanding Common Stock in the aggregate. The Company’s obligation under this Section 2.3 shall be subject to the receipt of any required regulatory approval, and in the event of any such requirement the 120-day period referred to above shall not commence until the receipt of such regulatory approval. In the event that the Company is unable to complete the repurchases contemplated hereby within the 120-day period, the Company shall use its reasonable best efforts to complete such repurchases as promptly as practicable thereafter. The Company shall also be permitted to meet its obligations hereunder by means of an ongoing regular stock repurchase plan, in which case offsetting repurchases may occur prior to the related issuance of Common Stock hereunder.
          Section 2.4. Limitation on Transfer of Majority Interest. So long as Holdings Beneficially Owns Voting Securities representing a majority of the Total Voting Power, Holdings may not Transfer to any Person in one transaction or series of related transactions shares of Common Stock representing more than 50% of the outstanding Common Stock, and Doral Holdings, L.P. or its limited partners may not directly or indirectly Transfer to any Person in one transaction or a series of related transactions interests representing more than 50% of the total equity of Holdings, in either case unless such Transfer is a Qualifying Transaction; provided, however, that the provisions of this Section 2.4 shall not apply to a Transfer (i) to one or more Affiliates of Holdings who agree in writing to be bound by this provision with respect to future Transfers that are subject to this provision, (ii) to one or more Affiliates of Holdings on a substantially pro rata basis or (iii) on a pro rata basis by Doral Holdings, L.P. (or any successor) to its limited partners other than, in the case of clause (iii), such a Transfer the purpose of which is to effect a subsequent Transfer in avoidance of this provision.

ARTICLE III
CORPORATE GOVERNANCE
          Section 3.1. Composition of the Board. (a) (i) Immediately following the Closing, the authorized number of Directors comprising the Board shall be eleven, comprised of the individuals specified as provided in Section 5.12 of the SPA. Effective as of the Closing and for so long as Holdings Beneficially Owns Voting Securities representing a majority of the Total Voting Power, Holdings shall be entitled, but not required, to designate all nominees for election as Directors (other than any Directors entitled to be designated by the holders of any then-outstanding Preferred Stock of the Company); provided that (x) such nominees satisfy any applicable requirements of Law and (y) Holdings shall cause one of such nominees to be the individual then serving as the chief executive officer of the Company, unless such individual has otherwise been so nominated. Any director not so designated for nomination by Holdings shall be nominated in accordance with the certificate of incorporation and bylaws of the Company.
(ii) At any time and from time to time when Holdings Beneficially Owns Voting Securities representing a majority of the Total Voting Power, Holdings may propose that the Board be expanded to provide for the addition of such number of directors designated by Holdings as Holdings shall elect, and the Board, subject to the provisions of the certificate of incorporation and bylaws of the Company and applicable Law, shall so expand the size of the Board and elect such additional designees of Holdings to fill such newly created vacancies.
          (b) (i) So long as Holdings Beneficially Owns Voting Securities representing more than 4.99%, but less than a majority, of the Total Voting Power, in connection with any election of Directors of the Company, Holdings shall have the right to designate for nomination, and, subject to applicable Law, the Company shall cause the nomination of, (x) if Holdings Beneficially Owns Voting Securities representing less than 10% of the Total Voting Power, one Director and (y) if Holdings Beneficially Owns Voting Securities representing 10% or more of the Total Voting Power, such number of directors of the Company such that after such election (assuming all such Holdings designees are elected to the Board), the number of Holdings Directors will be equal to the product of (1) the Total Voting Power of the Company Beneficially Owned by Holdings multiplied by (2) the total number of Directors constituting the whole Board, rounded up to the nearest whole number.
     (ii) At any time and from time to time when Holdings Beneficially Owns Voting Securities representing less than a majority of the Total Voting Power and Holdings has not designated the full number of directors to which it is entitled pursuant to this Section 3.1(b), (x) to the fullest extent permitted by applicable Law, the Company shall use its reasonable best efforts to solicit from its stockholders proxies in order to effectuate, if necessary, any amendment of its certificate of incorporation and/or bylaws to ensure that there are a sufficient number of authorized Directors permitted under its certificate of incorporation and bylaws to allow Holdings to designate the full number of Directors to which it is entitled pursuant to this Section 3.1(b) and (y) Holdings may propose that the Board be expanded to provide for the addition of up to the maximum incremental number of Directors designated by Holdings to which Holdings is entitled pursuant to this Section 3.1(b), taking into account such expansion of the Board, and subject to the provisions of the certificate of incorporation and bylaws of the Company and applicable Law, the Board shall so expand the size of the Board and elect such additional designees of Holdings to fill such newly created vacancies.
     (iii) If at any time the total number of Directors of the Company is increased or decreased, the number of Directors that Holdings shall have the right to designate for nomination pursuant to this Section 3.1(b), shall be increased or decreased so that the number of Holdings Directors is not less than the number of Directors which Holdings is then entitled to designate for nomination in accordance with the provisions of this Section 3.1(b) (calculated as of the date of such increase or decrease) taking into account the adjusted total number of Directors. In such event, subject to Section 3.1(e), the Company shall take all steps necessary to effectuate this increase or decrease of Holdings Directors as promptly as reasonably possible.
          (c) If a vacancy occurs or exists on the Board at any time, including but not limited to a vacancy because of the death, disability, retirement, resignation or removal of any Director for cause or otherwise, and the vacant position was held by a Holdings Director, and Holdings is otherwise entitled pursuant to this Section 3.1 to designate an individual to fill such directorship, then Holdings shall have the sole right to designate an individual to fill such vacancy, and, subject to the fiduciary duties of the Directors, the Board shall elect such nominee to fill such vacancy.
          (d) To the fullest extent permitted by Law, the Company shall use its reasonable best efforts to solicit from the stockholders of the Company eligible to vote for the election of Directors proxies in favor of the nominees designated by Holdings in accordance with this Section 3.1.
          (e) Except as otherwise provided in this Section 3.1, the number of Holdings Directors entitled to be designated pursuant to this Section 3.1 shall be determined as of the date which is 60 days prior to the date of the anniversary of the immediately preceding annual meeting of the Company’s stockholders. Any reduction in the number of Holdings Directors entitled to be designated for nomination shall not result in the requirement that any Director tender his resignation at any time prior to the following annual meeting of the Company’s stockholders.
          Section 3.2. Committees. For so long as Holdings Beneficially Owns Voting Securities representing at least 15% of the Total Voting Power, the Company shall cause Holdings Directors specified by Holdings (provided that such specified Holdings Directors satisfy all requirements of Law for membership on such committee) to be designated as members of each committee of the Board so that after such appointment(s), the ratio of Holdings Directors who are members of such committee to the total number of members of such committee is not less than the ratio of the number of Directors then entitled to be designated by Holdings pursuant to Section 3.1 to the total number of Directors comprising the entire Board, and in any event at least one Holdings Director shall be appointed to each such committee.

          Section 3.3. Comparable Rights at Significant Subsidiaries. Subject to applicable Law, the provisions of Sections 3.1 and 3.2 shall apply, mutatis mutandis, to Holdings’ right to designate directors and committee members of each of the Company’s Significant Subsidiaries (as defined in Rule 1.02 of Regulation S-X promulgated by the SEC).
          Section 3.4. No Voting Limitations. Nothing contained in this Agreement shall limit or restrict Holdings from voting or otherwise exercising its rights with respect to the shares of Capital Stock of the Company held by it, including acting by written consent, to the fullest extent permitted under the Company’s certificate of incorporation and bylaws and applicable Law.
          Section 3.5. Certificate of Incorporation and Bylaws to be Consistent. The Board shall take or cause to be taken all lawful action necessary or appropriate to ensure that at all times the certificate of incorporation and the bylaws of the Company contain provisions consistent with the terms of this Agreement and none of the certificate of incorporation or the bylaws of the Company or any of the corresponding constituent documents of the Company’s Subsidiaries contain any provisions inconsistent therewith or which would in any way nullify or impair the terms of this Agreement or the rights and obligations of the Company or Holdings hereunder. None of the Company, the Board, any committee thereof or Holdings shall take or cause to be taken any action inconsistent with the terms of this Agreement or Holdings’ or the Company’s rights and obligations hereunder. Without limiting the generality of the foregoing, any stockholders’ rights plan or other anti-takeover measure adopted by the Company shall exclude Holdings and its Affiliates from its operation in all respects, and shall not impair in any respect the rights of Holdings or any of its Affiliates hereunder.
          Section 3.6. Holdings Information Rights. (a) The Company shall provide Holdings, on an ongoing and current basis, such access to and information with respect to the Company’s business, operations, plans and prospects as Holdings may from time to time reasonably determine it requires in order to appropriately manage and evaluate its investment in the Company.
          (b) Without limiting the generality of the foregoing, as soon as reasonably practicable following the end of each fiscal quarter and fiscal year of the Company, the Company shall furnish to Holdings the consolidated and consolidating financial statements of the Company (including providing draft statements as such statements become available and, with respect to fiscal years, audit reports as such reports become available), together with such supporting detailed information as Holdings may reasonably request to enable it to prepare its own consolidated financial statements. In addition, the Company shall furnish to Holdings, promptly after the end of each calendar month, copies of internal management financial reports regarding the Company’s financial results and operations, containing such information as Holdings may reasonably request from time to time.
          (c) Subject to applicable Law, for so long as Holdings Beneficially Owns Voting Securities representing less than a majority of the Total Voting Power, Holdings shall keep confidential all information and documents obtained pursuant to this Section 3.6 unless such information (i) at the time of disclosure or thereafter is generally known by or available to the public (other than as a result of disclosure by Holdings in violation of this Section 3.6(c)); (ii)

was or becomes available to Holdings on a non-confidential basis from a Person not otherwise known to Holdings to be bound by a confidentiality agreement with the Company or prohibited from transmitting the information to Holdings by a contractual, legal or fiduciary obligation owed to the Company, (iii) was available to Holdings prior to its disclosure by or on behalf of the Company or (iv) has been or is independently conceived or discovered by Holdings.
ARTICLE IV
REGISTRATION RIGHTS
          Section 4.1. Demand Registrations. (a) At any time after the six-month anniversary of the consummation of the Stock Purchase pursuant to the SPA, the Holders’ Representative shall have the right by delivering a written notice to the Company (a “Demand Notice”) to require the Company to, pursuant to the terms of this Agreement, register under and in accordance with the provisions of the Securities Act the number of Registrable Securities Beneficially Owned by any Holders and requested by such Demand Notice to be so registered (a “Demand Registration”); provided, however, that a Demand Notice may only be made if the sale of the Registrable Securities requested to be registered by the Holders’ Representative (x) relates to at securities representing at least 5% of the then-outstanding shares of Common Stock or (y) is reasonably expected to result in aggregate gross cash proceeds in excess of $25,000,000 (without regard to any underwriting discount or commission). A Demand Notice shall also specify the expected method or methods of disposition of the applicable Registrable Securities. Following receipt of a Demand Notice, the Company shall use its reasonable best efforts to file, as promptly as reasonably practicable, but not later than 30 days (or, if the Company is not then eligible to use Form S-3, 90 days) after receipt by the Company of such Demand Notice (subject to paragraph (e) of this Section 4.1), a Registration Statement relating to the offer and sale of the Registrable Securities requested to be included therein by the Holders thereof in accordance with the methods of distribution elected by such Holders (to the extent not prohibited by applicable Law) and shall use its reasonable best efforts to cause such Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof; provided that if such Demand Notice relates to a Shelf Demand, the provisions of paragraph (b) of this Section 4.1 shall apply.
          (b) The Holders’ Representative shall have the right to elect in the Demand Notice for any Demand Registration to be made pursuant to a Shelf Registration Statement, if the Company is then eligible to file a Shelf Registration Statement (a “Shelf Demand”), in which event the Company shall file with the SEC, as promptly as reasonably practicable, but not later than 30 days after receipt by the Company of such Demand Notice (subject to paragraph (e) of this Section 4.1), a Shelf Registration Statement relating to the offer and sale of the Registrable Securities requested to be included therein by the Holders thereof from time to time in accordance with the methods of distribution elected by such Holders (to the extent not prohibited by applicable Law) and shall use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective under the Securities Act as promptly as practicable after the filing thereof.
          (c) If any of the Registrable Securities registered pursuant to a Demand Registration are to be sold in a firm commitment underwritten offering, and the managing underwriter(s) of such underwritten offering advise the Holders in writing that it is their good faith opinion that the total number or dollar amount of Registrable Securities proposed to be sold in such offering, together with any Other Securities proposed to be included by holders thereof which are entitled to include securities in such Registration Statement, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all such Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:
     (i) first, the Registrable Securities for which inclusion in such Demand Registration was requested by the Holders, pro rata (if applicable), based on the number of Registrable Securities Beneficially Owned by each such Holder; and
     (ii) second, among any holders of Other Securities, pro rata, based on the number of Other Securities Beneficially Owned by each such holder of Other Securities.
          (d) In the event of a Demand Registration, the Company shall be required to maintain the continuous effectiveness of the applicable Registration Statement:
     (i) if a Shelf Registration Statement, for the Shelf Period; and
     (ii) if a Registration Statement other than a Shelf Registration Statement, for a period of at least 180 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold.
          (e) The Company shall be entitled to postpone (but not more than once in any 12-month period), for a reasonable period of time not in excess of 60 days, the filing or initial effectiveness of a Registration Statement, or suspend the use of a Shelf Registration Statement (a “Demand Suspension”), if the Company delivers to the Holders’ Representative a certificate signed by both the Chief Executive Officer and Chief Financial Officer of the Company certifying that, in the good faith judgment of the board of directors of the Company, such registration, offering or use would reasonably be expected to materially adversely affect or materially interfere with any bona fide material financing of the Company would require the Company to make an Adverse Disclosure. Such certificate shall contain a statement of the reasons for such postponement or suspension and an approximation of the anticipated delay. In the case of any Demand Suspension relating to the suspension of an effective Shelf Registration Statement, (i) the Company shall, within the 60-day period specified above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that the Selling Holders may resume use thereof in accordance with applicable Law and (ii) the Selling Holders agree to suspend the use of the applicable Prospectus in connection with any sale or purchase, or offer to sell or purchase, Registrable Securities, upon receipt of any such certificate imposing a Demand Suspension until the earlier of the termination of the 60-day period specified above and the date on which the Company complies with clause (i) of this sentence.
          (f) Holdings shall have the right to notify the Company that it has determined that the Registration Statement and/or Shelf Registration Statement relating to a Demand Registration be abandoned or withdrawn, in which event the Company shall promptly abandon or withdraw such Registration Statement and/or Shelf Registration Statement.
          (g) The Company shall not be obligated to effect any Demand Registration within 90 days after the effective date of the previous Demand Registration or a previous registration under which Piggyback Registration was available pursuant to Section 4.2. In addition, the Company shall not be obligated to effect any Demand Registration if the Company has previously received a Demand Registration from another Holder or Holders, to which Demand Registration the Company is in the process of giving effect.
          Section 4.2. Piggyback Registrations. (a) Except with respect to a Demand Registration, the procedures for which are addressed in Section 4.1, if the Company proposes or is required to file a registration statement under the Securities Act with respect to an offering of Common Stock, any other of its equity securities or securities convertible into or exchangeable or exercisable for any of its equity securities, whether or not for sale for its own account (other than a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed solely in connection with any employee benefit or dividend reinvestment plan), then the Company shall give prompt written notice of such proposed filing at least 20 days before the anticipated filing date (the “Piggyback Notice”) to the Holders. The Piggyback Notice shall offer the Holders the opportunity to include in such registration statement the number of Registrable Securities as they may request (a “Piggyback Registration”). Subject to Section 4.2(b) hereof, the Company shall include in each such Piggyback Registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 10 days after notice has been given to the Holders. The Holders shall be permitted to withdraw all or part of the Registrable Securities from a Piggyback Registration at any time at least 2 Business Days prior to the effective date of the Registration Statement relating to such Piggyback Registration. The Company shall be required to maintain the effectiveness of the Registration Statement for a Piggyback Registration for a period of 180 days after the effective date thereof or such shorter period in which all Registrable Securities included in such Registration Statement have actually been sold.
          (b) If any of the securities to be registered pursuant to the registration giving rise to the Holders’ rights under this Section 4.2 are to be sold in an underwritten offering, the Holders shall be permitted to include all Registrable Securities requested to be included in such registration in such offering on the same terms and conditions as any other shares of Capital Stock, if any, of the Company included therein; provided, however, that if such offering involves a firm commitment underwritten offering and the managing underwriter(s) of such underwritten offering advise the Company in writing that it is their good faith opinion that the total amount of Registrable Securities requested to be so included, together with all Other Securities that the Company and any other Persons having rights to participate in such registration intend to include in such offering, exceeds the total number or dollar amount of such securities that can be sold without having an adverse effect on the price, timing or distribution of the Registrable Securities to be so included together with all Other Securities, then there shall be included in such firm commitment underwritten offering the number or dollar amount of Registrable Securities and such Other Securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated for inclusion as follows:
          (i) if such registration is being effected by the Company,
(A)	first, all Other Securities being sold by the Company;

(B)	second, all Registrable Securities requested to be included by the Holders, pro rata (if applicable), based on the number of Registrable Securities Beneficially Owned by each such Holder; and

(C)	third, among any other holders of Other Securities requesting such registration, pro rata, based on the number of Other Securities Beneficially Owned by each such holder of Other Securities; and
     (ii) if such registration is being effected by a Person other than the Company or the Holders,
(A)	first, all Registrable Securities requested to be included by the Holders in such registration, pro rata (if applicable), based on the number of Registrable Securities Beneficially Owned by such Holder; and

(B)	second, among any holders of Other Securities requesting such registration, pro rata, based on the number of Other Securities Beneficially Owned by each such holder of Other Securities.
          Section 4.3. Shelf Take-Downs. At any time that a Shelf Registration Statement covering Registrable Securities pursuant to Section 4.1 or Section 4.2 is effective, if the Holders’ Representative delivers a notice to the Company (a “Shelf Take-Down Notice”) stating that one or more of the Holders intends to effect an underwritten offering of all or part of the Registrable Securities included by the Holders on the Shelf Registration Statement (a “Shelf Underwritten Offering”) or any other offering of such securities and stating the number of the Registrable Securities to be included in such Shelf Underwritten Offering or other offering, then the Company shall amend or supplement the Shelf Registration Statement as may be necessary in order to enable such Registrable Securities and Other Securities, as the case may be, to be distributed pursuant to the Shelf Underwritten Offering (taking into account the inclusion of Other Securities by any other holders pursuant to this Section 4.3) or other offering. In connection with any Shelf Underwritten Offering:
          (a) the Holders’ Representative shall also deliver the Shelf Take-Down Notice to all other holders whose securities are included on such Shelf Registration Statement and permit each holder to include its Other Securities included on the shelf registration statement in the Shelf Underwritten Offering if such other holder notifies the Holders’ Representative and the Company within 5 Business Days after delivery of the Shelf Take-Down Notice to such other holder; and
          (b) in the event that the managing underwriter(s) have informed the Company in writing that it is their good faith opinion that the total amount of Registrable Securities requested to be so included in such Shelf Underwritten Offering, together with all Other Securities that the Company and any other Persons having rights to participate in such Shelf Underwritten Offering exceeds the total number or dollar amount of such securities that can be included in such Shelf Underwritten Offering without having an adverse effect on the price, timing or distribution of the securities proposed to be included in such Shelf Underwritten Offering, then there shall be included in such Shelf Underwritten Offering the number or dollar amount of such securities that in the opinion of such managing underwriter(s) can be sold without so adversely affecting such offering, and such number of Registrable Securities and Other Securities shall be allocated (i) if the applicable Registration Statement was filed pursuant to Section 4.1, then in accordance with Section 4.1(c), and (ii) if the applicable Shelf Registration Statement was filed pursuant to Section 4.2, then in accordance with Section 4.2(b).
          Section 4.4. Lock-Up Agreements; Restrictions on the Company. (a) Each Holder agrees, in connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to this Article IV in which such Holder has elected to include Registrable Securities, or which underwritten offering is being effected by the Company for its own account, if requested (pursuant to a written notice) by the managing underwriter(s) not to effect any public sale or distribution of any common equity securities of the Company (or securities convertible into or exchangeable or exercisable for such common equity securities) (except as part of such underwritten offering) during the period commencing 7 days prior to and continuing for not more than 90 days (or such shorter period as the managing underwriter(s) may permit) after the date of the Prospectus (or Prospectus supplement if the offering is made pursuant to a “shelf” registration) pursuant to which such underwritten offering shall be made; provided, that the Holders shall only be so bound so long as and to the extent that any other stockholder having registration rights with respect to the securities of the Company and each director and executive officer of the Company is similarly bound.
          (b) In connection with any underwritten offering made pursuant to a Registration Statement filed pursuant to this Article IV, the Company will not effect any public sale or distribution of any common equity securities of the Company (or securities convertible into or exchangeable or exercisable for such common equity securities) for its own account (other than (x) a registration statement (i) on Form S-4, Form S-8 or any successor forms thereto or (ii) filed solely in connection with an exchange offer or any employee benefit or dividend reinvestment plan or (y) pursuant to such underwritten offering), during the period commencing 7 days prior to and continuing for not more than 90 days (or such shorter period as the managing underwriter(s) may permit) after the date of the Prospectus (or Prospectus supplement if the offering is made pursuant to a “shelf” registration) pursuant to which such underwritten offering shall be made.

          Section 4.5. Registration Procedures. If and whenever the Company is required to use its reasonable best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Article IV, the Company shall effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof (to the extent not prohibited by applicable Law), and pursuant thereto the Company shall cooperate in the sale of the securities and shall, as expeditiously as possible:
          (a) Prepare and file with the SEC a Registration Statement or Registration Statements on such form which shall be available for the sale of the Registrable Securities by the Holders or the Company in accordance with the intended method or methods of distribution thereof, and use its reasonable best efforts to cause such Registration Statement to become effective and to remain effective as provided herein; provided, however, that before filing a Registration Statement or Prospectus or any amendments or supplements thereto (including documents that would be incorporated or deemed to be incorporated therein by reference), the Company shall furnish or otherwise make available to the Selling Holders, their counsel and the managing underwriter(s), if any, copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment of such counsel, and such other documents reasonably requested by such counsel, including any comment letter from the SEC, and, if requested by such counsel, provide such counsel reasonable opportunity to participate in the preparation of such Registration Statement and each Prospectus included therein and such other opportunities to conduct a reasonable investigation within the meaning of the Securities Act, including reasonable access to the Company’s books and records, officers, accountants and other advisors. The Company shall not file any such Registration Statement or Prospectus or any amendments or supplements thereto (including such documents that, upon filing, would be incorporated or deemed to be incorporated by reference therein) with respect to a Demand Registration to which the Holders’ Representative, its counsel, or the managing underwriter(s), if any, shall reasonably object, in writing, on a timely basis, unless, in the opinion of the Company, such filing is necessary to comply with applicable Law.
          (b) Prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement as may be necessary to keep such Registration Statement continuously effective during the period provided herein and comply in all material respects with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement; and cause the related Prospectus to be supplemented by any Prospectus supplement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of the securities covered by such Registration Statement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act.
          (c) Notify each Selling Holder and the managing underwriter(s), if any, promptly, and (if requested by any such Person) confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of any request by the SEC or any other Governmental Entity for amendments or supplements to a Registration Statement or related Prospectus or for additional information, (iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (iv) if at any time the representations and warranties of the Company contained in any agreement (including any underwriting agreement contemplated by Section 4.5(o) below) cease to be true and correct, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, and (vi) of the happening of any event that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, not misleading, and that in the case of any Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (d) Use its reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction at the reasonably earliest practical date.
          (e) If requested by the managing underwriter(s), if any, or the Holders of a majority of the Registrable Securities being sold in connection with an underwritten offering, promptly include in a Prospectus supplement or post-effective amendment such information as the managing underwriter(s), if any, or such Holders may reasonably request in order to permit the intended method of distribution of such securities and make all required filings of such Prospectus supplement or such post-effective amendment as soon as practicable after the Company has received such request.
          (f) Furnish or make available to each Selling Holder, and each managing underwriter, if any, without charge, such number of conformed copies of the Registration Statement and each post-effective amendment thereto, including financial statements (but excluding schedules, all documents incorporated or deemed to be incorporated therein by reference, and all exhibits, unless requested in writing by such Holder, counsel or managing underwriter(s)), and such other documents, as such Holders or such managing underwriter(s) may reasonably request, and upon request a copy of any and all transmittal letters or other correspondence to or received from, the SEC or any other Governmental Entity relating to such offering.
          (g) Deliver to each Selling Holder, and each managing underwriter, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of Prospectus) and each amendment or supplement thereto as such Persons may reasonably request in connection with the distribution of the Registrable Securities; and the Company, subject to the last paragraph of this Section 4.5, hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the Selling Holders and the managing underwriter(s), if any, in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any such amendment or supplement thereto.

          (h) Prior to any public offering of Registrable Securities, use its reasonable best efforts to register or qualify or cooperate with the Selling Holders, the managing underwriter(s), if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or “Blue Sky” laws of such jurisdictions within the United States and the Commonwealth of Puerto Rico as any seller or managing underwriter(s) reasonably requests in writing and to keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and to take any other action that may be necessary or advisable to enable such Selling Holders to consummate the disposition of such Registrable Securities in such jurisdiction; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject.
          (i) Cooperate with the Selling Holders and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates (not bearing any legends) representing Registrable Securities to be sold after receiving written representations from each Selling Holder that the Registrable Securities represented by the certificates so delivered by such Selling Holder will be transferred in accordance with the Registration Statement, and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriter(s), if any, or the Selling Holders may request at least 4 Business Days prior to any sale of Registrable Securities.
          (j) Use its reasonable best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other Governmental Entities within the United States or the Commonwealth of Puerto Rico, except as may be required solely as a consequence of the nature of such Selling Holder’s business, in which case the Company will cooperate in all reasonable respects, at such Selling Holder’s expense, with the filing of such Registration Statement and the granting of such approvals, as may be necessary to enable the seller or sellers thereof or the managing underwriter(s), if any, to consummate the disposition of such Registrable Securities.
          (k) Upon the occurrence of any event contemplated by Section 4.5(c)(ii), (c)(iii), (c)(iv), (c)(v) or (c)(vi) above, prepare a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the Selling Holders, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.
          (l) Prior to the effective date of the Registration Statement relating to the Registrable Securities, provide a CUSIP number for the Registrable Securities.
          (m) Provide and cause to be maintained a transfer agent and registrar for all Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement.

          (n) Use its reasonable best efforts to cause all shares of Registrable Securities covered by such Registration Statement to be authorized to be listed on each national securities exchange on which similar securities issued by the Company are then listed.
          (o) Enter into customary agreements (including an underwriting agreement in form, scope and substance as is customary in underwritten offerings) and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, in order to expedite or facilitate the disposition of such Registrable Securities, and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, (i) make such representations and warranties to the Selling Holders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by issuers in underwritten offerings, and, if true, confirm the same if and when requested, (ii) use its reasonable best efforts to furnish to the Selling Holders of such Registrable Securities opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriter(s), if any, and counsels to the Selling Holders of the Registrable Securities), addressed to each Selling Holder of Registrable Securities and each of the managing underwriter(s), if any, covering the matters customarily covered in opinions requested in underwritten offerings as may be reasonably requested by such counsel and managing underwriter(s), (iii) use its reasonable best efforts to obtain “cold comfort” letters and updates thereof from the independent certified public accountants of the Company (and, if necessary, any other independent certified public accountants of any Subsidiary of the Company or of any business acquired by the Company for which financial statements and financial data are, or are required to be, included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each Selling Holder of Registrable Securities (unless such accountants shall be prohibited from so addressing such letters by applicable standards of the accounting profession) and each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with underwritten offerings, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures substantially to the effect set forth in Section 4.6 hereof with respect to all parties to be indemnified pursuant to said Section except as otherwise agreed by the Holders of a majority of the Registrable Securities being sold in connection therewith and the managing underwriter(s) and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement, or as and to the extent required thereunder.
          (p) Make available for inspection by a representative of the Selling Holders, the managing underwriter(s), if any, and any attorneys or accountants retained by such Selling Holders or managing underwriter(s) (collectively, “Inspectors”), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries (collectively, the “Records”), and cause the officers, directors and employees of the Company and its Subsidiaries to supply all information in each case reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such Registration Statement, provided that Records that the Company determines, in good faith, to be confidential and which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors (and the Inspectors shall confirm their agreement in writing in advance to the Company if the Company shall so request) unless (a) the disclosure of such Records is necessary, in the judgment of the Company or the Holders’ Representative, to avoid or correct a misstatement or omission in the Registration Statement, (b) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction after exhaustion of all appeals therefrom or (c) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public. Each Selling Holder agrees that it shall, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company’s expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential. In the event that the Company is unsuccessful in preventing the disclosure of such Records, such Selling Holder agrees that it shall furnish only such portion of those Records which it is advised by counsel is legally required and shall exercise all reasonable efforts, at the Company’s expense, to obtain reliable assurance that confidential treatment will be accorded to those Records.
          (q) In the case of an underwritten offering, cause its officers to use their reasonable best efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including, without limitation, by participation in “road shows”) taking into account the Company’s business needs.
          (r) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC and any applicable national securities exchange, and make available to its security holders, as soon as reasonably practicable (but not more than 18 months) after the effective date of the registration statement, an earnings statement which shall satisfy the provisions of Section 11(a) of the Securities Act.
          The Company may require each Selling Holder to furnish to the Company in writing such information required in connection with such registration regarding such Selling Holder and the distribution of such Registrable Securities as the Company may, from time to time, reasonably request in writing and the Company may exclude from such registration the Registrable Securities of any Selling Holder who unreasonably fails to furnish such information within a reasonable time after receiving such request.
          Each Selling Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.5(c)(ii), (c)(iii), (c)(iv), (c)(v) or (c)(vi) hereof, such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or Prospectus until such Holder’s receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4.5(k) hereof, or until it is advised in writing by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus; provided, however, that the Company shall extend the time periods under Section 4.1 and Section 4.2 with respect to the length of time that the effectiveness of a Registration Statement must be maintained by the amount of time the Holder is required to discontinue disposition of such securities.
          Section 4.6. Indemnification.
     (a) Indemnification by the Company. The Company shall indemnify and hold harmless, to the fullest extent permitted by Law, each Selling Holder whose Registrable Securities are covered by a Registration Statement or Prospectus, the officers, directors, partners (limited and general), members, managers, shareholders, accountants, attorneys, agents and employees of each of them, each Person who controls each such Selling Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, partners (limited and general), members, managers, shareholders, accountants, attorneys, agents and employees of each such controlling person, each underwriter, if any, and each Person who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such underwriter (collectively, “Holder Indemnitees”), from and against any and all losses, claims, damages, liabilities, reasonable costs (including, without limitation, costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such party in connection with any investigation or Action), expenses, judgments, fines, penalties, charges and amounts paid in settlement (collectively, “Losses”), as incurred, arising out of or based upon any untrue statement (or alleged untrue statement) of a material fact contained in any applicable Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or free writing prospectus related thereto) or any other offering circular, amendment of or supplement to any of the foregoing or other document incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein (in the case of a final or preliminary Prospectus, in light of the circumstances under which they were made) a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of the Securities Act or of the Exchange Act in connection with any such registration, qualification, or compliance; provided, that the Company will not be liable to a Selling Holder or underwriter in any such case to the extent that any such Loss arises out of or is based on any untrue statement or omission by such Selling Holder or underwriter, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or free writing prospectus related thereto), offering circular, amendment of or supplement to any of the foregoing or other document in reliance upon and in conformity with written information furnished to the Company by such Selling Holder or underwriter specifically for inclusion in such document. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of any Holder Indemnitee or any other Holder and shall survive the transfer of such securities. The foregoing indemnity agreement is in addition to any liability that the Company may otherwise have to each Holder Indemnitee.

          (b) Indemnification by Selling Holders. In connection with any Registration Statement in which a Selling Holder is participating by registering Registrable Securities, such Selling Holder shall furnish to the Company in writing such information as the Company reasonably requests specifically for use in connection with any Registration Statement or Prospectus and agrees to indemnify and hold harmless, to the fullest extent permitted by Law, severally and not jointly, the Company, the officers and directors of the Company, and each Person who controls the Company, and each underwriter, if any, and each Person who controls such underwriter (collectively, “Company Indemnitees”), from and against all Losses, as incurred, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or free writing prospectus related thereto) or any other offering circular or any amendment of or supplement to any of the foregoing or any other document incident to such registration, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of a final or preliminary Prospectus, in light of the circumstances under which they were made) not misleading, in each case solely to the extent that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such Registration Statement (or in any preliminary or final Prospectus contained therein, any document incorporated by reference therein or free writing prospectus related thereto), offering circular, or any amendment of or supplement to any of the foregoing or other document in reliance upon and in conformity with written information furnished to the Company by such Selling Holder expressly for inclusion in such document; and provided, however, that the liability of each Selling Holder hereunder shall be limited to the net proceeds received by such Selling Holder from the sale of Registrable Securities covered by such Registration Statement.
          (c) Conduct of Indemnification Proceedings. If any Person shall be entitled to indemnity hereunder (an “indemnified party”), such indemnified party shall give prompt notice to the party from which such indemnity is sought (the “indemnifying party”) of any claim or of the commencement of any Action with respect to which such indemnified party seeks indemnification or contribution pursuant hereto; provided, however, that the delay or failure to so notify the indemnifying party shall not relieve the indemnifying party from any obligation or liability except to the extent that the indemnifying party has been actually prejudiced by such delay or failure. The indemnifying party shall have the right, exercisable by giving written notice to an indemnified party promptly after the receipt of written notice from such indemnified party of such claim or Action, to assume, at the indemnifying party’s expense, the defense of any such Action, with counsel reasonably satisfactory to such indemnified party; provided, however, that an indemnified party shall have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless: (i) the indemnifying party agrees to pay such fees and expenses; (ii) the indemnifying party fails promptly to assume, or in the event of a conflict of interest cannot assume, the defense of such Action or fails to employ counsel reasonably satisfactory to such indemnified party, in which case the indemnified party shall also have the right to employ counsel and to assume the defense of such Action; or (iii) in the indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Action; provided, further, however, that the indemnifying party shall not, in connection with any one such Action or separate but substantially similar or related Actions in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one firm of attorneys (together with appropriate local counsel) at any time for all of the indemnified parties, or for fees and expenses that are not reasonable. Whether or not such defense is assumed by the indemnifying party, such indemnified party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld or delayed). The indemnifying party shall not consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by all claimants or plaintiffs to such indemnified party of a release, in form and substance reasonably satisfactory to the indemnified party, from all liability in respect of such claim or litigation.
          (d) Contribution. (i) If the indemnification provided for in this Section 4.6 is unavailable to an indemnified party in respect of any Losses (other than in accordance with its terms), then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and such indemnified party, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such indemnifying party, on the one hand, and indemnified party, on the other hand, shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been taken by, or relates to information supplied by, such indemnifying party or indemnified party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent any such action, statement or omission.
     (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.6(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding anything to the contrary contained in this Section 4.6(d), an indemnifying party that is a Selling Holder shall not be required to contribute any amount in excess of the amount by which the net proceeds from the sale of the Registrable Securities sold by such indemnifying party exceeds the amount of any damages that such indemnifying party has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.
          Section 4.7. Rule 144; Rule 144A. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 or 144A under the Securities Act), and it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (i) Rule 144 or 144A or Regulation S under the Securities Act, as such Rules may be amended from time to time, or (ii)

any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements and, if not, the specifics thereof.
          Section 4.8. Underwritten Registrations. (a) If any Demand Registration is an underwritten offering, the Holders’ Representative shall have the right to select the investment banker or investment bankers and managers to administer the offering, subject to approval by the Company, not to be unreasonably withheld. The Company shall have the right to select the investment banker or investment bankers and managers to administer any incidental or piggyback registration.
          (b) No Person may participate in any underwritten registration hereunder unless such Person (i) agrees to sell the Registrable Securities or Other Securities it desires to have covered by the registration on the basis provided in any underwriting arrangements in customary form and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, provided that such Person shall not be required to make any representations or warranties other than those related to title and ownership of shares and as to the accuracy and completeness of statements made in a Registration Statement, Prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to the Company or the managing underwriter(s) by such Person and provided further, that such Person’s liability in respect of such representations and warranties shall not exceed such Person’s net proceeds from the offering.
          Section 4.9. Registration Expenses. The Company shall pay all reasonable fees and expenses incident to the performance of or compliance with its obligations under this Article IV, including (i) all registration and filing fees (including fees and expenses (A) with respect to filings required to be made with all applicable securities exchanges and/or the National Association of Securities Dealers, Inc. and (B) of compliance with securities or Blue Sky laws including any fees and disbursements of counsel for the underwriter(s) in connection with Blue Sky qualifications of the Registrable Securities pursuant to Section 4.5(h)), (ii) printing expenses (including expenses of printing certificates for Registrable Securities in a form eligible for deposit with The Depository Trust Company and of printing Prospectuses if the printing of Prospectuses is requested by the managing underwriter(s), if any, or by the Holders of a majority of the Registrable Securities included in any Registration Statement), (iii) messenger, telephone and delivery expenses of the Company, (iv) fees and disbursements of counsel for the Company, (v) expenses of the Company incurred in connection with any road show, (vi) reasonable fees and disbursements of all independent certified public accountants (including, without limitation, the expenses of any “cold comfort” letters required by this Agreement) and any other persons, including special experts retained by the Company, (vii) fees and disbursements of counsel for one law firm chosen by Selling Holders holding a majority of the Registrable Securities covered by the applicable Registration Statement, and (viii) other reasonable out-of-pocket expenses of Selling Holders. In addition, the Company shall bear all of its internal expenses (including all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit, the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange on which similar securities issued by the

Company are then listed and rating agency fees and the fees and expenses of any Person, including special experts, retained by the Company.
          Section 4.10. Other Agreements. The Company covenants and agrees that, so long as Holdings holds any Registrable Securities in respect of which any registration rights provided for in this Article IV remain in effect, the Company will not, directly or indirectly, grant to any Person or agree to or otherwise become obligated in respect of (a) rights of registration in the nature or substantially in the nature of those set forth in this Article IV that would have priority over the Registrable Securities with respect to the inclusion of such securities in any registration or (b) rights of registration in the nature or substantially in the nature of those set forth in this Article IV that would be pari passu with the Registrable Securities with respect to the inclusion of such securities in any registration, without the prior written consent of Holdings.
          Section 4.11. Securities Held by the Company or its Subsidiaries. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, in the event that the Company or any of its Subsidiaries holds Registrable Securities, such Registrable Securities shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.
ARTICLE V
MISCELLANEOUS
          Section 5.1. Conflicting Agreements. Each party represents and warrants that it has not granted and is not a party to any proxy, voting trust or other agreement that is inconsistent with or conflicts with any provision of this Agreement.
          Section 5.2. Termination. Except as otherwise provided in this Agreement, this Agreement and the rights and obligations of the parties hereunder shall terminate upon the earlier to occur of (i) completion of a Qualifying Transaction or of a Going Private Transaction effected in accordance with Section 2.1 and (ii) the first date on which Holdings no longer Beneficially Owns Voting Securities representing at least 5% of the Total Voting Power, provided, however, that the provisions of Articles I, IV and V shall continue in effect, with respect to any Holder, for so long as such Holder Beneficially Owns any Registrable Securities. Nothing in this Section 5.2 shall be deemed to release any party from any liability for any willful and material breach of this Agreement occurring prior to the termination hereof.
          Section 5.3. Notice of Dilution; Certain Calculations. If at any time or from time to time the Company becomes aware of any event that has caused, or which could reasonably be expected to cause, Holdings’ Beneficial Ownership of Voting Securities to decrease below a majority of the Total Voting Power, such as receipt of an option holder’s notice to exercise such option(s), the Company shall promptly (but in no event more than 5 Business Days thereafter) notify Holdings thereof.
          (b) For purposes of this Agreement, all determinations of the amount of outstanding Voting Securities shall be based on information set forth in the most recent quarterly or annual report, and any current report subsequent thereto, filed by the Company with the SEC, unless the Company shall have updated such information by delivery of written notice to Holdings.
          (c) For purposes of calculating the number of outstanding shares of Common Stock or Voting Securities and the number of shares of Common Stock or Voting Securities Beneficially Owned by Holdings as of any date, any shares of Common Stock or Voting Securities held in the Company’s treasury or belonging to any Subsidiaries of the Company which are not entitled to be voted or counted for purposes of determining the presence of a quorum pursuant to Section 5.14(C) of the Puerto Rico General Corporations Law (or any successor statute (the “PRGCL”)) shall be disregarded.
          Section 5.4. Amendment and Waiver. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Company and Holdings (or, in the case of an amendment of any provision of Article IV and any related definitions contained in Article I at any time when Holdings is not the sole Holder, signed on behalf of each of (i) the Company and (ii) the Holders of a majority of the aggregate number of Registrable Securities then held by all Holders). Any party hereto may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to the other parties (or, in the case of a waiver of any rights of the Holders under Article IV at any time when Holdings is not the sole Holder, by an instrument in writing signed by the Holders of a majority of the aggregate number of Registrable Securities then held by all Holders and delivered to the Company and the Holders’ Representative). The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.
          Section 5.5. Severability. If any provision of this Agreement shall be declared by any court of competent jurisdiction to be illegal, void or unenforceable, all other provisions of this Agreement shall not be affected and shall remain in full force and effect.
          Section 5.6. Entire Agreement. Except as otherwise expressly set forth herein, this Agreement and the SPA, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, embody the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter hereof in any way.
          Section 5.7. Successors and Assigns. Neither this Agreement nor any right or obligation hereunder is assignable in whole or in part by any party without the prior written consent of the other party hereto, provided that Holdings may transfer its rights and obligations, in whole or in part, (i) to any of its Affiliates and (ii) under Article IV to any Transferee (and any Transferee may transfer such rights and obligations to any subsequent Transferee) without the prior written consent of the Company. Any assignment pursuant to clause (ii) of this Section 5.7 shall be effective upon receipt by the Company of (x) written notice from the transferring Holder stating the name and address of any Transferee and identifying the number of Registrable Securities with respect to which the rights under this Agreement are being transferred and the nature of the rights so transferred and (y) a written agreement in substantially the form attached as Exhibit A hereto from such Transferee to be bound by the applicable terms of this Agreement.
          Section 5.8. Counterparts; Execution by Facsimile Signature. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument. This Agreement may be executed by facsimile signature(s).
          Section 5.9. Remedies. (a) Each party hereto acknowledges that monetary damages would not be an adequate remedy in the event that any of the covenants or agreements in this Agreement is not performed in accordance with its terms, and it is therefore agreed that, in addition to and without limiting any other remedy or right it may have, the non-breaching party will have the right to an injunction, temporary restraining order or other equitable relief in any court of competent jurisdiction enjoining any such breach or threatened breach and enforcing specifically the terms and provisions hereof. Each party hereto agrees not to oppose the granting of such relief in the event a court determines that such a breach has occurred, and to waive any requirement for the securing or posting of any bond in connection with such remedy.
          (b) The Company agrees that no recourse under this Agreement or any of the transactions contemplated hereby shall be had against any (x) former, current or future director, officer, employee, partner (limited or general), member, manager, shareholder, Affiliate or controlling Person of Holdings or (y) former, current or future director, officer, employee, partner (limited or general), member, manager, shareholder, Affiliate or controlling Person of any partner (limited or general), member, manager, shareholder, Affiliate or controlling Person of Holdings (the persons referred to in clauses (x) and (y) being the “Holdings Related Parties”) whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any Law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any of the Holdings Related Parties, as such, for any obligation of Holdings under this Agreement or any of the transactions contemplated hereby or for any claim based on, in respect of or by reason of such obligations or transactions.
          (c) All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.
          Section 5.10. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day or (iii) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the addresses set forth below or such other address or facsimile number as a party may from time to time specify by notice to the other parties hereto:

If to the Company:

Doral Financial Corporation
1451 Franklin D. Roosevelt Avenue
San Juan, Puerto Rico 00920
Telephone: (787) 474-6381
Fax: (787) 474-6817
Attn:	Glen Wakeman
Enrique Ubarri

with a copy (which shall not constitute notice) to:

Cleary Gottlieb Steen & Hamilton LLP
One Liberty Plaza
New York, N.Y. 10006
Telephone: (212) 225-2000
Fax: (212) 225-3999
Attn:	Victor Lewkow
Jaime El Koury
Francisco Cestero

If to Holdings:

Doral Holdings Delaware, LLC
c/o Bear Stearns Merchant Banking
383 Madison Avenue
New York, NY 10179
Telephone: (212) 272-2000
Fax: (212) 881-9516
Attn:	David E. King
Robert Juneja

with a copy (which shall not constitute notice) to:

Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, N.Y. 10017
Telephone: (212) 455-2000
Fax: (212) 455-2502
Attn:	Lee Meyerson
Ellen Patterson

and

Kirkland & Ellis LLP
153 East 53rd Street
New York, N.Y. 10022

Telephone: (212) 446-4800
Fax: (212) 446-4900
Attn:	Michael T. Edsall
          Section 5.11. Governing Law; Consent to Jurisdiction. (a) This Agreement shall be governed in all respects by the laws of the State of New York, except to the extent required by mandatory provisions of the PRGCL.
          (b) Each of the parties hereto hereby irrevocably and unconditionally consents to submit to the exclusive jurisdiction and venue of the United States District Court for the Southern District of New York and in the courts hearing appeals therefrom unless no basis for federal jurisdiction exists, in which event each party hereto irrevocably consents to the exclusive jurisdiction and venue of the Supreme Court of the State of New York, New York County, and the courts hearing appeals therefrom, for any action, suit or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the parties hereto irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such action, suit or proceeding, any claim that is not personally subject to the jurisdiction of the aforesaid courts for any reason, other than the failure to serve process in accordance with this Section 5.11, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable Law, that the action, suit or proceeding in any such court is brought in an inconvenient forum, that the venue of such action, suit or proceeding is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable Law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each of the parties hereto expressly acknowledges that the foregoing waivers are intended to be irrevocable under the laws of the State of New York and of the United States of America; provided, that consent by the parties hereto to jurisdiction and service contained in this Section 5.11 is solely for the purpose referred to in this Section 5.11 and shall not be deemed to be a general submission to said courts or in the State of New York other than for such purpose.
          (c) The Company hereby irrevocably designates Doral Bank, FSB, located at 387 Park Avenue South, New York, New York 10016-8810, Attention: Paul Mak (in such capacity, the “Company Process Agent”) its designee, appointee and agent to receive, for and on its behalf, service of process in such jurisdiction in any action, suit or proceeding arising out of or relating to this Agreement and such service shall be deemed complete upon delivery thereof to the Company Process Agent; provided, that in the case of any such service upon the Company Process Agent, the party effecting such service shall also deliver a copy thereof to the Company in the manner provided in Section 5.10. In addition, each of the parties hereto irrevocably consents to the service of process out of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address specified pursuant to Section 5.10, such service of process to be effective upon acknowledgment of receipt of such registered mail.

          (d) Each of the parties hereto hereby irrevocably and unconditionally waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.

          IN WITNESS WHEREOF, the parties hereto have executed this Securityholders and Registration Rights Agreement as of the date first written above.

DORAL FINANCIAL CORPORATION

By:

Name:
Title:

DORAL HOLDINGS DELAWARE, LLC

By:

Name:
Title:
[Securityholders and Registration Rights Agreement Signature Page]

EXHIBIT A
JOINDER
          By execution of this Joinder, the undersigned agrees to become a party to Article IV (and any related provisions of Articles I and V) of that certain Securityholders and Registration Rights Agreement, dated as of [___], 2007 (the “Agreement”), between Doral Financial Corporation and Doral Holdings Delaware, LLC. By execution of this Joinder, the undersigned shall have all the rights, and shall observe all the obligations of a Holder (as defined in the Agreement) contained in such specified provisions.

Name:

Address for Notices:	With Copies to:

Signature:

Date:

ANNEX E
VOTING AGREEMENT
          VOTING AGREEMENT, dated as of May 16, 2007 (this “Agreement”), by and among Doral Holdings Delaware, LLC, a Delaware limited liability company (“Holdings”), Edgar M. Cullman, Edgar M. Cullman, Jr., John L. Ernst, Louise B. Cullman, Susan R. Cullman, Frederick M. Danziger and Lucy C. Danziger and the other persons set forth on Schedule 1 hereto (each an “Individual Shareholder”) and the trusts set forth on Schedule 1 hereto (each, a “Trust Shareholder” and together with the Individual Shareholders, the “Shareholders”).
WITNESSETH:
          WHEREAS, concurrently with the execution of this Agreement, Holdings, Doral Financial Corporation (the “Company”) and, to the extent provided therein, Doral Holdings, L.P. are entering into a Stock Purchase Agreement, dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the “SPA”), pursuant to which, among other things, Holdings will purchase from the Company 968,253,968 shares (subject to adjustment as provided in the SPA, the “Purchased Stock”) of the common stock (the “Common Stock”), par value (upon the Closing) $0.01 per share.
          WHEREAS, as a condition and inducement to Holdings entering into the SPA, Holdings has required that the Shareholders agree, and each of the Shareholders has agreed, to enter into this Agreement and abide by the covenants and obligations with respect to such Shareholder’s Shares (as hereinafter defined) set forth herein.
          NOW THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:
ARTICLE I
GENERAL
     1.1.   Defined Terms. The following capitalized terms, as used in this Agreement, shall have the meanings set forth below. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed thereto in the SPA.
          “Encumbrance” means any security interest, pledge, mortgage, lien (statutory or other), charge, option to purchase, lease or other right to acquire any interest or any claim, restriction, covenant, title defect, hypothecation, assignment, deposit arrangement or other encumbrance of any kind or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement); provided, that a security interest of a financial institution for indebtedness owed by a Shareholder shall not be deemed an Encumbrance so long as the Shareholder retains sole voting power with respect to such Shares. The term “Encumber” shall have a correlative meaning.
          “Person” means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity, or any group comprised of two or more of the foregoing.
          “Shares” means, with respect to each Shareholder, the shares of Common Stock owned by such Shareholder as set forth in Schedule 1 hereto.
          “Transfer” means, directly or indirectly, to sell, transfer, assign, pledge, Encumber, hypothecate or similarly dispose of (by merger, operation of law or otherwise), ,or to enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, assignment, pledge, Encumbrance, hypothecation or similar disposition of (by merger, by operation of law or otherwise); provided, that a dissolution of a trust required by the terms thereof, or a voluntary dissolution of a trust in which all of the beneficiaries who receive shares of Common Stock upon such dissolution agree to be bound by the terms of this Agreement, shall not be deemed a “Transfer” for purposes of this Agreement.
ARTICLE II
VOTING
     2.1.   Agreement to Vote. Each Shareholder hereby agrees that during the term of this Agreement, at the Company Shareholders Meeting or any other meeting of the shareholders of the Company, however called, including any adjournment or postponement thereof, or in connection with any written consent of the shareholders of the Company, such Shareholder shall, in each case to the fullest extent that such Shareholder’s Shares are entitled to vote thereon or consent thereto:
          (a) appear at each such meeting or otherwise cause such Shareholder’s Shares to be cast in accordance with the applicable procedures relating thereto so as to ensure that they are duly counted as present thereat for purposes of calculating a quorum; and
          (b) vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of such Shareholder’s Shares (i) in favor of the issuance of the Purchased Stock and approval of the Charter Amendment; (ii) in favor of any Reverse Stock Split proposed by the Company in accordance with the SPA; (iii) against any action, proposal, transaction or agreement that would reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the SPA, or of any Shareholder contained in this Agreement; and (iv) against any Competing Proposal or any other action, agreement or transaction that is intended, or could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect the transactions contemplated by the SPA or this Agreement or the performance by such Shareholder of its obligations under this Agreement, including, in each case except to the extent contemplated by the SPA or consented to in writing by Holdings: (A) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company or its Subsidiaries; (B) a sale, lease or transfer of a material amount of assets of the Company or any of its Subsidiaries or a reorganization, recapitalization or liquidation of the Company or any of its Subsidiaries; (C) an election of new members to the board of directors of the Company, other than nominees to the board of directors of the Company who are serving as directors of the Company on the date of this Agreement; (D) any material change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company’s certificate of incorporation or bylaws; or (E) any other material change in the Company’s corporate structure or business. Notwithstanding the foregoing, nothing in this Agreement shall be deemed to prohibit the Shareholder, to the extent applicable, from fulfilling his obligations as a director of the Company.
     2.2.   No Inconsistent Agreements. Each Shareholder hereby covenants and agrees that, except for this Agreement, such Shareholder (a) has not entered into, and shall not enter into at any time while this Agreement remains in effect, any voting agreement or voting trust with respect to such Shareholder’s Shares and (b) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, consent or power of attorney with respect to such Shareholder’s Shares other than those certain irrevocable proxies that have been provided to Holdings prior to the date hereof, which shall be subject to Section 4.3.
ARTICLE III
REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS
     3.1.   Representations and Warranties of Individual Shareholders. Each Individual Shareholder hereby represents and warrants to Holdings as follows:
          (a) Authorization; Validity of Agreement; Necessary Action. Such Individual Shareholder has the legal capacity and all requisite power and authority to enter into this Agreement, to perform his or her obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Individual Shareholder and, assuming this Agreement constitutes a valid and binding obligation of Holdings, constitutes a valid and binding obligation of such Individual Shareholder, enforceable against him or her in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.
          (b) Ownership. Such Individual Shareholder’s Shares are owned by such Individual Shareholder. As of the date hereof, such Individual Shareholder’s Shares constitute all of the shares of Common Stock owned by such Individual Shareholder. Such Individual Shareholder has and will have at all times through the Closing Date sole (or to the extent set forth on Schedule 1, shared) voting power, sole (or to the extent set forth on Schedule 1, shared) power of disposition, sole (or to the extent set forth on Schedule 1, shared) power to issue instructions with respect to the matters set forth in Article II hereof, and sole (or to the extent set forth on Schedule 1, shared) power to agree to all of the matters set forth in this Agreement, in each case with respect to all of such Individual Shareholder’s Shares.

     3.2.   Representations and Warranties of Trust Shareholders. Each Trust Shareholder hereby represents and warrants, to the best of its knowledge but without any review of law or the underlying trust agreements, to Holdings, as follows:
          (a) Authorization; Validity of Agreement; Necessary Action. Such Trust Shareholder has the legal capacity and all requisite power and authority to enter into this Agreement. This Agreement has been duly executed and delivered by such Trust Shareholder and, assuming this Agreement constitutes a valid and binding obligation of Holdings, constitutes a valid and binding obligation of the Trust Shareholder, enforceable against it in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.
          (b) Ownership. Such Trust Shareholder’s Shares are owned by such Trust Shareholder. As of the date hereof, such Trust Shareholder’s Shares constitute all of the shares of Common Stock owned by such Trust Shareholder. The trustees executing and delivering this Agreement on behalf of such Trust Shareholder have and will have at all times through the Closing Date sole power to agree to all of the matters set forth in this Agreement, in each case with respect to all of the Shares owned by such Trust Shareholder.
     3.3.   Representations and Warranties of Attorneys-in-Fact. Each person who has executed this Agreement as attorney-in-fact hereby represents that he or she has a valid power of attorney with respect to each person for whom they executed this Agreement.
ARTICLE IV
OTHER COVENANTS
     4.1.   Prohibition on Transfers, Other Actions. Each Shareholder hereby agrees not to (i) Transfer any of such Shareholder’s Shares or any interest therein, (ii) enter into any agreement, arrangement or understanding with any Person, or take any other action, that violates or conflicts with or would reasonably be expected to violate or conflict with, or result in or give rise to a violation of or conflict with, such Shareholder’s representations, warranties, covenants and obligations under this Agreement, or (iii) take any action that would restrict or otherwise affect such Shareholder’s legal power, authority and right to comply with and perform such Shareholder’s covenants and obligations under this Agreement.
     4.2.   Stock Dividends, etc. In the event of a stock split, stock dividend or distribution, or any change in the Common Stock by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of shares or the like, the term “Shares” shall be deemed to refer to and include such shares as well as all such stock dividends and distributions and any securities into which or for which any or all of such shares may be changed or exchanged or which are received in such transaction.
     4.3.   Proxies. Each person who has been granted a proxy, consent or power of attorney for a Shareholder with power to vote Shares on behalf of such Shareholder prior to the termination of this Agreement will not terminate, modify or waive any term of such proxy, consent or power of attorney without the prior written consent of Holdings.
ARTICLE V
MISCELLANEOUS
     5.1.   Termination. This Agreement shall terminate and be of no further force or effect upon the earliest to occur of (i) the Closing under the SPA, (ii) the date of termination of the SPA in accordance with its terms, (iii) the date upon which an amendment to any term of the SPA that is materially adverse to the Shareholders, including any decrease in the price to be paid per share of Common Stock purchased by Holdings pursuant to the SPA or any reduction in the Purchase Price to be paid by Holdings pursuant to the SPA, is effected, (iv) June 26, 2007, unless Parent shall have received all of the Equity Commitments by such date and shall have so certified to the Shareholders, and (v) September 30, 2007. Nothing in this Section 5.1 shall relieve or otherwise limit any party of liability for willful breach of this Agreement. In addition, each Shareholder may elect to terminate this Agreement as to such Shareholder’s Shares at any time during which the Company may terminate the SPA pursuant to Section 7.1(i) thereof if during such period (i) the Company receives a Competing Proposal, and (ii) the Company’s board of directors receives the written opinion of its financial advisor, Rothschild Inc., stating that such Competing Proposal constitutes a Superior Proposal (using the definition thereof contained in the SPA but substituting “Rothschild Inc.” for “Board of Directors of the Company” in such definition).
     5.2.   Additional Equity Commitments. Holdings shall provide a report to the Shareholders as to the status of the Equity Commitments prior to or on June 12, 2007.
     5.3.   No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Holdings any direct or indirect ownership or incidence of ownership of or with respect to any Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the applicable Shareholder, and Holdings shall have no authority to direct any Shareholder in the voting or disposition of any of the Shares, except as otherwise provided herein.
     5.4.   Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next Business Day or (iii) one Business Day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the addresses set forth below or such other address or facsimile number as a party may from time to time specify by notice to the other parties hereto:
          (a) if to Holdings to:
Doral Holdings Delaware, LLC
c/o Bear Stearns Merchant Banking
383 Madison Avenue
New York, NY 10179

Telephone: (212) 272-2000
Fax: (212) 881-9516
Attn: David E. King
          Robert Juneja
               with a copy (which shall not constitute notice) to:
Simpson Thacher & Bartlett LLP
425 Lexington Avenue
New York, N.Y. 10017
Telephone: (212) 455-2000
Fax: (212) 455-2502
Attn: Lee Meyerson
          Ellen Patterson
and
Kirkland & Ellis LLP
153 East 53rd Street
New York, N.Y. 10022
Telephone: (212) 446-4800
Fax: (212) 446-6460
Attn: Michael T. Edsall
          (b) if to Edgar M. Cullman or Edgar M. Cullman, Jr. at:
c/o Culbro, LLC
880 Third Avenue
New York, New York 10022
Telephone: (646) 461-9276
Fax: (646) 461-9289
          (c) if to Frederick M. Danziger at:
c/o Griffin Land Nurseries, Inc.
One Rockefeller Plaza, Suite 2301
New York, N.Y. 10020
Telephone: (212) 218-7910
Fax: (212) 218-7917
          (d) if to any other Shareholder, then at 641 Lexington Avenue, New York, NY 10022.
     5.5.   Interpretation. The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.
     5.6.   Counterparts. This Agreement may be executed by facsimile and in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.
     5.7.   Entire Agreement. This Agreement and, to the extent referenced herein, the SPA, together with the several agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto, constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.
     5.8.   Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.
          (a) This Agreement shall be governed by and construed in accordance with the laws of the State of New York without giving effect to the principles of conflicts of law. Each party irrevocably submits to the exclusive jurisdiction and venue of the Supreme Court of the State of New York, New York County, and the courts hearing appeals therefrom, for any action, suit or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby. Each party irrevocably and unconditionally waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any such action, suit or proceeding, any claim that is not personally subject to the jurisdiction of the aforesaid courts for any reason, other than the failure to serve process in accordance with this Section 5.8, that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and to the fullest extent permitted by applicable law, that the action, suit or proceeding in any such court is brought in an inconvenient forum, that the venue of such action, suit or proceeding is improper, or that this Agreement, or the subject matter hereof, may not be enforced in or by such courts and further irrevocably waives, to the fullest extent permitted by applicable law, the benefit of any defense that would hinder, fetter or delay the levy, execution or collection of any amount to which the party is entitled pursuant to the final judgment of any court having jurisdiction. Each of the parties expressly acknowledges that the foregoing waivers are intended to be irrevocable under the laws of the State of New York and of the United States of America; provided that consent by the parties hereto to jurisdiction and service contained in this Section 5.8 is solely for the purpose referred to in this Section 5.8 and shall not be deemed to be a general submission to said courts or in the State of New York other than for such purpose.
          (b) Each of Holdings and each of the Shareholders irrevocably consent to the service of process out of any of the aforementioned courts in any such action, suit or proceeding by the mailing of copies thereof by registered mail, postage prepaid, to such party at its address specified pursuant to Section 5.4, such service of process to be effective upon acknowledgment of receipt of such registered mail.
     5.9.   Amendment; Waiver. This Agreement may not be amended except by an instrument in writing signed by Holdings and, to the extent such amendment relates to a Shareholder, such Shareholder. Each party may waive any right of such party hereunder by an instrument in writing signed by such party and delivered to Holdings and the applicable Shareholder(s).
     5.10.   Remedies. The parties hereto agree that irreparable damage would occur in the event that any provision in this Agreement were not performed in accordance with the terms hereof and that Holdings shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or equity.
     5.11.   Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby are fulfilled to the extent possible.
     5.12.   Successors and Assigns; Third Party Beneficiaries. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto. This Agreement may not be assigned by a party without the prior written consent of the other party (and any purported assignment without such consent shall be void and without effect), except that Holdings may assign all or any of its rights and obligations hereunder to any Person to which it assigns any of rights or obligations under the SPA. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.
[Remainder of this page intentionally left blank]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be signed (where applicable, by their respective officers or other authorized Person thereunto duly authorized) as of the date first written above.

DORAL HOLDINGS DELAWARE, LLC

By: Doral Holdings, L.P.
Its: Managing Member

By: Doral GP Ltd.
Its: General Partner

By:

Name:
Title:

EDGAR M. CULLMAN, individually and as Trustee of the Trusts of which he is a Trustee as indicated on Schedule 1

EDGAR M. CULLMAN, JR., individually and as Trustee of the Trusts of which he is a Trustee as indicated on Schedule 1

JOHN L. ERNST, individually and as Trustee of the Trusts of which he is a Trustee, as Custodian and Guardian, all as indicated on Schedule 1

LOUISE B. CULLMAN, individually and as Trustee of the Trusts of which she is a Trustee as indicated on Schedule 1

SUSAN R. CULLMAN, individually and as Trustee of the Trusts of which she is a Trustee as indicated on Schedule 1

FREDERICK M. DANZIGER, individually and as Trustee of the Trusts of which he is a Trustee as indicated on Schedule 1

LUCY C. DANZIGER, individually and as Trustee of the Trusts of which she is a Trustee as indicated on Schedule 1

DAVID M. DANZIGER, individually and as Trustee of the Trusts of which he is a Trustee, as Custodian and Guardian, all as indicated on Schedule 1

ELISSA F. CULLMAN, individually and as Trustee of the Trusts of which she is a Trustee as indicated on Schedule 1

GEORGINA D. CULLMAN, individually and as Trustee of the Trusts of which she is a Trustee as indicated on Schedule 1

ALEXANDRA ERNST, individually and as Trustee of the Trusts of which she is a Trustee, as Custodian and Guardian, all as indicated on Schedule 1

MARGOT P. ERNST, not individually but as Trustee of the Trusts of which she is a Trustee as indicated on Schedule 1

CAROLYN S. FABRICI, not individually but as Trustee of the Trusts of which she is a Trustee as indicated on Schedule 1

REBECCA D. GAMZON, not individually but as Trustee of the Trusts of which she is a Trustee, as Custodian and Guardian, all as indicated on Schedule 1

CAROLYN B. SICHER, not individually but as Trustee of the Trusts of which she is a Trustee as indicated on Schedule 1

MATTHEW L. ERNST, individually and as Guardian as indicated on Schedule 1

Schedule 1
SHAREHOLDERS
Individual Shareholders

			Shares Subject to
		Shares of	Shared	Details of Shared
Shareholder	Guardian (if any)	Common Stock	Voting Power	Voting Power
Louise B. Cullman		336,265

Dorothy P. Ernst	GUARDIAN John L. Ernst	60,120

Matthew L. Ernst		11,250

Carolyn S. Fabrici		47,322

Edgar M. Cullman, Jr.		199,273

Rebecca D. Gamzon		15,330

Edgar M. Cullman		311,309

Susan R. Cullman		288,810

Benjamin C. Stewart		22,500

Edgar M. Cullman, III		190,617

Samuel B. Cullman		142,983

Carolyn B. Sicher		231,299

Frederick M. Danziger		79,651

Georgina D. Cullman		85,996

Jessica P. Ernst		22,500

Alexandra Ernst		25,182

Cooper S. Siegel	GUARDIAN Alexandra Ernst	675

John L. Ernst		102,051

Lucy C. Danziger		342,832

David M. Danziger		3,430

			Shares Subject to
		Shares of	Shared	Details of Shared
Shareholder	Guardian (if any)	Common Stock	Voting Power	Voting Power
Sunaina L. Danziger	GUARDIAN David M. Danziger	24,189

Sameena J. Danziger	GUARDIAN David M. Danziger	11,700

Jonah Ernst	GUARDIAN Matthew L. Ernst	675

Odessa J. Ernst	GUARDIAN Matthew L. Ernst	675

Elissa F. Cullman		133,251

Andrew B. Gamzon	GUARDIAN Rebecca D. Gamzon	14,209

Sarah D. Gamzon	GUARDIAN Rebecca D. Gamzon	10,627
Trust Shareholders

				Shares of
Shareholder	Created by	Dated	Trustees	Common Stock
Trust fbo David M. Danziger	Edgar M. Cullman & Louise B. Cullman	12/7/1998	Edgar M. Cullman, Jr., Lucy C. Danziger, Susan R. Cullman	21,228

David M. Danziger Charitable Remainder UNITRUST	Edgar M. Cullman & Louise B. Cullman	3/25/2003	Edgar M. Cullman., Lucy C. Danziger, David M. Danziger	8,050

Trust fbo Rebecca D. Gamzon	Edgar M. Cullman & Louise B. Cullman	12/7/1998	Edgar M. Cullman, Jr., Lucy C. Danziger, Susan R. Cullman	21,228

Rebecca D. Gamzon Charitable Remainder UNITRUST	Edgar M. Cullman & Louise B. Cullman	3/25/2003	Edgar M. Cullman, Lucy C. Danziger, Rebecca D. Gamzon	8,050

Trust fbo Edgar M. Cullman III	Edgar M. Cullman & Louise B. Cullman	12/7/1998	Edgar M. Cullman, Jr., Lucy C. Danziger, Susan R. Cullman	21,228

				Shares of
Shareholder	Created by	Dated	Trustees	Common Stock
Edgar M. Cullman III Charitable Remainder UNITRUST	Edgar M. Cullman & Louise B. Cullman	3/25/2003	Edgar M. Cullman, Jr., Edgar M. Cullman, Edgar M. Cullman III	8,050

Trust fbo Samuel B. Cullman	Edgar M. Cullman & Louise B. Cullman	12/7/1998	Edgar M. Cullman, Jr., Lucy C. Danziger, Susan R. Cullman	21,228

Samuel B. Cullman Charitable Remainder UNITRUST	Edgar M. Cullman & Louise B. Cullman	3/25/2003	Edgar M. Cullman, Jr., Edgar M. Cullman, Samuel B. Cullman	8,050

Trust fbo Georgina D. Cullman	Edgar M. Cullman & Louise B. Cullman	12/7/1998	Edgar M. Cullman, Jr., Edgar M. Cullman, Georgina D. Cullman	21,228

Georgina D. Cullman Charitable Remainder UNITRUST	Edgar M. Cullman & Louise B. Cullman	3/25/2003	Edgar M. Cullman, Jr., Lucy C. Danziger, Susan R. Cullman	8,050

Trust fbo Carolyn B. Sicher	Edgar M. Cullman & Louise B. Cullman	12/7/1998	Edgar M. Cullman, Jr., Lucy C. Danziger, Susan R. Cullman	21,228

Carolyn B. Sicher Charitable Remainder UNITRUST	Edgar M. Cullman & Louise B. Cullman	3/25/2003	Edgar M. Cullman, Susan R. Cullman, Carolyn B. Sicher	8,050

Lucy C. Danziger 2005 GRAT	Lucy C. Danziger	4/27/2005	Frederick M. Danziger	24,663

Lucy C. Danziger 2005 GRAT	Lucy C. Danziger	4/27/2005	Frederick M. Danziger	24,663

David M. Danziger 2006 GRAT	David M. Danziger	4/16/2006	David M. Danziger, Frederick M. Danziger	40,000

Rebecca D. Gamzon 2005 GRAT	Rebecca D. Gamzon	4/21/2005	Frederick M. Danziger, Rebecca D. Gamzon	37,418

Trust F/B/O Susan R. Cullman	Samuel J. Bloomingdale & Rita G. Bloomingdale	1/10/1950	Edgar M. Cullman, Louise B. Cullman, Susan R. Cullman	480,420

Trust F/B/O Susan R. Cullman	Edgar M. Cullman & Louise B. Cullman	3/21/1950	Edgar M. Cullman, Louise B. Cullman, Susan R. Cullman	96,426

Trust F/B/O Lucy C. Danziger	Samuel J. Bloomingdale	12/21/1950	Edgar M. Cullman, Louise B. Cullman, Lucy C. Danziger	242,478

				Shares of
Shareholder	Created by	Dated	Trustees	Common Stock
Trust F/B/O Edgar M. Cullman Jr.	Samuel J. Bloomingdale	12/21/1950	Edgar M. Cullman, Louise B. Cullman, Edgar M. Cullman, Jr.	64,426

Trust F/B/O Susan R. Cullman	Samuel J. Bloomingdale	12/21/1950	Edgar M. Cullman, Louise B. Cullman, Susan R. Cullman	198,000

Trust F/B/O John L. Ernst	Samuel J. Bloomingdale	12/21/1950	Louise B. Cullman, John L. Ernst, Margot P. Ernst & Alexandra Ernst	11,250

Trust F/B/O Lucy C. Danziger	Rita G. Bloomingdale	12/21/1950	Edgar M. Cullman, Louise B. Cullman, Lucy C. Danziger	12,762

Trust F/B/O Edgar M. Cullman, Jr.	Rita G. Bloomingdale	12/21/1950	Edgar M. Cullman, Louise B. Cullman, Edgar M. Cullman, Jr.	25,766

Trust F/B/O Susan R. Cullman	Rita G. Bloomingdale	12/21/1950	Edgar M. Cullman, Louise B. Cullman, Susan R. Cullman	79,560

Trust F/B/O Lucy C. Danziger	Rita G. Bloomingdale	6/14/1951	Edgar M. Cullman, Louise B. Cullman, Lucy C. Danziger	326,412

Trust F/B/O Edgar M. Cullman, Jr.	Rita G. Bloomingdale	6/14/1951	Edgar M. Cullman, Louise B. Cullman, Edgar M. Cullman, Jr.	76,710

Trust F/B/O Susan R. Cullman	Rita G. Bloomingdale	6/14/1951	Edgar M. Cullman, Louise B. Cullman, Susan R. Cullman	234,810

Trust F/B/O John L. Ernst	Rita G. Bloomingdale	6/14/1951	Louise B. Cullman, John L. Ernst, Margot P. Ernst, Alexandra Ernst	38,988

Trust F/B/O Dorothy P. Ernst	Rita G. Bloomingdale	6/14/1951	Louise B. Cullman, John L. Ernst, Carolyn S. Fabrici, Alexandra Ernst	22,500

Trust F/B/O Desc of J. L. Ernst	Susan B. Ernst	4/9/1952	Louise B. Cullman, John L. Ernst, Margot P. Ernst, Alexandra Ernst	50,526

Trust F/B/O Desc of C. S. Fabrici	Susan B. Ernst	4/9/1952	Louise B. Cullman, John L. Ernst, Carolyn S. Fabrici, Alexandra Ernst	34,596

Trust F/B/O Desc of E.M. Cullman, Jr.	Louise B. Cullman	1/6/1953	Edgar M. Cullman, Lucy C. Danziger, Susan R. Cullman, Edgar M. Cullman, Jr.	375,462

				Shares of
Shareholder	Created by	Dated	Trustees	Common Stock
Trust F/B/O Desc of S. R. Cullman	Louise B. Cullman	1/6/1953	Edgar M. Cullman, Lucy C. Danziger, Susan R. Cullman, Edgar M. Cullman, Jr.	128,754

Trust F/B/O Desc of J. L. Ernst	Susan B. Ernst	1/6/1953	Louise B. Cullman, John L. Ernst, Margot P. Ernst, Alexandra Ernst	23,220

Trust F/B/O Desc of C. S. Fabrici	Susan B. Ernst	1/6/1953	Louise B. Cullman, John L. Ernst, Carolyn S. Fabrici, Alexandra Ernst	105,318

Trust F/B/O Desc of E.M. Cullman, Jr.	Louise B. Cullman	6/30/1954	Edgar M. Cullman, Lucy C. Danziger, Susan R. Cullman, Edgar M. Cullman, Jr.	338,274

Trust F/B/O Desc of S. R. Cullman	Louise B. Cullman	6/30/1954	Edgar M. Cullman, Lucy C. Danziger, Susan R. Cullman, Edgar M. Cullman, Jr.	376,902

Trust F/B/O Desc of E.M. Cullman, Jr.	Edgar M. Cullman	3/23/1955	Louise B. Cullman, Edgar M. Cullman, Jr., Lucy C. Danziger, Susan R. Cullman	146,934

Trust F/B/O Desc of S. R. Cullman	Edgar M. Cullman	3/23/1955	Louise B. Cullman, Edgar M. Cullman, Jr., Lucy C. Danziger, Susan R. Cullman	41,400

Trust F/B/O Desc of E.M. Cullman, Jr.	Louise B. Cullman	3/23/1955	Edgar M. Cullman, Edgar M. Cullman, Jr., Lucy C. Danziger, Susan R. Cullman	97,848

Trust F/B/O Desc of S. R. Cullman	Louise B. Cullman	3/23/1955	Edgar M. Cullman, Edgar M. Cullman, Jr., Lucy C. Danziger, Susan R. Cullman	48,600

Trust F/B/O Desc of E.M. Cullman, Jr.	Samuel J. Bloomingdale	8/2/1955	Louise B. Cullman, Edgar M. Cullman, Jr., Lucy C. Danziger, Susan R. Cullman	341,010

Trust F/B/O Desc of S.R. Cullman	Samuel J. Bloomingdale	8/2/1955	Louise B. Cullman, Edgar M. Cullman, Jr., Lucy C. Danziger, Susan R. Cullman	269,658

Trust F/B/O Desc of J.L. Ernst	Samuel J. Bloomingdale	8/2/1955	Louise B. Cullman, John L. Ernst, Margot P. Ernst, Alexandra Ernst	28,746

Trust F/B/O Desc of J.L. Ernst	u/w/o Rita G. Bloomingdale	2/29/1956	John L. Ernst, Edgar M. Cullman, Louise B. Cullman, Carolyn S. Fabrici, Alexandra Ernst	226,242

				Shares of
Shareholder	Created by	Dated	Trustees	Common Stock
Trust F/B/O Desc of C.S. Fabrici	u/w/o Rita G. Bloomingdale	2/29/1956	Louise B. Cullman, Edgar M. Cullman, Carolyn S. Fabrici, John L. Ernst	352,242

Trust F/B/O Desc of E.M. Cullman, Jr.	u/w/o Rita G. Bloomingdale	2/29/1956	Edgar M. Cullman, Louise B. Cullman, Edgar M. Cullman, Jr.	161,604

Trust F/B/O Desc of S.R. Cullman	u/w/o Rita G. Bloomingdale	2/29/1956	Edgar M. Cullman, Louise B. Cullman, Susan R. Cullman	82,710

Trust F/B/O Lucy C. Danziger	Louise B. Cullman	12/16/1943	Edgar M. Cullman, Louise B. Cullman	153,126

Trust F/B/O Desc of L.C. Danziger	Samuel J. Bloomingdale	8/2/1955	Louise B. Cullman, Edgar M. Cullman, Lucy C. Danziger, Edgar M. Cullman, Jr.	57,600

Trust F/B/O Desc of L.C. Danziger	u/w/o Rita G. Bloomingdale	2/29/1956	Edgar M. Cullman, Louise B. Cullman, Lucy C. Danziger	69,552

Trust F/B/O Desc of L.C. Danziger	Louise B. Cullman	3/23/1955	Edgar M. Cullman, Louise B. Cullman, Susan R. Cullman, Edgar M. Cullman, Jr.	28,125

Trust F/B/O Desc of L.C. Danziger	Louise B. Cullman	1/6/1953	Edgar M. Cullman, Lucy C. Danziger, Susan R. Cullman, Edgar M. Cullman, Jr.	53,100

Trust F/B/O Desc of L.C. Danziger	Louise B. Cullman	6/30/1954	Edgar M. Cullman, Lucy C. Danziger, Susan R. Cullman, Edgar M. Cullman, Jr.	44,496

Trust F/B/O Desc of L.C. Danziger	Edgar M. Cullman	3/23/1955	Louise B. Cullman, Edgar M. Cullman, Lucy C. Danziger, Edgar M. Cullman, Jr.	33,345

Trust F/B/O David M. Danziger	Edgar M. Cullman	12/26/1972	Frederick M. Danziger, Lucy C. Danziger, Edgar M. Cullman, Jr.	169,200

Trust F/B/O Rebecca D. Gamzon	Edgar M. Cullman	12/26/1972	Frederick M. Danziger, Lucy C. Danziger, Edgar M. Cullman, Jr.	198,000

Edgar M. & Louise B. Cullman Foundation	Edgar M. Cullman & Louise B. Cullman	3/15/1956	Edgar M. Cullman, Louise B. Cullman, Susan R. Cullman, Edgar M. Cullman, Jr.	292,587

Trust F/B/O Edgar M. Cullman	Joseph F. Cullman, Jr.	6/30/1950	Edgar M. Cullman, Jr., Lucy C. Danziger, Susan R. Cullman	1,074,114

				Shares of
Shareholder	Created by	Dated	Trustees	Common Stock
Trust F/B/O Edgar M. Cullman, III	Edgar M. Cullman, Jr.	12/25/1976	Lucy C. Danziger, Susan R. Cullman, John L. Ernst, Elissa F. Cullman	69,012

Trust F/B/O Samuel B. Cullman	Edgar M. Cullman, Jr.	12/25/1976	Lucy C. Danziger, Susan R. Cullman, John L. Ernst, Elissa F. Cullman	68,940

Trust F/B/O Rebecca D. Gamzon	Edgar M. Cullman	12/23/1976	Edgar M. Cullman, Jr., Lucy C. Danziger, Susan R. Cullman, Frederick M. Danziger	161,550

Trust F/B/O David M. Danziger	Edgar M. Cullman	12/23/1976	Edgar M. Cullman, Jr., Lucy C. Danziger, Susan R. Cullman, Frederick M. Danziger	105,750

Trust F/B/O Edgar M. Cullman, III	Edgar M. Cullman	12/23/1976	Edgar M. Cullman, Jr., Lucy C. Danziger, Susan R. Cullman, Elissa F. Cullman	118,620

Trust F/B/O Samuel B. Cullman	Edgar M. Cullman	12/23/1976	Edgar M. Cullman, Jr., Lucy C. Danziger, Susan R. Cullman, Elissa F. Cullman	110,448

Trust F/B/O Georgina D. Cullman	Edgar M. Cullman	12/23/1976	Edgar M. Cullman, Jr., Lucy C. Danziger, Susan R. Cullman, Elissa F. Cullman	103,932
Trust F/B/O Desc of J. L. Ernst	u/c/w Rita G. Bloomingdale	2/29/1956	John L. Ernst, Louise B. Cullman, Edgar M. Cullman, Carolyn S. Fabrici, Alexandra Ernst	42,714

Trust F/B/O Benjamin C. Stewart	u/c/w Richard C. Ernst	6/19/1984	John L. Ernst, Margot P. Ernst, Carolyn S. Fabrici, Frederick M. Danziger, Edgar M. Cullman, Jr.	53,964

Trust F/B/O Lucy C. Danziger	u/w/o Frances W. Cullman	7/23/1959	Edgar M. Cullman, Louise B. Cullman, Edgar M. Cullman, Jr.	100,530

Trust F/B/O Edgar M. Cullman, Jr.	u/w/o Frances W. Cullman	7/23/1959	Edgar M. Cullman, Louise B. Cullman, Edgar M. Cullman, Jr.	59,930

Trust F/B/O Susan R. Cullman	u/w/o Frances W. Cullman	7/23/1959	Edgar M. Cullman, Louise B. Cullman, Edgar M. Cullman, Jr.	126,126

				Shares of
Shareholder	Created by	Dated	Trustees	Common Stock
Trust fbo Barbara Duffy (Neuberger)	Edgar M. Cullman, Jr., Elissa F. Cullman	12/21/1995	Edgar M. Cullman, Jr., Elissa F. Cullman	18,135

Trust F/B/O David M. Danziger	Samuel J. Bloomingdale	4/15/1966	Lucy C. Danziger, Frederick M. Danziger, Edgar M. Cullman	94,716

Ple ase IF NO DIR ECTION I S GIV EN, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2, 3, 4, 5, 6 AND 7. Mark Here for Addre ss Change or Comments SE E REVE RSE SIDE The Board of Directors recommends a vote FOR Ite ms 1, 2, 3, 4, 5, 6 and 7. FOR WITHHOLD al li sted as to al FOR AGAINST ABSTAIN nominees nominees No. 1 — Issuance of Shares of our Common Stock No. 5 — Electi on of Directors Nominees are 01 Dennis G. Buchert, 0 2 Edgar M. Cul man, Jr., 03 John L. Ernst, No. 2 — Amendment t o our Resta e t d Cert ifi cate of Incorporati on to FOR AGAINST ABSTAIN 04 Peter A. Hoffman, 05 John B. Hughes, 06 Efraim Kier, 07 Adolfo Marzol, Increase the number of Aut h orized Shares of our Capit al 08 Manuel Peña-Morros, 09 Haro ld D. Vicente and 10 Glen Wakeman Stock and Common Stock (To with hold authori ty to vote for any individual nominee, write that nominee’s name in t h e No. 3 — Amendment t o our Resta e t d Cert ifi cate of Incorporati on to FOR AGAINST ABSTAIN space provided belo w.) Decrease h t e Par Value of our Common Sha res No. 4 — Amendment o t our Resta e t d Cert ifi cate of Incorporati on to FOR AGAINST ABSTAIN FOR AGAINST ABSTAI N t o Ef ect a 1-fo r-20 Revers e Sto ck Spli t , t o g ether with a No. 6 — Appoin tment of Pir cewaterhouseCoopers LLP as Corre spondin g Reducti on in t h e Number of Authorized Independent Regis tered Publi c Accountin g Fir m Shares of our Common Sto ck and Capital Stock FOR AGAINST ABSTAI N No. 7 — Adjournment or Postponement of Meeting to Permit Furt her Solicitation of Proxies To vote in accordance with the Board of Direct o rs’ recommendation, just sign below. No boxes need to be checked. Dated: ___, 2007 ___Sig natu re Please mark, date and sign as your name appears above and return n i t h e enclosed envelope. f I acting as executor, administrator, trustee, guardia n, etc., you should so in dic ate when signing. If the sig ner is a corporation, ple ase sign the u f ll corporate name by ___a duly authorized officer. If shares are held jo intly, each shareholder named should sign. Sig natu re FOLD AND DETACH HERE WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK. Internet and tele phone votin g is avail able through 11:59 PM Eastern Time the day prio r to annual meetin g day. Your n I ternet or telephone vote authorizes the named proxies to vote your shares n i the same manner as if you marked, signed and returned your proxy card. N I TERNET TELEPHONE http://www.proxyvotin g.com/drl 1-866-540-5760 Use the in ternet to vote your proxy. OR Use any touch-tone telephone to Have your proxy card n i hand vote your proxy. Have your proxy when you access the web site. card in hand when you call. If you vote your proxy by Inte rnet or by tele phone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return t i in the enclosed postage-paid envelope. Choose MLinkSM f o r fast, easy and secure 24/7 online access to your futu re proxy materials, n i vestment plan statements, tax documents and more. Simply log on to Investor Servic eDirect® at www.melloninvestor.com/isd where step-by-stepi nstructio ns wil pro mpt you th rough enrol ment.

Doral Financial Corporation 1451F.D. Roosevelt Ave. San Juan, Puerto Rico 00920-2717 PROXY SOLICIT ED BY THE BOARD OF DIRECTORS FOR ANNUALM EETING OF SHAREHOLDERS The undersigned hold er ofC ommon Stock of Doral Financial Corporation (the “Corporation”) hereby authorizes and appoin ts Dennis G.B uchert, Glen Wakeman and Enrique R. Ubarri, or any one or more of them, as proxies with full power ofs ubstituti on in each, to re present th e undersigned att he Annual Meetin g of Shareholders of the Corporation to be held at the Third F loor of the Doral Financial Plaza Building, 1451 F.D. Roosevelt Avenue, San Juan, Puerto Rico at [___] a.m., local time, on [___], [___ ___], 2007 and any adjournment or adjournments of said meeting and thereat to vote and actw ith respect to all th es hares of Common Stock of the Corporation that th e undersigned wouldb e entitled tov ote if then personally present in accordance with the instructions li sted on the reverse hereof. Such proxies may vote in their discretion upon such other business as may properly be brought before the meeting ora ny adjournment thereof. Receipt of th e Notice of Meeting and th e related Proxy Statement is hereby acknowledged. ( C ontin ues and to be signed on other side) Address Change/Comments ( M ark the correspondingb ox on the reverse side) FOLD AND DETACH HERE You can now access your Doral Financial Corporation account online. Access your Doral Fin ancial Corporation shareholder/stockholder account onli ne via Investor ServiceDirect® I( SD). Mel on In vestor Services LLC, Transfer Agent for Doral Financia l Corporation, now makes it easy and convenient to get current in formati on on your shareholder account. • Vie w account status • View payment his tory ford v i idends • Vie w certif c i ate history • Make address changes • Vie w book-entr y information • Obtain ad uplicate 1099 tax form • Establis h/change your PIN Visit us on thew eb at http://www.mel oninvestor.com For TechnicalA ssis tance Call 1-877-978-7778 between 9am-7pm Monday-Friday Eastern Time PRINT AUTHORIZATION To commence printing on this proxy card ple ase sig n, date and fax this card to: 732-802-0260 SIGNATURE:___ DATE:___Mark this box if you would like the Proxy Card EDGARized: ASCII EDGAR II (HTML) (THISB OXED AREA DOES NOT PRINT) Registered Quantity 600